Exhibit 10.1

EXECUTION COPY

CREDIT AGREEMENT

Dated as of June 10, 2011

AMONG

FTD GROUP, INC.,

as Company,

THE LENDERS LISTED HEREIN,

as Lenders,

Wells FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent

WELLS FARGO SECURITIES, LLC,

as Lead Arranger

TABLE OF CONTENTS

SECTION	HEADING	PAGE

SECTION 1.	DEFINITIONS	1

Section 1.1.	Certain Defined Terms	1
Section 1.2.	Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement	43
Section 1.3.	Other Definitional Provisions and Rules of Construction	44

SECTION 2.	AMOUNTS AND TERMS OF COMMITMENTS AND LOANS	45

Section 2.1.	Commitments; Making of Loans; the Register; Optional Notes	45
Section 2.2.	Interest on the Loans	52
Section 2.3.	Fees	57
Section 2.4.	Repayments, Prepayments and Reductions of Revolving Loan Commitment Amount; General Provisions Regarding Payments; Application of Proceeds of Collateral and Payments Under Guaranty	58
Section 2.5.	Use of Proceeds	67
Section 2.6.	Special Provisions Governing LIBOR Rate Loans	68
Section 2.7.	Increased Costs; Capital Adequacy	70
Section 2.8.	Statement of Lenders; Obligation of Lenders and Issuing Lenders to Mitigate	76
Section 2.9.	Replacement of a Lender	77
Section 2.10.	Incremental Loans	78
Section 2.11.	Defaulting Lenders	83
Section 2.12.	Refinancing Amendments	85
Section 2.13.	Extensions of Term Loans and Revolving Loan Commitments	90
Section 2.14.	Provisions Related to Incremental Revolving Loan Increases, Other Revolving Loan Commitments and Extended Revolving Loan Commitments	93

SECTION 3.	LETTERS OF CREDIT	93

Section 3.1.	Issuance of Letters of Credit and Lenders’ Purchase of Participations Therein	93
Section 3.2.	Letter of Credit Fees	96
Section 3.3.	Drawings and Reimbursement of Amounts Paid Under Letters of Credit	97
Section 3.4.	Obligations Absolute	99
Section 3.5.	Nature of Issuing Lenders’ Duties	100

SECTION 4.	CONDITIONS TO LOANS AND LETTERS OF CREDIT	101

i

Section 10.4.	Set-Off	158
Section 10.5.	Ratable Sharing	158
Section 10.6.	Amendments and Waivers	159
Section 10.7.	Independence of Covenants	162
Section 10.8.	Notices; Effectiveness of Signatures	162
Section 10.9.	Survival of Representations, Warranties and Agreements	164
Section 10.10.	Failure or Indulgence Not Waiver; Remedies Cumulative	164
Section 10.11.	Marshalling; Payments Set Aside	165
Section 10.12.	Severability	165
Section 10.13.	Obligations Several; Independent Nature of Lenders’ Rights; Damage Waiver	165
Section 10.14.	Release of Security Interest or Guaranty	165
Section 10.15.	Applicable Law	166
Section 10.16.	Construction of Agreement; Nature of Relationship	166
Section 10.17.	Consent to Jurisdiction and Service of Process	166
Section 10.18.	Waiver of Jury Trial	167
Section 10.19.	Confidentiality	168
Section 10.20.	Counterparts; Effectiveness	168
Section 10.21.	USA Patriot Act	169

Signature		1

EXHIBITS

I	FORM OF NOTICE OF BORROWING

II	FORM OF NOTICE OF CONVERSION/CONTINUATION

III	FORM OF REQUEST FOR ISSUANCE

IV	FORM OF TERM NOTE

V	FORM OF REVOLVING NOTE

VI	FORM OF SWING LINE NOTE

VII	FORM OF COMPLIANCE CERTIFICATE

VIII	FORM OF ASSIGNMENT AGREEMENT

IX	FORM OF FINANCIAL CONDITION CERTIFICATE

X	FORM OF GUARANTY

XI	FORM OF SECURITY AGREEMENT

XII	FORM OF MORTGAGE

XIII	FORM OF NOTICE OF PREPAYMENT

XIV	FORM OF COMPETITIVE BID REQUEST

XV	FORM OF COMPETITIVE BID

v

SCHEDULES

2.1	COMMITMENTS

3.1	EXISTING LETTERS OF CREDIT

4.1I	CLOSING DATE MORTGAGED PROPERTIES

5.1	CORPORATE STRUCTURE

5.5B	REAL PROPERTY

5.5C	INTELLECTUAL PROPERTY

5.6	LITIGATION

5.11	CERTAIN EMPLOYEE BENEFIT PLANS

7.1	CERTAIN EXISTING INDEBTEDNESS

7.2	CERTAIN EXISTING LIENS

7.3	CERTAIN EXISTING INVESTMENTS

7.4	CERTAIN EXISTING CONTINGENT OBLIGATIONS

CREDIT AGREEMENT

This CREDIT AGREEMENT (this “Agreement”) is dated as of June 10, 2011 and entered into by and among FTD GROUP, INC., a Delaware corporation (“Company”), THE FINANCIAL INSTITUTIONS PARTY HERETO FROM TIME TO TIME AS LENDERS, WELLS FARGO SECURITIES, LLC, as sole lead arranger and sole book runner (in such capacity, “Lead Arranger”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for Lenders (in such capacity, “Administrative Agent”).

RECITALS

WHEREAS, Lenders, at the request of Company, have agreed to extend certain credit facilities to Company, the proceeds of which will be used to (i) refinance certain existing Indebtedness (capitalized terms used in these recitals without definition shall have the meanings assigned to such terms in Section 1), (ii) pay fees, commissions and expenses in connection with such refinancing and (iii) provide financing for working capital and other general corporate purposes of Company and its Restricted Subsidiaries;

WHEREAS, Company desires to secure all of the Obligations hereunder and under the other Loan Documents by granting to Administrative Agent, on behalf of Lenders, a First Priority Lien on substantially all of its real, personal and mixed property, including a pledge of all of the Capital Stock of its Domestic Subsidiaries and 66% of the Capital Stock of its first tier Foreign Subsidiaries, subject to exceptions contained in the Loan Documents; and

WHEREAS, Holdings and Subsidiary Guarantors have agreed to guarantee the Obligations hereunder and under the other Loan Documents and to secure their guaranties by granting to Administrative Agent, on behalf of Lenders, a First Priority Lien on substantially all of their real, personal and mixed property, including a pledge of all of the Capital Stock of their Domestic Subsidiaries and 66% of the Capital Stock of their first tier Foreign Subsidiaries, subject to exceptions contained in the Loan Documents:

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Company, Lenders, Lead Arranger and Administrative Agent agree as follows:

SECTION 1.                                                 DEFINITIONS.

Section 1.1. Certain Defined Terms.

The following terms used in this Agreement shall have the following meanings:

“Additional Lender” means any bank or other financial institution that agrees to provide any portion of any Other Loan Commitments and Other Loans pursuant to a Refinancing Amendment in accordance with subsection 2.12; provided that (i) Administrative Agent, the

Issuing Lender and the Swing Line Lender shall have consented (not to be unreasonably withheld) in the applicable Refinancing Amendment to such Additional Lender if such Additional Lender will be providing an Other Revolving Loan Commitment or Other Revolving Loans and if such consent would be required under subsection 10.1B(iii) for an assignment of Loans or Revolving Loan Commitments, as applicable, to such Additional Lender, (ii) Company shall have consented to such Additional Lender and (iii) if such Additional Lender is an Affiliated Lender, such Additional Lender must comply with the limitations and restrictions set forth in subsection 10.1F.

“Additional Mortgaged Property” has the meaning assigned to that term in subsection 6.9.

“Additional Mortgages” has the meaning assigned to that term in subsection 6.9.

“Administrative Agent” has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Administrative Agent appointed pursuant to subsection 9.5A.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by Administrative Agent.

“Affected Lender” has the meaning assigned to that term in subsection 2.6C.

“Affected Loans” has the meaning assigned to that term in subsection 2.6C.

“Affiliate,” as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person.  For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“Affiliated Lender” means any Affiliate of Company other than the Loan Parties and their respective Subsidiaries.

“Agents” means Administrative Agent and Lead Arranger.

“Aggregate Amounts Due” has the meaning assigned to that term in subsection 10.5.

“Annual Basket Amount” means, at any date of determination, an amount determined on a cumulative basis equal to $15,000,000 for the period commencing on the Closing Date and ending on December 31, 2011 and $15,000,000 for each Fiscal Year thereafter, minus, from and after the Closing Date until the applicable date of determination, the cumulative amount of all Investments, Consolidated Capital Expenditures, Contingent Obligations and Restricted Junior Payments made with amounts available under the Annual Basket Amount.

2

“Applicable Period” has the meaning assigned to that term in subsection 2.2A(i).

“Approved Fund” means a Fund that is administered, advised or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Asset Sale” means the sale by Company or any of its Restricted Subsidiaries to any Person (other than Company or any of its wholly-owned Restricted Subsidiaries) pursuant to subsection 7.7(iv) of (i) any of the stock of any of Company’s Restricted Subsidiaries, (ii) substantially all of the assets of any division or line of business of Company or any of its Restricted Subsidiaries, or (iii) any other assets (whether tangible or intangible) of Company or any of its Restricted Subsidiaries (other than (a) inventory sold in the ordinary course of business, (b) Cash Equivalents, (c) sales, assignments, transfers or dispositions of accounts receivable or notes in the ordinary course of business for purposes of collection, and (d) any such other assets to the extent that the aggregate value of such assets sold in any single transaction or related series of transactions is equal to $2,500,000 or less).

“Assignment Agreement” means an Assignment and Assumption in substantially the form of Exhibit VIII annexed hereto.

“Available Basket Amount” means, at any date of determination, an amount determined on a cumulative basis equal to: (i) the sum of (a) an amount equal to (1) the aggregate cumulative amount of Consolidated Excess Cash Flow for all Fiscal Years of Company (commencing with Fiscal Year 2012) prior to such date that is not required to be applied to prepay or repay the Loans pursuant to subsection 2.4B(iv)(d), minus (2) the cumulative amount of all Investments, Consolidated Capital Expenditures, Contingent Obligations and Restricted Junior Payments made with amounts available under the Annual Basket Amount; plus (b) the Net Asset Sale Proceeds received by Company from any Investments made with amounts available under the Available Basket Amount or the Annual Basket Amount; plus (c) returns, profits, distributions, payments and any similar amounts received in Cash or Cash Equivalents from any Investments made with amounts available under the Available Basket Amount or the Annual Basket Amount; plus (d) the amount of Investments of Company and its Restricted Subsidiaries in any Unrestricted Subsidiary that has been redesignated a Restricted Subsidiary or has been merged into or consolidated with Company or any of its Restricted Subsidiaries so long as such Investments were originally made or deemed made with amounts available under the Available Basket Amount or the Annual Basket Amount; plus (e) the fair market value of the assets of any Unrestricted Subsidiary that have been transferred to Company or any of its Restricted Subsidiaries so long as, and to the extent of the amount of, Investments relating to such Unrestricted Subsidiary made or deemed made with amounts available under the Available Basket Amount or the Annual Basket Amount; plus (f) Contingent Obligations made under subsection 7.4(xii) with amounts available under the Available Basket Amount or the Annual Basket Amount to the extent the liability with respect thereto was terminated without payment by Company or any of its Restricted Subsidiaries, minus (ii) the cumulative amount of all Investments made under subsection 7.3(xi), Restricted Junior Payments made under subsection 7.5(iii), Consolidated Capital Expenditures made under subsection 7.8(ii) and Contingent

3

Obligations made under subsection 7.4(xii), in each case made (x) with amounts available under the Available Basket Amount and (y) after the Closing Date and prior to such time.

“Available Equity Amount” means, at any date of determination, an amount determined on a cumulative basis equal to: (i) the sum of (a) the amount of Net Securities Proceeds received by Company from (1) the issuance of Capital Stock (other than Disqualified Equity or Specified Equity Contributions) of Company or (2) capital contributions made to Company by Holdings (other than Specified Equity Contributions); plus (b) the amount of Net Securities Proceeds received by Company from the issuance of any Indebtedness or Disqualified Equity of Company which has been issued after the Closing Date and exchanged for or converted into Qualified Equity of Company; plus (c) the Net Asset Sale Proceeds received by Company from any Investments made with amounts available under the Available Equity Amount; plus (d) returns, profits, distributions, payments and any similar amounts received in Cash or Cash Equivalents from any Investments made with amounts available under the Available Equity Amount; plus (e) the amount of Investments of Company and its Restricted Subsidiaries in any Unrestricted Subsidiary that has been redesignated a Restricted Subsidiary or has been merged into or consolidated with Company or any of its Restricted Subsidiaries so long as such Investments were originally made or deemed made with amounts available under the Available Equity Amount; plus (f) the fair market value of the assets of any Unrestricted Subsidiary that have been transferred to Company or any of its Restricted Subsidiaries so long as, and to the extent of the amount of, Investments relating to such Unrestricted Subsidiary made or deemed made with amounts available under the Available Equity Amount; plus (g) Contingent Obligations made under subsection 7.4(xii) with amounts available under the Available Equity Amount to the extent the liability with respect thereto was terminated without payment by Company or any of its Restricted Subsidiaries, minus (ii) the cumulative amount of all Investments made under subsection 7.3(xi), Restricted Junior Payments made under subsection 7.5(iii), Consolidated Capital Expenditures made under subsection 7.8(ii) and Contingent Obligations made under subsection 7.4(xii), in each case made (x) with amounts available under the Available Equity Amount and (y) after the Closing Date and prior to such time.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Base Rate” means, at any time, the highest of (i) the Prime Rate, (ii) the Federal Funds Effective Rate plus 0.50% and (iii) except during any period of time during which a notice delivered to Company under subsection 2.6 shall remain in effect, the LIBOR Rate for an Interest Period of one month plus 1.00%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Effective Rate or the LIBOR Rate.

“Base Rate Loans” means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

“Base Rate Margin” means the margin over the Base Rate used in determining the rate of interest of Base Rate Loans pursuant to subsection 2.2A.

4

“Beneficially Own” has the meaning assigned to that term in Rules 13d-3 and 13d-5 of the Exchange Act.  The term “Beneficial Owner” shall have a corresponding meaning.

“Business Day” means (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of California or New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, and (ii) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or any LIBOR Rate Loans, any day that is a Business Day described in clause (i) above and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Capital Lease,” as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP as in effect on the date hereof, is accounted for as a capital lease on the balance sheet of that Person; provided, however, that for the avoidance of doubt, any lease that is accounted for by any Person as an operating lease as of the Closing Date and any similar lease entered into after the Closing Date by any Person may, in the sole discretion of Company, be accounted for as an operating lease and not as a Capital Lease.

“Capital Stock” means the capital stock of or other equity interests in a Person.

“Cash” means money, currency or a credit balance in a Deposit Account.

“Cash Equivalents” means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed or insured as to interest and principal by the United States Government or any agency or instrumentality thereof or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within two years after such date and having, at the time of the acquisition thereof, one of the two highest ratings obtainable from either S&P or Moody’s (or reasonably equivalent ratings of another internationally recognized rating agency); (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s; (iv) demand deposits, time deposits and certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that at the time of investment (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; (v) repurchase agreements and reverse repurchase agreements with any Lender or any Affiliate thereof (determined at the time such agreement is entered into) relating to marketable securities meeting the criteria set forth in clause (i) above; (vi) repurchase obligations with a term of not more than 28 days for underlying securities of the types described in clauses (i) and (v) above entered into with any financial institution meeting the qualifications specified in clause (iv) above (determined at the time such agreement is entered into); (vii) shares of any money

5

market mutual fund that has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) through (vi) above (determined at the time of acquisition thereof); or (viii) with respect to Investments by any Foreign Subsidiary, any demand deposit account or other Investment having credit quality (in the reasonable judgment of Company) similar to the foregoing (taking into account Investments available to such Foreign Subsidiary in the jurisdiction in which such Foreign Subsidiary operates) and available for investment in the jurisdiction where such Foreign Subsidiary operates.

“Change in Control” means the occurrence of any one of the following:

(i)         Holdings at any time ceases to legally own and Beneficially Own and control 100% of the Voting Stock of Company;

(ii)        prior to an IPO, United Online ceases to Beneficially Own Voting Stock of Holdings representing a majority of the voting power (in an election of members of the Governing Body of Holdings) of the total outstanding Voting Stock of Holdings;

(iii)       upon and following an IPO, (i) United Online ceases to Beneficially Own Voting Stock of Holdings representing more than 35% of the voting power (in an election of members of the Governing Body of Holdings) of the total outstanding Voting Stock of Holdings or (ii) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than United Online and its wholly-owned Subsidiaries, is or becomes the Beneficial Owner of Voting Stock of Holdings representing a higher percentage of the voting power (in an election of members of the Governing Body of Holdings) of the total outstanding Voting Stock of Holdings than is Beneficially Owned by United Online and its wholly-owned Subsidiaries at such time;

(iv)       upon and following an IPO, during any period of two consecutive years, individuals who at the beginning of such period constituted the Governing Body of Holdings (together with any new members whose election to such Governing Body or whose nomination for election was approved by (i) a vote of a majority of the members of the Governing Body of Holdings, which members comprising such majority are then still in office and were either directors at the beginning of such period or whose election or nomination for election was previously so approved or (ii) United Online or any of its wholly-owned Subsidiaries) cease for any reason to constitute a majority of the Governing Body of Holdings; or

(v)        the occurrence of a “Change in Control” as defined in any item of Indebtedness of Holdings, Company or its Restricted Subsidiaries in the outstanding principal amount of $50,000,000 or more.

For purposes of this definition, a person shall not be deemed to have Beneficial Ownership of Capital Stock subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.

6

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following:  (i) the adoption or taking effect of any law, rule, regulation, treaty or order, (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Government Authority, (iii) any determination of a court or other Government Authority or (iv) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Government Authority; provided that notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and all requests, rules, guidelines or directives thereunder or issued in connection therewith  and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervisions (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Class,” as applied to Lenders, means each of the following two classes of Lenders:  (i) Lenders having Revolving Loan Exposure and (ii) Lenders having Term Loan Exposure.  Notwithstanding the foregoing, separate tranches of Revolving Loans, Other Revolving Loans, Term Loans, Incremental Term Loans and Other Term Loans shall constitute separate Classes.

“Closing Date” means the date on which the conditions precedent set forth in subsection 4.1 are satisfied (or waived, as applicable) and the initial Loans are made.

“Closing Date Mortgage Policies” has the meaning assigned to that term in subsection 4.1I.

“Closing Date Mortgaged Property” has the meaning assigned to that term in subsection 4.1I.

“Closing Date Mortgages” has the meaning assigned to that term in subsection 4.1I.

“Collateral” means, collectively, all of the real, personal and mixed property in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

“Collateral Account” has the meaning assigned to that term in the Security Agreement.

“Collateral Documents” means the Security Agreement, the Foreign Pledge Agreements, the Mortgages and all other instruments or documents delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to Administrative Agent, on behalf of Lenders, a Lien on any real, personal or mixed property of that Loan Party as security for the Obligations.

“Commercial Letter of Credit” means any letter of credit or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by Company or any of its Restricted Subsidiaries in the ordinary course of business of Company or such Restricted Subsidiary.

7

“Commitments” means the commitments of Lenders to make Loans as set forth in subsections 2.1A and 3.3 and in any applicable Lender Joinder Agreement or Refinancing Amendment.

“Communications” has the meaning assigned to that term in subsection 10.8.

“Company” has the meaning assigned to that term in the introductory paragraph hereto.

“Competitor” means a Person or Affiliate of any Person (other than Administrative Agent or any Affiliate thereof or any Affiliate of any Loan Party, subject to the limitations set forth in this definition) that is primarily engaged in the business of selling or providing floral products or services, including, without limitation, fresh flowers, floral arrangements, special occasion gifts and floral network-related products and services; provided, that the foregoing shall not cause a Person that holds a passive investment constituting, directly or indirectly, less than 15% of the Capital Stock of any entity owning or operating any such business to be a Competitor.

“Compliance Certificate” means a certificate substantially in the form of Exhibit VII annexed hereto.

“Competitive Bid” has the meaning assigned to that term in subsection 2.4B(vi).

“Competitive Bid Price” has the meaning assigned to that term in subsection 2.4B(vi).

“Competitive Bid Request” has the meaning assigned to that term in subsection 2.4B(vi).

“Competitive Bid Submission Deadline” has the meaning assigned to that term in subsection 2.4B(vi).

“Confidential Information Memorandum” means the Confidential Information Memorandum dated May 2011 prepared by Lead Arranger relating to the credit facilities evidenced by this Agreement.

“Consolidated Adjusted EBITDA” means, for any period, the sum, without duplication, of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense and any amounts referred to in subsection 2.3 payable on or before the Closing Date, (iii) provisions for Taxes based on income, (including provisions recorded to the extent necessary to permit any corporate parent (or any Affiliate of such corporate parent) to discharge the consolidated, combined or other group Tax liabilities of such corporate parent and its Restricted Subsidiaries), (iv) total depreciation expense, (v) total amortization expense, (vi) management or employee retention or incentive expenses under any Loan Party’s cliff bonus plan or any other bonus or incentive plan, (vii) any foreign currency translation or transaction gains or losses (including gains or losses related to currency remeasurements of indebtedness), (viii) all extraordinary, unusual or non-recurring losses, charges or expenses, including, without limitation, expenses resulting from actual or potential transactions such as business combinations, mergers, acquisitions, and financing transactions (including compensation expense and expense for advisors and representatives such as investment bankers, consultants, attorneys

8

and accounting firms), severance expenses, facility closure expenses, relocation costs, and charges (including fees, expenses, damages and settlement costs) related to litigation, arbitration, investigations, disputes or similar matters (minus any extraordinary, unusual or non-recurring gains (other than the proceeds of business interruption insurance)) (it being understood and agreed that Item 10(e) of Regulation S-K under the Securities Act of 1933 (“Regulation S-K”) shall not constitute a limitation on any such determination and unusual or non-recurring losses, charges, expenses or gains shall be determined by Company in good faith), (ix) all other non-Cash items, including, without limitation, non-Cash stock compensation expenses for officers, directors, employees and consultants (other than any such non-Cash item to the extent it represents an accrual of or reserve for Cash expenditures in any future period), (x) all Equity-Related Compensation Payments, (xi) all expenses incurred in connection with the prepayment, amendment or refinancing of Indebtedness, (xii) (A) any impairment charge or asset write-off or write-down, in each case relating to an intangible asset, pursuant to FASB ASC 360-10-20 and FASB ASC 350, (B) the amortization of intangible assets arising pursuant to FASB ASC 805, (C) the amortization or write-off deferred financing fees and (D) the amortization of other intangible assets, (xiii) corporate expenses and overhead funded or provided by the corporate parent of Holdings and not paid in Cash by Holdings, Company or any of their Restricted Subsidiaries, but only, in the case of clauses (ii) through (xiii) above, to the extent deducted in the calculation of Consolidated Net Income, less non-Cash items added in the calculation of Consolidated Net Income (other than any such non-Cash items to the extent expected to result in the receipt of Cash payments in any future period), and (xiv) Specified Equity Contributions, to the extent that Company requests their inclusion for purposes of calculating Consolidated Adjusted EBITDA, all of the foregoing as determined on a consolidated basis for Company and its Restricted Subsidiaries; provided that (A) no more than two Specified Equity Contributions may be made in any four consecutive Fiscal Quarter period, (B) the amount of any such Specified Equity Contribution shall be no greater than the amount necessary to prevent a violation of subsections 7.6A or 7.6B, (C) no more than four Specified Equity Contributions may be made prior to the Term Loan Maturity Date, and (D) Specified Equity Contributions shall only be included in the calculation of Consolidated Adjusted EBITDA for the purposes of calculating compliance with subsections 7.6A and 7.6B and not for purposes of calculating Pro Forma Compliance or any other purpose.  Other than for purposes of calculating Consolidated Excess Cash Flow, Consolidated Adjusted EBITDA shall be calculated on a Pro Forma Basis.

“Consolidated Capital Expenditures” means, for any period, the sum of the aggregate of all expenditures (whether paid in Cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Company and its Restricted Subsidiaries) by Company and its Restricted Subsidiaries during that period that, in conformity with GAAP, are included in “additions to property, plant or equipment” or comparable items reflected in the consolidated statement of cash flows of Company and its Restricted Subsidiaries minus the sum of the following to the extent included in calculating Consolidated Capital Expenditures during such period: (i) any Permitted Acquisition consummated during such period, (ii) capital expenditures in respect of the reinvestment of Net Asset Sale Proceeds in accordance with the terms of subsection 2.4B(iv)(a) during such period, (iii) capital expenditures made with proceeds of Net Insurance/Condemnation Proceeds in accordance with the terms of subsection 6.4C during such period, or in the case of any Foreign Subsidiary, capital expenditures made with proceeds of insurance settlements, condemnation

9

awards or other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or property, and (iv) sale leaseback transactions permitted under this Agreement.  For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Consolidated Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds, as the case may be.

“Consolidated Cash Interest Expense” means, for any period, Consolidated Interest Expense for such period (excluding, however, (i) any interest expense not payable in Cash (including amortization of discount and amortization of debt issuance costs) and (ii) original issue discount, financing fees, redemption premiums and agent fees).

“Consolidated Current Assets” means, as at any date of determination, the total assets of Company and its Restricted Subsidiaries on a consolidated basis which may properly be classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents.

“Consolidated Current Liabilities” means, as at any date of determination, the total liabilities of Company and its Restricted Subsidiaries on a consolidated basis which may properly be classified as current liabilities in conformity with GAAP, excluding the current portions of Capital Leases and Indebtedness of Company and its Restricted Subsidiaries.

“Consolidated Excess Cash Flow” means, for any period, an amount (if positive) equal to (i) the sum, without duplication, of the amounts for such period of (a) Consolidated Adjusted EBITDA and (b) the Consolidated Working Capital Adjustment minus (ii) the sum, without duplication, of the amounts for such period, of (a) Consolidated Cash Interest Expense, (b) scheduled repayments of the Term Loans, (c) current taxes based on income of Company and its Restricted Subsidiaries and paid in Cash with respect to such period (including payments under a tax sharing agreement entered into with an Affiliate of Company permitted by subsection 7.9), (d) Consolidated Capital Expenditures (net of any proceeds of any related financings with respect to such expenditure), (e) Cash payments made in respect of Permitted Acquisitions and other Investments permitted by subsection 7.3, (f) extraordinary Cash losses added in the calculations of Consolidated Adjusted EBITDA, (g) to the extent expensed in a prior Fiscal Year, the amount, if any, of cliff bonus payments made during such Fiscal Year, (h) other Cash expenses added in the calculation of Consolidated Adjusted EBITDA or excluded from Consolidated Net Income, and (i) Cash payments made in respect of Equity Related Compensation Payments.

“Consolidated Fixed Charge Coverage Ratio” means, as of the last day of any Fiscal Quarter, the ratio of (i) Consolidated Adjusted EBITDA for the consecutive four Fiscal Quarters ending on such day minus the sum of (a) current taxes based on income of Company and its Restricted Subsidiaries and paid in Cash with respect to such period and (b) the greater of Maintenance Consolidated Capital Expenditures (net of any proceeds of any related financings with respect to such expenditures) for such period and $8,000,000 to (ii) Consolidated Cash Interest Expense plus scheduled payments of Indebtedness (as such scheduled payments of Indebtedness may be reduced from time to time by voluntary and mandatory prepayments) for

10

such period; provided, however, that for purposes of determining the Consolidated Fixed Charge Coverage Ratio as of the last day of each of the first three complete Fiscal Quarters following the Closing Date, Consolidated Cash Interest Expense and scheduled payments of Indebtedness shall be annualized by multiplying the sum of actual Consolidated Cash Interest Expense and scheduled payments of Indebtedness for the first full Fiscal Quarter following the Closing Date by four, actual Consolidated Cash Interest Expense and scheduled payments of Indebtedness for the first two full Fiscal Quarters following the Closing Date by two, and actual Consolidated Cash Interest Expense and scheduled payments of Indebtedness for the first three full Fiscal Quarters following the Closing Date by 1.33.

“Consolidated Interest Expense” means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Company and its Restricted Subsidiaries on a consolidated basis (after giving effect to all Interest Rate Agreements and payments received or made thereunder with respect to all outstanding Indebtedness of Company and its Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, and amounts referred to in subsection 2.3 payable to Administrative Agent and Lenders that are considered interest expense in accordance with GAAP, but excluding, however, any such amounts referred to in subsection 2.3 payable on or before the Closing Date).

“Consolidated Net Income” means, for any period, the net income (or loss) of Company and its Restricted Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any Person (other than a Restricted Subsidiary of Company or IS Group) in which any other Person (other than Company or any of its Restricted Subsidiaries) has a joint interest, with the amount of such income (or loss) to be determined in accordance with GAAP (it being understood that distributions and dividends actually received by Company or any of its Restricted Subsidiaries from such Person during such period shall be included in Consolidated Net Income), (ii) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of Company or is merged into or consolidated with Company or any of its Restricted Subsidiaries or that Person’s assets are acquired by Company or any of its Restricted Subsidiaries (provided, however, that the exclusion in this sub-clause (ii) shall not apply in connection with the calculation of any financial ratio to the extent otherwise provided in the related definitions), (iii) the income of any Restricted Subsidiary of Company that is not a Guarantor to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary, (iv) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Employee Benefit Plan (other than a Multiemployer Plan), (v) non-Cash gains and losses attributable to the movement in the mark to market valuation of Hedging Obligations pursuant to Financial Accounting Standards Board Statement No. 133) and (vi) (to the extent not included in clauses (i) through (v) above) any net extraordinary gains or net extraordinary losses.

“Consolidated Net Leverage Ratio” means, as of the last day of any Fiscal Quarter, the ratio of (i)(a) as of such day (and without duplication), all indebtedness of Company and its

11

Restricted Subsidiaries for borrowed money including but not limited to (1) senior bank Indebtedness, senior notes, and Subordinated Indebtedness, (2) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (3) issued and outstanding letters of credit, (4) guarantees in respect of borrowed money, (5) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA and any such obligations subject to the satisfaction of a condition or contingency but only to the extent of the portion of such obligations subject to such condition or contingency and only as long as such condition or contingency has not been satisfied), which purchase price is (A) due more than six months from the date of incurrence of the obligation in respect thereof or (B) evidenced by a note or similar written instrument, and (6) all Indebtedness secured by any Lien on any property or asset owned or held by Company or any of its Restricted Subsidiaries regardless of whether the Indebtedness secured thereby shall have been assumed by Company or such Restricted Subsidiary or is nonrecourse to the credit of Company or such Restricted Subsidiary (excluding insurance premium financing) minus (b) all unrestricted Cash or Cash Equivalents of Company and its Restricted Subsidiaries in an amount not to exceed $15,000,000 (which unrestricted Cash and Cash Equivalents shall be deemed to include all Cash and Cash Equivalents that are subject to the Liens created by or pursuant to this Agreement and the Loan Documents but no other Liens other than Permitted Encumbrances) to (ii) Consolidated Adjusted EBITDA for the consecutive four Fiscal Quarters ending on such day.

“Consolidated Working Capital” means, as at any date of determination, the excess (or deficit) of Consolidated Current Assets over Consolidated Current Liabilities.

“Consolidated Working Capital Adjustment” means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period.  For purposes of calculating the Consolidated Working Capital Adjustment  for any Fiscal Year during which a Permitted Acquisition occurs, the current assets and current liabilities of the Person or business acquired as of the date that such Permitted Acquisition is consummated shall be added to Consolidated Current Assets and Consolidated Current Liabilities as of January 1 of such Fiscal Year.

“Contingent Obligation,” as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Hedge Agreements.  Contingent Obligations shall include (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability

12

of such Person for the obligation of another through any agreement (contingent or otherwise) (1) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (2) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under clauses (1) or (2) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence.  The amount of any Contingent Obligation shall be equal to the principal amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited or, if not stated, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

“Contractual Obligation,” as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Control Agreement” means an agreement, reasonably satisfactory in form and substance to Administrative Agent and executed by the financial institution or securities intermediary at which a Deposit Account or a Securities Account, as the case may be, is maintained, pursuant to which such financial institution or securities intermediary confirms and acknowledges Administrative Agent’s security interest in such account, and agrees that the financial institution or securities intermediary, as the case may be, will comply with instructions or entitlement orders originated by Administrative Agent as to disposition of funds in such account, without further consent by Company or any Restricted Subsidiary.

“Credit Agreement Refinancing Date” has the meaning assigned to that term in subsection 2.12A.

“Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement to which Company or any of its Restricted Subsidiaries is a party.

“Defaulting Lender” means any Lender that (i) has failed to fund any portion of the Revolving Loans, any Term Loan, any participations in Letters of Credit or any participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date any such amount is required to be funded by it hereunder, (ii) has otherwise failed to pay over to Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless such amount is the subject of a good faith dispute, (iii) has notified Company, Administrative Agent or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply or has failed to comply with its funding obligations under this Agreement or generally under other agreements in which it commits or is obligated to extend credit, or (iv) has (or is a subsidiary of a Person that has) become or is insolvent or, other than via an Undisclosed Administration, has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian

13

appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Deposit Account” means a demand, time, savings, passbook or similar account maintained with a Person engaged in the business of banking, including a savings bank, savings and loan association, credit union or trust company.

“Disqualified Equity” means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Latest Maturity Date at the time of issuance of such Capital Stock, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Latest Maturity Date at the time of issuance of such Capital Stock or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Latest Maturity Date at the time of issuance of such Capital Stock; provided that any Capital Stock that would not constitute Disqualified Equity but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the Latest Maturity Date at the time of issuance of such Capital Stock shall not constitute Disqualified Equity if the “asset sale” or “change in control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained herein and such Capital Stock specifically provides that such Person will not repurchase or redeem any such Capital Stock pursuant to such provisions (x) prior to Company’s prepayment of Loans and reductions of the Revolving Loan Commitment Amount or (y) unless otherwise permitted under this Agreement.

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“Domestic Subsidiary” means any Restricted Subsidiary of Company that is incorporated or organized under the laws of the United States of America, any state thereof or in the District of Columbia.

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was maintained or contributed to by Company, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Government Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (ii) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means any and all current or future statutes, ordinances, orders, rules, regulations, guidance documents, judgments, applicable Governmental Authorizations, or any other requirements of any Government Authority relating to (i) environmental matters, including those relating to any Hazardous Materials Activity, (ii) the generation, use, storage,

14

transportation or disposal of Hazardous Materials, or (iii) occupational safety and health and industrial hygiene (as such matters related to Hazardous Materials), land use or the protection of human, plant or animal health or welfare, in any manner applicable to Company or any of its Restricted Subsidiaries or any Facility.

“Equity Related Compensation Payments” means payments by Company or any Restricted Subsidiary (including through Holdings) made in respect of Capital Stock awards (including, without limitation, restricted stock units, restricted stock, stock options and other forms of equity awards) of United Online that are granted as compensation to or received as compensation by officers, directors or employees of Holdings, Company and its Restricted Subsidiaries or made in respect of United Online’s employee stock purchase plan, in each case whether for the cost of such Capital Stock awards or stock acquired under United Online’s employee stock purchase plan, dividends, distributions or similar payments made in respect of such Capital Stock awards or for the purpose of satisfying withholding tax payments in connection therewith (including payments made to reimburse United Online for any of the foregoing).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“ERISA Affiliate,” as applied to any Person, means (i) any corporation that is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) that is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.  Any former ERISA Affiliate of a Person or any of its Restricted Subsidiaries shall continue to be considered an ERISA Affiliate of such Person or such Restricted Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of such Person or such Restricted Subsidiary and with respect to liabilities arising after such period for which such Person or such Restricted Subsidiary could be liable under the Internal Revenue Code or ERISA.

“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan

15

resulting in liability pursuant to Section 4063 or 4064 of ERISA with respect to any Loan Party; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Company, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor with respect to any Loan Party, or the receipt by Company, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Company, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (ix) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (x) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

“Eurodollar Reserve Percentage” means, for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

“Event of Default” means each of the events set forth in Section 8.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Exchange Rate” means, as of any date of determination, the nominal rate of exchange of Administrative Agent in the New York foreign exchange market for the sale of the relevant currency in exchange for Dollars at 12:00 noon (San Francisco time) one Business Day prior to such date, expressed as a number of units of such currency per one Dollar.

“Excluded Assets” means (i) any equipment that is covered by a certificate of title, (ii) any foreign intellectual property, (iii) any deposit account or securities account of a Loan Party used solely for payroll, payroll taxes and other employee wage and benefit payments, or containing a principal balance of $3,000,000 or less, (iv) any Real Property Asset with a value of $5,000,000 or less, (v) any other assets to the extent that obtaining or perfecting such lien on such assets violates applicable law unless such prohibition is not effective under applicable law

16

or any Contractual Obligation (other than any “negative pledge” provision in favor of any Person not permitted hereunder) and (vi) any other assets as to which Administrative Agent shall determine in its sole discretion that the cost of obtaining or perfecting such lien on such assets is excessive in relation to the benefits to the Lenders of the security afforded thereby.

“Excluded Taxes” means, with respect to Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of Company hereunder (i) Taxes that are measured by or imposed on the net income or profits (however denominated) and franchise, capital, excise or similar taxes imposed in lieu of a net income or profits tax (a) by any Government Authority under the laws of which such recipient is organized, has its principal office or is a resident for Tax purposes, maintains its applicable lending office, or otherwise engages in business, or (b) by any Government Authority as a result of a present or former connection between such recipient and the jurisdiction of such Government Authority (other than any such connection arising solely from such recipient having executed, delivered or performed its obligations or received a payment under, or enforced, any of the Loan Documents), (ii) any branch profits taxes imposed by any Governmental Authority described in subclause (i)(a) of this paragraph, (iii) backup withholding taxes imposed by the United States (or similar tax imposed by any other Governmental Authority), (iv) in the case of a Lender, Issuing Lender or Swing Line Lender or Administrative Agent (as applicable), any withholding tax that (x) is imposed on amounts payable to such Person at the time it becomes a party hereto (or designates a new lending office), except to the extent that such Person (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from Company with respect to such withholding tax pursuant to subsection 2.7B or (y) is attributable to such Person’s failure or inability to comply with its obligations under subsection 2.7B(iv) and (v) any Taxes imposed under FATCA.

“Existing Credit Agreement” means that certain Credit Agreement dated as of August 4, 2008 among FTD Group, Inc., the lenders party thereto from time to time, Wells Fargo, as administrative agent, LaSalle Bank National Association, as syndication agent, and ING Capital LLC, as documentation agent.

“Existing Letters of Credit” means those letters of credit set forth on Schedule 3.1.

“Extended Revolving Loan Commitment” has the meaning assigned to that term in subsection 2.13A.

“Extended Term Loans” has the meaning assigned to that term in subsection 2.13A.

“Extending Revolving Lender” has the meaning assigned to that term in subsection 2.13A.

“Extending Term Lender” has the meaning assigned to that term in subsection 2.13A.

“Extension” has the meaning assigned to that term in subsection 2.13A.

“Extension Offer” has the meaning assigned to that term in subsection 2.13A.

17

“Facilities” means any and all real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Company or any of its Restricted Subsidiaries or any of their respective predecessors or Affiliates.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code (as of the date hereof) or any amended version that is substantively comparable and any current or future regulations promulgated thereunder or official interpretations thereof.

“Federal Funds Effective Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day (or, if such day is not a Business Day, for the immediately preceding Business Day), as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if such rate is not so published for any day which is a Business Day, the average of the quotation for such day on such transactions received by Administrative Agent from three Federal Funds brokers of recognized standing selected by Administrative Agent.

“Financial Officer” means the chief financial officer, treasurer, assistant treasurer, controller or senior vice president of finance of a corporation, partnership, trust or limited liability company.

“Financial Plan” has the meaning assigned to that term in subsection 6.1(xii).

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that (i) such Lien is perfected and has priority over any other Lien on such Collateral (other than Liens permitted pursuant to clauses (i)-(vi) of subsection 7.2A) and (ii) such Lien is the only Lien (other than Liens permitted pursuant to subsection 7.2A) to which such Collateral is subject.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of Company and its Restricted Subsidiaries ending on December 31 of each calendar year.  For purposes of this Agreement, any particular Fiscal Year shall be designated by reference to the calendar year in which such Fiscal Year ends.

“Flood Hazard Property” means a Closing Date Mortgaged Property or an Additional Mortgaged Property located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than the United States, any State thereof and the District of Columbia.

“Foreign Plan” means any employee benefit plan maintained by Company or any of its Restricted Subsidiaries that is mandated or governed by any law, rule or regulation of any

18

Government Authority other than the United States, any state thereof or any other political subdivision thereof.

“Foreign Pledge Agreement” means each pledge agreement or similar instrument governed by the laws of a country other than the United States, executed on the Closing Date or from time to time thereafter in accordance with subsection 6.8 by Company or any Subsidiary Guarantor that owns Capital Stock of one or more Foreign Subsidiaries organized in such country, in form and substance satisfactory to Administrative Agent.

“Foreign Subsidiary” means any Restricted Subsidiary of Company (i) that is not a Domestic Subsidiary, or (ii) substantially all of the assets of which consist of equity interests in one or more Subsidiaries described in clause (i) of this definition.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (i) with respect to the Issuing Lender, such Defaulting Lender’s Pro Rata Share of the outstanding Letters of Credit other than Letters of Credit as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateral or other credit support acceptable to the Issuing Lender shall have been provided in accordance with the terms hereof and (ii) with respect to the Swing Line Lender, such Defaulting Lender’s Pro Rata Share of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders, repaid by Company or for which cash collateral or other credit support acceptable to the Swing Line Lender shall have been provided in accordance with the terms hereof.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funding and Payment Office” means (i) the office of Administrative Agent and Swing Line Lender located at MAC D1109-019, 1525 West W.T. Harris Blvd., Charlotte, North Carolina 28262 or (ii) such other office of Administrative Agent and Swing Line Lender as may from time to time hereafter be designated as such in a written notice delivered by Administrative Agent and Swing Line Lender to Company and each Lender.

“Funding Date” means the date of funding of a Loan.

“GAAP” means, subject to the limitations on the application thereof set forth in subsection 1.2, accounting principles generally accepted in the United States set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

19

“Governing Body” means the board of directors or other body having the power to direct or cause the direction of the management and policies of a Person that is a corporation, partnership, trust or limited liability company.

“Government Authority” means the government of the United States or any other nation, or any state, regional or local political subdivision or department thereof, and any other governmental or regulatory agency, authority, body, commission, central bank, board, bureau, organ, court, instrumentality or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, in each case whether federal, state, local or foreign (including supra-national bodies such as the European Union or the European Central Bank).

“Governmental Authorization” means any permit, license, registration, authorization, plan, directive, accreditation, consent, order or consent decree of or from, or notice to, any Government Authority.

“Guaranty” means the Guaranty substantially in the form of Exhibit X annexed hereto.

“Hazardous Materials” means:  (i) any chemical, material or substance at any time defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous waste,” “acutely hazardous waste,” “radioactive waste,” “biohazardous waste,” “pollutant,” “toxic pollutant,” “contaminant,” “restricted hazardous waste,” “infectious waste,” “toxic substances,” or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, “TCLP toxicity” or “EP toxicity” or words of similar import under any applicable Environmental Laws); (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) any asbestos-containing materials; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Government Authority.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, location, Release, threatened Release, discharge, placement, generation, transportation, processing, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Hedge Agreement” means an Interest Rate Agreement or a Currency Agreement designed to hedge against fluctuations in interest rates or currency values, respectively.

“Hedging Obligations” means obligations under or with respect to Hedge Agreements.

20

“Holdings” means UNOL Intermediate, Inc., a Delaware corporation.

“Increased Amount Date” has the meaning assigned to that term in subsection 2.10A.

“Incremental Amount” has the meaning assigned to that term in subsection 2.10A.

“Incremental Lender” means any bank or other financial institution that agrees to provide any portion of any Incremental Loans or Incremental Loan Commitments pursuant to subsection 2.10; provided that (i) Administrative Agent, the Issuing Lender and the Swing Line Lender shall have consented (not to be unreasonably withheld) to such Incremental Lender in the applicable Lender Joinder Agreement if such Incremental Lender is providing an Incremental Revolving Loan Commitment and consent would be required under subsection 10.1B(iii) for an assignment of Loans or Revolving Loan Commitments, as applicable, to such Incremental Lender, (ii) Company shall have consented to such Incremental Lender and (iii) if such Incremental Lender is an Affiliated Lender, such Incremental Lender must comply with the limitations and restrictions set forth in subsection 10.1F.

“Incremental Loan Commitments” has the meaning assigned to that term in subsection 2.10A(ii).

“Incremental Loans” has the meaning assigned to that term in subsection 2.10A(ii).

“Incremental Revolving Increase Lender” has the meaning assigned to that term in subsection 2.10D.

“Incremental Revolving Loan Commitment” has the meaning assigned to that term in subsection 2.10A(ii).

“Incremental Revolving Loan Increase” has the meaning assigned to that term in subsection 2.10A(ii).

“Incremental Term Loan” has the meaning assigned to that term in subsection 2.10A(i).

“Incremental Term Loan Commitment” has the meaning assigned to that term in subsection 2.10A(i).

“Indebtedness,” as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money (other than trade payables in the ordinary course), (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA, trade payables or any such obligations which are not reflected as a liability on Company’s balance sheet under GAAP), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, (v) Synthetic Lease Obligations, and (vi) all Indebtedness secured by

21

any Lien on any property or asset owned or held by that Person regardless of whether the Indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person.  Obligations under Interest Rate Agreements and Currency Agreements constitute (1) in the case of Hedge Agreements, Contingent Obligations, and (2) in all other cases, Investments, and in neither case constitute Indebtedness.

“Indemnified Liabilities” has the meaning assigned to that term in subsection 10.3.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning assigned to that term in subsection 10.3.

“Initial Term Loan” means the term loan made, or to be made, to Company by the Lenders pursuant to subsection 2.1A(i).

“Intellectual Property” means all patents, trademarks, tradenames, copyrights, technology, software, know-how and processes owned or held by, or used in the conduct of the business of, Company or its Restricted Subsidiaries.

“Interest Payment Date” means (i) with respect to any Base Rate Loan, each March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date, and (ii) with respect to any LIBOR Rate Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest Period of longer than three months “Interest Payment Date” shall also include each date that is three months, or a multiple thereof, after the commencement of such Interest Period.

“Interest Period” has the meaning assigned to that term in subsection 2.2B.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement to which Company or any of its Restricted Subsidiaries is a party.

“Interest Rate Determination Date,” with respect to any Interest Period, means the second Business Day prior to the first day of such Interest Period.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Investment” means (i) any direct or indirect purchase or other acquisition by Company or any of its Restricted Subsidiaries of, or of a beneficial interest in, any Securities of any other Person (including any Restricted Subsidiary of Company), (ii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Restricted Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business, (iii) the acquisition, by

22

purchase or otherwise, by Company or any of its Restricted Subsidiaries of all or substantially all of the business, property or fixed assets of any Person or any division or line of business of any Person, or (iv) Interest Rate Agreements or Currency Agreements not constituting Hedge Agreements; provided, however, that Investment shall not include prepaid expenses of any Person incurred and prepaid in the ordinary course of business.  The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment (but with deductions for all amounts received in Cash or Cash Equivalents with respect to such Investment, whether as principal, dividends, interest or otherwise).

“IP Collateral” means, collectively, the Intellectual Property that constitutes Collateral under the Security Agreement.

“IP Filing Office” means the United States Patent and Trademark Office, the United States Copyright Office or any successor or substitute office in which filings are necessary or, in the opinion of Administrative Agent, desirable in order to create or perfect Liens on, or evidence the interest of Administrative Agent and Lenders in, any IP Collateral.

“IPO” means the first underwritten public offering by any Loan Party of its Capital Stock after the Closing Date pursuant to a registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act.

“IS Group” means I.S. Group Limited, a corporation organized under the laws of the United Kingdom.

“Issuing Lender,” with respect to any Letter of Credit, means the Revolving Lender that agrees or is otherwise obligated to issue such Letter of Credit, determined as provided in subsection 3.1B(ii) or, with respect to Existing Letters of Credit, the applicable Revolving Lender that issued such Existing Letter of Credit.

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form.

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Other Term Loan, any Other Term Loan Commitment, any Extended Term Loan, any Other Revolving Loan, any Other Revolving Loan Commitment or any Extended Revolving Loan Commitment, in each case as extended in accordance with this Agreement from time to time.

“Lead Arranger” has the meaning assigned to that term in the introductory paragraph of this Agreement.

“Leasehold Property” means any leasehold interest of any Loan Party (other than a Foreign Subsidiary) as lessee under any lease of real property.

23

“Lender” and “Lenders” means the Persons identified as “Lenders” and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 10.1 and any Additional Lender or Incremental Lender, and the term “Lenders” shall include Swing Line Lender unless the context otherwise requires; provided that the term “Lenders,” when used in the context of a particular Commitment, shall mean Lenders having that Commitment.

“Lender Joinder Agreement” means a joinder agreement executed by each of (i) Company, (ii) Administrative Agent, and (iii) each Incremental Lender and Lender that agrees to provide any portion of the Incremental Loans and Incremental Loan Commitments being incurred pursuant thereto, in accordance with subsection 2.10.

“Letter of Credit” or “Letters of Credit” means (i) Commercial Letters of Credit and Standby Letters of Credit issued or to be issued by Issuing Lenders for the account of Company pursuant to subsection 3.1 and (ii) the Existing Letters of Credit.

“Letter of Credit Usage” means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding plus (ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Lenders and not theretofore reimbursed out of the proceeds of Revolving Loans pursuant to subsection 3.3B or otherwise reimbursed by Company.  For purposes of this definition, any amount described in clause (i) or (ii) of the preceding sentence which is denominated in a currency other than Dollars shall be valued based on the applicable Exchange Rate for such currency as of the applicable date of determination.

“LIBOR” means,

(i)                            for any interest rate calculation with respect to a LIBOR Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period which appears on Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period (rounded upward, if necessary, to the nearest 1/100th of 1%).  If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page), then “LIBOR” shall be determined by Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars in minimum amounts of at least $5,000,000 would be offered by first class banks in the London interbank market to Administrative Agent at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period.

(ii)                         for any interest rate calculation with respect to a Base Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars in minimum amounts of at least $5,000,000 for a period equal to one month (commencing on the date of determination of such interest rate) which appears on the Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) on such date of determination, or, if such date is not a Business Day, then the

24

immediately preceding Business Day (rounded upward, if necessary, to the nearest 1/100th of 1%).  If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page) then “LIBOR” for such Base Rate Loan shall be determined by Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars in minimum amounts of at least $5,000,000 would be offered by first class banks in the London interbank market to Administrative Agent at approximately 11:00 a.m. (London time) on such date of determination for a period equal to one month commencing on such date of determination.

Notwithstanding the foregoing, in no event shall the LIBOR Rate for any Term Loan be less than 1.25% per annum.  Each determination by Administrative Agent pursuant to this definition shall be conclusive absent manifest error.

“LIBOR Rate” means a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by Administrative Agent pursuant to the following formula:

LIBOR Rate =	LIBOR
1.00-Eurodollar Reserve Percentage

“LIBOR Rate Loans” means Loans bearing interest at rates determined by reference to the LIBOR Rate as provided in subsection 2.2A.

“LIBOR Rate Margin” means the margin over the LIBOR Rate used in determining the rate of interest of LIBOR Rate Loans pursuant to subsection 2.2A.

“Lien” means any lien, mortgage, pledge, assignment for security, or security interest, charge or encumbrance intended for security (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest other than in connection with the refinancing of all Obligations) and any trust or other preferential arrangement having the practical effect of any of the foregoing.

“Loan” or “Loans” means one or more of the Loans made by Lenders to Company pursuant to subsection 2.1A, subsection 2.10 or subsection 2.12.

“Loan Documents” means this Agreement, the Notes, the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by Company in favor of an Issuing Lender relating to, the Letters of Credit), the Guaranties, the Collateral Documents, any Lender Joinder Agreement and any Refinancing Amendment.

“Loan Party” means each of Holdings, Company and any of Company’s Restricted Subsidiaries from time to time executing a Guaranty, and “Loan Parties” means all such Persons, collectively.

“Maintenance Consolidated Capital Expenditures” means any Consolidated Capital Expenditures by Company or any of its Restricted Subsidiaries that are made to maintain, repair

25

or replace (with assets of the same general type, quality and purpose), in the ordinary course of business, the condition or usefulness of property of Company and its Restricted Subsidiaries, but that are not properly chargeable to repairs and maintenance in accordance with GAAP, and excluding any Consolidated Capital Expenditures which add to or improve the value or usefulness of any such property.

“Margin Stock” has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Material Adverse Effect” means a material adverse effect (i) upon the business operations, assets or financial condition of Company and its Restricted Subsidiaries taken as a whole, or (ii) upon the ability of any Loan Party to satisfy, or of Administrative Agent or Lenders to enforce, the Obligations.

“Maximum Consolidated Capital Expenditures Amount” has the meaning assigned to that term in subsection 7.8.

“Moody’s”  means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means (i) a security instrument (whether designated as a deed of trust or a mortgage or by any similar title) executed and delivered by any Loan Party, substantially in the form of Exhibit XII annexed hereto or in such other form as may be approved by Administrative Agent in its reasonable discretion, in each case with such reasonable changes thereto as may be recommended by Administrative Agent’s local counsel based on local laws or customary local mortgage or deed of trust practices, or (ii) at Administrative Agent’s option, in the case of an Additional Mortgaged Property, an amendment to an existing Mortgage, in form reasonably satisfactory to Administrative Agent, adding such Additional Mortgaged Property to the Real Property Assets encumbered by such existing Mortgage.

“Mortgages” means all such instruments, including the Closing Date Mortgages and any Additional Mortgages, collectively.

“Multiemployer Plan” means any Employee Benefit Plan that is a “multiemployer plan” as defined in Section 3(37) of ERISA.

“Net Asset Sale Proceeds,” with respect to any Asset Sale, means Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, net of any bona fide costs incurred in connection with such Asset Sale, including (i) taxes reasonably paid or estimated to be actually payable within two years of the date of such Asset Sale (whether by Company, any Restricted Subsidiary of Company or any parent of Company or pursuant to a tax sharing agreement entered into with an Affiliate of Company permitted by subsection 7.9) as a result of any gain recognized in connection with such Asset Sale without taking into account any net losses or other tax attributes that are unrelated to such Asset Sale, (ii) legal, consulting or other fees incurred or sales or use taxes paid or payable in connection with such Asset Sale, (iii) payment of the outstanding principal amount of, premium or penalty, if any,

26

and interest on any Indebtedness (other than the Loans) that is (a) secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale and (b) actually paid at or within 30 days of the time of receipt of such Cash payment to a Person that is not an Affiliate of any Loan Party or of any Affiliate of a Loan Party, and (iv) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to the seller’s indemnities and representations and warranties to the purchaser in respect of such Asset Sale undertaken by Holdings, Company or any of its Restricted Subsidiaries in connection with such Asset Sale; provided, however, that Net Asset Sale Proceeds shall not include any Cash payments received from any Asset Sale by a Foreign Subsidiary unless such proceeds may be repatriated (by reason of a repayment of an intercompany note or otherwise) to the United States without (in the reasonable judgment of Company) resulting in a material Tax liability to Company or any of its Restricted Subsidiaries.

“Net Insurance/Condemnation Proceeds” means any Cash payments or proceeds received by Company or any of its Domestic Subsidiaries (i) under any business interruption or casualty insurance policy in respect of a covered loss thereunder or (ii) as a result of the taking of any assets of Company or any of its Domestic Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, in each case net of any taxes paid or estimated to be actually payable within two years of the date of such receipt of Cash payments or proceeds (whether by Company, any Restricted Subsidiary of Company or any parent of Company or pursuant to a tax sharing agreement entered into with an Affiliate of Company permitted by subsection 7.9) as a result of any gain recognized in connection with such event and actual and reasonable documented costs and expenses incurred by or on behalf of Company or any of its Restricted Subsidiaries in connection with the adjustment or settlement of any claims of Company or such Restricted Subsidiary in respect thereof.

“Net Revolver Usage” means, as of any date of determination, the aggregate principal amount of outstanding Revolving Loans less the aggregate principal amount of outstanding Revolving Loans incurred in connection with Permitted Acquisitions.

“Net Securities Proceeds” means the Cash proceeds (net of underwriting discounts and commissions and other costs and expenses associated therewith, including reasonable legal fees and expenses and taxes paid or payable) from the (i) issuance of Capital Stock by Company, (ii) the issuance of Disqualified Equity or the issuance or incurrence of Indebtedness by Holdings, Company or any Subsidiary Guarantor and (iii) capital contributions made by a holder of Capital Stock of Company.

“Non-Consenting Lender” has the meaning assigned to that term in subsection 2.9.

“Notes” means one or more of the Term Notes, Revolving Notes or Swing Line Note or any combination thereof.

“Notice of Borrowing” means a notice substantially in the form of Exhibit I annexed hereto.

27

“Notice of Conversion/Continuation” means a notice substantially in the form of Exhibit II annexed hereto.

“Notice of Prepayment” means a notice substantially in the form of Exhibit XIII annexed hereto.

“Obligations” means all obligations of every nature of each Loan Party from time to time owed to Administrative Agent, Lenders or any of them under the Loan Documents, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise, including post-petition interest on such amounts accruing subsequent to, and interest that would have accrued but for the commencement of a proceeding under the Bankruptcy Code (whether or not such interest is allowed as a claim in such proceeding).  Notwithstanding anything to the contrary contained herein, in no event shall Obligations include Permitted Refinancing Indebtedness (other than Other Loans), Permitted First Lien Notes, Permitted Second Lien Notes, Permitted Unsecured Notes or a Permitted Refinancing Revolving Facility.

“Officer’s Certificate,” as applied to any Person that is a corporation, partnership, trust or limited liability company, means a certificate executed on behalf of such Person by one or more Responsible Officers of such Person or one or more Responsible Officers of a general partner or a managing member if such general partner or managing member is a corporation, partnership, trust or limited liability company.

“OID” has the meaning assigned to that term in subsection 2.10A(e)(1)(y).

“Operating Lease,” as applied to any Person, means any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

“Organizational Documents” means the documents (including Bylaws, if applicable) pursuant to which a Person that is a corporation, partnership, trust or limited liability company is organized.

“Other Loans” has the meaning assigned to that term in subsection 2.12A(ii).

“Other Loan Commitments” has the meaning assigned to that term in subsection 2.12A(ii).

“Other Revolving Loan Commitments” has the meaning assigned to that term in subsection 2.12A(ii).

“Other Revolving Loans” has the meaning assigned to that term in subsection 2.12A(ii).

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges, fees, expenses or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of

28

this Agreement or any other Loan Document (other than any such taxes imposed as a result of an assignment).

“Other Term Loan Commitments” has the meaning assigned to that term in subsection 2.12A(i).

“Other Term Loans” has the meaning assigned to that term in subsection 2.12A(i).

“Participant” has the meaning assigned to that term in subsection 10.1C.

“Patriot Act” means the Uniting and Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act) Act of 2001.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, that is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA, and, for purposes of subsection 8.10, any Foreign Plan.

“Permitted Acquisition” means the acquisition (by merger, consolidation, purchase or otherwise) of all or substantially all of the assets of any Person, all or substantially all of a division or line of business of any Person or more than 50% of the Capital Stock of any Person.

“Permitted Encumbrances” means the following types of Liens (excluding any such Lien expressly prohibited by any applicable terms of any of the Collateral Documents):

(i)                            Liens for taxes, fees, assessments or governmental charges (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) or claims the payment of which is not, at the time, required by subsection 6.3;

(ii)                         Liens of landlords for unpaid rent, Liens of collecting banks under the UCC on items in the course of collection, statutory Liens and rights of set-off of banks, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen (and similar contractual Liens of such Persons), and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five days) are being contested in good faith by appropriate proceedings, so long as (1) such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts, and (2) in the case of a Lien with respect to any material portion of the Collateral, such contest proceedings conclusively operate to stay the sale of any material portion of the Collateral on account of such Lien;

(iii)                      Liens incurred on or deposits of Cash or Cash Equivalents made in the ordinary course of business in connection with (or to secure letters of credit or bankers acceptances issued in connection with) workers’ compensation, unemployment insurance

29

and other types of social security, or to secure the performance of statutory obligations, bids, leases, government contracts, trade contracts, and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any material portion of the Collateral on account thereof;

(iv)                     any attachment or judgment Lien not constituting an Event of Default under subsection 8.8;

(v)                        licenses (with respect to Intellectual Property and other property), leases or subleases granted to third parties in accordance with any applicable terms of the Collateral Documents and not interfering in any material respect with the ordinary conduct of the business of Company or any of its Restricted Subsidiaries or resulting in a material diminution in the value of the Collateral as security for the Obligations;

(vi)                     easements, rights-of-way, restrictions, access agreements, licenses, encroachments, and other exceptions to and/or defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Company or any of its Restricted Subsidiaries or result in a material diminution in the value of any Collateral as security for the Obligations;

(vii)                  any (a) interest or title of a lessor or sublessor under any lease not prohibited by this Agreement, (b) Lien or restriction that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any Lien or restriction referred to in the preceding clause (b), so long as the holder of such Lien or restriction agrees to recognize the rights of such lessee or sublessee under such lease;

(viii)               Liens arising from filing UCC financing statements relating solely to leases not prohibited by this Agreement and, subject to subsection 6.10, UCC financing statements previously filed and not yet terminated in connection with Indebtedness that has been repaid;

(ix)                       Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(x)                          any zoning or similar law or right reserved to or vested in any Government Authority to control or regulate the use of any real property;

(xi)                       Liens granted pursuant to the Collateral Documents and Liens on Cash or deposits granted in favor of the Swing Line Lender or the Issuing Lender to cash collateralize any Defaulting Lender’s participation in Letters of Credit or Swing Line Loans;

(xii)                    Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar

30

agreements entered into in the ordinary course of business of Company and its Restricted Subsidiaries;

(xiii)                 Liens incurred in the ordinary course of business on Securities to secure repurchase and reverse repurchase obligations in respect of such Securities;

(xiv)                exceptions to title disclosed by a title policy, preliminary title report or certificate of title delivered to Administrative Agent other than Liens securing Indebtedness prohibited by subsection 7.1 or Contingent Obligations prohibited by subsection 7.4;

(xv)                   Liens arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers and Liens on insurance policies or proceeds thereof securing obligations relating to the financing of insurance premiums;

(xvi)                Liens on any cash earnest money deposits made by Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted by subsection 7.3;

(xvii)             the existence of an “equal and ratable” clause in any Subordinated Indebtedness (but not any security interests granted pursuant thereto);

(xviii)          Liens on amounts deposited to defease or discharge Indebtedness or acquire Indebtedness for cancellation or redemption thereof not prohibited by subsection 7.5; and

(xiv)                Liens securing Indebtedness in respect of sale and lease-back transactions permitted by subsection 7.10.

“Permitted First Lien Notes” means secured Indebtedness incurred by Company in the form of one or more series of first lien secured notes; provided that (i) such Indebtedness is secured by Collateral on a first lien, pari passu basis to the Obligations, and is not secured by any property or assets of Company or any of its Restricted Subsidiaries other than the Collateral, (ii) such Indebtedness does not mature or have scheduled amortization or other required payments of principal prior to the Latest Maturity Date at the time such Indebtedness is incurred (other than customary offers to repurchase upon a change of control, asset sale or casualty or condemnation event and customary acceleration rights after an event of default), (iii) the security agreements relating to such Indebtedness are substantially the same as the Collateral Documents (with such differences as are reasonably satisfactory to Administrative Agent), (iv) such Indebtedness is not guaranteed by any Person other than the Loan Parties, (v) such Indebtedness and the indenture or other governing instrument applicable thereto does not contain financial maintenance covenants that are more restrictive to the Loan Parties than the terms of this Agreement, or covenants (other than financial maintenance covenants), events of default or other terms and conditions that, when taken as a whole, are materially more restrictive to the Loan Parties than the terms of this Agreement (it being understood that (a) interest rates, fees, rate floors, redemption or prepayment premiums and restrictions on prepayment or redemption shall

31

not be taken into account in determining whether terms are more restrictive or materially more restrictive to the Loan Parties, (b) the limitations on Indebtedness covenant contained therein may take into account permanent repayments of Indebtedness which have occurred after the Closing Date, and (c) a certificate of a Responsible Officer of Company delivered to Administrative Agent at least five Business Days (or such shorter period as Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto (which will be delivered to Administrative Agent if requested), stating that Company has determined in good faith that such terms and conditions satisfy all of the foregoing requirements shall be conclusive evidence absent manifest error that such terms and conditions satisfy the foregoing requirement), except in each case for covenants or other provisions contained in such Indebtedness that are applicable only after the Latest Maturity Date at the time such Indebtedness is incurred, and (vi) the holders of such Indebtedness pursuant to the indenture or other instrument governing such Indebtedness (or a trustee, agent or other representative on their behalf) shall have become party to a customary intercreditor agreement with Administrative Agent on terms reasonably satisfactory to Administrative Agent.

“Permitted Refinancing Indebtedness” means, with respect to any Indebtedness of Company or any of its Restricted Subsidiaries, any Indebtedness of Company or any of its Restricted Subsidiaries issued or given in exchange for, or the proceeds of which are used to, extend, refinance, renew, replace or refund such Indebtedness, so long as (i) such Indebtedness has a weighted average life to maturity greater than or equal to the weighted average life to maturity of the Indebtedness being extended, refinanced, renewed, replaced or refunded, (ii) such extension, refinancing, renewal, replacement or refunding does not (a) increase the amount of such Indebtedness outstanding immediately prior to such extension, refinancing, renewal, replacement or refunding (including any existing commitments unutilized thereunder) plus an amount equal to the unpaid interest, premium or other payment thereon pursuant to the terms thereof plus any other reasonable fees and expenses of Company or any Restricted Subsidiary incurred in connection with such extension, refinancing, renewal, replacement or refunding, unless (for the avoidance of doubt) such increase is otherwise expressly permitted under a separate subclause of subsection 7.1 or (b) add obligors or security from that which applied to such Indebtedness being extended, refinanced, renewed, replaced or refunded, and (iii) if such Indebtedness being extended, renewed, refinanced, replaced or refunded is subordinated in right of payment to the Loans, such Indebtedness has subordination provisions, if any, at least as favorable to the Lenders as the subordination provisions applicable to the Indebtedness being extended, renewed, refinanced, replaced or refunded; provided that a certificate of a Responsible Officer of Company delivered to Administrative Agent at least five Business Days (or such shorter period as Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that Company has determined in good faith that such terms and conditions satisfy all of the foregoing requirements shall be conclusive evidence absent manifest error that such terms and conditions satisfy the foregoing requirements.

“Permitted Refinancing Revolving Facility” means senior unsecured or unsecured subordinated Indebtedness incurred by Company and issued under a credit facility; provided that

32

(i) such Indebtedness does not mature or have scheduled amortization or other required payments of principal prior to the Revolving Commitment Termination Date (other than customary offers to repurchase upon a change of control, asset sale or casualty or condemnation event and customary acceleration rights after an event of default), (ii) such Indebtedness is not guaranteed by any Person other than the Loan Parties, (iii) such Indebtedness and the indenture or other governing instrument applicable thereto does not contain financial maintenance covenants that are more restrictive to the Loan Parties than the terms of this Agreement, or covenants (other than financial maintenance covenants), events of default or other terms and conditions that, when taken as a whole, are materially more restrictive to the Loan Parties than the terms of this Agreement (it being understood that (a) interest rates, fees, rate floors, redemption or prepayment premiums and restrictions on prepayment or redemption shall not be taken into account in determining whether terms are more restrictive or materially more restrictive to the Loan Parties, (b) the limitations on indebtedness covenant contained therein may take into account permanent repayments of Indebtedness which have occurred after the Closing Date, and (c) a certificate of a Responsible Officer of Company delivered to Administrative Agent at least five Business Days (or such shorter period as Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto (which will be delivered to Administrative Agent if requested), stating that Company has determined in good faith that such terms and conditions satisfy all of the foregoing requirements shall be conclusive evidence absent manifest error that such terms and conditions satisfy the foregoing requirement), except in each case for covenants or other provisions contained in such Indebtedness that are applicable only after the Latest Maturity Date at the time such Indebtedness is incurred, and (iv) such Indebtedness is not secured by any Lien on any property or assets of Company or any of its Restricted Subsidiaries.

“Permitted Second Lien Notes” shall mean secured Indebtedness incurred by Company in the form of one or more series of second lien secured notes or second lien secured loans; provided that (i) such Indebtedness is secured by Collateral on a second lien basis, subordinated to the Liens securing the Obligations and any Permitted First Lien Notes, and is not secured by any property or assets of Company or any of its Restricted Subsidiaries other than the Collateral, (ii) such Indebtedness does not mature or have scheduled amortization or other required payments of principal prior to the Latest Maturity Date at the time such Indebtedness is incurred (other than customary offers to repurchase upon a change of control, asset sale or casualty or condemnation event and customary acceleration rights after an event of default), (iii) the security agreements relating to such Indebtedness are substantially the same as the Collateral Documents (with such differences as are reasonably satisfactory to Administrative Agent), (iv) such Indebtedness is not guaranteed by any Person other than the Loan Parties, (v) such Indebtedness and the indenture or other governing instrument applicable thereto does not contain financial maintenance covenants that are more restrictive to the Loan Parties than the terms of this Agreement, or covenants (other than financial maintenance covenants), events of default or other terms and conditions that, when taken as a whole, are materially more restrictive to the Loan Parties than the terms of this Agreement (it being understood that (a) interest rates, fees, rate floors, redemption or prepayment premiums and restrictions on prepayment or redemption shall not be taken into account in determining whether terms are more restrictive or materially more restrictive to the Loan Parties, (b) the limitations on indebtedness covenant contained therein

33

may take into account permanent repayments of Indebtedness which have occurred after the Closing Date, and (c) a certificate of a Responsible Officer of Company delivered to Administrative Agent at least five Business Days (or such shorter period as Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto (which will be delivered to Administrative Agent if requested), stating that Company has determined in good faith that such terms and conditions satisfy all of the foregoing requirements shall be conclusive evidence absent manifest error that such terms and conditions satisfy the foregoing requirement), except in each case for covenants or other provisions contained in such Indebtedness that are applicable only after the Latest Maturity Date at the time such Indebtedness is incurred, and (vi) the holders of such Indebtedness pursuant to the indenture or other instrument governing such Indebtedness (or a trustee, agent or other representative on their behalf) shall have become party to a customary intercreditor agreement with Administrative Agent on terms satisfactory to Administrative Agent.

“Permitted Unsecured Notes” means unsecured Indebtedness incurred by Company in the form of one or more series of senior unsecured or unsecured subordinated notes or loans; provided that (i) such Indebtedness does not mature or have scheduled amortization or other required payments of principal prior to the Latest Maturity Date at the time such Indebtedness is incurred (other than customary offers to repurchase upon a change of control, asset sale or casualty or condemnation event and customary acceleration rights after an event of default), (ii) such Indebtedness is not guaranteed by any Person other than the Loan Parties, (iii) such Indebtedness and the indenture or other governing instrument applicable thereto does not contain financial maintenance covenants that are more restrictive to the Loan Parties than the terms of this Agreement, or covenants (other than financial maintenance covenants), events of default or other terms and conditions that, when taken as a whole, are materially more restrictive to the Loan Parties than the terms of this Agreement (it being understood that (a) interest rates, fees, rate floors, redemption or prepayment premiums and restrictions on prepayment or redemption shall not be taken into account in determining whether terms are more restrictive or materially more restrictive to the Loan Parties, (b) the limitations on indebtedness covenant contained therein may take into account permanent repayments of Indebtedness which have occurred after the Closing Date, and (c) a certificate of a Responsible Officer of Company delivered to Administrative Agent at least five Business Days (or such shorter period as Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto (which will be delivered to Administrative Agent if requested), stating that Company has determined in good faith that such terms and conditions satisfy all of the foregoing requirements shall be conclusive evidence absent manifest error that such terms and conditions satisfy the foregoing requirement), except in each case for covenants or other provisions contained in such Indebtedness that are applicable only after the Latest Maturity Date at the time such Indebtedness is incurred, and (iv) such Indebtedness is not secured by any Lien on any property or assets of Company or any of its Restricted Subsidiaries.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies,

34

Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Government Authorities.

“Platform” means an electronic delivery system, such as IntraLinks or a substantially similar electronic system.

“Pledged Collateral” means, collectively, the “Pledged Collateral” as defined in the Security Agreement and any Foreign Pledge Agreement.

“Potential Event of Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Pricing Certificate” means an Officer’s Certificate of Company certifying the Consolidated Net Leverage Ratio as at the last day of any Fiscal Quarter and setting forth the calculation of such Consolidated Net Leverage Ratio in reasonable detail.

“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by Administrative Agent as its prime rate.  Each change in the Prime Rate shall be effective as of the opening of business on the day such change occurs.  The parties hereto acknowledge that the rate announced publicly by Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Proceedings” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration.

“Pro Forma Basis” means, with respect to compliance with any test or covenant hereunder, compliance with such test or covenant after giving effect to (i) any Permitted Acquisition, (ii) any Asset Sale of a Restricted Subsidiary or operating entity for which historical financial statements for the relevant period are available, (iii) any incurrence of Indebtedness to the extent such incurrence is for the purpose of financing any proposed Permitted Acquisition or (iv) the designation of any Restricted Subsidiary as an Unrestricted Subsidiary or the designation of an Unrestricted Subsidiary as a Restricted Subsidiary (including pro forma adjustments (x) arising out of events which are directly attributable to the proposed Permitted Acquisition, Asset Sale or incurrence of Indebtedness, are factually supportable and are expected to have a continuing impact, in each case as determined on a basis consistent with Article 11 of Regulation S-X of the Securities Act, as interpreted by the staff of the Securities and Exchange Commission, which would include cost savings resulting from head count reduction, closure of facilities and similar restructuring charges and (y) such other adjustments to the extent that such adjustments are reasonably satisfactory to Administrative Agent and Company or are consistent with the definition of Consolidated Adjusted EBITDA, as certified by a Financial Officer of Company) using, for purposes of determining such compliance, the historical financial statements of all entities or assets so acquired or sold and the consolidated financial statements of Company and its Restricted Subsidiaries, which shall be reformulated as if such Permitted Acquisition, Asset Sale or designation, and all other Permitted Acquisitions, Asset Sales and designations that have been consummated during the period, and any Indebtedness or other liabilities to be incurred or

35

repaid in connection therewith had been consummated and incurred or repaid at the beginning of such period (and assuming that such Indebtedness to be incurred bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding Loans incurred during such period).

“Pro Forma Compliance” means, at any date of determination, that Company shall be in pro forma compliance with any or all of the covenants set forth in subsections 7.6A and 7.6B as applicable, as of the date of such determination or the last day of the most recently completed Fiscal Quarter, as the case may be (computed on the basis of (i) balance sheet amounts as of such date and (ii) income statement amounts for the most recently completed period of four consecutive Fiscal Quarters for which financial statements shall have been delivered to Administrative Agent, in each case, calculated on a Pro Forma Basis in respect of the event giving rise to such determination).

“Pro Rata Share” means (i) with respect to all payments, computations and other matters relating to the Term Loan Commitment or the Term Loan of any Lender, the percentage obtained by dividing (x) the Term Loan Exposure of that Lender by (y) the aggregate Term Loan Exposure of all Lenders, (ii) with respect to all payments, computations and other matters relating to the Revolving Loan Commitment or the Revolving Loans of any Lender or any Letters of Credit issued or participations therein deemed purchased by any Lender or any assignments of any Swing Line Loans deemed purchased by any Lender, the percentage obtained by dividing (x) the Revolving Loan Exposure of that Lender by (y) the aggregate Revolving Loan Exposure of all Lenders, and (iii) for all other purposes with respect to each Lender, the percentage obtained by dividing (x) the sum of the Term Loan Exposure of that Lender plus the Revolving Loan Exposure of that Lender by (y) the sum of the aggregate Term Loan Exposure of all Lenders plus the aggregate Revolving Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 10.1.  The initial Pro Rata Share of each Lender for purposes of each of clauses (i), (ii) and (iii) of the preceding sentence is, as of the Closing Date, set forth opposite the name of that Lender in Schedule 2.1 annexed hereto.

“Public Lender” has the meaning assigned to that term in subsection 10.8.

“Qualified Equity” means Capital Stock that is not Disqualified Equity.

“Real Property Asset” means, at any time of determination, any interest then owned by any Loan Party (other than any Foreign Subsidiary) in any real property.

“Refinanced Debt” means any Term Loans, Term Loan Commitments, Revolving Loans or Revolving Loan Commitments refinanced with any Other Loan Commitments and Other Loans incurred pursuant to subsection 2.12.

“Refinancing Amendment” means an amendment to this Agreement executed by each of (i) Company, (ii) Administrative Agent, (iii) each Additional Lender and Lender that agrees to provide any portion of the Other Loan Commitments and Other Loans being incurred pursuant

36

thereto, in accordance with subsection 2.12 and, if required by subsection 2.12(e), consented to by Issuing Lender.

“Refunded Swing Line Loans” has the meaning assigned to that term in subsection 2.1A(iii).

“Register” has the meaning assigned to that term in subsection 2.1D.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Reimbursement Date” has the meaning assigned to that term in subsection 3.3B.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.

“Request for Issuance” means a request substantially in the form of Exhibit III annexed hereto.

“Requisite Class Lenders” means, at any time of determination (i) for the Class of Lenders having Revolving Loan Exposure, Lenders having or holding more than 50% of the aggregate Revolving Loan Exposure of all Lenders and (ii) for the Class of Lenders having Term Loan Exposure, Lenders having or holding more than 50% of the aggregate Term Loan Exposure of all Lenders; provided that the Term Loan Exposure and/or Revolving Loan Exposure of any Defaulting Lender shall not be included for purposes of the determination of Requisite Class Lenders.

“Requisite Lenders” means Lenders having or holding more than 50% of the sum of the aggregate Term Loan Exposure of all Lenders plus the aggregate Revolving Loan Exposure of all Lenders; provided that the Term Loan Exposure and/or Revolving Loan Exposure of any Defaulting Lender shall not be included for purposes of the determination of Requisite Lenders.

“Responsible Officer” means the president, chief executive officer, chief financial officer, treasurer, general partner (if an individual), managing member (if an individual) or other individual appointed by the Governing Body or the Organizational Documents of a corporation, partnership, trust or limited liability company to serve in a similar capacity as the foregoing.

“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company or Holdings now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or other stock that is not Disqualified Equity to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company or Holdings now or hereafter outstanding (except any such

37

redemption, retirement, sinking fund or similar payment, purchase or other acquisition made solely with shares of Capital Stock that is not Disqualified Equity), (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company or Holdings now or hereafter outstanding (except any such payment payable solely in shares of Capital Stock that is not Disqualified Equity), and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

“Restricted Subsidiary” means any Subsidiary of Company other than an Unrestricted Subsidiary.  Each Subsidiary Guarantor shall be a Restricted Subsidiary.

“Revolving Lender” means (i) a Lender that has a Revolving Loan Commitment and/or that has an outstanding Revolving Loan, (ii) an Incremental Lender that has an Incremental Revolving Loan Commitment and/or has an outstanding Revolving Loan and (iii) an Additional Lender that has an Other Revolving Loan Commitment and/or has an outstanding Other Revolving Loan.

“Revolving Loan Commitment” means (i) as to any Revolving Lender, the obligation of such Revolving Lender to make Revolving Loans (including Other Revolving Loans, as applicable) to Company hereunder in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Revolving Lender’s name on the Register, as such amount may be modified at any time or from time to time pursuant to the terms hereof (including, without limitation, subsection 2.10 and/or subsection 2.12) and (ii) as to all Revolving Lenders, the aggregate commitment of all Revolving Lenders to make Revolving Loans, as such commitment may be modified at any time or from time to time pursuant to the terms hereof (including, without limitation, subsection 2.10 and/or subsection 2.12).  The aggregate Revolving Loan Commitment Amount of all the Revolving Lenders on the Closing Date shall be $50,000,000.  “Revolving Loan Commitments” means such commitments of all Revolving Lenders in the aggregate.

“Revolving Loan Commitment Amount” means, at any date, the aggregate amount of the Revolving Loan Commitments of all Revolving Lenders.

“Revolving Loan Commitment Termination Date” means (i) for any Revolving Loan Commitments in effect on the Closing Date, the fifth anniversary of the Closing Date, (ii) for any Incremental Revolving Loan Commitments, the date set forth in the applicable Lender Joinder Agreement as the commitment termination date and (iii) for any Other Loan Commitments, the date set forth in the applicable Refinancing Amendment as the commitment termination date.

“Revolving Loan Exposure,” with respect to any Revolving Lender, means, as of any date of determination (i) (A) prior to the termination of the Revolving Loan Commitments, the amount of that Lender’s Revolving Loan Commitment, (B) prior to the termination of the Incremental Revolving Loan Commitments, the amount of that Lender’s Incremental Revolving Loan Commitment and (C) prior to the termination of the Other Revolving Loan Commitments, the amount of that Lender’s Other Revolving Loan Commitments, and (ii) after the termination

38

of the Revolving Loan Commitments, the Incremental Revolving Loan Commitments and the Other Revolving Loan Commitments, as applicable, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender plus (b) in the event that Lender is an Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (in each case net of any participations purchased by other Lenders in such Letters of Credit or in any unreimbursed drawings thereunder) plus (c) the aggregate amount of all participations purchased by that Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit plus (d) in the case of Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any assignments thereof deemed purchased by other Revolving Lenders) plus (e) the aggregate amount of all assignments deemed purchased by that Lender in any outstanding Swing Line Loans.

“Revolving Loans” means the Loans made by Revolving Lenders to Company pursuant to subsection 2.1A(ii), subsection 2.10 and/or subsection 2.12.

“Revolving Notes” means any promissory notes of Company issued pursuant to subsection 2.1E to evidence the Revolving Loans of any Revolving Lenders, substantially in the form of Exhibit VI annexed hereto.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated, certificated or uncertificated, or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Account” means an account to which a financial asset is or may be credited in accordance with an agreement under which the Person maintaining the account undertakes to treat the Person for whom the account is maintained as entitled to exercise the rights that comprise the financial asset.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Security Agreement” means the Security Agreement executed and delivered on the Closing Date, substantially in the form of Exhibit XI annexed hereto.

“Significant Subsidiary” means any Restricted Subsidiary now existing or hereafter acquired or formed by Company which, on a consolidated basis for such Restricted Subsidiary and its Restricted Subsidiaries, (i) for the most recent Fiscal Year accounted for more than 5% of the consolidated revenues of Company and its Restricted Subsidiaries or (ii) as at the end of such

39

Fiscal Year, was the owner of more than 5% of the consolidated assets of Company and its Restricted Subsidiaries.

“Solvent,” with respect to any Person, means that as of the date of determination both (i)(a) the then fair saleable value of the property of such Person is (1) greater than the total amount of liabilities (including contingent liabilities) of such Person and (2) not less than the amount that will be required to pay the probable liabilities on such Person’s then existing debts as they become absolute and due considering all financing alternatives and potential asset sales reasonably available to such Person; (b) such Person’s capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (c) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (ii) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances.  For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Equity Contribution” means any cash equity contribution (which equity shall be common equity or other equity on terms and conditions reasonably acceptable to Administrative Agent) made to Company or any cash proceeds received by Company from the issuance of Capital Stock that is not Disqualified Stock after the first day of a Fiscal Quarter and on or prior to the date that is ten days after the date on which financial statements are required to be delivered pursuant to subsection 6.1.

“Standby Letter of Credit” means any letter of credit or similar instrument other than a Commercial Letter of Credit.

“Subject Lender” has the meaning assigned to that term in subsection 2.9.

“Subordinated Indebtedness” means any Indebtedness of Company incurred from time to time and subordinated in right of payment to the Obligations.

“Subsidiary,” with respect to any Person, means any corporation, partnership, trust, limited liability company, association, Joint Venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the members of the Governing Body is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

“Subsidiary Guarantor” means any Restricted Subsidiary of Company that executes and delivers a counterpart of the Guaranty on the Closing Date or from time to time thereafter pursuant to subsection 6.8.  For the avoidance of doubt, in no event shall any Unrestricted Subsidiary or Interflora, Inc. be a Subsidiary Guarantor.

40

“Supplemental Collateral Agent” has the meaning assigned to that term in subsection 9.1B.

“Swap Counterparty” means any person that was a Lender or an Affiliate of a Lender at the time that it entered into a Hedge Agreement with Company or one of its Restricted Subsidiaries, the obligations under which are secured pursuant to the Collateral Documents and guarantied pursuant to the Guaranty.

“Swing Line Lender” means Wells Fargo, or any Person serving as a successor Administrative Agent hereunder, in its capacity as Swing Line Lender hereunder.

“Swing Line Loan Commitment” means the commitment of Swing Line Lender to make Swing Line Loans to Company pursuant to subsection 2.1A(iii).

“Swing Line Loans” means the Loans made by Swing Line Lender to Company pursuant to subsection 2.1A(iii).

“Swing Line Note” means any promissory note of Company issued pursuant to subsection 2.1E to evidence the Swing Line Loans of Swing Line Lender, substantially in the form of Exhibit VII annexed hereto.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (i) a so-called synthetic, off-balance sheet or tax retention lease, or (ii) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Tax” or “Taxes” means any present or future tax, levy, impost, duty, fee, assessment, deduction, withholding or other charge imposed, levied, collected, withheld or assessed by any Government Authority, including interest, penalties, additions to tax and any similar liabilities with respect thereto.

“Tax Benefit” has the meaning assigned to that term in subsection 2.7B(iv)(h).

“Term Loans” means the Initial Term Loans and, if applicable, the Incremental Term Loans and Other Term Loans and “Term Loan” means any of such Term Loans.

“Term Loan Commitment” means (i) as to any Lender, the obligation of such Lender to make a portion of the Initial Term Loans, Incremental Term Loans and/or Other Term Loans, as applicable, to the account of Company hereunder on the Closing Date (in the case of the Initial Term Loans) or the applicable borrowing date (in the case of any Incremental Term Loan or Other Term Loan) in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on the Register or other applicable joinder documentation, as such amount may be increased, reduced or otherwise modified at any time or from time to time pursuant to the terms hereof and (ii) as to all Lenders, the aggregate commitment of all Lenders to make such Term Loans.  The aggregate Term Loan Commitments with respect to the Initial Term Loans of

41

all Lenders on the Closing Date shall be $265,000,000.  “Term Loan Commitments” means such commitments of all Lenders in the aggregate.

“Term Loan Exposure,” with respect to any Lender, means, as of any date of determination, (i) the amount of that Lender’s outstanding Term Loan Commitment, (ii) the outstanding principal amount of the Term Loan of that Lender, (iii) the amount of that Lender’s outstanding Incremental Term Loan Commitment, (iv) the outstanding principal amount of the Incremental Term Loan of that Lender, (v) the amount of that Lender’s outstanding Other Term Loan Commitment and (vi) the outstanding principal amount of the Other Term Loan of that Lender.

“Term Loan Maturity Date” means (i) with respect to the Initial Term Loans,  the seventh anniversary of the Closing Date, (ii) with respect to any Incremental Term Loan, the date set forth in the applicable Lender Joinder Agreement as the maturity date and (iii) with respect to any Other Term Loan, the date set forth in the applicable Refinancing Amendment as the maturity date.

“Term Notes” means any promissory notes of Company issued pursuant to subsection 2.1E to evidence the Term Loans of any Lenders, substantially in the form of Exhibit IV annexed hereto.

“Title Company” means one or more title insurance companies reasonably satisfactory to Administrative Agent.

“Total Utilization of Revolving Loan Commitments” means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans plus (ii) the aggregate principal amount of all outstanding Swing Line Loans plus (iii) the Letter of Credit Usage.

“Transaction” means the refinancing of all amounts outstanding under the Existing Credit Agreement (except for the Existing Letters of Credit) and other related transactions.

“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“Unasserted Obligations” means, at any time, Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (except for (i) the principal of and interest on, and fees relating to, any Indebtedness and (ii) contingent reimbursement obligations in respect of amounts that may be drawn under Letters of Credit) in respect of which no claim or demand for payment has been made (or, in the case of Obligations for indemnification, no notice for indemnification has been issued by the Indemnitee) at such time.

“Undisclosed Administration” means, with respect to any Lender, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.

42

“United Online” means United Online, Inc., a Delaware corporation.

“United States Tax Compliance Certificate” has the meaning assigned to that term in subsection 2.7B(iv)(d)(3).

“Unrestricted Subsidiary” means, at any date of determination, any Subsidiary of Company that has been designated as an Unrestricted Subsidiary by Company (in a notice by Company to Administrative Agent); provided that no Subsidiary that (i) owns any Capital Stock of Company or any Restricted Subsidiary, (ii) holds a Lien on any assets or property of Company or any Restricted Subsidiary, (iii) has, on the date of designation, assets in excess of 5% of the consolidated assets of Company and its Subsidiaries, (iv) has, on the date of designation, gross revenues in excess of 5% of the consolidated gross revenues of Company and its Subsidiaries or (v) when aggregated with all other Unrestricted Subsidiaries on the date of designation, has assets in excess of 10% of the consolidated assets of Company and its Subsidiaries or gross revenues in excess of 10% of the consolidated gross revenues of Company and its Subsidiaries (in the case of clauses (iii) through (v), based on the most recent financial statements provided by Company under subsection 6.1 and determined over the most recently ended four Fiscal Quarter period for which financial statements are available), may be designated an Unrestricted Subsidiary; and provided further that Company will be in Pro Forma Compliance after giving effect to such designation.  As of the Closing Date each of (i) FTD International Corporation, a Delaware corporation, (ii) Value Network Service, Inc., a Delaware corporation, (iii) Flowers USA, Inc., a Connecticut corporation, (iv) FTD Holdings, Incorporated, a Delaware corporation and (v) Renaissance Greeting Cards, Inc., a Maine corporation, are designated as Unrestricted Subsidiaries.  The designation of any Restricted Subsidiary as an Unrestricted Subsidiary shall not constitute an Investment by the applicable Loan Party therein.  Any Unrestricted Subsidiary may be redesignated as a Restricted Subsidiary in a notice by Company to Administrative Agent.  The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of such designation of any Indebtedness or Liens of such Subsidiary existing at such time.

“Voting Stock” means, with respect to any Person, any issued and outstanding shares of Capital Stock of such Person entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Governing Body of such Person.

“Wells Fargo” means Wells Fargo Bank, National Association.

“Wholly Owned Restricted Subsidiary” means a Restricted Subsidiary all of the Capital Stock (other than director’s qualifying shares) of which are owned by Company or any Restricted Subsidiary.

Section 1.2. Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement.  Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.  Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (ii), (iii) and (xii) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation

43

statements provided for in subsection 6.1(v)).  Calculations or determinations in connection with the definitions, covenants and other provisions of this Agreement shall utilize GAAP as in effect on the date of determination, applied in a manner consistent with that used in preparing the financial statements referred to in subsection 5.3.  If Company elects to change its accounting practices during the term of this Agreement, or if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and Company, Administrative Agent or Requisite Lenders shall so request, Administrative Agent, Lenders and Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in accounting practices or GAAP (subject to the approval of Requisite Lenders), provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP or such accounting practices prior to such change therein and Company shall provide to Administrative Agent and Lenders reconciliation statements provided for in subsection 6.1(v). Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of Company and its Restricted Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

Section 1.3.                                           Other Definitional Provisions and Rules of Construction.  A. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

B.                                      References to “Sections” and “subsections” shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.  Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

C.                                      The use in any of the Loan Documents of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

D.                                       References to any Person shall mean such Person and its successors and assigns.

E.                                         Unless otherwise expressly provided herein, references to Organizational Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto.

F.                                         For purposes of this Agreement and the other Loan Documents, where the permissibility of a transaction or determination of required actions or circumstances depends

44

upon compliance with, or is determined by reference to, amounts stated in Dollars, any requisite currency translation shall be based on the applicable Exchange Rate with respect to the date of such transaction or determination or the date Company or any of its Restricted Subsidiaries enters into a definitive agreement with respect to a transaction (as determined by Company) and shall not be affected by subsequent fluctuations in the Exchange Rate.  For purposes of determining compliance with any Dollar denominated restriction on the incurrence of Indebtedness, the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the applicable Exchange Rate with respect to the date such Indebtedness was incurred, in the case of term debt, or first committed or first incurred (whichever yields the lower Dollar-equivalent), in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated based on the applicable Exchange Rate with respect to the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the Dollar- equivalent principal amount of such refinancing Indebtedness does not exceed the Dollar-equivalent principal amount of such Indebtedness being refinanced (plus the amount of interest, fees and expenses associated therewith).  Notwithstanding any other provision of this Agreement, (i) the maximum amount of Indebtedness that Company or any Restricted Subsidiary may incur shall not be deemed to be exceeded solely as a result of fluctuations in the Exchange Rate, (ii) this provision shall not apply to the calculation of the Consolidated Net Leverage Ratio, and (iii) in the event that the Dollar-equivalent principal amount of Indebtedness that Company and its Restricted Subsidiaries has incurred exceeds the maximum amount of permitted Indebtedness under any clause of subsection 7.1 at any time as a result of fluctuations in the applicable Exchange Rate, no additional Indebtedness (other than the refinancing of existing Indebtedness as provided above) may be incurred under such clause until such maximum amount is no longer exceeded.

SECTION 2.                                                 AMOUNTS AND TERMS OF COMMITMENTS AND LOANS.

Section 2.1.                                           Commitments; Making of Loans; the Register; Optional Notes.

A.                                      Commitments.  Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, each Lender hereby severally agrees to make the Loans as described in subsections 2.1A(i) and 2.1A(ii) and Swing Line Lender hereby agrees to make the Swing Line Loans as described in subsection 2.1A(iii).

(i)                           Term Loans.  Each Lender that has a Term Loan Commitment (excluding any Incremental Term Loan Commitment or Other Term Loan Commitment) severally agrees to lend to Company on the Closing Date an amount not exceeding its Pro Rata Share of the aggregate amount of the Term Loan Commitments to be used for the purposes identified in subsection 2.5A.  The amount of each Lender’s Term Loan Commitment, as of the Closing Date, is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate amount of the Term Loan Commitment is $265,000,000; provided that the amount of the Term Loan Commitment of each Lender shall be adjusted to give effect to any assignment of such Term Loan Commitment

45

pursuant to subsection 10.1B.  Company may make only one borrowing under the Term Loan Commitments.  Amounts borrowed under this subsection 2.1A(i) and subsequently repaid or prepaid may not be reborrowed.

(ii)                        Revolving Loans.  Each Revolving Lender severally agrees, subject to the limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to lend to Company from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Revolving Loan Commitments to be used for the purposes identified in subsection 2.5A.  The original amount of each Revolving Lender’s Revolving Loan Commitment, as of the Closing Date, is set forth opposite its name on Schedule 2.1 annexed hereto and the original Revolving Loan Commitment Amount is $50,000,000; provided that the amount of the Revolving Loan Commitment of each Revolving Lender shall be adjusted to give effect to any assignment of such Revolving Loan Commitment pursuant to subsection 10.1B and shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsection 2.4.  Notwithstanding anything to the contrary contained herein, no Revolving Lender shall have any obligations to make Revolving Loans or Other Revolving Loans unless it has a Revolving Loan Commitment, Incremental Revolving Loan Commitment or an Other Revolving Loan Commitment, as applicable. Each Revolving Lender’s Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date; provided, however that the foregoing shall not apply to Incremental Revolving Loan Commitments or Other Revolving Loan Commitments, which shall expire on the relevant commitment termination date set forth in the applicable Lender Joinder Agreement or Refinancing Amendment.  Amounts borrowed under this subsection 2.1A(ii) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

Anything contained in this Agreement to the contrary notwithstanding, the Revolving Loans and the Revolving Loan Commitments shall be subject to the limitation that in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitment Amount then in effect.

(iii)                               Swing Line Loans.

(a)                            General Provisions.  Swing Line Lender hereby agrees, subject to the limitations set forth in the last paragraph of subsection 2.1A(ii) and set forth below with respect to the maximum amount of Swing Line Loans permitted to be outstanding from time to time, to make a portion of the Revolving Loan Commitments available to Company from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date by making Swing Line Loans to Company in an aggregate amount not exceeding the amount of the Swing Line Loan Commitment to be used for the

46

purposes identified in subsection 2.5A, notwithstanding the fact that such Swing Line Loans, when aggregated with Swing Line Lender’s outstanding Revolving Loans and Swing Line Lender’s Pro Rata Share of the Letter of Credit Usage then in effect, may exceed Swing Line Lender’s Revolving Loan Commitment.  The original amount of the Swing Line Loan Commitment is $5,000,000; provided that any reduction of the Revolving Loan Commitment Amount made pursuant to subsection 2.4 that reduces the Revolving Loan Commitment Amount to an amount less than the then current amount of the Swing Line Loan Commitment shall result in an automatic corresponding reduction of the amount of the Swing Line Loan Commitment to the amount of the Revolving Loan Commitment Amount, as so reduced, without any further action on the part of Company, Administrative Agent or Swing Line Lender.  The Swing Line Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans shall be paid in full no later than that date.  Amounts borrowed under this subsection 2.1A(iii) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

(b)                           Swing Line Loan Prepayment with Proceeds of Revolving Loans.  With respect to any Swing Line Loans that have not been voluntarily prepaid by Company pursuant to subsection 2.4B(i), Swing Line Lender may, at any time in its sole and absolute discretion, deliver to Administrative Agent (with a copy to Company), no later than 10:00 a.m. (San Francisco time) on the first Business Day in advance of the proposed Funding Date, a notice requesting Revolving Lenders to make Revolving Loans that are Base Rate Loans on such Funding Date in an amount equal to the amount of such Swing Line Loans (the “Refunded Swing Line Loans”) outstanding on the date such notice is given.  Company hereby authorizes the giving of any such notice and the making of any such Revolving Loans.  Anything contained in this Agreement to the contrary notwithstanding, (1) the proceeds of such Revolving Loans made by Revolving Lenders other than Swing Line Lender shall be immediately delivered by Administrative Agent to Swing Line Lender (and not to Company) and applied to repay a corresponding portion of the Refunded Swing Line Loans and (2) on the day such Revolving Loans are made, Swing Line Lender’s Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by Swing Line Lender, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note, if any, of Swing Line Lender but shall instead constitute part of Swing Line Lender’s outstanding Revolving Loans and shall be due under the Revolving Note, if any, of Swing Line Lender.  Company hereby authorizes Administrative Agent and Swing Line Lender to charge Company’s accounts with Administrative Agent and Swing Line Lender (up to the amount available in each such account) in order to immediately pay Swing Line Lender the amount of the Refunded Swing Line Loans to the extent the proceeds of such Revolving Loans made by Revolving Lenders, including the Revolving Loan deemed to be made by Swing Line Lender, are not sufficient to repay in full the Refunded Swing Line

47

Loans.  If any portion of any such amount paid (or deemed to be paid) to Swing Line Lender should be recovered by or on behalf of Company from Swing Line Lender in any bankruptcy proceeding, in any assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by subsection 10.5.

(c)                            Swing Line Loan Assignments.  On the Funding Date of each Swing Line Loan, each Revolving Lender shall be deemed to, and hereby agrees to, purchase an assignment of such Swing Line Loan in an amount equal to its Pro Rata Share.  If for any reason (1) Revolving Loans are not made upon the request of Swing Line Lender as provided in the immediately preceding paragraph in an amount sufficient to repay any amounts owed to Swing Line Lender in respect of such Swing Line Loan or (2) the Revolving Loan Commitments are terminated at a time when such Swing Line Loan is outstanding, upon notice from Swing Line Lender as provided below, each Revolving Lender shall fund the purchase of such assignment in an amount equal to its Pro Rata Share (calculated, in the case of the foregoing clause (2), immediately prior to such termination of the Revolving Loan Commitments) of the unpaid amount of such Swing Line Loan together with accrued interest thereon.  Upon one Business Day’s notice from Swing Line Lender, each Revolving Lender shall deliver to Swing Line Lender such amount in same day funds at the Funding and Payment Office.  In order to further evidence such assignment (and without prejudice to the effectiveness of the assignment provisions set forth above), each Revolving Lender agrees to enter into an Assignment Agreement at the request of Swing Line Lender in form and substance reasonably satisfactory to Swing Line Lender.  In the event any Revolving Lender fails to make available to Swing Line Lender any amount as provided in this paragraph, Swing Line Lender shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the rate customarily used by Swing Line Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate.  In the event Swing Line Lender receives a payment of any amount with respect to which other Revolving Lenders have funded the purchase of assignments as provided in this paragraph, Swing Line Lender shall promptly distribute to each such other Revolving Lender its Pro Rata Share of such payment.

(d)                           Revolving Lenders’ Obligations.  Anything contained herein to the contrary notwithstanding, each Revolving Lender’s obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to subsection 2.1A(iii)(b) and each Revolving Lender’s obligation to purchase an assignment of any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against Swing Line Lender, Company or any other Person for any reason whatsoever; (2) the occurrence or continuation of an Event of Default or a Potential Event of Default; (3) any adverse change in the business, operations, properties, assets, condition (financial

48

or otherwise) or prospects of Company or any of its Restricted Subsidiaries; (4) any breach of this Agreement or any other Loan Document by any party thereto; or (5) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that such obligations of each Revolving Lender are subject to the condition that (x) Swing Line Lender believed in good faith that all conditions under Section 4 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans, as the case may be, were satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made or (y) the satisfaction of any such condition not satisfied had been waived in accordance with subsection 10.6 prior to or at the time such Refunded Swing Line Loans or other unpaid Swing Line Loans were made.

(e)                            Defaulting Lenders.  Notwithstanding anything to the contrary contained in this subsection 2.1A(iii), the Swing Line Lender shall not be obligated to make any Swing Line Loan at a time when any other Lender is a Defaulting Lender, unless the obligation of such Defaulting Lender to fund repayments of Swing Line Loans as provided above has been reallocated to Revolving Lenders that are not Defaulting Lenders as contemplated in subsection 2.11 or the Swing Line Lender has entered into arrangements (which may include the delivery of cash collateral) with Company or such Defaulting Lender which are satisfactory to the Swing Line Lender to eliminate the Swing Line Lender’s Fronting Exposure (after giving effect to subsection 2.11C) with respect to any such Defaulting Lender.

B.                                 Borrowing Mechanics.  Loans made on any Funding Date (other than Swing Line Loans, Revolving Loans made pursuant to a request by Swing Line Lender pursuant to subsection 2.1A(iii) or Revolving Loans made pursuant to subsection 3.3B) shall be in an aggregate minimum amount of $1,000,000 and multiples of $100,000 in excess of that amount; provided that Loans made as LIBOR Rate Loans shall be in an aggregate minimum amount of $2,000,000 and multiples of $100,000 in excess of that amount.  Swing Line Loans made on any Funding Date shall be in an aggregate minimum amount of $500,000 and multiples of $100,000 in excess of that amount.  Whenever Company desires that Lenders make Term Loans or Revolving Loans it shall deliver to Administrative Agent a duly executed Notice of Borrowing no later than 11:00 a.m. (San Francisco time) at least three Business Days in advance of the proposed Funding Date (in the case of a LIBOR Rate Loan) or at least one Business Day in advance of the proposed Funding Date (in the case of a Base Rate Loan).  Whenever Company desires that Swing Line Lender make a Swing Line Loan, it shall deliver to Administrative Agent a duly executed Notice of Borrowing no later than 12:00 noon (San Francisco time) on the proposed Funding Date.  Term Loans and Revolving Loans may be continued as or converted into Base Rate Loans and LIBOR Rate Loans in the manner provided in subsection 2.2D.  In lieu of delivering a Notice of Borrowing, Company may give Administrative Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; provided that such notice shall be promptly confirmed in writing by delivery of a duly executed Notice of Borrowing to Administrative Agent on or before the applicable Funding Date.

49

Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by an Responsible Officer or other person authorized to borrow on behalf of Company or for otherwise acting in good faith under this subsection 2.1B or under subsection 2.2D, and upon funding of Loans by Lenders, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans pursuant to subsection 2.2D, in each case in accordance with this Agreement, pursuant to any such telephonic notice Company shall have effected Loans or a conversion or continuation, as the case may be, hereunder.

Company shall notify Administrative Agent prior to the funding of any Loans in the event that any of the matters to which Company is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by Company of the proceeds of any Loans shall constitute a re-certification by Company, as of the applicable Funding Date, as to the matters to which Company is required to certify in the applicable Notice of Borrowing.

Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for, or a Notice of Conversion/Continuation for conversion to, or continuation of, a LIBOR Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing or to effect a conversion or continuation in accordance therewith.

Notwithstanding the foregoing provisions of this subsection 2.1B, if Administrative Agent receives a duly executed Notice of Borrowing at least three Business Days in advance of the Closing Date, all Loans made on the Closing Date shall be LIBOR Rate Loans.  If Administrative Agent does not receive a duly executed Notice of Borrowing at least three Business Days in advance of the Closing Date, all Loans made on the Closing Date shall be Base Rate Loans.

C.                                      Disbursement of Funds.  All Term Loans and Revolving Loans shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that, except as provided in the succeeding sentence, (i) neither Administrative Agent nor any Lender shall be responsible for any default by any other Lender in that other Lender’s obligation to make a Loan requested hereunder nor (ii) shall the amount of the Commitment of any Lender to make the particular type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender’s obligation to make a Loan requested hereunder.  Promptly after receipt by Administrative Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Administrative Agent shall notify each Lender for that type of Loan or Swing Line Lender, as the case may be, of the proposed borrowing.  Each such Lender (other than Swing Line Lender) shall make the amount of its Loan available to Administrative Agent not later than 11:00 a.m. (San Francisco time) on the applicable Funding Date (provided that with respect to Loans made on the Closing Date, such time shall be 10:00 a.m. (San Francisco time), and Swing Line Lender shall make the amount of its Swing Line Loan available to Administrative Agent not later than 12:00 noon (San Francisco time) on the applicable Funding Date, in each case in same day funds in Dollars, at the Funding

50

and Payment Office.  Except as provided in subsection 2.1A(iii) and subsection 3.3B with respect to Revolving Loans used to repay Refunded Swing Line Loans or to reimburse any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsections 4.1 (in the case of Loans made on the Closing Date) and 4.2 (in the case of all Loans), Administrative Agent shall make the proceeds of such Loans available to Company on the applicable Funding Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders to be credited to the account of Company at the Funding and Payment Office.

Unless Administrative Agent shall have been notified by any Lender prior to a Funding Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender’s Loan requested on such Funding Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Funding Date and Administrative Agent may, in its sole discretion, but, shall not be obligated to, make available to Company a corresponding amount on such Funding Date.  If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate.  If such Lender does not pay such corresponding amount forthwith upon Administrative Agent’s demand therefor, Administrative Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the rate payable under this Agreement for Base Rate Loans.  Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

Anything to the contrary herein notwithstanding, all Incremental Term Loans shall be borrowed pursuant to, and in accordance with subsection 2.10, and all Other Term Loans shall be borrowed pursuant to, and in accordance with, subsection 2.12.

D.                                       The Register.  Administrative Agent, acting for these purposes solely as an agent of Company (it being acknowledged that Administrative Agent, in such capacity, and its officers, directors, employees, agent and affiliates shall constitute Indemnitees under subsection 10.3), shall maintain (and make available for inspection by Company and Lenders upon reasonable prior notice at reasonable times) at its address referred to in subsection 10.8 a register for the recordation of, and shall record, the names and addresses of Lenders and, to the extent Administrative Agent has received notice of participation, Participants and the respective amounts of the Term Loan Commitment, Revolving Loan Commitment, Swing Line Loan Commitment, Term Loan, Revolving Loans and Swing Line Loans of each Lender and, to the extent Administrative Agent has received notice of participation, Participant from time to time (the “Register”).  Company, Administrative Agent and Lenders shall, absent manifest error, deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof; all amounts owed

51

with respect to any Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof; and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.  Each Lender shall record on its internal records the amount of its Loans and Commitments and each payment in respect hereof, and any such recordation shall be conclusive and binding on Company, absent manifest error, subject to the entries in the Register, which shall, absent manifest error, govern in the event of any inconsistency with any Lender’s records.  Failure to make any recordation in the Register or in any Lender’s records, or any error in such recordation, shall not affect any Loans or Commitments or any Obligations in respect of any Loans.

E.                                      Optional Notes.  If so requested by any Lender by written notice to Company (with a copy to Administrative Agent) at least two Business Days prior to the Closing Date or at any time thereafter, Company shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to subsection 10.1) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Company’s receipt of such notice) a promissory note or promissory notes to evidence such Lender’s Term Loan, Revolving Loans or Swing Line Loans, substantially in the form of Exhibit IV or Exhibit V or Exhibit VI annexed hereto, respectively, with appropriate insertions.

Section 2.2.                                           Interest on the Loans.

A.                                      Rate of Interest.  Subject to the provisions of subsections 2.6 and 2.7, each Term Loan and each Revolving Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the LIBOR Rate.  Subject to the provisions of subsection 2.7, each Swing Line Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate.  The applicable basis for determining the rate of interest with respect to any Term Loan or any Revolving Loan shall be selected by Company initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1B (subject to the last sentence of subsection 2.1B), and the basis for determining the interest rate with respect to any Term Loan or any Revolving Loan may be changed from time to time pursuant to subsection 2.2D (subject to the last sentence of subsection 2.1B).  If on any day a Term Loan or Revolving Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

(i)                           Subject to the provisions of subsections 2.2E, 2.2G and 2.7, the Revolving Loans (excluding Other Revolving Loans and Incremental Loans) shall bear interest through maturity as follows:

52

(a)                             if a Base Rate Loan, then at the sum of the Base Rate plus the Base Rate Margin set forth in the table below opposite the applicable Consolidated Net Leverage Ratio for the four Fiscal Quarter period for which the applicable Pricing Certificate has been delivered pursuant to subsection 6.1(v); or

(b)                            if a LIBOR Rate Loan, then at the sum of the LIBOR Rate plus the LIBOR Rate Margin set forth in the table below opposite the applicable Consolidated Net Leverage Ratio for the four Fiscal Quarter period for which the applicable Pricing Certificate has been delivered pursuant to subsection 6.1(v):

	CONSOLIDATED NET LEVERAGE RATIO	LIBOR RATE MARGIN	BASE RATE MARGIN
Greater than	3.00:1.00	3.50%	2.50%
Greater than but less than or equal to	2.00:1.00 3.00:1.00	3.00%	2.00%
Greater than but less than or equal to	1.50:1.00 2.00:1.00	2.50%	1.50%
Less than or equal to:	1.50:1.00	2.00%	1.00%

provided that, for the first full Fiscal Quarter after the Closing Date, the applicable margin for Revolving Loans that are LIBOR Rate Loans shall be 3.50% per annum and for Revolving Loans that are Base Rate Loans shall be 2.50% per annum.

Notwithstanding the foregoing, in the event that any financial statement or Pricing Certificate delivered pursuant to subsection 6.1(iv) is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Base Rate Margin or LIBOR Margin, as applicable, for any period (an “Applicable Period”) than the Base Rate Margin or LIBOR Margin, as applicable, applied for such Applicable Period, then (A) Company shall immediately deliver to Administrative Agent a corrected Pricing Certificate for such Applicable Period, (B) the Base Rate Margin or LIBOR Margin, as applicable, for such Applicable Period shall be determined as if the Consolidated Net Leverage Ratio in the corrected Pricing Certificate were applicable for such Applicable Period, and (C) Company shall immediately and retroactively be obligated to pay to Administrative Agent the accrued additional interest owing as a result of such increased Base Rate Margin or LIBOR Margin, as applicable, for such Applicable Period, which payment shall be promptly applied by Administrative Agent in accordance with subsection 2.4C.  Nothing in this paragraph shall limit the rights of Administrative Agent and Lenders with respect to subsection 2.2E and subsection 8.1 nor any of their other rights under this Agreement.  Company’s obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

(ii)                        Subject to the provisions of subsections 2.2E, 2.2G and 2.7, the Term Loans (excluding Other Term Loans and Incremental Loans) shall bear interest through maturity as follows:

53

(a)                             if a Base Rate Loan, then at the sum of the Base Rate plus 2.50% per annum; or

(b)                            if a LIBOR Rate Loan, then at the sum of the LIBOR Rate plus 3.50% per annum.

(iii)                     Upon delivery of the Pricing Certificate by Company to Administrative Agent pursuant to subsection 6.1(iv), the Base Rate Margin and the LIBOR Rate Margin for Revolving Loans shall automatically be adjusted, such adjustment to become effective on the third succeeding Business Day following the receipt by Administrative Agent of such Pricing Certificate (subject to the provisions of the foregoing clauses (i) and (ii)); provided that, if at any time a Pricing Certificate is not delivered at the time required pursuant to subsection 6.1(iv), from the time such Pricing Certificate was required to be delivered until the third Business Day succeeding delivery of such Pricing Certificate, the applicable margins shall be the maximum percentage amount for the relevant Loan set forth above.

(iv)                    Subject to the provisions of subsections 2.2E, 2.2G and 2.7, the Swing Line Loans shall bear interest through maturity at the sum of the Base Rate plus the applicable Base Rate Margin for Revolving Loans minus a rate equal to the commitment fee percentage then in effect as determined pursuant to subsection 2.3A.

(v)                       Any Incremental Loans shall bear interest as set forth in the applicable Lender Joinder Agreement and any Other Loans shall bear interest as set forth in the applicable Refinancing Amendment relating to such Loans.

B.                                      Interest Periods.  In connection with each LIBOR Rate Loan, Company may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an “Interest Period”) to be applicable to such Loan, which Interest Period shall be, at Company’s option, a one, two, three or six month period (or nine or twelve month period, so long as such period is available to all applicable Lenders); provided that:

(i)                           the initial Interest Period for any LIBOR Rate Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a LIBOR Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a LIBOR Rate Loan;

(ii)                        in the case of immediately successive Interest Periods applicable to a LIBOR Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

(iii)                     if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but

54

is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

(iv)                    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

(v)                       no Interest Period with respect to any portion of the Initial Term Loans shall extend beyond the Term Loan Maturity Date and no Interest Period with respect to any portion of the Revolving Loans subject to Revolving Loan Commitments in existence on the Closing Date shall extend beyond the Revolving Loan Commitment Termination Date;

(vi)                    no Interest Period with respect to any type of Term Loans shall extend beyond a date on which Company is required to make a scheduled payment of principal of such type of Term Loans, unless the sum of (a) the aggregate principal amount of such type of Term Loans that are Base Rate Loans plus (b) the aggregate principal amount of such type of Term Loans that are LIBOR Rate Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on such type of Term Loans on such date;

(vii)                 there shall be no more than twelve Interest Periods outstanding at any time; and

(viii)              in the event Company fails to specify an Interest Period for any LIBOR Rate Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Company shall be deemed to have selected an Interest Period of one month.

C.                                      Interest Payments.  Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity of that Loan (including final maturity of that Loan); provided that, in the event any Swing Line Loans or any Revolving Loans that are Base Rate Loans are prepaid pursuant to subsection 2.4B(i), interest accrued on such Loans through the date of such prepayment shall be payable on the next succeeding Interest Payment Date applicable to Base Rate Loans (or, if earlier, at final maturity).

D.                                       Conversion or Continuation.  Subject to the provisions of subsection 2.6, Company shall have the option (i) to convert at any time all or any part of its outstanding Term Loans or Revolving Loans equal to $2,000,000 and multiples of $100,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or (ii) upon the expiration of any Interest Period applicable to a LIBOR Rate Loan, to continue all or any portion of such Loan equal to $2,000,000 and multiples of $100,000 in excess of that amount as a LIBOR Rate Loan; provided,

55

however, that a LIBOR Rate Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto.

Company shall deliver a duly executed Notice of Conversion/Continuation to Administrative Agent no later than 11:00 a.m. (San Francisco time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a LIBOR Rate Loan).  In lieu of delivering a Notice of Conversion/Continuation, Company may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; provided that such notice shall be promptly confirmed in writing by delivery of a duly executed Notice of Conversion/Continuation to Administrative Agent on or before the proposed conversion/continuation date.  Administrative Agent shall notify each Lender of any Loan subject to a Notice of Conversion/Continuation.

E.                                      Default Rate.  From and after the occurrence and during the continuation of any Event of Default under subsection 8.6 or 8.7 and from and after the occurrence and during the continuation of any Event of Default under subsection 8.1, upon election by Administrative Agent or Requisite Lenders, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder shall, commencing with the date of the occurrence of such Event of Default and continuing until all overdue amounts are paid, bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand by Administrative Agent at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans that are Revolving Loans); provided that, in the case of LIBOR Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such LIBOR Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans.  Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

F.                                     Computation of Interest.  Interest on the Loans shall be computed (i) in the case of Base Rate Loans based on the Prime Rate, on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of LIBOR Rate Loans and Base Rate Loans based on the Federal Funds Effective Rate or the LIBOR Rate, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues.  In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a LIBOR Rate Loan, the date of conversion of such LIBOR Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a LIBOR Rate

56

Loan, the date of conversion of such Base Rate Loan to such LIBOR Rate Loan, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.

G.                                        Maximum Rate.  Notwithstanding the foregoing provisions of this subsection 2.2, in no event shall the rate of interest payable by Company with respect to any Loan exceed the maximum rate of interest permitted to be charged under applicable law.

Section 2.3.                                           Fees.

A.                                      Commitment Fees.  Company agrees to pay to Administrative Agent, for distribution to each Revolving Lender in proportion to that Lender’s Pro Rata Share, commitment fees for the period from and including the Closing Date to and excluding the Revolving Loan Commitment Termination Date equal to the average of the daily excess of the Revolving Loan Commitment Amount over the sum of (i) the aggregate principal amount of outstanding Revolving Loans (but not any outstanding Swing Line Loans) plus (ii) the Letter of Credit Usage multiplied by a rate per annum equal to the percentage set forth in the table below opposite the Consolidated Net Leverage Ratio for the four Fiscal Quarter period for which the applicable Pricing Certificate has been delivered pursuant to subsection 6.1(iv):

	Consolidated Net Leverage Ratio	Commitment Fee Percentage

Greater than	3.00:1.00	0.50%
Greater than but less than or equal to	2.00:1.00 3.00:1.00	0.45%
Greater than but less than or equal to	1.50:1.00 2.00:1.00	0.35%
Less than or equal to	1.50:1.00	0.30%

such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date, and on the Revolving Loan Commitment Termination Date; provided that for the first full Fiscal Quarter after the Closing Date, the applicable commitment fee percentage shall be 0.50% per annum.  Upon delivery of the Pricing Certificate by Company to Administrative Agent pursuant to subsection 6.1(iv), the applicable commitment fee percentage shall automatically be adjusted, such adjustment to become effective on the third succeeding Business Day following the receipt by Administrative Agent of such Pricing Certificate; provided that, if at any time a Pricing Certificate is not delivered at the time required pursuant to subsection 6.1(v), from the time such Pricing Certificate was required to be delivered until delivery of such Pricing Certificate, the applicable commitment fee percentage shall be the maximum percentage amount set forth above.

Notwithstanding the foregoing, in the event that any financial statement or Pricing Certificate delivered pursuant to subsection 6.1(iv) is shown to be inaccurate and such inaccuracy, if corrected, would have led to the application of a higher commitment fee percentage for any

57

Applicable Period than the commitment fee percentage applied for such Applicable Period, then (A) Company shall immediately deliver to Administrative Agent a corrected Pricing Certificate for such Applicable Period, (B) the commitment fee percentage for such Applicable Period shall be determined as if the Consolidated Net Leverage Ratio in the corrected Pricing Certificate were applicable for such Applicable Period, and (z) Company shall immediately and retroactively be obligated to pay to Administrative Agent the accrued additional fees owing as a result of such increased commitment fee percentage for such Applicable Period, which payment shall be promptly applied by Administrative Agent in accordance with subsection 2.4C.  Nothing in this paragraph shall limit the rights of Administrative Agent and Lenders with respect to subsection 2.2E and subsection 8.1 nor any of their other rights under this Agreement.  Company’s obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

B.                                      Other Fees.  Company agrees to pay to Administrative Agent such fees in the amounts and at the times separately agreed upon between Company and Administrative Agent.

Section 2.4.                                           Repayments, Prepayments and Reductions of Revolving Loan Commitment Amount; General Provisions Regarding Payments; Application of Proceeds of Collateral and Payments Under Guaranty.

A.                                      Scheduled Payments of Term Loans.

(i)                           Scheduled Payments of Initial Term Loans.  Company shall make principal payments on the Initial Term Loans in installments on the dates and in the amounts set forth below:

DATE	SCHEDULED REPAYMENT
September 30, 2011	$662,500
December 31, 2011	$662,500

March 31, 2012	$662,500
June 30, 2012	$662,500
September 30, 2012	$662,500
December 31, 2012	$662,500

March 31, 2013	$662,500
June 30, 2013	$662,500
September 30, 2013	$662,500
December 31, 2013	$662,500

March 31, 2014	$662,500
June 30, 2014	$662,500
September 30, 2014	$662,500
December 31, 2014	$662,500

March 31, 2015	$662,500

58

DATE	SCHEDULED REPAYMENT
June 30, 2015	$662,500
September 30, 2015	$662,500
December 31, 2015	$662,500

March 31, 2016	$662,500
June 30, 2016	$662,500
September 30, 2016	$662,500
December 31, 2016	$662,500

March 31, 2017	$662,500
June 30, 2017	$662,500
September 30, 2017	$662,500
December 31, 2017	$662,500

March 31, 2018	$662,500

Term Loan Maturity Date	$247,112,500

provided that the scheduled installments of principal of the Initial Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Term Loans in accordance with subsection 2.4B(iv); and provided, further that the Initial Term Loans and all other amounts owed hereunder with respect to the Initial Term Loans shall be paid in full no later than the Term Loan Maturity Date, and the final installment payable by Company in respect of the Initial Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Initial Term Loans.

(ii)                        Scheduled Payments of Incremental Term Loans and Other Term Loans.  Anything to the contrary contained herein notwithstanding, Company shall repay (x) the aggregate outstanding principal amount of each Incremental Term Loan (if any) as determined pursuant to, and in accordance with, subsection 2.10, and (y) the aggregate outstanding principal amount of each Other Term Loan (if any) as determined pursuant to, and in accordance with, subsection 2.12.

B.                                      Prepayments and Unscheduled Reductions in Revolving Loan Commitment Amount.

(i)                           Voluntary Prepayments.  Company may, upon written or telephonic notice to Administrative Agent on or prior to 11:00 a.m. (San Francisco time) on the date of prepayment, which notice, if telephonic, shall be promptly confirmed in writing, at any time and from time to time prepay any Swing Line Loan on any Business Day in whole or in part in an aggregate minimum amount of $500,000 (or such lesser amount then outstanding) and multiples of $100,000 in excess of that amount.  Company may, upon not less than one Business Day’s prior written or telephonic notice, in the case of Base Rate Loans, and three Business Days’ prior written or telephonic notice, in the case of LIBOR Rate Loans, in each case given to Administrative Agent by 11:00 a.m. (San

59

Francisco time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent, who will promptly notify each Lender whose Loans are to be prepaid of such prepayment, at any time and from time to time prepay any Term Loans or Revolving Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 and multiples of $100,000 in excess of that amount.  All written notices delivered pursuant to this subsection 2.4B(i) shall be in the form of a Notice of Prepayment and all notices whether written or telephonic delivered pursuant to this subsection 2.4B(i) shall be irrevocable, and once given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein.  Any such voluntary prepayment shall be applied as specified by Company in the applicable Notice of Prepayment.

(ii)                        Loan Call Protection.  In the event that, prior to the first anniversary of the Closing Date, there shall occur any amendment, amendment and restatement or other modification of this Agreement that reduces the interest rate with respect to any Initial Term Loans or any prepayment or refinancing of any Initial Term Loans, in whole or in part with proceeds of Indebtedness having a lower total yield (after giving effect to any premiums paid on such Indebtedness (including any OID or upfront fees (with OID and upfront fees being equated to interest based on the lesser of (A) an assumed four-year life to maturity and (B) the weighted average life of such Indebtedness)) than the total yield for the Initial Term Loans as of the Closing Date (other than any such amendments, amendments and restatements, modifications, prepayments or refinancings made in connection with a Change of Control or an acquisition), each such amendment, amendment and restatement, modification, prepayment or refinancing, as the case may be, shall be accompanied by a fee or prepayment premium, as applicable, equal to 1.00% of the outstanding principal amount of the Initial Term Loans affected by such amendment, amendment and restatement or modification, or subject to such prepayment or refinancing.

(iii)                     Voluntary Reductions of Revolving Loan Commitments.  Company may, upon not less than three Business Days’ prior written or telephonic notice confirmed in writing to Administrative Agent, or upon such lesser number of days’ prior written or telephonic notice, as determined by Administrative Agent in its sole discretion, at any time and from time to time, terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitment Amount in an amount up to the amount by which the Revolving Loan Commitment Amount exceeds the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction; provided that any such partial reduction of the Revolving Loan Commitment Amount shall be in an aggregate minimum amount of $3,000,000 and multiples of $1,000,000 in excess of that amount (or if less than $1,000,000, the amount of the Revolving Loan Commitments).  Company’s notice to Administrative Agent (who will promptly notify each Revolving Lender of such notice) shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction shall be effective on the date specified in Company’s notice and shall reduce the amount of the Revolving Loan Commitment of each Revolving Lender

60

proportionately to its Pro Rata Share.  Any such voluntary reduction of the Revolving Loan Commitment Amount shall be applied as specified in subsection 2.4B(v).

(iv)                             Mandatory Prepayments and Mandatory Reductions of Revolving Loan Commitments.  The Loans shall be prepaid and/or the Revolving Loan Commitment Amount shall be permanently reduced in the amounts and under the circumstances set forth below, all such prepayments and/or reductions to be applied as set forth below or as more specifically provided in subsection 2.4B(v) and subsection 2.4D:

(a)                             Prepayments and Reductions From Net Asset Sale Proceeds.  No later than the fifth Business Day following the date of receipt by Company or any Restricted Subsidiary of any Net Asset Sale Proceeds in respect of any Asset Sale, Company shall either (1) prepay the Loans and/or the Revolving Loan Commitment Amount shall be permanently reduced in an aggregate amount equal to such Net Asset Sale Proceeds or (2), so long as no Event of Default shall have occurred and be continuing, deliver to Administrative Agent an Officer’s Certificate setting forth that portion of such Net Asset Sale Proceeds that, subject to subsection 7.3, Company or such Restricted Subsidiary intends to reinvest in equipment or other assets related to the business conducted by Company and its Restricted Subsidiaries (directly or through the acquisition of Capital Stock of a Person that owns such assets) within 360 days of such date of receipt, and Company shall, or shall cause one or more of its Restricted Subsidiaries to (A) apply such portion to such reinvestment purposes or (B) no later than 360 days after receipt of such Net Asset Sale Proceeds make a prepayment of the Loans (and/or the Revolving Loan Commitment Amount shall be permanently reduced) in an amount equal to 100% of such Net Asset Sale Proceeds that are not so reinvested.

(b)                            Prepayments and Reductions from Net Insurance/Condemnation Proceeds.  No later than the fifth Business Day following the date of receipt by Administrative Agent or by Company or any Restricted Subsidiary of any Net Insurance/Condemnation Proceeds that are required to be applied to prepay the Loans and/or reduce the Revolving Loan Commitment Amount pursuant to the provisions of subsection 6.4C, Company shall prepay the Loans and/or the Revolving Loan Commitment Amount shall be permanently reduced in an aggregate amount equal to 100% of the amount of such Net Insurance/Condemnation Proceeds.

(c)                             Prepayments and Reductions Due to Issuance of Indebtedness.  On the date of receipt of the Net Securities Proceeds from the issuance of any Indebtedness of Holdings, Company or any Restricted Subsidiary after the Closing Date, other than Indebtedness permitted pursuant to subsection 7.1 (except as set forth in subsection 2.12 and 7.1(i) in which case the Net Securities Proceeds shall be applied as set forth in such subsection notwithstanding anything to the contrary contained in this subsection 2.4), Company shall prepay the Loans and/or the

61

Revolving Loan Commitment Amount shall be permanently reduced in an aggregate amount equal to 100% of such Net Securities Proceeds.

(d)                            Prepayments and Reductions from Consolidated Excess Cash Flow.  In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with Fiscal Year 2012), Company shall, no later than 105 days after the end of such Fiscal Year, prepay the Loans and/or the Revolving Loan Commitment Amount shall be permanently reduced in an aggregate amount equal to (i) 50% of such Consolidated Excess Cash Flow minus (ii) voluntary prepayments of the Loans made during such Fiscal Year (with (1) the amount of any such voluntary prepayments resulting from repurchase of Term Loans by Company pursuant to subsection 2.4B(vi) to be based on the amount of the applicable Competitive Bid and (2) any repayments of Revolving Loans or Swing Line Loans to be excluded, except to the extent the Revolving Commitments are permanently reduced in connection with such repayments); provided that any voluntary prepayments of the Loans during any Fiscal Year in excess of 50% or 25%, as the case may be, of Consolidated Excess Cash Flow for such Fiscal Year shall reduce, on a dollar for dollar basis, the required prepayments under this subsection 2.4B(iii)(d) in subsequent Fiscal Years; provided that for any Fiscal Year in which the Consolidated Net Leverage Ratio as of the last day of such Fiscal Year is less than or equal to 2.50:1.00, the amount in clause (i) shall be reduced to 25%; provided further that for any Fiscal Year in which the Consolidated Net Leverage Ratio as of the last day of such Fiscal Year is less than or equal to 2.00:1.00, no prepayment shall be required under this subsection 2.4B(iii)(d).

(e)                             Calculations of Net Proceeds Amounts; Additional Prepayments and Reductions Based on Subsequent Calculations.  Concurrently with any prepayment of the Loans and/or reduction of the Revolving Loan Commitment Amount pursuant to subsections 2.4B(iii)(a)-(d), Company shall deliver to Administrative Agent an Officer’s Certificate demonstrating the calculation of the amount of the applicable Net Asset Sale Proceeds, Net Insurance/Condemnation Proceeds, Net Securities Proceeds, or Consolidated Excess Cash Flow, as the case may be, that gave rise to such prepayment and/or reduction.  In the event that Company shall subsequently determine that the actual amount was greater than the amount set forth in such Officer’s Certificate, Company shall promptly make an additional prepayment of the Loans (and/or, if applicable, the Revolving Loan Commitment Amount shall be permanently reduced) in an amount equal to the amount of such excess, and Company shall concurrently therewith deliver to Administrative Agent an Officer’s Certificate demonstrating the derivation of the additional amount resulting in such excess.

(f)                            Prepayments Due to Reductions or Restrictions of Revolving Loan Commitment Amount.  Company shall from time to time prepay first the Swing Line Loans and second the Revolving Loans (and, after prepaying all Revolving Loans, Cash collateralize any outstanding Letters of Credit by depositing the

62

requisite amount in the Collateral Account) to the extent necessary so that the Total Utilization of Revolving Loan Commitments shall not at any time exceed the Revolving Loan Commitment Amount then in effect.  At such time as the Total Utilization of Revolving Loan Commitments shall be equal to or less than the Revolving Loan Commitment Amount, if no Event of Default has occurred and is continuing, to the extent any Cash collateral was provided by Company and has not been applied to any Obligations as provided in the Security Agreement, such amount may, at the request of Company, be released to Company.

(v)                            Application of Prepayments and Unscheduled Reductions of Revolving Loan Commitment Amount.

(a)                             Application of Voluntary Prepayments by Type of Loans and Order of Maturity.  Any voluntary prepayments pursuant to subsection 2.4B(i) shall be applied as specified by Company in the applicable Notice of Prepayment; provided that any voluntary prepayments of Term Loans must be applied to prepay the Term Loans, any Incremental Term Loans, any Other Term Loans and Extended Term Loans (or reduce any Revolving Loan Commitments, Incremental Revolving Loan Commitments, Other Revolving Loan Commitments and Extended Revolving Loan Commitments) on a pro rata basis (in accordance with the respective outstanding principal amounts thereof), except to the extent such payments are not required to be applied on a pro rata basis to Incremental Term Loans, Other Term Loans or Extended Term Loans (or Incremental Revolving Loan Commitments, Other Revolving Loan Commitments and Extended Revolving Loan Commitments) as provided in the applicable Lender Joinder Agreement, Refinancing Amendment or Extension.  In the event Company fails to specify the Loans to which any such prepayment shall be applied, (1) such prepayment shall be applied first to repay outstanding Swing Line Loans to the full extent thereof, second to repay outstanding Revolving Loans to the full extent thereof, and third to repay outstanding Term Loans to the full extent thereof and (2) such prepayment shall be applied to prepay the Initial Term Loans (and to the extent required by the terms thereof, any Other Term Loans or Incremental Term Loans) on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) and to reduce the scheduled installments of principal thereof set forth in subsection 2.4A(i), and if not otherwise specified in the applicable Notice of Prepayment, (i) first, in forward chronological order for the next succeeding 12 months and (ii) thereafter, on a pro rata basis (in accordance with the respective outstanding principal amounts thereof).

(b)                            Application of Mandatory Prepayments by Type of Loans.  Except as provided in subsection 2.4D, any amount required to be applied as a mandatory prepayment of the Loans and/or a reduction of the Revolving Loan Commitment Amount pursuant to subsections 2.4B(iv)(a)-(d) shall be applied first to prepay the Initial Term Loans (and to the extent required by the terms thereof, any Incremental Term Loans, Other Term Loans and Extended Term Loans)) to the full extent thereof, second, to the extent of any remaining portion of such amount,

63

to prepay the Swing Line Loans to the full extent thereof and to permanently reduce the Revolving Loan Commitment Amount by the amount of such prepayment, third, to the extent of any remaining portion of such amount, to prepay the Revolving Loans to the full extent thereof and to further permanently reduce the Revolving Loan Commitment Amount by the amount of such prepayment, and fourth, to the extent of any remaining portion of such amount, to further permanently reduce the Revolving Loan Commitment Amount to the full extent thereof, provided that to the extent any such reduction of the Revolving Loan Commitment Amount would result in the Total Utilization of Revolving Loan Commitments exceeding the Revolving Loan Commitment Amount, Company promptly shall Cash collateralize outstanding Letters of Credit by depositing the requisite amount in the Collateral Account.  Any mandatory reduction of the Revolving Loan Commitment Amount pursuant to this subsection 2.4B shall be in proportion to each Revolving Lender’s Pro Rata Share.

(c)                            Application of Mandatory Prepayments of Term Loans to Term Loans and the Scheduled Installments of Principal Thereof.  Except as provided in subsection 2.4D, any mandatory prepayments of the Term Loans pursuant to subsection 2.4B(iii) shall be applied to prepay the Initial Term Loans (and, to the extent required by the terms thereof, any Incremental Term Loans, Other Term Loans or Extended Term Loans) on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) and shall be applied to reduce the scheduled installments of principal thereof set forth in subsection 2.4A(i) on a pro rata basis (in accordance with the respective outstanding principal amounts thereof).

(d)                           Application of Prepayments to Base Rate Loans and LIBOR Rate Loans.  Considering Term Loans and Revolving Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to LIBOR Rate Loans, in each case in a manner that minimizes the amount of any payments required to be made by Company pursuant to subsection 2.6D.

(vi)                             Repurchase of Term Loans by Holdings and its Restricted Subsidiaries.

(a)                            Subject to the terms and conditions set forth herein, so long as the Term Loans remain outstanding and Company can demonstrate that, at the time it submits a Competitive Bid Request, the sum of (1) Cash and Cash Equivalents, plus (2) the aggregate unused Revolving Loan Commitments of all Revolving Lenders at such time is equal to at least $20,000,000, Company may request one or more Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids to repurchase any outstanding Term Loans.  Immediately upon any such repurchase by Holdings, Company or their respective Subsidiaries, such repurchased Term Loans shall be deemed repaid in full for all purposes hereunder.  To request Competitive Bids, Company shall notify Administrative Agent and the Lenders of such request by written notice, substantially in the form of Exhibit XIV

64

(each a “Competitive Bid Request”).  Each Competitive Bid Request shall include the date selected by Company on or prior to which all Competitive Bids with respect to such Competitive Bid Request must be received by Administrative Agent (such date, the “Competitive Bid Submission Deadline”); provided, that with respect to any Competitive Bid Request, the Competitive Bid Submission Deadline selected by Company shall in no event be later than 60 days after the date of such Competitive Bid Request.

(b)                            Each Lender may (but shall not have any obligation to) make one or more Competitive Bids to Company in response to a Competitive Bid Request.  Each Competitive Bid must be substantially in the form of Exhibit XV and shall be submitted to both Administrative Agent and Company.  Each Competitive Bid shall include the following:  (1) the aggregate principal amount of Term Loans such Lender is willing to sell; and (2) the price at which such Lender is willing to sell such Term Loans (expressed as a percentage of par value) (such price, the “Competitive Bid Price”).  Once submitted, a Competitive Bid may not be revoked by a Lender.

(c)                             Subject to the restrictions of this paragraph, Company may accept or reject any Competitive Bid.  Company shall notify Administrative Agent by telephone, followed by written notice, whether and to what extent it has decided to accept or reject each Competitive Bid within five Business Days after the applicable Competitive Bid Submission Deadline; provided, that (w) the failure of Company to give such notice shall be deemed to be a rejection of each Competitive Bid; (x) Company shall not accept a Competitive Bid made at a particular Competitive Bid Price if Company rejects a Competitive Bid made at a lower or the same Competitive Bid Price; (y) the aggregate amount of Term Loans that Holdings, Company or their respective Subsidiaries or any Affiliated Lender shall be entitled to repurchase pursuant to all Competitive Bids accepted by Company shall not at any time exceed 25% of the aggregate amount of all Term Loans advanced pursuant to this Agreement; and (z) Company may accept Competitive Bids at the same Competitive Bid Price in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Price, shall be made pro rata in accordance with the amount of each such Competitive Bid.  A notice given by Company pursuant to this paragraph shall be irrevocable.

(d)                            Following Administrative Agent’s receipt of written notice from Company as to which Competitive Bids have been accepted, Administrative Agent shall promptly notify each Lender whether or not its Competitive Bid has been accepted (and if so, the amount and the Competitive Bid Price accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to sell the agreed upon Term Loans to Holdings, Company or any of their respective Subsidiaries or any Affiliated Lender, as the case may be, at the Competitive Bid Price on the second Business Day following the notice provided to such successful bidder under this paragraph.

65

(e)                             Company may not use proceeds of Revolving Loans to effect such Term Loan repurchases.

C.                                      General Provisions Regarding Payments.

(i)                           Manner and Time of Payment.  All payments by Company of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 noon (San Francisco time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day.

(ii)                        Application of Payments to Principal and Interest.  Except as provided in subsection 2.2C, all payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments shall be applied to the payment of interest before application to principal.

(iii)                     Apportionment of Payments.  Aggregate payments of principal and interest shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders’ respective Pro Rata Shares.  Administrative Agent shall promptly distribute to each Lender, at the account specified in the payment instructions delivered to Administrative Agent by such Lender, its Pro Rata Share of all such payments received by Administrative Agent and the commitment fees and letter of credit fees of such Lender, if any, when received by Administrative Agent pursuant to subsections 2.3 and 3.2. Notwithstanding the foregoing provisions of this subsection 2.4C(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any LIBOR Rate Loans, Administrative Agent shall give effect thereto in apportioning interest payments received thereafter.

(iv)                    Payments on Business Days.  Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

(v)                       Notation of Payment.  Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of Company hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

66

D.                                       Application of Proceeds of Collateral and Payments after Event of Default.  Upon the occurrence and during the continuation of an Event of Default, if requested by Requisite Lenders, or upon acceleration of the Obligations pursuant to Section 8, (a) all payments received by Administrative Agent, whether from Company, Holdings or any Subsidiary Guarantor or otherwise, and (b) all proceeds received by Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral under any Collateral Document may, in the discretion of Administrative Agent, be held by Administrative Agent as Collateral for, and/or (then or at any time thereafter) applied in full or in part by Administrative Agent, in each case in the following order of priority:

(i)                           to the payment of all costs and expenses of such sale, collection or other realization, all other expenses, liabilities and advances made or incurred by Administrative Agent in connection therewith, and all amounts for which Administrative Agent is entitled to compensation (including the fees described in subsection 2.3), reimbursement and indemnification under any Loan Document and all advances made by Administrative Agent thereunder for the account of the applicable Loan Party, and to the payment of all costs and expenses paid or incurred by Administrative Agent in connection with the Loan Documents, all in accordance with subsections 9.4, 10.2 and 10.3 and the other terms of this Agreement and the Loan Documents;

(ii)                        thereafter, to the payment of all other Obligations and obligations of Loan Parties under any Hedge Agreement between a Loan Party and a Swap Counterparty for the ratable benefit of the holders thereof (subject to the provisions of subsection 2.4C(ii) hereof); and

(iii)                     thereafter, to the payment to or upon the order of such Loan Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

Section 2.5.                                           Use of Proceeds.

A.                                      Loans.  The proceeds of the Loans made on the Closing Date shall be applied by Company (i) to refinance certain existing Indebtedness, (ii) to pay fees, commissions and expenses in connection with the refinancing and (iii) for working capital and other general corporate purposes (including Permitted Acquisitions, Investments and Restricted Junior Payments permitted hereunder), which may include the making of intercompany loans to any of Company’s wholly-owned Restricted Subsidiaries, in accordance with subsection 7.1(iv), for their own general corporate purposes.  The proceeds of the Loans made after the Closing Date shall be applied by Company for working capital and other general corporate purposes (including Permitted Acquisitions, Investments and Restricted Junior Payments permitted hereunder), which may include the making of intercompany loans to any of Company’s wholly-owned Restricted Subsidiaries, in accordance with subsection 7.1(iv), for their own general corporate purposes, and may also be applied to pay fees, commissions and expenses relating thereto.

B.                                      Margin Regulations.  No portion of the proceeds of any borrowing under this Agreement shall be used by Company or any of its Restricted Subsidiaries in any manner that

67

might cause the borrowing or the application of such proceeds to violate Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

Section 2.6.                                           Special Provisions Governing LIBOR Rate Loans.  Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to LIBOR Rate Loans as to the matters covered:

A.                                      Determination of Applicable Interest Rate.  On each Interest Rate Determination Date, Administrative Agent shall determine in accordance with the terms of this Agreement (which determination shall, absent manifest error, be conclusive and binding upon all parties) the interest rate that shall apply to the LIBOR Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each applicable Lender.

B.                                      Inability to Determine Applicable Interest Rate.  In the event that (i) Administrative Agent shall have determined (which determination shall be conclusive and binding upon all parties hereto), on any Interest Rate Determination Date that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of LIBOR Rate or (ii) Requisite Lenders shall have reasonably determined (in a manner consistent with banking industry practices) that the LIBOR Rate does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during any Interest Period, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (a) no Loans may be made as, or converted to, LIBOR Rate Loans until such time as Administrative Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist and (b) any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be for a Base Rate Loan.

C.                                      Illegality or Impracticability of LIBOR Rate Loans.  In the event that on any date any Lender shall have determined (which determination shall be conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Administrative Agent) that the making, maintaining or continuation of its LIBOR Rate Loans (or Base Rate Loans as to which the interest rate is determined with reference to the LIBOR Rate) (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an “Affected Lender” and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Administrative Agent of such determination.  Administrative Agent shall promptly notify each other Lender of the receipt of such notice.  Thereafter (a) the obligation of the Affected Lender to

68

make Loans as, or to convert Loans to, LIBOR Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a LIBOR Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan (with such Base Rate Loan as to which the interest rate is not determined with reference to the LIBOR Rate), (c) the Affected Lender’s obligation to maintain its outstanding LIBOR Rate Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, (d) the Affected Loans shall automatically convert into Base Rate Loans (with such Base Rate Loan as to which the interest rate is not determined with reference to the LIBOR Rate) on the date of such termination, and (e) Base Rate Loans shall not be determined with reference to the LIBOR Rate.  Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a LIBOR Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Company shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above.  Administrative Agent shall promptly notify each other Lender of the receipt of such notice.  Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, LIBOR Rate Loans in accordance with the terms of this Agreement.

D.                                       Compensation For Breakage or Non-Commencement of Interest Periods.  Company shall compensate each Lender, upon written request by that Lender pursuant to subsection 2.8, for all reasonable losses, expenses and liabilities (including any interest paid by that Lender to lenders of funds borrowed by it to make or carry its LIBOR Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profit) which that Lender has sustained: (i) if for any reason (other than a default by that Lender) a borrowing of any LIBOR Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request therefor, or a conversion to or continuation of any LIBOR Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request therefor; (ii) if any prepayment or other principal payment or any conversion of any of its LIBOR Rate Loans (including any prepayment or conversion occasioned by the circumstances described in subsection 2.6C) occurs on a date prior to the last day of an Interest Period applicable to that Loan; (iii) if any prepayment of any of its LIBOR Rate Loans is not made on any date specified in a Notice of Prepayment given by Company; or (iv) as a consequence of any other default by Company in the repayment of its LIBOR Rate Loans when required by the terms of this Agreement.

E.                                      Booking of LIBOR Rate Loans.  Any Lender may make, carry or transfer LIBOR Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

69

F.                                     Assumptions Concerning Funding of LIBOR Rate Loans.  Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had funded each of its LIBOR Rate Loans through the purchase of a LIBOR deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of LIBOR Rate in an amount equal to the amount of such LIBOR Rate Loan and having a maturity comparable to the relevant Interest Period, whether or not its LIBOR Rate Loans had been funded in such manner.

G.                                        LIBOR Rate Loans After Default.  From and after the occurrence and during the continuation of any Event of Default, upon election by Administrative Agent or Requisite Lenders, (i) Company may not elect to have a Loan be made or maintained as, or converted to, a LIBOR Rate Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be for a Base Rate Loan or, if the conditions to making a Loan set forth in subsection 4.1 cannot then be satisfied, to be rescinded by Company.

Section 2.7.                                           Increased Costs; Capital Adequacy.

A.                                      Compensation for Increased Costs.  Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Lender (including any Issuing Lender) shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any Change in Law:

(i)                           subjects such Lender to any additional tax of any kind whatsoever with respect to this Agreement or any of its obligations hereunder (including with respect to issuing or maintaining any Letters of Credit or purchasing or maintaining any participations therein or maintaining any Commitment hereunder) or any payments to such Lender of principal, interest, fees or any other amount payable hereunder (except for the imposition of, or any change in the rate of, any Excluded Tax withholdable against or payable by such Lender);

(ii)                        imposes, modifies or holds applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to LIBOR Rate Loans that are reflected in the definition of LIBOR Rate);

(iii)                     imposes any other condition (other than with respect to Taxes, which shall be governed solely by subsection 2.7B) on or affecting such Lender or its obligations hereunder or the London interbank market; or

70

(iv)                    regarding capital adequacy has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender’s Loans or Commitments or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for a Change in Law (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy);

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining its Loans or Commitments or agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Lender with respect thereto; then, in any such case, Company shall promptly pay to such Lender, upon receipt of the statement referred to in subsection 2.8A, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder.  Notwithstanding the foregoing, this subsection will not apply to any Taxes already indemnified by Company pursuant to subsection 2.7B.

B.                                      Taxes.

(i)                           Payments to Be Free and Clear.  Any and all payments by or on account of any obligation of Company under this Agreement and the other Loan Documents shall (except to the extent required by law) be made free and clear of, and without any deduction or withholding on account of, any Indemnified Taxes or Other Taxes.

(ii)                        Grossing-up of Payments.  If Company is required by law to make any deduction or withholding on account of any Indemnified Taxes or Other Taxes from any sum paid or payable by Company to Administrative Agent or any Lender under any of the Loan Documents:

(a)                             Company shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it;

(b)                            Company shall pay, or cause to be paid, any such tax to the relevant Government Authority before the date on which penalties attach thereto;

(c)                             unless such Tax is an Excluded Tax, the sum payable by Company shall be increased to the extent necessary to ensure that, after making the required deductions (including deductions other than an Excluded Tax applicable to additional sums payable under this subsection 2.7B(ii)), Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to the sum it would have received had no such deduction been required or made, provided, with respect to any United States Federal withholding tax, no such

71

additional amount shall be required to be paid to any Lender (other than a Lender that becomes a Lender pursuant to subsection 2.6C) except to the extent that any Change in Law after the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or after the date such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the Closing Date or at the date such Lender became a Lender, as the case may be, in respect of payments to such Lender; provided that additional amounts shall be payable to a Lender to the extent such Lender’s assignor was entitled to receive such additional amounts; and

(d)                            within 30 days after paying any sum from which it is required by clause (b) above to pay, Company shall, upon the written request of Administrative Agent, deliver to Administrative Agent documentation reasonably satisfactory to the other affected parties to evidence the payment and its remittance to the relevant Government Authority.

(iii)                               Indemnification by Company.  Company shall indemnify Administrative Agent and each Lender, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by Administrative Agent or such Lender, as the case may be (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under subsection 2.7B(ii) other than an Excluded Tax) and any reasonable expenses arising therefrom or with respect thereto.  With respect to any such payments made by Administrative Agent or such Lender paid pursuant to an assessment by a Government Authority, such indemnification shall be made within the proscribed period, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Government Authority.  A certificate containing reasonable details as to the amount of such payment or liability delivered to Company by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.  For the avoidance of doubt, any amount paid pursuant to this subsection 2.7B(iii) shall not be in duplication of any amounts paid pursuant to any other clause of this subsection 2.7B.

(iv)                             Evidence of Exemption from Withholding Tax.

(a)                             Any Lender shall deliver such forms or other documentation prescribed by applicable law or reasonably requested by Company or Administrative Agent as will enable Company or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements;

(b)                            Any Foreign Lender shall deliver to Company and Administrative Agent, on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter, as may be necessary in the determination of Company or Administrative Agent, each in the reasonable

72

exercise of its discretion), such properly completed and duly executed forms or other documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding;

(c)                             Without limiting the generality of the foregoing, any Foreign Lender, to the extent it is legally entitled to do so, shall deliver to Company and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter, as may be necessary in the determination of Company or Administrative Agent, each in the reasonable exercise of its discretion), whichever of the following is applicable:

(1)                             properly completed and duly executed copies of Internal Revenue Service Form W-8BEN (or any successor forms) claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(2)                             properly completed and duly executed copies of Internal Revenue Service Form W-8ECI (or any successor forms),

(3)                             in the case of a Foreign Lender claiming the benefits of the exemption “portfolio interest” under Section 881(c) of the Internal Revenue Code, (a) a duly executed certificate to the effect that such Foreign Lender is not (i) a “bank” within the meaning of Section 881(c)(3)(a) of the Internal Revenue Code, (ii) a ten-percent shareholder (within the meaning of Section 881(c)(3)(b) of the Internal Revenue Code) of Company or Holdings or (iii) a controlled foreign corporation described in Section 881(c)(3)(c) of the Internal Revenue Code, and that no payments in connection with the Loan Documents are effectively connected with such Lender’s conduct of a U.S. trade or business and (b) properly completed and duly executed copies of Internal Revenue Service Form W-8BEN (or any successor forms) (a “United States Tax Compliance Certificate”),

(4)                             to the extent a Lender is not the beneficial owner or does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, where the Lender is a partnership or in the case of a typical participation by such Lender), on or prior to the date such Foreign Lender becomes a Lender, or on such later date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and from time to time thereafter, as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion):

73

(1)                             duly executed and properly completed copies of the forms and statements required to be provided by such Foreign Lender under clause (c) of subsection 2.7B(iv), to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account and may be entitled to an exemption from or a reduction of the applicable Tax,

(2)                             duly executed and properly completed copies of Internal Revenue Service Form W-8IMY (or any successor forms) with any required attachments completed and duly executed by such Foreign Lender, together with any information, if any, such Foreign Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Internal Revenue Code or the regulations thereunder, to establish that such Foreign Lender is not acting for its own account with respect to a portion of any such sums payable to such Foreign Lender,

(3)                             a Form W-8ECI, W-8BEN, United States Tax Compliance Certificate, Form W-9, Form W-8IMY with any required attachments (or any other successor forms), or any other required information from each beneficial owners, as applicable, as will permit payments to such Lender to be made without withholding or at a reduced rate of withholding, and

(4)                             properly completed and duly executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in any Tax,

in each case together with such supplementary documentation as may be prescribed by applicable law to permit Company and Administrative Agent to determine the withholding or deduction required to be made, if any;

(d)                                 Without limiting the generality of the foregoing, the Lead Arranger and any Lender that is not a Foreign Lender shall deliver to Company and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender or Lead Arranger (as applicable) becomes a Lender or Lead Arranger under this Agreement (and from time to time thereafter as prescribed by applicable law or upon the request of Company or Administrative Agent), duly executed and properly completed copies of Internal Revenue Service Form W-9;

(e)                             Without limiting the generality of the foregoing, each Lender hereby agrees, from time to time after the initial delivery by such Person of such forms, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence so delivered obsolete or inaccurate in any material

74

respect, that such Person shall promptly (1) deliver to Administrative Agent and Company two original copies of renewals, amendments or additional or successor forms, properly completed and duly executed by such Person, together with any other certificate or statement of exemption required in order to confirm or establish that such Person is entitled to an exemption from or reduction of any Tax with respect to payments to such Person under the Loan Documents and, if applicable, that such Person does not act for its own account with respect to any portion of such payment, or (2) notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence;

(f)                            Each Administrative Agent that is entitled to any sum paid or payable by any Credit Party under any of the Loan Documents shall, deliver to Company, on or prior to the Closing Date (or on or prior to the date of an assignment pursuant to which it becomes Administrative Agent, and at other times as may be necessary in the determination of Company), two duly executed copies of Internal Revenue Service Form W-9 or other applicable form as may be necessary to establish an exemption from or reduced rate of withholding Taxes;

(g)                            If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender fails to comply with any requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall (1) enter into such agreements with the IRS as necessary to establish an exemption from withholding under FATCA; (2) comply with any certification, documentation, information, reporting or other requirement necessary to establish an exemption from withholding under FATCA; (3) provide any documentation reasonably requested by Company or Administrative Agent sufficient for Administrative Agent and Company to comply with their respective obligations, if any, under FATCA and to determine that such Lender has complied such applicable requirements; and (4) provide a certification signed by the chief financial officer, principal accounting officer, treasurer or controller of such Lender certifying that such Lender has complied with any necessary requirements to establish an exemption from withholding under FATCA.  To the extent that the relevant documentation provided pursuant to this paragraph is rendered obsolete or inaccurate in any material respect as a result of changes in circumstances with respect to the status of a Lender, Swing Line Lender or Issuing Lender, such Lender shall, to the extent permitted by applicable law, deliver to Company and Administrative Agent revised and/or updated documentation sufficient for Company and Administrative Agent to confirm such Lender’s or such Issuing Lender’s compliance with their respective obligations under FATCA.  Solely for purposes of this paragraph, “FATCA” shall include any amendments made to FATCA after the Closing Date;

(h)                            If Company pays any additional amounts under this subsection 2.7B to a Lender (i) and Company reasonably believes that such additional amounts or portion thereof are attributable to taxes that were not correctly or

75

legally asserted, such Lender shall use reasonable efforts to cooperate with Company to obtain a refund of such taxes so long as such efforts would not, in the sole determination of such Lender result in any non-reimbursable additional costs, expenses or risks; and (ii) such Lender has irrevocably received in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid (a “Tax Benefit”), such Lender shall pay to Company an amount that such Lender shall determine in its sole discretion is equal to the net benefit, after tax and other reasonable expenses attributable to Lender’s efforts to obtain such refund, which was obtained by such Lender in such year as a consequence of such Tax Benefit; provided, however, that nothing in this subsection 2.7B shall require such Lender to disclose any confidential information to Company (including, without limitation, its tax returns);

(i)                            To the extent required by any applicable law, Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax.  If the Internal Revenue Service or any other Governmental Authority asserts a claim that Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, or if Administrative Agent reasonably determines that a payment was made to a Lender pursuant to this Agreement without deduction of applicable withholding Tax from such payment, such Lender shall indemnify Administrative Agent fully for all amounts paid, directly or indirectly, by Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred; and

(j)                            For purposes of this subsection 2.7B, the term “Lender” shall include any Lender, Issuing Lender and Swing Line Lender.

Section 2.8.                                           Statement of Lenders; Obligation of Lenders and Issuing Lenders to Mitigate.

A.                                      Statements.  Each Lender claiming compensation or reimbursement pursuant to subsection 2.6D, 2.7 or 2.8B shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such compensation or reimbursement, which statement shall be conclusive and binding upon all parties hereto absent manifest error; provided, however, that Company shall not be required to compensate a Lender pursuant to subsection 2.7A in respect of any period occurring more than nine months prior to the date on which such Lender delivers such written statement, except that if a Change in Law is retroactive, no such time limitation shall apply so long as such Lender delivers such written notice within nine months after the date on which the applicable Governmental Authority informed such Lender of such Change in Law.

76

B.                                      Mitigation.  Each Lender and Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or Issuing Lender responsible for administering the Loans or Letters of Credit of such Lender or Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive payments under subsection 2.7, it will use reasonable efforts to make, issue, fund or maintain the Commitments of such Lender or the Loans or Letters of Credit of such Lender or Issuing Lender through another lending or letter of credit office of such Lender or Issuing Lender, if (i) as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Lender pursuant to subsection 2.7 would be materially reduced and (ii) as determined by such Lender or Issuing Lender in its sole discretion, such action would not otherwise be disadvantageous to such Lender or Issuing Lender; provided that such Lender or Issuing Lender will not be obligated to utilize such other lending or letter of credit office pursuant to this subsection 2.8B unless Company agrees to pay all incremental expenses incurred by such Lender or Issuing Lender as a result of utilizing such other lending or letter of credit office as described above.

Section 2.9.                                           Replacement of a Lender.  If Company receives a statement of amounts due pursuant to subsection 2.8A from a Lender, a Lender becomes a Defaulting Lender, a Lender (a “Non-Consenting Lender”) refuses to consent to an amendment, modification or waiver of this Agreement that, pursuant to subsection 10.6, requires consent of 100% of Lenders or 100% of Lenders with Obligations directly affected and consent of at least Requisite Lenders or a majority of Lenders with Obligations directly affected, as the case may be, has been obtained or a Lender becomes an Affected Lender (any such Lender, a “Subject Lender”), so long as (i) Company has obtained a commitment from another Lender to purchase at par the Subject Lender’s Loans and assume the Subject Lender’s Commitments and all other obligations of the Subject Lender hereunder, (ii) such Lender is not an Issuing Lender with respect to any Letters of Credit outstanding (unless all such Letters of Credit are terminated or arrangements acceptable to such Issuing Lender (such as a “back-to-back” letter of credit) are made) and (iii), if applicable, the Subject Lender is unwilling to withdraw the notice delivered to Company pursuant to subsection 2.8 and/or is unwilling to remedy its default upon two Business Days prior written notice to the Subject Lender and Administrative Agent, Company may require the Subject Lender to assign all of its Loans and Commitments to such other Lender, Lenders, or Persons pursuant to the provisions of subsection 10.1B; provided that, prior to or concurrently with such replacement, (1) the Subject Lender shall have received payment in full of all principal, interest, fees and other amounts (including all amounts under subsections 2.6D, 2.7 and/or 2.8B (if applicable)) through such date of replacement and a release from its obligations under the Loan Documents (excluding any claims against such Subject Lender if it is a Defaulting Lender), (2) the processing fee required to be paid by subsection 10.1B(iv) shall have been paid to Administrative Agent, (3) all of the requirements for such assignment contained in subsection 10.1B, including, without limitation, the consent of Administrative Agent (if required) and the receipt by Administrative Agent of an Assignment Agreement executed by the assignee (Administrative Agent being hereby authorized to execute any Assignment Agreement on behalf of a Subject Lender relating to the assignment of Loans and/or Commitments of such Subject Lender) and other supporting documents, have been fulfilled, and (4) in the event such Subject Lender is a Non-Consenting

77

Lender, each assignee shall consent, at the time of such assignment, to each matter in respect of which such Subject Lender was a Non-Consenting Lender.  For the avoidance of doubt, if a Lender is a Non-Consenting Lender solely because it refused to consent to an amendment, modification or waiver that required the consent of 100% of Lenders with Obligations directly affected thereby (which amendment, modification or waiver did not accordingly require the consent of 100% of all Lenders), the Loans and Commitments of such Non-Consenting Lender that are subject to the assignments required by this subsection 2.9 shall include only those Loans and Commitments that constitute the Obligations directly affected by the amendment, modification or waiver to which such Non-Consenting Lender refused to provide its consent.

Section 2.10.                                            Incremental Loans.

A.                                      At any time following the Closing Date, Company may by written notice to Administrative Agent elect to request the establishment of:

(i)                            one or more incremental term loan commitments (any such incremental term loan commitment, an “Incremental Term Loan Commitment”) to make an incremental term loan (any such incremental term loan, an “Incremental Term Loan”); or

(ii)                              one or more increases in the Revolving Loan Commitments (any such increase, an “Incremental Revolving Loan Commitment” and, together with the Incremental Term Loan Commitments, the “Incremental Loan Commitments”) to make incremental revolving credit loans (any such increase, an “Incremental Revolving Loan Increase” and, together with the Incremental Term Loans, the “Incremental Loans”);

provided that (1) the total aggregate amount for all such Incremental Loan Commitments shall not (as of any date of incurrence thereof) exceed $100,000,000 (which amount shall be reduced by any secured Indebtedness issued or incurred pursuant to subsection 7.1(vi)(b) or 7.1(x)) (the “Incremental Amount”) and (2) the total aggregate amount for each Incremental Loan Commitment (and the Incremental Loans  made thereunder) shall not be less than a minimum principal amount of $5,000,000 or, if less, the remaining amount permitted pursuant to the foregoing clause (1).  Each such notice shall specify the date (each, an “Increased Amount Date”) on which Company proposes that any Incremental Loan Commitment shall be effective, which shall be a date not less than five Business Days after the date on which such notice is delivered to Administrative Agent.  Company may invite any Lender, Incremental Lender or any other Person eligible to be an Incremental Lender to provide an Incremental Loan Commitment.  Any Lender or any Incremental Lender offered or approached to provide all or a portion of an Incremental Loan Commitment may elect or decline, in its sole discretion, to provide such Incremental Loan Commitment.  Any Incremental Loan Commitment shall become effective as of such Increased Amount Date; provided that:

(a)                             no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to (1) any Incremental Loan Commitment, (2) the making of any Incremental Loans  pursuant thereto and (3) any Permitted Acquisition consummated in connection therewith;

78

(b)                            Administrative Agent and the Lenders shall have received from Company an Officer’s Compliance Certificate demonstrating that Company will be in Pro Forma Compliance (calculated solely with respect to subsection 7.6B) after giving effect to (1) any Incremental Loan Commitment, (2) the making of any Incremental Loans pursuant thereto and (3) any acquisition or disposition made after the commencement of the most recent four Fiscal Quarter period for which financial results have been provided on or prior to the Increased Amount Date;

(c)                             the proceeds of any Incremental Loans  shall be used for working capital and other general corporate purposes (including Permitted Acquisitions, any other Investments permitted hereunder and Restricted Junior Payments), which may include the making of intercompany loans to any of Company’s wholly-owned Restricted Subsidiaries, in accordance with subsection 7.1(iv), for their own general corporate purposes;

(d)                            each Incremental Loan Commitment (and the Incremental Loans made thereunder) shall constitute Obligations of Company and shall be secured and guaranteed with the other Obligations on a pari passu basis;

(e)                             (1)                                  in the case of each Incremental Term Loan (the terms of which shall be set forth the relevant Lender Joinder Agreement):

(x)                              such Incremental Term Loan will not have a shorter weighted average life to maturity than the remaining weighted average life to maturity of the Initial Term Loans or a maturity date earlier than the Term Loan Maturity Date with respect to the Initial Term Loans;

(y)                            the interest rate margins and pricing grid, if applicable, for such Incremental Term Loan shall be determined by the applicable Incremental Lenders and Company on the applicable Increased Amount Date; provided that if the interest rate margins in respect of any Incremental Term Loan with an Increased Amount Date within two years after the Closing Date exceed the interest rate margins for the Initial Term Loans by more than 0.50%, then the interest rate margins for the Initial Term Loans shall be increased so that the interest rate margins are equal to the interest rate margins for the Incremental Term Loans minus 0.50%; provided further in determining the interest rate margin(s) applicable to each Incremental Term Loan and the interest rate margin(s) for the Initial Term Loans, (1) original issue discount (“OID”) or upfront fees payable by Company to the Lenders under such Incremental Term Loan or the Initial Term Loans in the initial primary syndication thereof shall be included  (with OID and upfront fees being equated to interest, in the case of the Initial Term Loans, based on an assumed four-year life to maturity, and in the case of Incremental Term Loans, based on the lesser of (A) an assumed four-year life to maturity and (B) the weighted average life of such Incremental Term Loan), (2) customary arrangement or commitment fees payable to any Lead Arranger (or its affiliates) in connection with the Initial Term Loans or to one or more arrangers (or their affiliates) of any

79

Incremental Term Loan shall be excluded and (3) in the event that the interest rate floor, if any, for such Incremental Term Loan exceeds the interest rate floor for the Initial Term Loans, then Company shall either (x) include the effect of such floor in determining the interest rate margin or (y) provide that the Initial Term Loans shall have an interest rate floor which is not less than the interest rate floor applicable to the Incremental Term Loans minus 0.50% (which 0.50% shall be reduced by the amount that the interest rate margin for the Incremental Term Loans exceeds (after giving effect to this provision) the interest rate margin for the Initial Term Loans); and

(z)                              except as provided above, all other terms and conditions applicable to any Incremental Term Loan, to the extent not consistent with the terms and conditions applicable to the Initial Term Loans, shall be reasonably satisfactory to Administrative Agent and Company;

(2)                             in the case of each Incremental Revolving Loan Increase (the terms of which shall be set forth the relevant Lender Joinder Agreement):

(w)                            such Incremental Revolving Loan Increase will not have a maturity date earlier than the Revolving Loan Commitment Termination Date with respect to Revolving Loan Commitments that were in existence on the Closing Date;

(x)                              the interest rate margins and pricing grid, if applicable, for such Incremental Revolving Loan Increase shall be determined by the applicable Incremental Lenders and Company on the applicable Increased Amount Date; provided that if the interest rate margins and/or commitment fees, as applicable, in respect of any Incremental Revolving Loan Increase with an Increased Amount Date within two years after the Closing Date exceed the interest rate margins and/or commitment fees, as applicable, for the initial Revolving Loan Commitments by more than 0.50%, then the interest rate margins and/or commitment fees, as applicable, for the then existing Revolving Loan Commitments shall be increased so that the interest rate margins and/or commitment fees, as applicable, are equal to the interest rate margins and/or commitment fees for such Incremental Revolving Loan Increase minus 0.50%; provided further that, in determining the interest rate margins and commitment fees applicable to the Incremental Revolving Loan Increase and the then existing Revolving Loan Commitments, (1) any upfront fees payable by Company to the Lenders under then existing Revolving Loan Commitments or any Incremental Revolving Loan Increase, in each case in the initial primary syndication thereof shall be excluded, (2) customary arrangement or commitment fees payable to any Lead Arranger (or its affiliates) or to one or more arrangers (or their affiliates) in connection with the then existing Revolving Loan Commitments or to one or more arrangers (or their affiliates) of any Incremental Revolving Loan Increase shall be excluded, (3) in the event that, at the time of determination, the interest rate margins are determined based on a pricing grid, the interest rate margins and commitment fees shall be measured for purposes of this clause (v) by reference to

80

each level of the pricing grid and (4) in the event there is an interest rate floor applicable to such Incremental Revolving Loan Increase, then Company shall either (x) include the effect of such floor in determining the interest rate margin or (y) provide that the existing Revolving Loan Commitments shall have an interest rate floor which is not less than the interest rate floor applicable to the Incremental Revolving Loan Increase minus 0.50% (which 0.50% shall be reduced by the amount that the interest rate margin for the Incremental Revolving Loan Increase exceeds (after giving effect to this provision) the interest rate margin for the Revolving Loan Commitments);

(y)                            the outstanding Revolving Loans and Pro Rata Share of Swing Line Loans and Letters of Credit will be reallocated by Administrative Agent on the applicable Increased Amount Date among the Revolving Lenders (including the Incremental Lenders providing such Incremental Revolving Loan Increase) in accordance with their revised Pro Rata Share (and the Revolving Lenders (including the Incremental Lenders providing such Incremental Revolving Loan Increase) agree to make all payments and adjustments necessary to effect such reallocation and Company shall pay any and all costs required pursuant to subsection 2.6 in connection with such reallocation as if such reallocation were a repayment); and

(z)                              except as provided above, all other terms and conditions applicable to any Incremental Revolving Loan Increase to the extent not consistent with the terms and conditions applicable to the then existing Revolving Loan Commitments, shall be reasonably satisfactory to the Administrative Agent and Company;

(f)                            (1)                                  any Incremental Lender making any Incremental Term Loan shall be entitled to the same voting rights as the existing Lenders and each Incremental Term Loan shall receive proceeds of prepayments on the same basis as the Initial Term Loans (such prepayments to be shared pro rata on the basis of the original aggregate funded amount thereof among the Initial Term Loans and the Incremental Term Loans); and

(2)                             any Incremental Lender with an Incremental Revolving Loan Increase shall be entitled to the same voting rights as the existing Revolving Lenders and any Loans made in connection with each Incremental Revolving Loan Increase shall receive proceeds of prepayments on the same basis as the other Revolving Loans made hereunder;

(g)                            any Incremental Loan Commitment shall be effected pursuant to one or more Lender Joinder Agreements executed and delivered by Company, Administrative Agent and the applicable Incremental Lenders (which Lender Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of Administrative Agent and Company, to effect the provisions of this subsection 2.10);

81

(h)                            Company shall deliver or cause to be delivered any customary legal opinions or other documents (including, without limitation, a resolution duly adopted by the board of directors (or equivalent governing body) of each Loan Party authorizing such Incremental Loan Commitment) reasonably requested by Administrative Agent in connection with any such transaction;

(i)                            no more than four Incremental Loan Commitments shall be established during the term of this Agreement; and

(j)                            if so requested by any Incremental Lender by written notice to Company (with a copy to Administrative Agent) at least two Business Days prior to an applicable Increased Amount Date or at any time thereafter, Company shall execute and deliver to such Incremental Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Incremental Lender pursuant to subsection 10.1) on the applicable Increased Amount Date (or, if such notice is delivered after such Increased Amount Date, promptly after Company’s receipt of such notice) a promissory note or promissory notes to evidence such Incremental Lender’s Incremental Term Loan or Revolving Loans, substantially in the form of Exhibit IV or Exhibit V annexed hereto, respectively, with appropriate insertions.

B.                                     The Incremental Term Loans shall be deemed to be Term Loans; provided that each Incremental Term Loan shall be designated as a separate tranche of Term Loans for all purposes of this Agreement.

C.                                      (i)                                     On any Increased Amount Date on which any Incremental Term Loan Commitment becomes effective, subject to the foregoing terms and conditions, each Incremental Lender with a Incremental Term Loan Commitment shall make an Incremental Term Loan to Company in an amount equal to its Incremental Term Loan Commitment and shall become a Lender hereunder with respect to such Incremental Term Loan Commitment and the Incremental Term Loan made pursuant thereto.

(ii)                              On any Increased Amount Date on which any Incremental Revolving Loan Increase becomes effective, subject to the foregoing terms and conditions, each Incremental Lender with an Incremental Revolving Loan Commitment shall become a Revolving Lender hereunder with respect to such Incremental Revolving Loan Commitment.

D.                                       Upon any Incremental Revolving Loan Increase having the same terms, including pricing and maturity, as the Revolving Loan Commitments (excluding any differences in upfront fees), each Revolving Lender immediately prior to each such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Incremental Revolving Loan Increase (each an “Incremental Revolving Increase Lender”) in respect of such increase, and each such Incremental Revolving Increase Lender will automatically and without further act be deemed to have assumed a portion of such Revolving Lender’s participations hereunder in outstanding Letters of Credit and Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, the

82

percentage of the aggregate outstanding participations hereunder in (i) Letters of Credit and (ii) Swing Line Loans held by each Revolving Lender (including each such Incremental Revolving Increase Lender) will equal the percentage of the aggregate Revolving Loan Commitments of all Revolving Lenders represented by such Revolving Lender’s Revolving Loan Commitment and if, on the date of such increase, there are any Revolving Loans outstanding, such Revolving Loans shall, on or prior to the effectiveness of such Incremental Revolving Loan Increase, be prepaid from the proceeds of additional Revolving Loans made hereunder (reflecting such increase in Revolving Loan Commitments as a result of such Incremental Revolving Loan Increase, such that Revolving Loans are held ratably in accordance with each Revolving Lender’s Pro Rata Share, after giving effect to such Incremental Revolving Loan Increase), which prepayment shall be accompanied by accrued interest on the Revolving Loans being prepaid and any costs incurred by any Lender in accordance with subsection 2.6D.  Administrative Agent and Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

D.                                       Administrative Agent shall promptly notify each Lender as to the effectiveness of each Lender Joinder Agreement.

E.                                      This subsection shall supersede any provisions in subsection 2.4 (other than subsection 2.4B(ii)) or subsection 10.6 to the contrary but shall remain subject to the provisions of subsection 10.1F.

Section 2.11.                                            Defaulting Lenders.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

A.                                      Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in subsection 10.6.

B.                                      Reallocation of Payments.  Any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise, and including any amounts made available to Administrative Agent for the account of such Defaulting Lender pursuant to subsection 10.4), shall be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Lender and/or the Swing Line Lender hereunder; third, if so determined by Administrative Agent or requested by the Issuing Lender and/or the Swing Line Lender, to be held as cash collateral for future funding obligations of such Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as Company may request (so long as no Potential Event of Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent; fifth, if so determined by Administrative Agent and Company, to be held in a non-interest bearing deposit account and released in order to

83

satisfy obligations of such Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to Administrative Agent, the Lenders, the Issuing Lender or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by Administrative Agent, any Lender, the Issuing Lender or Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Potential Event of Default or Event of Default exists, to the payment of any amounts owing to Company as a result of any judgment of a court of competent jurisdiction obtained by Company against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (i) such payment is a payment of the principal amount of any Revolving Loans or funded participations in Swing Line Loans or Letters of Credit in respect of which such Defaulting Lender has not fully funded its appropriate share and (ii) such Revolving Loans or funded participations in Swing Line Loans or Letters of Credit were made at a time when the conditions set forth in subsection 4.2 were satisfied or waived, such payment shall be applied solely to pay the Revolving Loans of, and funded participations in Swing Line Loans or Letters of Credit owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Revolving Loans of, or funded participations in Swing Line Loans or Letters of Credit owed to, such Defaulting Lender.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this subsection 2.11B shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

C.                                      Reallocation of Pro Rata Shares to Reduce Fronting Exposure.  During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to subsection 2.1A(iii) and subsection 3.1, the Pro Rata Share of each Non-Defaulting Lender shall be computed without giving effect to the Revolving Loan Commitment of such Defaulting Lender; provided that (i) each such reallocation shall be given effect only if, at the time of any such reallocation, no Potential Event of Default or Event of Default exists and is continuing and (ii) the aggregate obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (A) the Revolving Loan Commitment of that non-Defaulting Lender minus (B) the aggregate outstanding principal amount of the Revolving Loans of that Lender.

D.                                       Cash Collateral for Letters of Credit.  During any period in which there is a Defaulting Lender, promptly on demand by Issuing Lender or Administrative Agent from time to time, Company shall deliver to Administrative Agent cash collateral in an amount sufficient to cover all Fronting Exposure with respect to Issuing Lender (after giving effect to subsection 2.11C) on terms reasonably satisfactory to Administrative Agent and Issuing Lender (and such cash collateral shall be in Dollars).  Any such cash collateral shall be deposited in a separate account with Administrative Agent, subject to the exclusive dominion and control of Administrative Agent, as collateral (solely for the benefit of Issuing Lender) for the payment and performance of each Defaulting Lender’s Pro Rata Share of the Letter of Credit Usage.  Moneys in such account shall be applied by Administrative Agent to reimburse Issuing Lender

84

immediately for each Defaulting Lender’s Pro Rata Share of any drawing under any Letter of Credit which has not otherwise been reimbursed by Company or such Defaulting Lender.

E.                                      Prepayment of Swing Line Loans.  During any period in which there is a Defaulting Lender, promptly on demand by the Swing Line Lender or Administrative Agent from time to time, Company shall prepay Swing Line Loans in an amount of all Fronting Exposure with respect to the Swing Line Lender (after giving effect to subsection 2.11C).

F.                                     Certain Fees.  For any period during which such Lender is a Defaulting Lender, such Defaulting Lender (i) shall not be entitled to receive any commitment fee pursuant to subsection 2.3 (and Company shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender) and (ii) shall not be entitled to receive any letter of credit commissions pursuant to subsection 3.2 otherwise payable to the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided cash collateral or other credit support arrangements satisfactory to the Issuing Lender pursuant to subsection 2.11D, but instead, Company shall pay to the non-Defaulting Lenders the amount of such letter of credit commissions in accordance with the upward adjustments in their respective Pro Rata Share allocable to such Letter of Credit pursuant to subsection 2.11C, with the balance of such fee, if any, payable to the Issuing Lender for its own account.

G.                                        Defaulting Lender Cure.  If Company, Administrative Agent, the Swing Line Lender and Issuing Lender agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Revolving Loans of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Share (without giving effect to subsection 2.11C), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Company while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

Section 2.12.                                            Refinancing Amendments.

A.                                      At any time following the Closing Date, Company may by written notice to Administrative Agent elect to request the establishment of:

(i)                            one or more refinancing term loan commitments (any such refinancing term loan commitment, an “Other Term Loan Commitment”) to make a refinancing term loan to be used solely for the purpose of refinancing all or any portion of the Term Loans

85

then outstanding under this Agreement (any such refinancing term loan, an “Other Term Loan”); or

(ii)                              one or more refinancing revolving loan commitments (any such refinancing revolving loan commitment, an “Other Revolving Loan Commitment” and, together with the Other Term Loan Commitments, the “Other Loan Commitments”) to make refinancing revolving loans to be used solely for the purpose of refinancing all or any portion of the Revolving Loans (or unused Revolving Loan Commitments) under this Agreement (any such refinancing revolving loan, an “Other Revolving Loan” and, together with the Other Term Loans, the “Other Loans”).

Each such notice shall specify the date (each, a “Credit Agreement Refinancing Date”) on which Company proposes that any Other Loan Commitment shall be effective, which shall be a date not less than five Business Days after the date on which such notice is delivered to Administrative Agent.  Company may invite any Lender, Additional Lender or any other Person eligible to be an Additional Lender to provide an Other Loan Commitment.  Any Lender or any Additional Lender offered or approached to provide all or a portion of an Other Loan Commitment may elect or decline, in its sole discretion, to provide such Other Loan Commitment.  Any Other Loan Commitment shall become effective as of such Credit Agreement Refinancing Date; provided that:

(a)                             each Other Loan Commitment (and the Other Loans made thereunder) shall constitute Obligations of Company and shall be secured and guaranteed with the other Obligations on a pari passu basis;

(b)                            each Other Loan Commitment (and the aggregate principal of Other Loans made thereunder) is in an original principal amount not greater than the aggregate principal amount of the Refinanced Debt (and, in the case of Refinanced Debt consisting, in whole or in part, of unused Revolving Loan Commitments, the amount thereof) plus an amount equal to the unpaid and accrued interest and premium thereon plus other reasonable and customary fees and expenses (including upfront fees and original issue discount);

(c)                             (1) in the case of each Other Term Loan (the terms of which shall be set forth in the relevant Refinancing Amendment);

(w)                            such Other Term Loan will not have a shorter weighted average life to maturity than the remaining weighted average life to maturity of the Refinanced Debt or a maturity date earlier than the Term Loan Maturity Date (or, in the case of Refinanced Debt that is Incremental Term Loans or Other Term Loans, the maturity date thereof);

(x)                              such Other Term Loan and the Refinancing Amendment applicable thereto will not contain financial maintenance covenants that are more restrictive to the Loan Parties than the terms applicable to the Refinanced Debt, or covenants (other than financial maintenance covenants), events of default or other terms and

86

conditions that, when taken as a whole, are materially more restrictive to the Loan Parties than the terms applicable to the Refinanced Debt (it being understood that (A) interest rates, fees, rate floors, redemption or prepayment premiums and restrictions on prepayment or redemption shall not be taken into account in determining whether terms are more restrictive or materially more restrictive to the Loan Parties and (B) the limitations on Indebtedness covenant contained therein may take into account permanent repayments of Indebtedness which have occurred after the Closing Date), except in each case for covenants or other provisions contained in such Refinancing Amendment that are applicable only after the Latest Maturity Date at the time such Other Term Loan is incurred;

(y)                            the interest rate margins, “floors”, prepayment premiums and pricing grid, if applicable, for such Other Term Loan (and whether such Other Term Loan shares ratably in prepayments with the Term Loans then outstanding or is allocated prepayments after such Term Loans are repaid) shall be determined by the applicable Additional Lenders and Company on the applicable Credit Agreement Refinancing Date; and

(z)                              the proceeds of such Other Term Loan shall be applied, substantially concurrently with the incurrence thereof, to the pro rata prepayment of the Refinanced Debt;

(2)                             in the case of each Other Revolving Loan Commitment and the Other Revolving Loans made thereunder (the terms of which shall be set forth in the relevant Refinancing Amendment);

(w)                            such Other Revolving Loan Commitment and Other Revolving Loans will not have a maturity date earlier than the Revolving Loan Commitment Termination Date (or, in the case of Refinanced Debt that is Incremental Revolving Loan Commitments or Other Revolving Loan Commitments, the loan commitment termination applicable thereto);

(x)                              such Other Revolving Loan Commitment, Other Revolving Loans and the Refinancing Amendment applicable thereto will not contain financial maintenance covenants that are more restrictive to the Loan Parties than the terms applicable to the Refinanced Debt, or covenants (other than financial maintenance covenants), events of default or other terms and conditions that, when taken as a whole, are materially more restrictive to the Loan Parties than the terms applicable to the Refinanced Debt (it being understood that (A) interest rates, fees, rate floors, redemption or prepayment premiums and restrictions on prepayment, redemption or commitment reduction shall not be taken into account in determining whether terms are more restrictive or materially more restrictive to the Loan Parties and (B) the limitations on Indebtedness covenant contained therein may take into account permanent repayments of Indebtedness which have occurred after the Closing Date), except in each case for covenants or other provisions contained in such Refinancing Amendment that are applicable only

87

after the Latest Maturity Date at the time such Other Revolving Loan Commitment is incurred;

(y)                            the interest rate margins, “floors”, prepayment premiums, pricing grid and/or commitment fees, if applicable, for such Other Revolving Loans (and whether such Other Revolving Loan Commitments share ratably in prepayments and commitment reductions with the then outstanding Revolving Loans and Revolving Loan Commitments or are allocated prepayments and commitment reductions after such Revolving Loans mature and Revolving Loan Commitments terminate) shall be determined by the applicable Additional Lenders and Company on the applicable Credit Agreement Refinancing Date; and

(z)                              the proceeds of such Other Revolving Loan Commitment and Other Revolving Loans shall be applied, substantially concurrently with the incurrence thereof, to the pro rata prepayment of the Refinanced Debt or the reduction of Commitments contained in the Refinanced Debt;

(d)                            (1)                                  any Additional Lender making any Other Term Loan shall be entitled to the same voting rights as the existing Lenders with Term Loan Exposure and each Other Term Loan shall receive proceeds of prepayments on the same basis as the other Term Loans (except as otherwise agreed by such Additional Lenders, to the extent such Additional Lenders agree to receive such prepayments after repayment of such Term Loan Exposure); and

(2)                             any Additional Lender with an Other Revolving Loan Commitment shall be entitled to the same voting rights as the existing Revolving Lenders and any Other Revolving Loans made in connection with each Other Revolving Loan Commitment shall receive proceeds of prepayments on the same basis as the other Revolving Loans made hereunder (except as otherwise agreed to by such Additional Lender, to the extent such Additional Lender agrees to receive such repayments after repayment or termination of the existing Revolving Loans and Revolving Loan Commitments);

(e)                             any Other Loan Commitment shall be effected pursuant to one or more Refinancing Amendments executed and delivered by Company, Administrative Agent and the applicable Additional Lenders (which Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of Administrative Agent, to effect the provisions of this subsection 2.12); provided that if such Refinancing Amendment provides for the issuance of Letters of Credit for the account of Company or any Restricted Subsidiary pursuant to any Other Revolving Loan Commitments established thereby, in each case on terms substantially equivalent to the terms applicable to Letters of Credit under the Revolving Loan Commitments, the Issuing Lender shall have consented to such Refinancing Amendment;

(f)                            Company shall deliver or cause to be delivered any customary legal opinions or other documents (including, without limitation, a resolution duly adopted by

88

the board of directors (or equivalent governing body) of each Loan Party authorizing such Other Loan Commitment) reasonably requested by Administrative Agent in connection with any such transaction; and

(g)                            if so requested by any Additional Lender by written notice to Company (with a copy to Administrative Agent) at least two Business Days prior to an applicable Credit Agreement Refinancing Date or at any time thereafter, Company shall execute and deliver to such Additional Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Additional Lender pursuant to subsection 10.1) on the applicable Credit Agreement Refinancing Date (or, if such notice is delivered after such Credit Agreement Refinancing Date, promptly after Company’s receipt of such notice) a promissory note or promissory notes to evidence such Additional Lender’s Other Term Loan or Revolving Loans, substantially in the form of Exhibit IV or Exhibit V annexed hereto, respectively, with appropriate insertions.

B.                                      The Other Term Loans shall be deemed to be Term Loans; provided that each Other Term Loan shall be designated as a separate tranche of Term Loans for all purposes of this Agreement.

C.                                      (i)                                     On any Credit Agreement Refinancing Date on which any Other Term Loan becomes effective, subject to the foregoing terms and conditions, each Additional Lender shall make an Other Term Loan to Company in an amount equal to its Other Term Loan Commitment and shall become a Lender hereunder with respect to such Other Term Loan Commitment and the Other Term Loan made pursuant thereto.

(ii)                              On any Credit Agreement Refinancing Date on which any Other Revolving Loan Commitment becomes effective, subject to the foregoing terms and conditions, each Additional Lender with an Other Revolving Loan Commitment shall make Other Revolving Loans in an amount equal to the Refinanced Debt and shall become a Revolving Lender with respect to such Other Revolving Loan Commitment.

D.                                       Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment.

E.                                         If so provided in the relevant Refinancing Amendment and with the consent of each Issuing Lender, participations in Letters of Credit expiring on or after the Revolving Loan Commitment Termination Date shall be reallocated from Lenders holding Revolving Commitments to Lenders holding extended revolving commitments in accordance with the terms of such Refinancing Amendment; provided, however, that such participation interests shall, upon receipt thereof by the relevant Lenders holding Revolving Commitments, be deemed to be participation interests in respect of such Revolving Commitments and the terms of such participation interests (including, without limitation, the commission applicable thereto) shall be adjusted accordingly.

89

F.                                     This subsection shall supersede any provisions in subsection 2.4 (other than subsection 2.4B(ii)) or subsection 10.6 to the contrary but shall remain subject to the provisions of subsection 10.1F.

Section 2.13.                                            Extensions of Term Loans and Revolving Loan Commitments.

A.                                      Notwithstanding anything to the contrary contained in this Agreement, pursuant to one or more offers (each an “Extension Offer”) made from time to time by Company to all Lenders of Term Loans with the same maturity date or Revolving Loan Commitments with the same termination date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans or Revolving Loan Commitments with the same maturity date or termination date, as the case may be) and on the same terms to each such Lender, Company is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date or termination date, as the case may be, of each such Lender’s Term Loans and/or Revolving Loan Commitments and otherwise modify the terms of such Term Loans and/or Revolving Loan Commitments pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of such Term Loans and/or Revolving Loan Commitments (and related outstandings, subject to subsections 2.13B and 2.13C) and/or modifying the amortization schedule in respect of such Lender’s Term Loans) (each, an “Extension”, and each group of Term Loans or Revolving Loan Commitments, as applicable, in each case as so extended, as well as the original Term Loans and the original Revolving Loan Commitments (in each case not so extended), being a “tranche”; any Extended Term Loans shall constitute a separate tranche of Term Loans from the tranche of Term Loans that were not extended, and any Extended Revolving Loan Commitments shall constitute a separate tranche of Revolving Loan Commitments from the tranche of Revolving Loan Commitments that were not extended), so long as the following terms are satisfied: (i) no Potential Event of Default or Event of Default shall have occurred and be continuing at the time the Extension Offer is delivered to any Lender and no Potential Event of Default or Event of Default shall have occurred and be continuing immediately prior to or after giving effect to the effectiveness of any Extended Term Loans or any Extended Revolving Loan Commitments, (ii) except as to interest rates, fees and termination date (which shall be determined by Company and set forth in the relevant Extension Offer), the Revolving Loan Commitment of any Revolving Lender that agrees to an Extension with respect to such Revolving Loan Commitment (an “Extending Revolving Lender”) extended pursuant to an Extension (an “Extended Revolving Loan Commitment”), and the related outstandings, shall be a Revolving Loan Commitment (or related outstandings, as the case may be) with the same terms as the original Revolving Loan Commitments (and related outstandings); provided that (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Extended Revolving Loan Commitments (and related outstandings), (B) repayments required upon the termination date of the non-extending Revolving Loan Commitments and (C) repayment made in connection with a permanent repayment and termination of commitments) of Loans with respect to Extended Revolving Loan Commitments after the applicable Extension date shall be made on a pro rata basis with all other Revolving Loan Commitments, (2) subject to the provisions of subsection 2.14 with respect to Letters of Credit which mature or expire after a maturity date when there exists Extended Revolving Loan Commitments with a longer maturity date, all Letters of Credit

90

shall be participated on a pro rata basis by all Lenders with Commitments in accordance with their Revolving Loan Exposure, (3) the permanent repayment of Revolving Loans with respect to, and termination of, Extended Revolving Loan Commitments after the applicable Extension date shall be made on a pro rata basis with all other Revolving Loan Commitments, except that Company shall be permitted to permanently repay and terminate commitments of any Class on a non-pro rata basis as compared to any other Class with a later termination date than such Class, (4) assignments and participations of Extended Revolving Loan Commitments and extended Revolving Loans shall be governed by the same assignment and participation provisions applicable to Revolving Loan Commitments and Revolving Loans and (5) at no time shall there be Revolving Loan Commitments hereunder (including Extended Revolving Loan Commitments and any Revolving Loan Commitments) which have more than four different maturity dates, (iii) except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to the immediately succeeding clauses (iv), (v) and (vi), be determined between Company and set forth in the relevant Extension Offer), the Term Loans of any Lender that agrees to an Extension with respect to such Term Loans (an “Extending Term Lender”) extended pursuant to any Extension (“Extended Term Loans”) shall have the same terms as the tranche of Term Loans subject to such Extension Offer, (iv) the final maturity date of any Extended Term Loan shall be no earlier than the latest maturity date applicable to any Loan hereunder, (v) the weighted average life to maturity of any Extended Term Loans shall be no shorter than the remaining weighted average life to maturity of the Term Loans extended thereby, (vi) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory prepayments hereunder, in each case, as specified in the respective Extension Offer, (vii) if the aggregate principal amount of Term Loans (calculated on the face amount thereof) or Revolving Loan Commitments, as the case may be, in respect of which Lenders providing Term Loans or Revolving Lenders, as the case may be, shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans or Revolving Loan Commitments, as the case may be, offered to be extended by Company pursuant to such Extension Offer, then the Term Loans or Revolving Loans, as the case may be, of such Lenders providing Term Loans or Revolving Lenders, as the case may be, shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders providing Term Loans or Revolving Lenders, as the case may be, have accepted such Extension Offer, (viii) all documentation in respect of such Extension shall be consistent with the foregoing and (ix) any applicable Minimum Extension Condition shall be satisfied unless waived by Company.

B.                                      With respect to all Extensions consummated by Company pursuant to this subsection 2.13, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of subsection 2.4 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment, provided that Company may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in Company’s sole discretion and may be waived  by Company) of Term Loans or Revolving Loan Commitments (as applicable) of any or all applicable tranches be tendered.  Administrative Agent and Lenders hereby consent to the transactions contemplated by this subsection 2.13 (including, for the avoidance of doubt, payment of any interest, fees or premiums in respect of

91

any Extended Term Loans and/or Extended Revolving Loan Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, subsection 2.4 (other than subsection 2.4B(ii))) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this subsection 2.13.

C.                                      Any Extension shall be effected pursuant to one or more Extension Offers executed and delivered by Company, Administrative Agent and the applicable Extending Revolving Lender and/or Extending Term Lender (which Extension Offer may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of Administrative Agent, to effect the provisions of this subsection 2.13; provided that with respect to any Extension of the Revolving Loan Commitments, the consent of the Issuing Lender and Swing Line Lender (which consent shall not be unreasonably withheld or delayed) shall be required).  In addition, if so provided in such Extension and with the consent of each Issuing Lender, participations in Letters of Credit expiring on or after the Revolving Loan Commitment Termination Date in respect of Revolving Loan Commitments shall be re-allocated from Lenders holding Revolving Loan Commitments to Lenders holding Extended Revolving Loan Commitments in accordance with the terms of such Extension ; provided, however, that such participation interests shall, upon receipt thereof by the relevant Lenders holding Revolving Loan Commitments, be deemed to be participation interests in respect of such Revolving Loan Commitments and the terms of such participation interests (including, without limitation, the fees applicable thereto) shall be adjusted accordingly.  Without limiting the foregoing, in connection with any Extensions the respective Loan Parties shall (at their expense) amend (and Administrative Agent is hereby directed to amend) any Mortgage that has a maturity date prior to the then latest maturity date of Loans hereunder so that such maturity date is extended to the latest such maturity date (or such later date as may be advised by local counsel to Administrative Agent).  All Extended Term Loans, Extended Revolving Loan Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other Obligations under this Agreement and the other Loan Documents.  The Lenders hereby irrevocably authorize Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with Company as may be necessary in order to establish new tranches or sub-tranches in respect of Revolving Loan Commitments or Term Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of Administrative Agent and Company in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this subsection 2.13.

D.                                       In connection with any Extension, Company shall provide Administrative Agent at least 5 Business Days (or such shorter period as may be agreed to by Administrative Agent) prior written notice thereof, and shall agree to such procedures (including, without limitation, regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, Administrative Agent, in each case acting reasonably to accomplish the purposes of this subsection 2.13.

92

E.                                      This subsection 2.13 shall supersede any provisions in subsections 2.4 (other than subsection 2.4B(ii)) or subsection 10.6 to the contrary.

Section 2.14.                                            Provisions Related to Incremental Revolving Loan Increases, Other Revolving Loan Commitments and Extended Revolving Loan Commitments.  If the expiration date in respect of any Letter of Credit occurs after the maturity date of any tranche of Revolving Loan Commitments, then if one or more tranches of Revolving Loan Commitments in respect of which the maturity date shall not occur prior to such expiration date as then in effect, such Letters of Credit shall automatically be deemed to have been issued under (and ratably participated in by Lenders pursuant to) such Revolving Loan Commitments which have a maturity date after such expiration date up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Revolving Loan Commitments thereunder (or the limitation on Letter of Credit Usage, thereunder, if less) at such time (it being understood that no partial amount of any Letter of Credit may be so reallocated).  The sublimit for Letters of Credit under any Incremental Revolving Loan Commitments, Other Revolving Loan Commitments and Extended Revolving Loan Commitments shall be agreed to by Lenders under such tranches.

SECTION 3.                                                 LETTERS OF CREDIT.

Section 3.1.                                           Issuance of Letters of Credit and Lenders’ Purchase of Participations Therein.

A.                                      Letters of Credit.  Company may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from and including the Closing Date to but excluding the 30th day prior to the Revolving Loan Commitment Termination Date, that one or more Revolving Lenders issue Letters of Credit payable on a sight basis for the account of Company for the general corporate purposes of Company or a Restricted Subsidiary of Company.  Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, any one or more Revolving Lenders may, but (except as provided in subsection 3.1B(ii)) shall not be obligated to, issue such Letters of Credit in accordance with the provisions of this subsection 3.1; provided that Company shall not request that any Revolving Lender issue (and no Revolving Lender shall issue):

(i)                            any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitment Amount then in effect;

(ii)                              any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $15,000,000;

(iii)                               any Standby Letter of Credit having an expiration date later than the earlier of (a) ten days prior to the Revolving Loan Commitment Termination Date and (b) the date which is one year from the date of issuance of such Standby Letter of Credit; provided that the immediately preceding clause (b) shall not prevent any Issuing Lender from agreeing that a Standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless such Issuing Lender elects

93

not to extend for any such additional period; and provided, further that such Issuing Lender shall elect not to extend such Standby Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing (and has not been waived in accordance with subsection 10.6) at the time such Issuing Lender must elect whether or not to allow such extension;

(iv)                             any Standby Letter of Credit issued for the purpose of supporting (a) trade payables or (b) any Indebtedness constituting “antecedent debt” (as that term is used in Section 547 of the Bankruptcy Code);

(v)                            any Commercial Letter of Credit having an expiration date (a) later than the earlier of (1) the date which is 30 days prior to the Revolving Loan Commitment Termination Date and (2) the date which is 180 days from the date of issuance of such Commercial Letter of Credit or (b) that is otherwise unacceptable to the applicable Issuing Lender in its reasonable discretion; or

(vi)                             any Letter of Credit denominated in a currency other than Dollars that in the judgment of Administrative Agent or the applicable Issuing Lender is not readily and freely available.

B.                                      Mechanics of Issuance.

(i)                            Request for Issuance.  Whenever Company desires the issuance of a Letter of Credit, it shall deliver to the proposed Issuing Lender (with a copy to Administrative Agent if Administrative Agent is not the proposed Issuing Lender) a Request for Issuance no later than 12:00 noon (San Francisco time) at least three Business Days (in the case of Standby Letters of Credit) or five Business Days (in the case of Commercial Letters of Credit), or in each case such shorter period as may be agreed to by Issuing Lender in any particular instance, in advance of the proposed date of issuance.  The Issuing Lender, in its reasonable discretion, may require changes in the text of the proposed Letter of Credit or any documents described in or attached to the Request for Issuance.  In furtherance of the provisions of subsection 10.8, and not in limitation thereof, Company may submit Requests for Issuance by telefacsimile and Administrative Agent and Issuing Lenders may rely and act upon any such Request for Issuance without receiving an original signed copy thereof.  No Letter of Credit shall require payment against a conforming demand for payment to be made thereunder on the same business day (under the laws of the jurisdiction in which the office of the Issuing Lender to which such demand for payment is required to be presented is located) on which such demand for payment is presented if such presentation is made after 10:00 a.m. (in the time zone of such office of the Issuing Lender) on such business day.

Company shall notify the applicable Issuing Lender (and Administrative Agent, if Administrative Agent is not such Issuing Lender) prior to the issuance of any Letter of Credit in the event that any of the matters to which Company is required to certify in the applicable Request for Issuance is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit Company

94

shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Company is required to certify in the applicable Request for Issuance.

Notwithstanding the foregoing, the Existing Letters of Credit shall be deemed issued on the Closing Date and shall be subject to the terms and conditions of this Agreement.

(ii)                              Determination of Issuing Lender.  Upon receipt by a proposed Issuing Lender of a Request for Issuance pursuant to subsection 3.1B(i) requesting the issuance of a Letter of Credit, (a) in the event Administrative Agent is the proposed Issuing Lender, Administrative Agent shall be the Issuing Lender with respect to such Letter of Credit, notwithstanding the fact that the Letter of Credit Usage with respect to such Letter of Credit and with respect to all other Letters of Credit issued by Administrative Agent, when aggregated with Administrative Agent’s outstanding Revolving Loans and Swing Line Loans, may exceed the amount of Administrative Agent’s Revolving Loan Commitment then in effect; and (b) in the event any other Revolving Lender is the proposed Issuing Lender, such Revolving Lender shall promptly notify Company and Administrative Agent whether or not, in its sole discretion, it has elected to issue such Letter of Credit, and (1) if such Revolving Lender so elects to issue such Letter of Credit it shall be the Issuing Lender with respect thereto and (2) if such Revolving Lender fails to so promptly notify Company and Administrative Agent or declines to issue such Letter of Credit, Company may request Administrative Agent or another Revolving Lender to be the Issuing Lender with respect to such Letter of Credit in accordance with the provisions of this subsection 3.1B.

(iii)                               Issuance of Letter of Credit.  Upon satisfaction or waiver (in accordance with subsection 10.6) of the conditions set forth in subsection 4.3, the Issuing Lender shall issue the requested Letter of Credit in accordance with the Issuing Lender’s standard operating procedures.

(iv)                             Notification to Revolving Lenders.  Upon the issuance of or amendment to any Standby Letter of Credit the applicable Issuing Lender shall promptly notify Administrative Agent and Company of such issuance or amendment in writing and such notice shall be accompanied by a copy of such Letter of Credit or amendment.  Upon receipt of such notice (or, if Administrative Agent is the Issuing Lender, together with such notice), Administrative Agent shall notify each Revolving Lender in writing of such issuance or amendment and the amount of such Revolving Lender’s respective participation in such Standby Letter of Credit or amendment, and, if so requested by a Revolving Lender, Administrative Agent shall provide such Lender with a copy of such Letter of Credit or amendment.  In the case of Commercial Letters of Credit, in the event that Issuing Lender is other than Administrative Agent, such Issuing Lender will send by facsimile transmission to Administrative Agent, promptly upon the first Business Day of each week, a report of its daily aggregate maximum amount available for drawing under Commercial Letters of Credit for the previous week.  Upon receipt of such report, Administrative Agent shall notify each Revolving Lender in writing of the contents thereof.

95

C.                                      Revolving Lenders’ Purchase of Participations in Letters of Credit.  Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Revolving Lender’s Pro Rata Share of the maximum amount that is or at any time may become available to be drawn thereunder.

Section 3.2.                                           Letter of Credit Fees.  Company agrees to pay the following amounts with respect to Letters of Credit issued hereunder:

(i)                            with respect to each Standby Letter of Credit, (a) a fronting fee, payable directly to the applicable Issuing Lender for its own account, equal to the greater of (x) $500 and (y) 0.125% per annum of the daily amount available to be drawn under such Standby Letter of Credit and (b) a letter of credit fee, payable to Administrative Agent for the account of Revolving Lenders, equal to the applicable LIBOR Rate Margin for Revolving Loans plus, upon the application of increased rates of interest pursuant to subsection 2.2E, 2% per annum, multiplied by the daily amount available to be drawn under such Standby Letter of Credit, each such fronting fee or letter of credit fee to be payable in arrears on and to (but excluding) each March 31, June 30, September 30 and December 31 of each year and computed on the basis of a 360-day year for the actual number of days elapsed;

(ii)                              with respect to each Commercial Letter of Credit, (a) a fronting fee, payable directly to the applicable Issuing Lender for its own account, equal to the greater of (x) $500 and (y) 0.125% per annum of the daily amount available to be drawn under such Commercial Letter of Credit and (b) a letter of credit fee, payable to Administrative Agent for the account of Revolving Lenders, equal to the applicable LIBOR Rate Margin for Revolving Loans plus, upon the application of increased rates of interest pursuant to subsection 2.2E, 2% per annum, multiplied by the daily amount available to be drawn under such Commercial Letter of Credit, each such fronting fee or letter of credit fee to be payable in arrears on and to (but excluding) each March 31, June 30, September 30 and December 31 of each year and computed on the basis of a 360-day year for the actual number of days elapsed; and

(iii)                               with respect to the issuance, amendment or transfer of each Letter of Credit and each payment of a drawing made thereunder (without duplication of the fees payable under clauses (i) and (ii) above), documentary and processing charges payable directly to the applicable Issuing Lender for its own account in accordance with such Issuing Lender’s standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

For purposes of calculating any fees payable under clauses (i) and (ii) of this subsection 3.2, (1) the daily amount available to be drawn under any Letter of Credit shall be determined as of the close of business on any date of determination and (2) any amount described in such clauses that is denominated in a currency other than Dollars shall be valued weekly based on the applicable Exchange Rate for such currency as of the applicable date of determination.

96

Section 3.3.                                           Drawings and Reimbursement of Amounts Paid Under Letters of Credit.

A.                                      Responsibility of Issuing Lender With Respect to Drawings.  In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit.

B.                                      Reimbursement by Company of Amounts Paid Under Letters of Credit.  In the event an Issuing Lender has determined to honor a drawing under a Letter of Credit issued by it, such Issuing Lender shall immediately notify Company and Administrative Agent, and Company shall reimburse such Issuing Lender on or before the Business Day immediately following the date on which such drawing is honored (the “Reimbursement Date”) in an amount in Dollars (which amount, in the case of a payment under a Letter of Credit which is denominated in a currency other than Dollars, shall be calculated by reference to the applicable Exchange Rate) or, at the option of such Issuing Lender, in the case of a Letter of Credit denominated in a currency other than Dollars, in such other currency and in same day funds equal to the amount of such payment; provided that, anything contained in this Agreement to the contrary notwithstanding, (i) unless Company shall have notified Administrative Agent and such Issuing Lender prior to 12:00 noon (San Francisco time) on the date such drawing is honored that Company intends to reimburse such Issuing Lender for the amount of such payment with funds other than the proceeds of Revolving Loans, Company shall be deemed to have given a timely Notice of Borrowing to Administrative Agent requesting Revolving Lenders to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars (which amount, in the case of a payment under a Letter of Credit which is denominated in a currency other than Dollars, shall be calculated by reference to the applicable Exchange Rate) equal to the amount of such payment and (ii) subject to satisfaction or waiver of the conditions specified in subsection 4.2, Revolving Lenders shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such payment, the proceeds of which shall be applied directly by Administrative Agent to reimburse such Issuing Lender for the amount of such payment; and provided, further that if for any reason proceeds of Revolving Loans are not received by such Issuing Lender on the Reimbursement Date in an amount equal to the amount of such payment, Company shall reimburse such Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such payment over the aggregate amount of such Revolving Loans, if any, which are so received.  Nothing in this subsection 3.3B shall be deemed to relieve any Revolving Lender from its obligation to make Revolving Loans on the terms and conditions set forth in this Agreement, and Company shall retain any and all rights it may have against any Revolving Lender resulting from the failure of such Revolving Lender to make such Revolving Loans under this subsection 3.3B.

C.                                      Payment by Lenders of Unreimbursed Amounts Paid Under Letters of Credit.

(i)                            Payment by Revolving Lenders.  In the event that Company shall fail for any reason to reimburse any Issuing Lender as provided in subsection 3.3B in an amount (calculated, in the case of a payment under a Letter of Credit denominated in a currency other than Dollars, by reference to the applicable Exchange Rate) equal to the amount of

97

any payment by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall promptly notify Administrative Agent, who shall promptly notify each Revolving Lender of the unreimbursed amount of such honored drawing and of such Revolving Lender’s respective participation therein based on such Revolving Lender’s Pro Rata Share.  Each Revolving Lender (other than such Issuing Lender) shall make available to Administrative Agent an amount equal to its respective participation, in Dollars, in same day funds, at the Funding and Payment Office, not later than 12:00 noon (San Francisco time) on the first Business Day after the date notified by Administrative Agent, and Administrative Agent shall make available to such Issuing Lender in Dollars, in same day funds, at the office of such Issuing Lender on such Business Day the aggregate amount of the payments so received by Administrative Agent.  In the event that any Revolving Lender fails to make available to Administrative Agent on such Business Day the amount of such Revolving Lender’s participation in such Letter of Credit as provided in this subsection 3.3C, such Issuing Lender shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the rate customarily used by such Issuing Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate.  Nothing in this subsection 3.3C shall be deemed to prejudice the right of Administrative Agent to recover, for the benefit of Revolving Lenders, from any Issuing Lender any amounts made available to such Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Lender in respect of which payments were made by Revolving Lenders constituted gross negligence or willful misconduct on the part of such Issuing Lender.

(ii)                              Distribution to Lenders of Reimbursements Received From Company.  In the event any Issuing Lender shall have been reimbursed by other Revolving Lenders pursuant to subsection 3.3C(i) for all or any portion of any payment by such Issuing Lender under a Letter of Credit issued by it, and Administrative Agent or such Issuing Lender thereafter receives any payments from Company in reimbursement of such payment under the Letter of Credit, to the extent any such payment is received by such Issuing Lender, it shall distribute such payment to Administrative Agent, and Administrative Agent shall distribute to each other Revolving Lender that has paid all amounts payable by it under subsection 3.3C(i) with respect to such payment such Revolving Lender’s Pro Rata Share of all payments subsequently received by Administrative Agent or by such Issuing Lender from Company.  Any such distribution shall be made to a Revolving Lender at the account specified in subsection 2.4C(iii).

D.                                       Interest on Amounts Paid Under Letters of Credit.

(i)                            Payment of Interest by Company.  Company agrees to pay to Administrative Agent, with respect to payments under any Letters of Credit issued by any Issuing Lender, interest on the amount paid by such Issuing Lender in respect of each such payment from the date a drawing is honored to but excluding the date such amount is reimbursed by Company (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from

98

the date such drawing is honored to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to Revolving Loans that are Base Rate Loans and (b) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Revolving Loans that are Base Rate Loans.  Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

(ii)                              Distribution of Interest Payments by Administrative Agent.  Promptly upon receipt by Administrative Agent of any payment of interest pursuant to subsection 3.3D(i) with respect to a payment under a Letter of Credit, (a) Administrative Agent shall distribute to (x) each Revolving Lender (including the Issuing Lender) out of the interest received by Administrative Agent in respect of the period from the date such drawing is honored to but excluding the date on which the applicable Issuing Lender is reimbursed for the amount of such payment (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B), the amount that such Revolving Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been honored under such Letter of Credit, and (y) such Issuing Lender the amount, if any, remaining after payment of the amounts applied pursuant to clause (x), and (b) in the event such Issuing Lender shall have been reimbursed by other Revolving Lenders pursuant to subsection 3.3C(i) for all or any portion of such payment, Administrative Agent shall distribute to each Revolving Lender (including such Issuing Lender) that has paid all amounts payable by it under subsection 3.3C(i) with respect to such payment such Revolving Lender’s Pro Rata Share of any interest received by Administrative Agent in respect of that portion of such payment so made by Revolving Lenders for the period from the date on which such Issuing Lender was so reimbursed to but excluding the date on which such portion of such payment is reimbursed by Company.  Any such distribution shall be made to a Revolving Lender at the account specified in subsection 2.4C(iii).

E.                                      Cash Collateralization.  If Administrative Agent notifies Company at any time that, due to a fluctuation in the applicable Exchange Rate or otherwise, the Letter of Credit Usage at such time exceeds 105% of the sublimit for Letters of Credit specified in subsection 3.1A(ii), then, within two Business Days after receipt of such notice, Company shall deposit in the Collateral Account established pursuant to the Security Agreement an amount equal to the amount by which the Letter of Credit Usage exceeds such sublimit, which amount shall constitute Collateral and be subject to the provisions of the Security Agreement.  At such time as the Letter of Credit Usage shall be equal to or less than such sublimit, if no Event of Default has occurred and is continuing, such amount shall, at the request of Company, be released to Company.

Section 3.4.                                           Obligations Absolute.  The obligation of Company to reimburse each Issuing Lender for payments under the Letters of Credit issued by it and to repay any Revolving Loans made by Revolving Lenders pursuant to subsection 3.3B and the obligations of Revolving

99

Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including any of the following circumstances:

(i)                            any lack of validity or enforceability of any Letter of Credit;

(ii)                              the existence of any claim, set-off, defense or other right which Company or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Lender or other Revolving Lender or any other Person or, in the case of a Revolving Lender, against Company, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Company or one of its Restricted Subsidiaries and the beneficiary for which any Letter of Credit was procured);

(iii)                               any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv)                             payment by the applicable Issuing Lender under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit;

(v)                            any Material Adverse Effect on Company or any of its Restricted Subsidiaries;

(vi)                             any breach of this Agreement or any other Loan Document by any party thereto;

(vii)                               any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

(viii)                                the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;

provided, in each case, that payment by the applicable Issuing Lender under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of such Issuing Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

Section 3.5.                                           Nature of Issuing Lenders’ Duties.  As between Company and any Issuing Lender, Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender by, the respective beneficiaries of such Letters of Credit.  In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible for:  (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of

100

Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply substantially with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender, including any act or omission by a Government Authority, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender’s rights or powers hereunder.

In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to Company.

Notwithstanding anything to the contrary contained in this subsection 3.5, Company shall retain any and all rights it may have against any Issuing Lender for any liability arising solely out of the gross negligence or willful misconduct of such Issuing Lender, as determined by a final judgment of a court of competent jurisdiction.

SECTION 4.                                                 CONDITIONS TO LOANS AND LETTERS OF CREDIT.

Section 4.1.                                           Conditions to Effectiveness of this Agreement.  The obligations of Lenders to make the Initial Term Loans and any Revolving Loans and Swing Line Loans to be made on the Closing Date are, in addition to the conditions precedent specified in subsection 4.2, subject to prior or concurrent satisfaction of the following conditions:

A.                           Loan Party Documents.  On or before the Closing Date, Company shall, and shall cause each other Loan Party to, deliver to Lenders (or to Administrative Agent with sufficient originally executed copies, where appropriate, for each Lender to follow promptly thereafter) the following with respect to Company or such Loan Party, as the case may be, each, unless otherwise noted, dated the Closing Date:

(i)                            Copies of the Organizational Documents of such Person, certified by the Secretary of State of its jurisdiction of organization or, if such document is of a type that may not be so certified, certified by the secretary or similar officer of the applicable Loan Party, together with a good standing certificate from the Secretary of State of its jurisdiction of organization and, to the extent generally available, a certificate or other evidence of good standing as to payment of any

101

applicable franchise or similar taxes from the appropriate taxing authority of such jurisdiction, each dated a recent date prior to the Closing Date;

(ii)                              Resolutions of the Governing Body of such Person approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party, certified as of the Closing Date by the secretary or similar officer of such Person as being in full force and effect without modification or amendment;

(iii)                               Signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party; and

(iv)                             Executed originals of the Loan Documents to which such Person is a party.

B.                            Fees.  Company shall have paid (or will pay substantially concurrently with the disbursement of Loans to be made on the Closing Date) to Administrative Agent, for distribution (as appropriate) to Administrative Agent and Lenders, the fees payable on the Closing Date referred to in subsection 2.3.

C.                            Representations and Warranties; Performance of Agreements.  Company shall have delivered to Administrative Agent an Officer’s Certificate, in form and substance satisfactory to Administrative Agent, to the effect that the representations and warranties contained in Section 5 shall be accurate in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been accurate in all material respects on and as of such earlier date; provided that if a representation and warranty, covenant or condition is qualified as to materiality, the applicable materiality qualifier set forth above shall be disregarded with respect to such representation and warranty for purposes of this condition.

D.                            Financial Statements.  On or before the Closing Date, Lenders shall have received from Company unaudited consolidated financial statements of Company and its Restricted Subsidiaries for each Fiscal Quarter ending after Fiscal Year 2010 and at least 45 days prior to the Closing Date, consisting of a consolidated balance sheet and the related consolidated statements of income and cash flows for each such Fiscal Quarter, all in reasonable detail and certified by a Financial Officer of Company that they fairly present in all material respects the financial condition of Company and its Restricted Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

E.                           Opinions of Counsel to Loan Parties.  Administrative Agent shall have received an originally executed copy of one or more favorable written opinions of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Loan Parties (and such local

102

counsel for the Loan Parties as may be necessary in jurisdictions other than New York, Illinois and Delaware), in form and substance reasonably satisfactory to Administrative Agent and its counsel, dated as of the Closing Date (this Agreement constituting a written request by each Loan Party to such counsel to deliver such opinions to Lenders).

F.                           Solvency Assurances.  Administrative Agent and Lenders shall have received an Officer’s Certificate of Company dated the Closing Date, substantially in the form of Exhibit IX annexed hereto and with appropriate attachments, in each case demonstrating that, after giving effect to the consummation of the transactions contemplated by the Loan Documents, the Loan Parties on a consolidated basis will be Solvent.

G.                             Evidence of Insurance.  Administrative Agent shall have received a certificate from Company’s insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to subsection 6.4 is in full force and effect and that Administrative Agent on behalf of Lenders has been named as additional insured and/or loss payee thereunder to the extent required under subsection 6.4.

H.                            Security Interests in Personal and Mixed Property.  To the extent not otherwise satisfied pursuant to subsection 4.1I, Administrative Agent shall have received evidence satisfactory to it that Holdings, Company and Subsidiary Guarantors shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing or recording of items described in clauses (ii), (iii) and (iv) below) that may be necessary or, in the opinion of Administrative Agent, desirable in order to create in favor of Administrative Agent, for the benefit of Lenders, a valid and (upon such filing and recording) perfected First Priority security interest in the entire personal and mixed property Collateral (other than Excluded Assets).  Such actions shall include the following:

(i)                            Stock Certificates and Instruments.  Delivery to Administrative Agent of (a) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Administrative Agent) representing all Capital Stock (to the extent such Capital Stock is evidenced by certificates) pledged pursuant to Security Agreement and (b) all promissory notes or other instruments with a principal amount in excess of $1,000,000 (duly endorsed, where appropriate, in a manner satisfactory to Administrative Agent) evidencing any Collateral;

(ii)                              Lien Searches and UCC Terminations.  Delivery to Administrative Agent of (a) the results of a recent search, by a Person satisfactory to Administrative Agent, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal or mixed property of any Loan Party, together with copies of all such filings disclosed by such search, and (b) duly completed UCC termination statements, and authorization of the filing thereof from the applicable

103

secured party, as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement);

(iii)                               UCC Financing Statements and Fixture Filings.  Delivery to Administrative Agent of duly completed UCC financing statements and, where appropriate, fixture filings, with respect to all personal and mixed property Collateral of such Loan Party, for filing in all jurisdictions as may be necessary or, in the opinion of Administrative Agent, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents; and

(iv)                             Cover Sheets, Etc.  Delivery to Administrative Agent of all cover sheets or other documents or instruments required to be filed with any IP Filing Office in order to create or perfect Liens in respect of any IP Collateral, together with releases duly executed (if necessary) of security interests by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective filings in any IP Filing Office in respect of any IP Collateral (other than any such filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement).

I.                          Closing Date Mortgages; Closing Date Mortgage Policies; Etc.  Administrative Agent shall have received from Holdings, Company and each applicable Subsidiary Guarantor:

(i)                            Closing Date Mortgages.  Fully executed and notarized Mortgages (each a “Closing Date Mortgage” and, collectively, the “Closing Date Mortgages”), in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each owned Real Property Asset with a value equal to or greater than $5,000,000 and listed in Schedule 4.1I annexed hereto (each a “Closing Date Mortgaged Property” and, collectively, the “Closing Date Mortgaged Properties”);

(ii)                              Opinions of Local Counsel.  An opinion of counsel (which counsel shall be reasonably satisfactory to Administrative Agent) in each state in which a Closing Date Mortgaged Property is located with respect to the enforceability of the form(s) of Closing Date Mortgages to be recorded in such state and such other matters as Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent;

(iii)                               Title Insurance.  (a) ALTA mortgagee title insurance policies or unconditional commitments therefor (the “Closing Date Mortgage Policies”) issued by the Title Company with respect to the Closing Date Mortgaged Properties listed in Part A of Schedule 4.1I annexed hereto, in amounts not less than the respective amounts designated therein with respect to any particular Closing Date Mortgaged Properties, insuring fee simple title to each such Closing

104

Date Mortgaged Property vested in such Loan Party and assuring Administrative Agent that the applicable Closing Date Mortgages create valid and enforceable First Priority mortgage Liens on the respective Closing Date Mortgaged Properties encumbered thereby, subject only to Permitted Encumbrances and a standard survey exception, which Closing Date Mortgage Policies (1) shall include an endorsement for future advances under this Agreement and for any other matters reasonably requested by Administrative Agent and (2) shall provide for affirmative insurance and such reinsurance as Administrative Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Administrative Agent; and (b) evidence satisfactory to Administrative Agent that such Loan Party has (i) delivered to the Title Company all certificates and affidavits reasonably required by the Title Company in connection with the issuance of the Closing Date Mortgage Policies and (ii) paid to the Title Company or to the appropriate Government Authorities all expenses and premiums of the Title Company in connection with the issuance of the Closing Date Mortgage Policies and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Closing Date Mortgages in the appropriate real estate records;

(iv)                             Copies of Documents Relating to Title Exceptions.  Copies of all recorded documents listed as exceptions to title or otherwise referred to in the Closing Date Mortgage Policies or in the title reports delivered pursuant to subsection 4.1I(iv); and

(v)                            Matters Relating to Flood Hazard Properties.  (a) Evidence, which may be in the form of a letter from an insurance broker or a municipal engineer or a Federal Emergency Management Agency Standard Flood Hazard Determination, as to whether (1) any Closing Date Mortgaged Property is a Flood Hazard Property and (2) the community in which any such Flood Hazard Property is located is participating in the National Flood Insurance Program, (b) if there are any such Flood Hazard Properties, such Loan Party’s written acknowledgement of receipt of written notification from Administrative Agent (1) as to the existence of each such Flood Hazard Property and (2) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (c) in the event any such Flood Hazard Property is located in a community that participates in the National Flood Insurance Program, evidence that Company has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System.

K.                            Matters Relating to Existing Indebtedness of Company and its Restricted Subsidiaries.  On the Closing Date, Company and its Restricted Subsidiaries shall have (a) repaid in full all Indebtedness outstanding under the Existing Credit Agreement, (b) terminated any commitments to lend or make other extensions of credit thereunder, (c) delivered to Administrative Agent all documents or instruments necessary to release all Liens securing Indebtedness or other obligations of Company and its Restricted

105

Subsidiaries thereunder, and (d) made arrangements satisfactory to Administrative Agent with respect to any letters of credit outstanding thereunder.

L.                           Governmental and Third Party Approvals.  The Loan Parties shall have received all material governmental, shareholder and third party consents and approvals necessary (or any other material consents as determined in the reasonable discretion of Administrative Agent) in connection with the transactions contemplated by this Agreement and the other Loan Documents and the other transactions contemplated hereby.

M.                            Debt Ratings.  Company shall have received, a corporate family rating as determined by Moody’s, a corporate rating as determined by S&P and ratings of the Loans as determined by each of Moody’s and S&P.

N.                            Patriot Act.  The Loan Parties shall have provided to Administrative Agent and the Lenders the documentation and other information requested by Administrative Agent in order to comply with requirements of the Patriot Act.

Section 4.2.                                           Conditions to All Loans.  The obligation of each Lender to make its Loans on each Funding Date are subject to the following further conditions precedent:

A.                           Administrative Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, a duly executed Notice of Borrowing, in each case signed by a duly authorized Responsible Officer of Company.

B.                            As of that Funding Date:

(i)                            The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date; provided, that, if a representation and warranty is qualified as to materiality, the materiality qualifier set forth above shall be disregarded with respect to such representation and warranty for purposes of this condition;

(ii)                              No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default; and

(iii)                               No order, judgment or decree of any arbitrator or Government Authority shall purport to enjoin or restrain such Lender from making the Loans to be made by it on that Funding Date.

106

Section 4.3.                                           Conditions to Letters of Credit.  The issuance of any Letter of Credit hereunder (other than any Letter of Credit issued on the Closing Date) is subject to the following further conditions precedent:

A.                           On or before the date of issuance of such Letter of Credit, Administrative Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Request for Issuance (or a facsimile copy thereof) in each case signed by a duly authorized Responsible Officer of Company, together with all other information specified in subsection 3.1B(i) and such other documents or information as the applicable Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

B.                            On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.2B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.

SECTION 5.                                                 COMPANY’S REPRESENTATIONS AND WARRANTIES.

In order to induce Lenders to enter into this Agreement and to make the Loans, to induce Issuing Lenders to issue Letters of Credit and to induce Revolving Lenders to purchase participations therein, Company represents and warrants to each Lender.

Section 5.1.                                           Organization, Powers, Qualification, Good Standing, Business and Restricted Subsidiaries.

A.                                      Organization and Powers.  Holdings, Company and each of its Restricted Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as specified in Schedule 5.1 annexed hereto.  Company and each of its Restricted Subsidiaries has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.

B.                                      Qualification and Good Standing.  Company and each of its Restricted Subsidiaries is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and could not reasonably be expected to result in a Material Adverse Effect.

C.                                      Conduct of Business.  Holdings, Company and each of its Restricted Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsections 7.11 and 8.13.

D.                                       Subsidiaries.  All of the Subsidiaries of Company and their jurisdictions of organization are identified in Schedule 5.1 annexed hereto, as said Schedule 5.1 may be

107

supplemented from time to time pursuant to the provisions of subsection 6.1(xv).  The Capital Stock of each of the Restricted Subsidiaries identified in Schedule 5.1 annexed hereto (as so supplemented by Company) is duly authorized and validly issued and none of such Capital Stock constitutes Margin Stock and, except as set forth in Schedule 5.1 annexed hereto (as so supplemented), is fully paid and nonassessable.  Each of the Subsidiaries identified in Schedule 5.1 annexed hereto (as so supplemented by Company) is a corporation, partnership, trust or limited liability company duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization set forth therein, has all requisite power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such power and authority has not had and could not reasonably be expected to result in a Material Adverse Effect.  Schedule 5.1 annexed hereto (as so supplemented) correctly sets forth the ownership interest of Company and each of its Subsidiaries in each of the Subsidiaries of Company identified therein.

Section 5.2.                                           Authorization of Borrowing, Etc.

A.                                      Authorization of Borrowing.  The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action on the part of each Loan Party that is a party thereto.

B.                                      No Conflict.  The execution, delivery and performance by the Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Holdings or any of its Restricted Subsidiaries, the Organizational Documents of Holdings or any of its Restricted Subsidiaries or any order, judgment or decree of any court or other Government Authority binding on Holdings or any of its Restricted Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Holdings or any of its Restricted Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings or any of its Restricted Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Holdings or any of its Restricted Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and except, in each case, to the extent such violation, conflict, breach, Lien or failure to obtain such approval or consent could not reasonably be expected to result in a Material Adverse Effect.

C.                                      Governmental Consents.  The execution, delivery and performance by the Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not require any Governmental Authorization except any thereof which the failure to obtain could not reasonably be expected to have a Material Adverse Effect.

108

D.                                       Binding Obligation.  Each of the Loan Documents has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

Section 5.3.                                           Financial Condition.  Company has heretofore delivered to Lenders, at Lenders’ request, the financial statements and information described in subsection 4.1D.  All such statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end or quarter-end adjustments.  As of the Closing Date, neither Company nor any of its Restricted Subsidiaries has any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements available as of the Closing Date or the notes thereto (other than the Obligations) and that, in any such case, would have a Material Adverse Effect.

Section 5.4.                                           No Material Adverse Change .  Since December 31, 2010, no event or change has occurred that has resulted in or evidences, either in any case or in the aggregate, a Material Adverse Effect.

Section 5.5.                                           Title to Properties; Liens; Real Property; Intellectual Property.

A.                                      Title to Properties; Liens.  Company and its Restricted Subsidiaries have (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted by subsection 7.7 and except for such defects that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.  All such properties and assets are free and clear of Liens except for Liens permitted pursuant to subsection 7.2A.

B.                                      Real Property.  As of the Closing Date, Schedule 5.5B annexed hereto contains a true, accurate and complete list of (i) all fee interests in any Real Property Assets of Company and its Restricted Subsidiaries and (ii) all material leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Property Asset, regardless of whether a Loan Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment.

109

C.                                      Intellectual Property.  As of the Closing Date, Company and its Restricted Subsidiaries own or have the right to use, all Intellectual Property used in the conduct of their business, except where the failure to own or have such right to use in the aggregate could not reasonably be expected to result in a Material Adverse Effect.  No claim has been asserted and is pending by any Person challenging the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Responsible Officer of Company know of any valid basis for any such claim, except for such claims that in the aggregate could not reasonably be expected to result in a Material Adverse Effect.  To Company’s knowledge, the use of such Intellectual Property by Company and its Restricted Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  All material federal registrations of and applications for Intellectual Property that are owned or licensed by Company or any of its Domestic Subsidiaries on the Closing Date are described on Schedule 5.5C annexed hereto.

Section 5.6.                                           Litigation; Adverse Facts.  Except as set forth in Schedule 5.6 annexed hereto, there are no Proceedings (whether or not purportedly on behalf of Company or any of its Restricted Subsidiaries) at law or in equity, or before or by any court or other Government Authority (including any Environmental Claims) that are pending or, to the knowledge of any Responsible Officer of Company, threatened against or affecting Company or any of its Restricted Subsidiaries or any property of Company or any of its Restricted Subsidiaries and that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  Neither Company nor any of its Restricted Subsidiaries (i) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or other Government Authority that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

Section 5.7.                                           Payment of Taxes.  Except as could not reasonably be expected to have a Material Adverse Effect, all tax returns and reports of Holdings and its Restricted Subsidiaries required to be filed by any of them have been timely filed, and except to the extent permitted by subsection 6.3, all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Holdings and its Restricted Subsidiaries and upon their respective properties, assets, income, businesses and franchises that are due and payable have been paid prior to delinquency other than those (i) currently payable without penalty or interest, or (ii) being contested in good faith by appropriate proceedings; provided that Holdings or such Restricted Subsidiary, as the case may be, has set aside on its books adequate reserves therefor in accordance with GAAP and the failure to pay such amounts would not reasonably be expected to result in a Material Adverse Effect.

Section 5.8.                                           Performance of Agreements.  Neither Company nor any of its Restricted Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to result in a Material Adverse Effect.

110

Section 5.9.                                           Governmental Regulation.  Neither Company nor any of its Restricted Subsidiaries is subject to regulation under the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

Section 5.10.                                            Securities Activities.

A.                                      Neither Company nor any of its Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

B.                                      Following application of the proceeds of each Loan, not more than 25% of the value of the assets (either of Company only or of Company and its Restricted Subsidiaries on a consolidated basis) subject to the provisions of subsection 7.2 or 7.7 or subject to any restriction contained in any agreement or instrument, between Company and any Lender or any Affiliate of any Lender, relating to Indebtedness and within the scope of subsection 8.2, will be Margin Stock.

Section 5.11.                                            Employee Benefit Plans.  A.  Company, each of its Restricted Subsidiaries and each of their respective ERISA Affiliates are in compliance in all material respects with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan.  Each Employee Benefit Plan that is intended to qualify under Section 401(a) of the Internal Revenue Code is so qualified.

B.                                      No ERISA Event has occurred or is reasonably expected to occur.

C.                                      Except to the extent required under Section 4980B of the Internal Revenue Code or except as set forth in Schedule 5.11 annexed hereto, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Company, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates.

D.                                       As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $5,000,000.

E.                                      As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of Company, its Restricted Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA, does not exceed $5,000,000.

111

F.                                     As of the Closing Date, Company and its Restricted Subsidiaries have made full payment when due of all required contributions to any Foreign Plan, except where the failure to do so would not result in a Material Adverse Effect.

Section 5.12.                                            Certain Fees.  No broker’s or finder’s fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby (except to the Lead Arranger) and Company hereby indemnifies Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker’s or finder’s fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

Section 5.13.                                            Environmental Protection.  (i) Neither Company nor any of its Restricted Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to (a) any Environmental Law, (b) any Environmental Claim, or (c) any Hazardous Materials Activity, in each case, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(ii)                                       neither Company nor any of its Restricted Subsidiaries has received any letter or written request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604) or any comparable state law, in each case, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(iii)                                          to any Responsible Officer of Company’s knowledge there are, and have been, no conditions, occurrences, or Hazardous Materials Activities that could reasonably be expected to form the basis of an Environmental Claim against Company or any of its Restricted Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(iv)                                       as of the Closing Date neither Company nor any of its Restricted Subsidiaries nor, to any Responsible Officer of Company’s knowledge, any predecessor of Company or any of its Restricted Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and none of Company’s or any of its Restricted Subsidiaries’ operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent, in each case, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect; and

(v)                                      compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws could not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect.

112

Section 5.14.                                            Employee Matters.  There is no strike or work stoppage in existence or threatened involving Company or any of its Restricted Subsidiaries that could reasonably be expected to result in a Material Adverse Effect.

Section 5.15.                                            Solvency.  The Loan Parties, on a consolidated basis, are,  and, upon the incurrence of any Obligations by any Loan Party on any date on which this representation is made, will be, Solvent.

Section 5.16.                                            Matters Relating to Collateral.

A.                                      Creation, Perfection and Priority of Liens.  The execution and delivery of the Collateral Documents by the Loan Parties, together with (i) the actions taken to date pursuant to subsections 4.1, 6.8 and 6.9 and (ii) the delivery to Administrative Agent of any Pledged Collateral not delivered to Administrative Agent at the time of execution and delivery of the applicable Collateral Document (and the execution of Control Agreements with respect to Deposit Accounts pledged as Collateral which are required to be subject to perfected Liens) are effective to create in favor of Administrative Agent for the benefit of Lenders, as security for the respective Secured Obligations (as defined in the applicable Collateral Document in respect of any Collateral), a valid First Priority Lien on all of the Collateral (other than Excluded Assets), and all filings of UCC financing statements necessary to perfect and maintain the perfection and First Priority status of such Liens that can be perfected by filing UCC financing statements have been duly made or taken and remain in full force and effect (or will be duly made or taken within applicable time periods), other than the filing of any UCC financing statements delivered to Administrative Agent for filing (but not yet filed) and the periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of Administrative Agent.

B.                                      Governmental Authorizations.  No authorization, approval or other action by, and no notice to or filing with, any Government Authority is required for either (i) the pledge or grant by any Loan Party of the Liens purported to be created in favor of Administrative Agent pursuant to any of the Collateral Documents or (ii) the exercise by Administrative Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except for filings or recordings contemplated by the Collateral Documents and except as may be required, in connection with the disposition of any Pledged Collateral, by laws generally affecting the offering and sale of securities.

C.                                      Absence of Third-Party Filings.  Except such as may have been filed in favor of Administrative Agent as contemplated by the Collateral Documents and to evidence permitted lease obligations and other Liens or filings permitted pursuant to subsection 7.2A and those that are being terminated in connection with the termination of the Existing Credit Agreement, (i) no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office and (ii) no effective filing covering all or any part of the IP Collateral is on file in any IP Filing Office.

113

D.                                       Margin Regulations.  The pledge of the Pledged Collateral pursuant to the Collateral Documents does not violate Regulation U or X of the Board of Governors of the Federal Reserve System.

E.                                         Information Regarding Collateral.  All information supplied to Administrative Agent by or on behalf of any Loan Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

Section 5.17.                                            Disclosure.  No information (excluding projections, forward-looking information and information of a general economic or industry nature) furnished by or on behalf of any Loan Party to Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto (including the Confidential Information Memorandum), taken as a whole, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements contained therein not materially misleading, in light of the circumstances under which they were or are made as of the date such information is dated or certified (and giving effect to all supplements and updates thereto).  All projections furnished by or on behalf of any Loan Party to Administrative Agent or any Lender in connection with the negotiation of any Loan Document were prepared in good faith based upon assumptions that were believed by the preparer thereof to be reasonable at the time made, it being understood and agreed that such projections are not a guarantee of financial performance and actual results may differ from the projections and such differences may be material.

Section 5.18.                                            Foreign Assets Control Regulations, Etc.  Neither the making of the Loans to, or issuance of a Letter of Credit on behalf of, Company nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.  Without limiting the foregoing, neither Company nor any of its Restricted Subsidiaries or Affiliates (i) is or will become a Person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or (ii) engages or will engage in any dealings or transactions, or be otherwise associated, with any such Person.  Company and its Restricted Subsidiaries and Affiliates are in compliance, in all material respects, with the Patriot Act.

SECTION 6.                                                 COMPANY’S AFFIRMATIVE COVENANTS.

Company covenants and agrees that from and including the Closing Date, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations (other than Unasserted Obligations) and the cancellation, expiration or collateralization (in a manner reasonably acceptable to Administrative Agent) of all Letters of Credit, unless Requisite Lenders shall otherwise give written consent, Company shall perform, and shall cause each of its Restricted Subsidiaries to perform, all covenants in this Section 6.

114

Section 6.1.                                           Financial Statements and Other Reports.  Company will maintain, and cause each of its Restricted Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP.  Company will deliver to Administrative Agent:

(i)                            Events of Default, Etc.:  promptly upon any Responsible Officer of Company obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, (b) that any Person has given any notice to Company or any of its Restricted Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2, (c) of any change in Company’s independent certified accountants, any changes in Company’s Organizational Documents, or any restatement of Company’s financial statements or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officer’s Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

(ii)                              Quarterly Financials:  as soon as available and in any event within 45 days after the end of each Fiscal Quarter, other than the last Fiscal Quarter of any Fiscal Year (commencing with the Fiscal Quarter ending June 30, 2011), the consolidated balance sheet of Company and its Subsidiaries as at the end of such fiscal period and the related consolidated statements of income and cash flows of Company and its Subsidiaries for such fiscal period and for the period from the beginning of the then current Fiscal Year to the end of such fiscal period, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, to the extent prepared for such fiscal period, all in reasonable detail and certified by a Financial Officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments;

(iii)                               Year-End Financials:  as soon as available and in any event within 90 days after the end of each Fiscal Year (commencing with the Fiscal Year ending December 31, 2011), (a) the consolidated balance sheets of Company and its Subsidiaries and the related consolidated statements of income and cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth in each case (commencing with the Fiscal Year ending December 31, 2011) in comparative form the corresponding figures for the previous Fiscal Year, all in reasonable detail and certified by a Financial Officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated and (b) in the case of such consolidated financial statements, a report thereon of PricewaterhouseCoopers LLP or other independent certified public accountants of recognized national standing selected by Company and reasonably satisfactory to Administrative Agent, which report shall be

115

unqualified, including concerning the ability of Company and its Subsidiaries to continue as a going concern (except to the extent such going concern is related to the pending maturity of any Loans or Commitments or any projected or actual default), and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

(iv)                             Pricing and Compliance Certificates:  together with each delivery of financial statements pursuant to clauses (ii) and (iii) above, (a) an Officer’s Certificate of Company stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Company and its Restricted Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officer’s Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto; and (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in subsections 7.1, 7.2, 7.3, 7.4, 7.6, 7.7, 7.8 and 7.9, in each case to the extent compliance with such restrictions is required to be tested at the end of the applicable accounting period; in addition, on or before the 45th day following the end of each of the first three Fiscal Quarters of each Fiscal Year and on or before the 90th day following the end of each Fiscal Year, a Pricing Certificate demonstrating in reasonable detail the calculation of the Consolidated Net Leverage Ratio as of the end of the four-Fiscal Quarter period then ended;

(v)                            Reconciliation Statements:  if, as a result of any change in accounting principles and policies from those used in the preparation of the financial statements referred to in subsection 5.3, the consolidated financial statements of Company and its Restricted Subsidiaries delivered pursuant to clauses (ii), (iii) or (xii) of this subsection 6.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such clauses had no such change in accounting principles and policies been made, then (a) together with the first delivery of financial statements pursuant to clause (ii), (iii), (iv) or (xii) of this subsection 6.1 following such change, consolidated financial statements of Company and its Restricted Subsidiaries for (y) the current Fiscal Year to the effective date of such change and (z) the two full Fiscal Years (if commencing on or after January 1, 2011) immediately preceding the Fiscal Year in which such change is made (but in no event for any Fiscal Year commencing prior to January 1, 2011), in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (b) together with each delivery of

116

financial statements pursuant to clause (ii), (iii), (iv) or (xii) of this subsection 6.1 following such change, if required pursuant to subsection 1.2, a written statement of the chief accounting officer or chief financial officer of Company setting forth the differences (including any differences that would affect any calculations relating to the financial covenants set forth in subsection 7.6) which would have resulted if such financial statements had been prepared without giving effect to such change;

(vi)                             Accountants’ Certification:  together with each delivery of consolidated financial statements pursuant to clause (iii) above to the extent available from Company’s independent certified public accountants on commercially reasonable terms and in accordance with the standards of the Public Company Accounting Oversight Board (United States), a written statement by the independent certified public accountants giving the report thereon stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default under subsection 7.6A or 7.6B has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default;

(vii)                               Accountants’ Reports:  promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all reports submitted to Company by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Company and its Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their annual audit;

(viii)                                Litigation or Other Proceedings:  promptly upon any Responsible Officer of Company obtaining knowledge of (1) the institution of, or non-frivolous written threat of, any Proceeding against or affecting Company or any of its Restricted Subsidiaries or any property of Company or any of its Restricted Subsidiaries not previously disclosed in writing by Company to Lenders or (2) any material development in any Proceeding that, in any case:

(x)                              has a reasonable possibility after giving effect to the coverage and policy limits of insurance policies issued to Company and its Restricted Subsidiaries of giving rise to a Material Adverse Effect; or

(y)                            seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

written notice thereof together with such other information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such matters (provided that any such information subject to confidentiality obligations or attorney-client privilege or constituting attorney work product shall not be required to be provided).

117

(ix)                               ERISA Events:  promptly upon a Responsible Officer of Company becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Company, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

(x)                              ERISA Notices:  with reasonable promptness, copies of (a) all written notices received by Company, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (b) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

(xi)                               Financial Plans:  as soon as practicable and in any event no later than 90 days after the beginning of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year (the “Financial Plan” for such Fiscal Year), including (a) forecasted consolidated balance sheets and forecasted consolidated statements of income and cash flows of Company and its Restricted Subsidiaries for each such Fiscal Year, together with a pro forma Compliance Certificate for each such Fiscal Year and an explanation of the assumptions on which such forecasts are based, (b) forecasted consolidated statements of income and cash flows of Company and its Restricted Subsidiaries for each quarter of each such Fiscal Year,  and (c) such other information and projections as any Lender may reasonably request;

(xii)                                 Insurance:  as soon as practicable after any material change in insurance coverage maintained by Company and its Restricted Subsidiaries notice thereof to Administrative Agent specifying the changes and reasons therefor;

(xiii)                                  Governing Body:  with reasonable promptness, written notice of any change in the Governing Body or principal executive officer of Company;

(xiv)                                Subsidiaries:  (a) promptly upon any Person becoming a Subsidiary of Company, a written notice setting forth with respect to such Person (1) the date on which such Person became a Subsidiary of Company, (2) all of the data required to be set forth in Schedule 5.1 annexed hereto with respect to all Subsidiaries of Company (it being understood that such written notice shall be deemed to supplement Schedule 5.1 annexed hereto for all purposes of this Agreement) and (3) whether such Subsidiary is designated as a Restricted Subsidiary or an Unrestricted Subsidiary; and (b) at each time after the Closing Date a Restricted Subsidiary is designated as an Unrestricted Subsidiary, a list of all Unrestricted Subsidiaries together with calculations demonstrating compliance with the percentage thresholds set forth in the definition of Unrestricted Subsidiary;

(xv)                               Good Standing Certificates:  promptly upon request of Administrative Agent (but no more frequently than once each Fiscal Quarter), good standing certificates as to each Loan Party from its jurisdiction of organization;

118

(xvi)                                Notices from Holders of Subordinated Indebtedness:  promptly, upon receipt, copies of all material notices from holders of Subordinated Indebtedness or a trustee, agent or other representative of such a holder;

(xvii)                                  Patriot Act, Etc.: with reasonable promptness, information to confirm compliance with the representations contained in subsection 5.20 reasonably requested by any Lender through Administrative Agent; and

(xviii)                                   Other Information:  with reasonable promptness, such other information and data with respect to Company or any of its Restricted Subsidiaries as from time to time may be reasonably requested by Administrative Agent (provided that information and data subject to confidentiality obligations or attorney-client privilege or constituting attorney work product shall not be required to be provided).

Section 6.2.                                           Existence, Etc. Except as permitted by subsection 7.7, Company will, and will cause each of its Restricted Subsidiaries to, at all times preserve and keep in full force and effect its existence in the jurisdiction of organization specified on Schedule 5.1 (as supplemented by Company from time to time) and all rights and franchises material to its business; provided, however that neither Company nor any of its Restricted Subsidiaries shall be required to preserve any such right or franchise if the Governing Body of Company or such Restricted Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of Company or such Restricted Subsidiary, as the case may be, or that the loss could not reasonably be expected to result in a Material Adverse Effect.

Section 6.3.                                           Payment of Taxes; Tax.  Except as would not reasonably be expected to result in a Material Adverse Effect, Holdings will, and will cause each of its Restricted Subsidiaries to, pay all Taxes, fees, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such tax, fee, assessment, charge or claim need be paid if it is being contested in good faith by appropriate proceedings, so long as (i) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, and (ii) in the case of a tax, assessment, charge or claim which has or may become a Lien against any of the Collateral, such proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim.

Section 6.4.                                           Maintenance of Properties; Insurance; Application of Net Insurance/Condemnation Proceeds.

A.                                      Maintenance of Properties.  Company will, and will cause each of its Restricted Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear and casualty events or accidents excepted, all material properties used or useful in the business of Company and its Restricted Subsidiaries (including all Intellectual Property) and from time to time will make or cause to be made all appropriate repairs, renewals

119

and replacements thereof, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

B.                                      Insurance.  Company will maintain or cause to be maintained, with financially sound and reputable insurers (determined at the time such insurance is obtained), such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Company and its Restricted Subsidiaries as may customarily be carried or maintained under similar circumstances by companies of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for companies similarly situated in the industry.  Without limiting the generality of the foregoing, Company will maintain or cause to be maintained (i) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (ii) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are customarily carried or maintained under similar circumstances by similarly situated companies.  Each vehicle liability policy, umbrella liability policy and commercial general liability policy shall name Administrative Agent for the benefit of Lenders as an additional insured thereunder as its interests may appear and each business interruption and casualty insurance policy shall contain a loss payable clause or endorsement, reasonably satisfactory in form and substance to Administrative Agent, that names Administrative Agent for the benefit of Lenders as the loss payee thereunder for any covered loss in excess of $1,000,000.  In connection with the renewal of each such policy of insurance, Company promptly shall deliver to Administrative Agent a certificate from Company’s insurance broker or other evidence satisfactory to Administrative Agent that Administrative Agent on behalf of Lenders has been named as additional insured and/or loss payee thereunder.

C.                                      Application of Net Insurance/Condemnation Proceeds.

(i)                            Business Interruption Insurance.  Upon receipt by Company or any of its Restricted Subsidiaries of any business interruption insurance proceeds constituting Net Insurance/Condemnation Proceeds from business interruption insurance, (a) so long as no Event of Default pursuant to subsection 8.1, 8.6 or 8.7 shall have occurred and be continuing, Company or such Restricted Subsidiary may retain and apply such Net Insurance/Condemnation Proceeds for working capital and any other corporate purposes, and (b) if an Event of Default pursuant to subsection 8.1, 8.6 or 8.7 shall have occurred and be continuing, Company shall apply an amount equal to such Net Insurance/Condemnation Proceeds, to the extent such Net Insurance/Condemnation Proceeds exceed $2,500,000, to prepay the Loans (and/or the Revolving Loan Commitment Amount shall be reduced) as provided in subsections 2.4B and 2.4D.

(ii)                              Other Net Insurance/Condemnation Proceeds.  Upon receipt by Company or any of its Restricted Subsidiaries or by Administrative Agent as loss payee of any Net

120

Insurance/Condemnation Proceeds in excess of $2,500,000 other than from business interruption insurance:

(a)                             so long as no Event of Default shall have occurred and be continuing, Administrative Agent, if it received such Net Insurance/Condemnation Proceeds, shall deliver them to Company, and Company shall, or shall cause one or more of its Restricted Subsidiaries to apply any such Net Insurance/Condemnation Proceeds to pay or reimburse the costs of repairing, restoring or replacing the assets in respect of which such Net Insurance/Condemnation Proceeds were received (including to acquire other assets useful in Company’s business) or, to the extent not so applied, to prepay the Loans (and/or the Revolving Loan Commitment Amount shall be reduced) as provided in subsection 2.4B; and

(b)                            if at any time an Event of Default under subsection 8.1, subsection 8.6 or subsection 8.7 shall have occurred and be continuing, Administrative Agent, if it holds such Net Insurance/Condemnation Proceeds, is hereby authorized by Company to, and Company, if it or one of its Restricted Subsidiaries holds such Net Insurance/Condemnation Proceeds, shall, apply such Net Insurance/Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitment Amount shall be reduced) as provided in subsection 2.4B and subsection 2.4D.

Section 6.5.                                           Inspection Rights; Lender Meeting.

A.                                      Inspection Rights.  Company shall, and shall cause each of its Restricted Subsidiaries to, permit any authorized representatives designated by Administrative Agent to visit and inspect any of the properties of Company or of any of its Restricted Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Company may, if it so chooses, be present at or participate in any such discussion), (i) so long as no Event of Default has  occurred and is continuing, upon reasonable notice and at such reasonable times during normal business hours as may reasonably be requested but not to exceed once each Fiscal Year or (ii) at any time or from time to time following the occurrence and during the continuation of an Event of Default; provided that in no event shall any such Persons be able to inspect, copy or take extracts from materials subject to confidentiality obligations or attorney-client privilege or constituting attorney work product; provided, further, such inspections may be attended by Lenders following the occurrence and during the continuance of an Event of Default

B.                                      Lender Meeting.  Company will, upon the request of Administrative Agent or Requisite Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year to be held at Company’s principal offices (or at such other location as may be agreed to by Company and Administrative Agent) at such time as may be agreed to by Company and Administrative Agent.

121

C.                                      Lender Conference Call.  Company will, upon the request of Administrative Agent or Requisite Lenders, participate in a conference call with Administrative Agent up to twice during each Fiscal Year at such time as may be agreed to by Company and Administrative Agent.

Section 6.6.                                           Compliance with Laws, Etc.  Company shall comply, and shall cause each of its Restricted Subsidiaries and all other Persons on or occupying any Facilities to comply, with the requirements of all applicable laws, rules, regulations and orders of any Government Authority (including all Environmental Laws, ERISA and the Patriot Act), noncompliance with which could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

Section 6.7.                                           Environmental Matters.

A.                                      Environmental Disclosure.  Company will deliver to Administrative Agent:

(i)                            Environmental Audits and Reports.  As soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Company or any of its Restricted Subsidiaries or by independent consultants, Government Authorities or any other Persons, with respect to significant environmental matters at any Facility that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or with respect to any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(ii)                              Notice of Certain Releases, Remedial Actions, Etc.  Promptly upon the occurrence thereof, written notice describing in reasonable detail (a) any Release required to be reported to any Government Authority under any applicable Environmental Laws, (b) any remedial action taken by Company or any other Person in response to (1) any Hazardous Materials Activities the existence of which could reasonably be expected to result in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (2) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, and (c) Company’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(iii)                               Written Communications Regarding Environmental Claims, Releases, Etc.  As soon as practicable following the sending or receipt thereof by Company or any of its Restricted Subsidiaries, a copy of any and all written communications with respect to (a) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, (b) any Release required to be reported to any Government Authority that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, and (c) any request for information from any Government Authority that suggests such Government Authority is investigating

122

whether Company or any of its Restricted Subsidiaries may be potentially responsible for any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(iv)                             Notice of Certain Proposed Actions Having Environmental Impact.  Prompt written notice describing in reasonable detail (a) any proposed acquisition of stock, assets, or property by Company or any of its Restricted Subsidiaries that could reasonably be expected to (1) expose Company or any of its Restricted Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect or (2) affect the ability of Company or any of its Restricted Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (b) any proposed action to be taken by Company or any of its Restricted Subsidiaries to commence manufacturing or other industrial operations or to modify current operations in a manner that could reasonably be expected to subject Company or any of its Restricted Subsidiaries to any material additional obligations or requirements under any Environmental Laws, in each case, that could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect

B.                                      Company’s Actions Regarding Hazardous Materials Activities.  Company shall, in compliance with all applicable Environmental Laws, promptly undertake, and shall cause each of its Restricted Subsidiaries promptly to undertake, any and all investigations, studies, sampling, testing, abatement, cleanup, removal, remediation or other response actions required under Environmental Laws to remove, remediate, clean up or abate any Hazardous Materials Activity on, under or about any Facility that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that is in violation of any Environmental Laws or that presents a material risk of giving rise to an Environmental Claim.

Section 6.8.                                           Execution of Guaranty and Personal Property Collateral Documents After the Closing Date.

A.                                      Execution of Guaranty and Personal Property Collateral Documents.  In the event that any Person becomes a Wholly Owned Restricted Subsidiary of Company (other than a Domestic Subsidiary that for U.S. tax purposes is a disregarded entity or a partnership in which a Foreign Subsidiary owns any equity interest) after the date hereof, Company will promptly notify Administrative Agent of that fact and cause such Restricted Subsidiary to execute and deliver to Administrative Agent a counterpart of the Guaranty and Security Agreement and to take all such further actions and execute all such further documents and instruments (including actions, documents and instruments comparable to those described in subsection 4.1H and 4.1I) as may be necessary or, in the opinion of Administrative Agent, desirable to create in favor of Administrative Agent, for the benefit of Lenders, a valid and perfected First Priority Lien on all of the personal and mixed property assets (to the extent included in the definition of Collateral) of such Restricted Subsidiary described in the applicable forms of Collateral Documents other than any personal or mixed property asset subject to a Lien permitted by subsection 7.2A(ii).  In addition, as provided in the Security Agreement, Company shall, or shall cause the Wholly Owned Restricted Subsidiary (other than a Domestic Subsidiary that for U.S. tax purposes is a

123

disregarded entity or a partnership in which a Foreign Subsidiary owns any equity interest) that owns the Capital Stock of such Person to, execute and deliver to Administrative Agent a supplement to the Security Agreement and to deliver to Administrative Agent all certificates representing such Capital Stock of such Person (accompanied by irrevocable undated stock powers, duly endorsed in blank).

B.                                      Foreign Subsidiaries.  Notwithstanding anything to the contrary contained in subsection 6.8A or any other Loan Document, (i) no Foreign Subsidiary shall be required to execute and deliver the Guaranty or the Security Agreement or to otherwise guarantee or support any Obligation, and (ii) no Capital Stock of a Foreign Subsidiary in excess of 66% of the Capital Stock of such Foreign Subsidiary shall be required to be pledged pursuant to the provisions of the Security Agreement.

C.                                      Restricted Subsidiary Organizational Documents, Legal Opinions, Etc.  Company shall deliver to Administrative Agent, together with the Loan Documents required to be delivered under subsection 6.8A, (i) certified copies of the Organizational Documents of any Person that becomes a Restricted Subsidiary of Company after the date hereof executing the Guaranty and Security Agreement, together with a good standing certificate from the Secretary of State of the jurisdiction of its organization and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of such jurisdiction, each to be dated a recent date prior to their delivery to Administrative Agent, (ii) a certificate executed by the secretary or similar officer of such Restricted Subsidiary as to (a) the fact that the attached resolutions of the Governing Body of such Restricted Subsidiary approving and authorizing the execution, delivery and performance of such Loan Documents are in full force and effect and have not been modified or amended and (b) the incumbency and signatures of the officers of such Restricted Subsidiary executing such Loan Documents, and (iii) to the extent requested by the Administrative Agent, a favorable opinion of counsel to such Restricted Subsidiary, in form and substance reasonably satisfactory to Administrative Agent and its counsel, as to (a) the due organization and good standing of such Restricted Subsidiary, (b) the due authorization, execution and delivery by such Restricted Subsidiary of such Loan Documents, (c) the enforceability of such Loan Documents against such Restricted Subsidiary and (d) such other matters (including matters relating to the creation and perfection of Liens in any Collateral pursuant to such Loan Documents) as Administrative Agent may reasonably request, all of the foregoing to be reasonably satisfactory in form and substance to Administrative Agent and its counsel.

Section 6.9.                                           Matters Relating to Additional Real Property Collateral.

A.                                      Additional Mortgages, Etc.  From and after the Closing Date, in the event that (i) Company or any Subsidiary Guarantor acquires any fee interest in real property with a value in excess of $5,000,000 (other than any property subject to a Lien under subsection 7.1(iii)) or (ii) at the time any Person becomes a Subsidiary Guarantor, such Person owns or holds any fee interest in real property with a value in excess of $5,000,000, in the case of clause (ii) above excluding any such Real Property Asset the encumbrancing of which requires the consent of any applicable lessor or then-existing senior lienholder, where Company and its Restricted Subsidiaries have attempted in good faith, but are unable, to obtain such lessor’s or senior lienholder’s consent (any

124

such non-excluded Real Property Asset described in the foregoing clause (i) or (ii) being an “Additional Mortgaged Property”), Company or such Subsidiary Guarantor shall deliver to Administrative Agent, as soon as practicable after such Person acquires such Additional Mortgaged Property or becomes a Subsidiary Guarantor, as the case may be, a fully executed and notarized Mortgage (an “Additional Mortgage”), in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering the interest of such Loan Party in such Additional Mortgaged Property; and such opinions, documents, title insurance and environmental reports as may be reasonably required by Administrative Agent.

B.                                      Real Estate Appraisals.  Upon request of Administrative Agent in connection with the delivery of an Additional Mortgage, Company shall, and shall cause each of its Restricted Subsidiaries to, permit an independent real estate appraiser satisfactory to Administrative Agent, upon reasonable notice, to visit and inspect such Additional Mortgaged Property for the purpose of preparing an appraisal of such Additional Mortgaged Property satisfying the requirements of any applicable laws and regulations (in each case to the extent required under such laws and regulations as determined by Administrative Agent in its discretion).

Section 6.10.                                            Further Assurances.

A.                                      Company shall take or cause to be taken all such actions, executed and delivered or cause to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings that may be necessary or, in the opinion of Administrative Agent, desirable in order to maintain in favor of Administrative Agent, for the benefit of Lenders, a valid and perfected First Priority security interest in the entire personal and mixed property Collateral (other than Excluded Assets), including, without limitation, filing any financing or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby or by the other Loan Documents.

B.                                      Company shall take or cause to be taken all such actions as are necessary to deliver to Administrative Agent, within 30 days of the Closing Date (or such longer period as is acceptable to Administrative Agent in its sole and absolute discretion): (i) executed Foreign Pledge Agreements with respect to 66% of the Capital Stock owned by Company or a Subsidiary Guarantor of all Foreign Subsidiaries with respect to which Administrative Agent deems a Foreign Pledge Agreement necessary or advisable to perfect or otherwise protect the First Priority Liens granted to Administrative Agent on behalf of Lenders in such Capital Stock, and take all such other actions under the laws of such jurisdictions as Administrative Agent may deem necessary or advisable to perfect or otherwise protect such Liens; and (ii) an opinion of counsel (which counsel shall be reasonably satisfactory to Administrative Agent) under the laws of each foreign jurisdiction for which a Foreign Pledge Agreement is executed and delivered with respect to the creation and perfection of the security interests in favor of Administrative Agent in such Collateral and such other matters governed by the laws of such jurisdiction regarding such security interests as Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent.

125

SECTION 7.                                                 COMPANY’S NEGATIVE COVENANTS.

Company covenants and agrees that from and including the Closing Date, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations (other than Unasserted Obligations) and the cancellation, expiration or collateralization (in a manner reasonably acceptable to Administrative Agent) of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Restricted Subsidiaries to perform, all covenants in this Section 7.

Section 7.1.                                           Indebtedness.  Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

(i)                            (a) Company and its Restricted Subsidiaries may become and remain liable with respect to the Obligations; and (b) Company and its Restricted Subsidiaries may become and remain liable with respect to Permitted Refinancing Indebtedness incurred with respect to Indebtedness theretofore outstanding pursuant to this subsection 7.1(i); provided that (x) if any such Permitted Refinancing Indebtedness is incurred to refinance Term Loans (1) such Permitted Refinancing Indebtedness may only be in the form of one or more issues of Permitted First Lien Notes, Permitted Second Lien Notes or Permitted Unsecured Notes and (2) the net cash proceeds thereof (after giving effect to payment of accrued interest and related fees, costs and expenses) shall be applied to repay Term Loans in accordance with the Pro Rata Share of each Lender and (y) if any such Permitted Refinancing Indebtedness is incurred to refinance Revolving Loan Commitments, (1) such Permitted Refinancing Indebtedness may only be in the form of a Permitted Refinancing Revolving Facility and (2) there shall be required to be a permanent reduction in the Revolving Loan Commitment Amount in an amount equal to the net cash proceeds thereof or commitments thereunder (after giving effect to payment of accrued interest and related fees, costs and expenses) in accordance with the Pro Rata Share of each Revolving Lender (in which case the Revolving Loans or Swing Line Loans then outstanding pursuant to the Revolving Loan Commitments shall be required to be repaid with such Permitted Refinancing Indebtedness only to the extent then outstanding in excess of such Revolving Loan Commitments as reduced);

(ii)                              Company and its Restricted Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection 7.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

(iii)                               Company and its Restricted Subsidiaries may become and remain liable with respect to Indebtedness in respect of Capital Leases and Indebtedness of Company and its Restricted Subsidiaries secured by Liens permitted by subsection 7.2A(ii) or (iii) in an aggregate principal amount not to exceed $20,000,000 at any time outstanding;

126

(iv)                             Company may become and remain liable with respect to Indebtedness to any Restricted Subsidiary, and any Subsidiary Guarantor may become and remain liable with respect to Indebtedness to Company or any Subsidiary Guarantor, and any Foreign Subsidiary may become and remain liable with respect to Indebtedness to another Foreign Subsidiary; provided that (a) a Lien on all such intercompany Indebtedness owing to a Loan Party (excluding Indebtedness of a Foreign Subsidiary except as provided below) shall have been granted to Administrative Agent for the benefit of Lenders, (b) if such intercompany Indebtedness is evidenced by a promissory note or other instrument owing to a Loan Party, such promissory note or instrument shall have been pledged to Administrative Agent pursuant to the Security Agreement, and (c) the aggregate outstanding amount (without duplication) of all (1) Indebtedness of Foreign Subsidiaries to Company or any Subsidiary Guarantor under this subsection 7.1(iv), (2) Investments in Foreign Subsidiaries under subsection 7.3(xiii) and (3) Contingent Obligations in respect of obligations of any Foreign Subsidiary under subsection 7.4(viii) does not exceed $60,000,000 at any time; provided that any such Indebtedness of a wholly-owned Foreign Subsidiary to Company or a Subsidiary Guarantor shall be evidenced by a promissory note or other instrument (except to the extent such note or instrument would result in a tax or otherwise have adverse consequences on or with respect to such Foreign Subsidiaries) and such promissory note or other instrument shall be pledged to Administrative Agent;

(v)                            Company and its Restricted Subsidiaries, as applicable, may remain liable with respect to Indebtedness described in Schedule 7.1 annexed hereto and any Permitted Refinancing Indebtedness in respect thereof;

(vi)                             (a) Company and its Restricted Subsidiaries may become and remain liable with respect to Indebtedness of any Person assumed in connection with any acquisition of such Person permitted by subsection 7.3 and a Person that becomes a direct or indirect wholly-owned Restricted Subsidiary of Company as a result of any acquisition permitted by subsection 7.3 may remain liable with respect to Indebtedness existing on the date of such acquisition (and, in each case, any Permitted Refinancing Indebtedness in respect thereof); provided that such Indebtedness is not created in anticipation of such acquisition; and (b) Company and its Restricted Subsidiaries may become and remain liable with respect to Indebtedness incurred in connection with any Permitted Acquisition or other acquisition, in each case permitted by subsection 7.3 (and any Permitted Refinancing Indebtedness in respect thereof) so long as (1) such Indebtedness does not mature or have scheduled amortization or other required payments of principal prior to the Latest Maturity Date at the time such Indebtedness is incurred (other than customary offers to repurchase upon a change of control, asset sale or casualty or condemnation event and customary acceleration rights after an event of default), (2) such Indebtedness and the indenture or other governing instrument or document applicable thereto does not contain financial maintenance covenants that are more restrictive to the Loan Parties than the terms of this Agreement, or covenants (other than financial maintenance covenants), events of default or other terms and conditions that, when taken as a whole, are materially more restrictive to the Loan Parties than the terms of this Agreement (it being understood that (A) interest rates, fees, rate floors, redemption or prepayment premiums and

127

restrictions on prepayment or redemption shall not be taken into account in determining whether terms are more restrictive or materially more restrictive to the Loan Parties, (B) the limitations on Indebtedness covenant contained therein may take into account permanent repayments of Indebtedness which have occurred after the Closing Date, and (C) a certificate of a Responsible Officer of Company delivered to Administrative Agent at least five Business Days (or such shorter period as Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that Company has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence absent manifest error that such terms and conditions satisfy the foregoing requirement), except in each case for covenants or other provisions contained in such Indebtedness that are applicable only after the Latest Maturity Date at the time such Indebtedness is incurred, (3) if secured, the holders of such Indebtedness pursuant to the indenture or other instrument governing such Indebtedness (or a trustee, agent or other representative on their behalf) shall have become party to a customary intercreditor agreement with Administrative Agent on terms reasonably satisfactory to Administrative Agent, and (4) on a Pro Forma Basis after giving effect to such Indebtedness and the use of proceeds therefrom and any related acquisitions, investments or repayment of Indebtedness, Company and its Restricted Subsidiaries will be in compliance with subsection 7.6B; provided that the amount of such Indebtedness which is secured does not exceed the Incremental Amount at the time of such incurrence;

(vii)                               Company and its Restricted Subsidiaries may become and remain liable with respect to Indebtedness consisting of insurance premium financing incurred in the ordinary course of business;

(viii)                                Company and its Restricted Subsidiaries may become and remain liable with respect to obligations in respect of purchase price or other similar adjustments incurred by Company and its Restricted Subsidiaries in a Permitted Acquisition or any other Investment or disposition expressly permitted hereunder;

(ix)                               Company and its Restricted Subsidiaries may become and remain liable with respect to Indebtedness in respect of sale and lease-back transactions permitted by subsection 7.10;

(x)                              Company and its Restricted Subsidiaries may become and remain liable with respect to other Indebtedness so long as (a) both before and after giving effect to such Indebtedness, no Potential Event of Default or Event of Default has occurred and is continuing, (b) Administrative Agent and the Lenders shall have received from Company an Officer’s Compliance Certificate demonstrating that Company will be in Pro Forma Compliance (calculated solely with respect to subsection 7.6B) in connection with (1) any such Indebtedness and (2) any acquisition or disposition made after the commencement of the most recent four Fiscal Quarter period for which financial results have been provided and on or prior to the date of incurrence of such Indebtedness, (c) such Indebtedness does not mature or have scheduled amortization or other required payments of principal prior

128

to the Latest Maturity Date at the time such Indebtedness is incurred (other than customary offers to repurchase upon a change of control, asset sale or casualty or condemnation event and customary acceleration rights after an event of default), (d) such Indebtedness and the indenture or other governing instrument or document applicable thereto does not contain financial maintenance covenants that are more restrictive to the Loan Parties than the terms of this Agreement, or covenants (other than financial maintenance covenants), events of default or other terms and conditions that, when taken as a whole, are materially more restrictive to the Loan Parties than the terms of this Agreement (it being understood that (1) interest rates, fees, rate floors, redemption or prepayment premiums and restrictions on prepayment or redemption shall not be taken into account in determining whether terms are more restrictive or materially more restrictive to the Loan Parties, (2) the limitations on Indebtedness covenant contained therein may take into account permanent repayments of Indebtedness which have occurred after the Closing Date,  and (3) a certificate of a Responsible Officer of Company delivered to Administrative Agent at least five Business Days (or such shorter period as Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that Company has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence absent manifest error that such terms and conditions satisfy the foregoing requirement), except in each case for covenants or other provisions contained in such Indebtedness that are applicable only after the Latest Maturity Date at the time such Indebtedness is incurred and (e) if secured, the holders of such Indebtedness pursuant to the indenture or other instrument governing such Indebtedness (or a trustee, agent or other representative on their behalf) shall have become party to a customary intercreditor agreement with Administrative Agent on terms reasonably satisfactory to Administrative Agent; provided that the amount of such Indebtedness which is secured does not exceed the Incremental Amount at the time of such incurrence; and

(xi)                               Company and its Restricted Subsidiaries may become and remain liable with respect to other Indebtedness in an aggregate principal amount not to exceed $20,000,000 at any time outstanding so long as both before and after giving effect to such Indebtedness, no Potential Event of Default or Event of Default has occurred and is continuing.

Section 7.2.                                           Liens and Related Matters.

A.                                      Prohibition on Liens.  Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Company or any of its Restricted Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC or under any similar recording or notice statute, except:

129

(i)                            Permitted Encumbrances;

(ii)                              Liens on any asset existing at the time of acquisition of such asset by Company or a Restricted Subsidiary, or Liens to secure the payment of all or any part of the purchase price of an asset upon the acquisition of such asset by Company or a Restricted Subsidiary or to secure any Indebtedness permitted hereby incurred by Company or a Restricted Subsidiary at the time of or within ninety days after the acquisition of such asset, which Indebtedness is incurred for the purpose of financing all or any part of the purchase price thereof; provided, however, that any such Lien shall apply only to the asset so acquired and proceeds thereof and accessions thereto; and provided further, that the aggregate principal amount of all Indebtedness secured by such Liens and all Indebtedness in respect of Capital Leases permitted by subsection 7.1(iii) does not exceed $20,000,000 at any time outstanding;

(iii)                               Liens described in Schedule 7.2 annexed hereto and any Lien granted as a replacement or substitute therefor, so long as such Lien covers the same property as is secured by the Lien described in Schedule 7.2;

(iv)                             Other Liens securing Indebtedness and other obligations in an aggregate amount not to exceed $10,000,000 at any time outstanding;

(v)                            Liens securing Indebtedness refinancing or renewing the Indebtedness secured by Liens described in clauses (ii) and (iii) of this subsection 7.2A; provided that such Liens encumber the same or substantially the same property encumbered by the original Liens (including after-acquired property to the extent that the Liens securing the Indebtedness being refinanced or renewed extended to after-acquired property) and no other property and the principal or commitment amount of Indebtedness secured thereby does not increase;

(vi)                             Liens securing Permitted First Lien Notes or Permitted Second Lien Notes described in subsection 7.1(i)(b);

(vii)                               Liens securing Indebtedness permitted pursuant to (a) subsection 7.1(vi)(a) so long as such Lien does not extend to any property other than the property of such acquired Person or (b) subsection 7.1(vi)(b) or subsection 7.1(x); and

(viii)                                Liens securing Indebtedness of Foreign Subsidiaries permitted pursuant to subsection 7.1 and extending solely to the assets of such Foreign Subsidiaries.

B.                                      Equitable Lien in Favor of Lenders.  If Company or any of its Restricted Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 7.2A, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that, notwithstanding the foregoing, this

130

covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not permitted by the provisions of subsection 7.2A.

C.                                      No Further Negative Pledges.  Neither Company nor any of its Restricted Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets as security for the Obligations or Indebtedness that refinances the Obligations, whether now owned or hereafter acquired, other than (i) any agreement (a) prohibiting only the creation of Liens securing Subordinated Indebtedness or (b) containing an “equal and ratable” clause, (ii) any agreement evidencing Indebtedness secured by Liens permitted by subsection 7.2A(ii) or Permitted Encumbrances referred to in clauses (iii), (xv), (xvi), (xviii) or (xix) of the definition thereof, (iii) any agreement evidencing an asset sale, as to the assets being sold, (iv) provisions restricting Liens on assets of and interests in Joint Ventures; (v) leases and licenses containing customary non-assignment or negative pledge restrictions entered into in the ordinary course of business; and (vi) agreements binding on property or Persons acquired in a Permitted Acquisition (or Investment permitted hereunder), not entered into in contemplation of such Permitted Acquisition (or Investment permitted hereunder) and not applicable to any Person other than the Person acquired, or to any property other than the property so acquired.

D.                                       No Restrictions on Restricted Subsidiary Distributions to Company or Other Restricted Subsidiaries.  Company will not, and will not permit any of its Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Restricted Subsidiary to (i) pay dividends or make any other distributions on any of such Restricted Subsidiary’s Capital Stock owned by Company or any other Restricted Subsidiary of Company, (ii) repay or prepay any Indebtedness owed by such Restricted Subsidiary to Company or any other Restricted Subsidiary of Company, (iii) make loans or advances to Company or any other Restricted Subsidiary of Company, or (iv) transfer any of its property or assets to Company or any other Restricted Subsidiary of Company, except (a) as provided in this Agreement or any other Loan Documents, (b) as to transfers of assets, as may be provided in an agreement with respect to a sale of such assets, (c) restrictions contained in Indebtedness permitted under subsections 7.1(i), 7.1(vi), 7.1(ix), 7.1(x) and 7.1(xi), (d) in any agreement of any Person assumed in connection with any acquisition of such Person permitted by subsection 7.3 that apply only to property of such Person, including restrictions under any acquired Indebtedness of such Person not incurred in violation of this Agreement relating to the property of such Person or any of its Restricted Subsidiaries, which restriction in each case existed at the time of acquisition, was not put into place in connection with or in anticipation of such acquisition and is not applicable to any Person other than the Person acquired, or to any property other than the property so acquired, (e) as to transfers of assets, as may be provided in leases or licenses entered into in the ordinary course of business, (f) any agreement that amends, refinances or replaces any agreement containing restrictions permitted by the preceding clause (e); provided that the terms and conditions of such agreement, as they relate to any such restrictions, are no less favorable to Company or any such Restricted Subsidiary, as applicable, than those under the agreement so amended, refinanced or replaced, (g) restrictions contained in Indebtedness of a Foreign Subsidiary permitted by subsection 7.1; provided that such restrictions relate only to one or more Foreign Subsidiaries and their assets or equity interests, (h) as to transfers of assets, as may be provided in any

131

agreement relating to Liens permitted by subsection 7.2A, and (i) encumbrances or restrictions relating to Joint Ventures.

Section 7.3.                                           Investments; Acquisitions.  Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Investment in any Person, including any Joint Venture, except:

(i)                            Company and its Restricted Subsidiaries may make and own Investments in Cash and Cash Equivalents;

(ii)                              (a) Company and its wholly-owned Domestic Subsidiaries may make and own additional equity Investments in their respective wholly-owned Domestic Subsidiaries (other than Unrestricted Subsidiaries) and in Domestic Subsidiaries (other than Unrestricted Subsidiaries) that become wholly-owned as a result of or in connection with such Investments and (b) Foreign Subsidiaries may make and own additional equity Investments in other Foreign Subsidiaries;

(iii)                               Company and its Restricted Subsidiaries may make Investments in the form of Indebtedness permitted by subsection 7.1(iv);

(iv)                             Company and its Restricted Subsidiaries may make Consolidated Capital Expenditures permitted by subsection 7.8;

(v)                            Company and its Restricted Subsidiaries may continue to own the Investments owned by them and described in Schedule 7.3 annexed hereto;

(vi)                             Company and its Restricted Subsidiaries may make Permitted Acquisitions (including the acquisition of the Capital Stock of Restricted Subsidiaries formed in connection with any such Permitted Acquisition); provided that (a) no Potential Event of Default or Event of Default shall have occurred and be continuing at the time such acquisition occurs or after giving effect thereto, (b) Company shall, and shall cause its Restricted Subsidiaries to, comply with the requirements of subsections 6.8 and 6.9 with respect to each Person acquired or Person formed to acquire the assets of another Person to the extent such requirements are applicable to such Person and (c) Company shall be in Pro Forma Compliance at the time of such acquisition; provided that Permitted Acquisitions may only be made pursuant to this subsection 7.3(vi) to the extent that the principal assets or business acquired pursuant to such Permitted Acquisition are owned by Loan Parties or Persons that will become Loan Parties under subsections 6.8 and 6.9;

(vii)                               Company and its Restricted Subsidiaries may receive and hold promissory notes and other non-Cash consideration received in connection with any Asset Sale permitted by subsection 7.7;

(viii)                                Company and its Restricted Subsidiaries may acquire Securities or Investments in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to Company or any of its Restricted Subsidiaries, including Securities or

132

Investments received in connection with the bankruptcy, insolvency or reorganization of the Person obligated on such Indebtedness or claim, or as security for any such Indebtedness or claim;

(ix)                               Company and its Restricted Subsidiaries may make loans (financing equipment sold by Company and its Restricted Subsidiaries) or equipment leases to customers doing business with Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $40,000,000 at any time outstanding (with the principal amount of such leases to be deemed to be equal to the discounted present value, at a market rate of interest, of the remaining rental payments plus any residual value of the leased equipment as shown on Company’s financial statements);

(x)                              Company and its Restricted Subsidiaries may make loans to customers doing business with Company and its Restricted Subsidiaries in settlement of accounts receivable owing to Company or any of its Restricted Subsidiaries from such customer in an aggregate principal amount not to exceed $15,000,000 at any time outstanding;

(xi)                               Company and its Restricted Subsidiaries may make other Investments at any time in an amount not to exceed (a) the then available Annual Basket Amount; provided that at the time of any such Investment using the Annual Basket Amount Net Revolver Usage does not exceed $25,000,000, plus (b) the then available Available Basket Amount, plus (c) the then available Available Equity Amount; provided that at the time any Investment is made under this subsection 7.3(xi), no Potential Event of Default or Event of Default shall have occurred and be continuing and Company and its Restricted Subsidiaries shall be in Pro Forma Compliance;

(xii)                                 Company and its Restricted Subsidiaries may make loans and advances to officers, directors or employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practice;

(xiii)                                  Company and its Restricted Subsidiaries may make additional Investments in Foreign Subsidiaries of Company; provided that the aggregate outstanding amount (without duplication) of all (1) Investments in Foreign Subsidiaries under this subsection 7.3(xiii), (2) Indebtedness of Foreign Subsidiaries to Company or any Subsidiary Guarantor outstanding under subsection 7.1(iv) and (3) Contingent Obligations in respect of obligations of any Foreign Subsidiary under subsection 7.4(viii) does not exceed $60,000,000 at any time;

(xiv)                                any Foreign Subsidiary may make Permitted Acquisitions (including the acquisition of the Capital Stock of Subsidiaries formed in connection with any such Permitted Acquisition); provided that (a) no Potential Event of Default or Event of Default shall have occurred and be continuing at the time such acquisition occurs or after giving effect thereto and (b) Company shall be in Pro Forma Compliance at the time of such acquisition;

133

(xv)                               to the extent constituting Investments, (i) Restricted Junior Payments permitted under subsection 7.5 and (ii) Equity Related Compensation Payments;

(xvi)                                Investments owned in Persons acquired in Permitted Acquisitions and not made in contemplation thereof; and

(xvii)                                  Company and its Restricted Subsidiaries may make Permitted Acquisitions and make and own other Investments in an aggregate amount (without duplication) not to exceed $10,000,000 outstanding at any time; provided that such Permitted Acquisition or Investment is made prior to the second anniversary of the Closing Date.

Section 7.4.                                           Contingent Obligations.  Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

(i)                            Subsidiary Guarantors may become and remain liable with respect to Contingent Obligations in respect of the Guaranty;

(ii)                              Company may become and remain liable with respect to Contingent Obligations in respect of Letters of Credit;

(iii)                               Company and its Restricted Subsidiaries may become and remain liable with respect to Contingent Obligations under Hedge Agreements (including guarantees thereof);

(iv)                             Company and its Restricted Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with Asset Sales or other sales of assets;

(v)                            Company and its Restricted Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of any Indebtedness of Company or any of its Domestic Subsidiaries (other than any Unrestricted Subsidiary) permitted by subsection 7.1;

(vi)                             Company and its Restricted Subsidiaries, as applicable, may remain liable with respect to Contingent Obligations described in Schedule 7.4 annexed hereto;

(vii)                               Company and its Restricted Subsidiaries may become and remain liable with respect to other Contingent Obligations; provided that the amount of such Contingent Obligations shall not exceed $5,000,000 at any time outstanding;

(viii)                                Company and its Restricted Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of any obligations of any Foreign Subsidiary; provided that the aggregate outstanding amount (without duplication) of all (1) Contingent Obligations in respect of obligations of any Foreign Subsidiary under this

134

subsection 7.4(viii), (2) Investments in Foreign Subsidiaries under subsection 7.3(xiii) and (3) Indebtedness of Foreign Subsidiaries to Company or any Subsidiary Guarantor under subsection 7.1(iv) does not exceed $60,000,000 at any time;

(ix)                               Company and the Subsidiary Guarantors may become and remain liable with respect to Contingent Obligations in respect of any obligations of Company or any Subsidiary Guarantor not prohibited by this Agreement;

(x)                              any Restricted Subsidiary of Company (other than the Subsidiary Guarantors) may become and remain liable with respect to Contingent Obligations in respect of any other Restricted Subsidiary of Company not prohibited by this Agreement; and

(xi)                               Company and its Restricted Subsidiaries may become and remain liable with respect to other Contingent Obligations at any time outstanding in an amount not to exceed (a) the then available Annual Basket Amount; provided that at the time of any such Contingent Obligation using the Annual Basket Amount Net Revolver Usage does not exceed $25,000,000, plus (b) the then available Available Basket Amount, plus (c) the then available Available Equity Amount; provided that in the case of all such Contingent Obligations, at the time thereof, no Potential Event of Default or Event of Default has occurred and is continuing and Company and its Restricted Subsidiaries are in Pro Forma Compliance.

Section 7.5.                                           Restricted Junior Payments.  Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided that Company may (i) make regularly scheduled payments of interest in respect of any Subordinated Indebtedness in accordance with the terms of and subject to the subordination provisions contained in, the indenture or other agreement pursuant to which such Subordinated Indebtedness was issued, as such indenture or other agreement may be amended from time to time to the extent not prohibited by this Agreement; (ii) make Restricted Junior Payments to Holdings or United Online (a) provided such amounts are reflected in the calculation of Consolidated Net Income, to the extent necessary to permit Holdings to pay Company’s allocated share of general administrative costs and expenses to United Online, (b) to the extent necessary to permit Holdings to reimburse United Online for the allocated tax liabilities of Company, in each case so long as Holdings applies the amount of any such Restricted Junior Payment for such purpose or to make payments under a tax sharing agreement with United Online permitted under subsection 7.9 which provides for payment by Company and its Restricted Subsidiaries of the taxes of United Online allocable to Holdings, Company and its Restricted Subsidiaries, and (c) for Equity Related Compensation Payments that constitute Restricted Junior Payments; (iii) make additional Restricted Junior Payments to any Person at any time in an amount not to exceed (a) the then available Annual Basket Amount; provided that at the time of any such Restricted Junior Payment Net Revolver Usage does not exceed $25,000,000, plus (b) the then available Available Basket Amount plus (b) the then available Available Equity Amount; provided that at the time any Restricted Junior Payment is made under this subsection 7.5(iii), no Potential Event of Default or Event of Default shall have occurred and be continuing and Company and its Restricted Subsidiaries shall be in Pro Forma

135

Compliance; and (iv) Holdings may make Restricted Junior Payments with amounts funded by Company in accordance with this subsection 7.5.

Section 7.6.                                           Financial Covenants.

A.                                      Minimum Consolidated Fixed Charge Coverage Ratio.  Company shall not permit the Consolidated Fixed Charge Coverage Ratio as of the last day of each Fiscal Quarter ending on or after June 30, 2011 to be less than 1.70 to 1.00.

B.                                      Maximum Net Leverage Ratio.  Company shall not permit the Consolidated Net Leverage Ratio as of the last day of the most recently ended Fiscal Quarter ending on the dates set forth below to exceed the correlative ratio indicated:

PERIOD	MAXIMUM CONSOLIDATED NET LEVERAGE RATIO

June 30, 2011 September 30, 2011 December 31, 2011	4.00:1.00 4.00:1.00 4.00:1.00

March 31, 2012 June 30, 2012 September 30, 2012 December 31, 2012	4.00:1.00 4.00:1.00 4.00:1.00 3.75:1.00

March 31, 2013 June 30, 2013 September 30, 2013 December 31, 2013	3.75:1.00 3.75:1.00 3.75:1.00 3.50:1.00

March 31, 2014 June 30, 2014 September 30, 2014 December 31, 2014	3.50:1.00 3.50:1.00 3.50:1.00 3.25:1.00

March 31, 2015 June 30, 2015 September 30, 2015 December 31, 2015	3.25:1.00 3.25:1.00 3.25:1.00 3.00:1.00

March 31, 2016 June 30, 2016 September 30, 2016 December 31, 2016	3.00:1.00 3.00:1.00 3.00:1.00 2.75:1.00

136

PERIOD	MAXIMUM CONSOLIDATED NET LEVERAGE RATIO

March 31, 2017 and any Fiscal Quarter thereafter	2.75:1.00

Section 7.7.                                           Restriction on Fundamental Changes; Asset Sales.  Company shall not, and shall not permit any of its Restricted Subsidiaries to enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets (including its notes or receivables and Capital Stock of a Restricted Subsidiary, whether newly issued or outstanding), whether now owned or hereafter acquired, except:

(i)                            (a) any Subsidiary of Company may be merged with or into Company or any Subsidiary Guarantor, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any Subsidiary Guarantor (or, in the case of a Foreign Subsidiary, to another Foreign Subsidiary); provided that, in the case of such a merger, Company or such Subsidiary Guarantor shall be the continuing or surviving Person; and (b) any Foreign Subsidiary may be merged with or into any other Foreign Subsidiary and any Foreign Subsidiary may be liquidated, wound up or dissolved;

(ii)                              Company and its Restricted Subsidiaries may sell, lease or otherwise dispose of assets in transactions that do not constitute Asset Sales;

(iii)                               Company and its Restricted Subsidiaries may dispose of obsolete, worn out or surplus property or property that is no longer useful in its business in the ordinary course of business;

(iv)                             Company and its Restricted Subsidiaries may make Asset Sales of assets having a fair market value not in excess of $20,000,000 and may sell Florists’ Transworld Delivery, Inc.’s headquarters located at 3113 Woodcreek Drive, Downers Grove, Illinois; provided that (a) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof; (b) 75% of the consideration received shall be Cash or Cash Equivalents; (c) no Event of Default shall have occurred or be continuing after giving effect thereto; and (d) the proceeds of such Asset Sales shall be applied as required by subsection 2.4B(iv)(a) or subsection 2.4D;

(v)                            Company and its Restricted Subsidiaries may sell real property located in Sleaford, England owned by any Restricted Subsidiary of Company;

137

(vi)                             in order to resolve disputes that occur in the ordinary course of business or settle delinquent or overdue accounts, Company and its Restricted Subsidiaries may discount or otherwise compromise for less than the face value thereof, notes or accounts receivable;

(vii)                               Company or a Restricted Subsidiary may sell or dispose of shares of Capital Stock of any of its Restricted Subsidiaries in order to qualify members of the Governing Body of the Restricted Subsidiary if required by applicable law;

(viii)                                any Person may be merged with or into or consolidated with Company or any Restricted Subsidiary if the acquisition of the Capital Stock of such Person by Company or such Restricted Subsidiary would have been permitted pursuant to subsection 7.3; provided that (a) in the case of Company, Company shall be the continuing or surviving Person, (b) if a Restricted Subsidiary is not the surviving or continuing Person, the surviving Person becomes a Restricted Subsidiary and complies with the provisions of subsections 6.8 and 6.9 to the extent applicable to such Person and (c) no Potential Event of Default or Event of Default shall have occurred or be continuing after giving effect thereto;

(ix)                               Company or a Restricted Subsidiary may, in the ordinary course of business, dispose of or terminate Hedge Agreements;

(x)                              Company and its Restricted Subsidiaries may sell or grant licenses to use Intellectual Property to the extent such licenses do not prohibit the licensor from using such Intellectual Property;

(xi)                               Company and its Restricted Subsidiaries may settle accounts receivable owing to Company or any of its Restricted Subsidiaries in connection with the making of loans permitted by subsection 7.3(ix);

(xii)                                 Company and its Restricted Subsidiaries may transfer property as a result of casualty or condemnation events;

(xiii)                                  Company and its Restricted Subsidiaries may enter into leases and subleases of real and personal property in the ordinary course of business;

(xiv)                                Company and its Restricted Subsidiaries may sell or dispose of Capital Stock of any Restricted Subsidiary in order to qualify members of the Governing Body of such Restricted Subsidiary if required by applicable law;

(xv)                               Company and its Restricted Subsidiaries may dispose of Cash or Cash Equivalents in transactions not prohibited by this Agreement; and

(xvi)                                Company and its Restricted Subsidiaries may make and dispose of inventory in the ordinary course of business.

138

Section 7.8.                                           Consolidated Capital Expenditures.  (i) Company shall not, and shall not permit its Restricted Subsidiaries to, make or incur Consolidated Capital Expenditures, in any Fiscal Year indicated below, in an aggregate amount in excess of the corresponding amount (the “Maximum Consolidated Capital Expenditures Amount”) set forth below opposite such Fiscal Year; provided that the Maximum Consolidated Capital Expenditures Amount for any Fiscal Year shall be increased by an amount equal to 125% of the capital expenditures made in the most recent twelve month period for which financial results are available by a Person acquired pursuant to a Permitted Acquisition; provided, further, that the Maximum Consolidated Capital Expenditures Amount for any Fiscal Year shall be further increased by an amount equal to the excess, if any, of the Maximum Consolidated Capital Expenditures Amount for the previous two Fiscal Years over the actual amount of Consolidated Capital Expenditures for such previous two Fiscal Years (excluding any period prior to Fiscal Year 2011), with the Consolidated Capital Expenditures in any year to be applied first to such unused amount from the Fiscal Year which commenced at least two years prior to the current year (but no earlier than Fiscal Year 2011), and second to such unused amount from the Fiscal Year most recently completed (provided that in no event shall the amount of such increase exceed 50% of the Maximum Consolidated Capital Expenditures Amount for such previous Fiscal Years (after any such adjustments, in accordance with this proviso) and in no event shall the unused amount in any Fiscal Year be carried forward for more than two Fiscal Years).  The foregoing limitations shall not restrict Consolidated Capital Expenditures funded with Net Securities Proceeds.

FISCAL YEAR	MAXIMUM CONSOLIDATED CAPITAL EXPENDITURES AMOUNT

2011	$13,000,000
2012	$15,500,000
2013	$14,000,000
2014	$14,000,000
2015	$14,500,000
2016	$14,500,000
2017	$15,000,000

(ii)                              In addition to the Consolidated Capital Expenditures permitted pursuant to subsection 7.8(i), Company and its Restricted Subsidiaries may make additional Consolidated Capital Expenditures at any time in an amount not to exceed the portion of the following amounts that Company elects to apply to this subsection 7.8(ii):  (a) the then available Annual Basket Amount; provided that at the time of any such Consolidated Capital Expenditure using the Annual Basket Amount Net Revolver Usage does not exceed $25,000,000, plus (b) Available Basket Amount, plus (c) the then available Available Equity Amount; provided that at the time any Consolidated Capital Expenditures is made under this subsection 7.8(ii), no Potential Event of Default or Event of Default shall have occurred and be continuing and Company and its Restricted Subsidiaries shall be in Pro Forma Compliance.

Section 7.9.                                           Transactions with Shareholders and Affiliates.  Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to

139

exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Company, on terms that are less favorable to Company or that Restricted Subsidiary in any material respect, taken as a whole, as the case may be, than those that would have been obtained at the time from Persons who are not an Affiliate; provided that the foregoing restriction shall not apply to:

(i)                            any transaction between Company and any of its wholly-owned Restricted Subsidiaries or between any of its wholly-owned Restricted Subsidiaries;

(ii)                              indemnification payments (including reimbursement of fees and expenses) to officers, directors, employees or consultants of Company or any of its Restricted Subsidiaries;

(iii)                               any Restricted Junior Payment permitted by subsection 7.5;

(iv)                             Investments permitted by subsection 7.3;

(v)                            any transaction involving consideration of $2,000,000 or less per annum;

(vi)                             any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by Company or any of its Restricted Subsidiaries in the ordinary course of business and payments or issuances of Equity Interests of United Online pursuant thereto;

(vii)                               any tax sharing agreements of Company or any of its Restricted Subsidiaries entered into with United Online and any of its Restricted Subsidiaries providing for Company and its Restricted Subsidiaries to pay the portion of United Online’s consolidated taxes directly attributed to Holdings, Company and its Restricted Subsidiaries;

(viii)                                marketing, advertising and cross promotional arrangements regarding the promotion and sale of the products and services of Company or any of its Restricted Subsidiaries, on one side, and the promotion and sale of the products and services of United Online or any of its Subsidiaries, on the other side, provided (a) with respect to such marketing, advertising and cross promotional arrangements provided by Company and its Restricted Subsidiaries, the amounts paid to Company and its Restricted Subsidiaries shall be at least equal to the out-of-pockets cost incurred by Company and its Restricted Subsidiaries and shall not exceed $15,000,000 in any calendar year and (b) with respect to marketing, advertising and cross promotional arrangements provided to Company and its Restricted Subsidiaries, the amount paid by Company and its Restricted Subsidiaries shall be reasonable in the good faith judgment of Company taking into account all relevant factors including the market value of the benefit received by Company and the market value of such promotions, products or services to the extent ascertainable and shall not exceed $15,000,000 in any calendar year;

140

(ix)                               agreements between United Online and its Subsidiaries (other than the Loan Parties and their Restricted Subsidiaries) on the one hand, and the Loan Parties, on the other hand, with respect to good faith allocations of expenses relating to, and cost sharing arrangements relating to, general, administrative and information technology matters; and

(x)                              agreements and payments in connection with Equity Related Compensation Payments.

Section 7.10.                                            Sales and Lease-Backs.  Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) that Company or any of its Restricted Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Company or any of its Restricted Subsidiaries) or (ii) that Company or any of its Restricted Subsidiaries intends to use for substantially the same purpose as any other property that has been or is to be sold or transferred by Company or any of its Restricted Subsidiaries to any Person (other than Company or any of its Restricted Subsidiaries) in connection with such lease; provided that (a) Company and its Restricted Subsidiaries may become and remain liable as lessee, guarantor or other surety with respect to any such lease if and to the extent that Company or any of its Restricted Subsidiaries would be permitted to enter into, and remain liable under, such lease to the extent that the transaction would be permitted by subsection 7.1, assuming the sale and lease-back transaction constituted Indebtedness in a principal amount equal to the gross proceeds of the sale and (b) so long as no Event of Default has occurred and is continuing or shall be caused thereby, Company or any of its Restricted Subsidiaries may sell and become and remain liable as lessee with respect to a lease for (x) Company’s headquarters located at 3113 Woodcreek Drive, Downers Grove, Illinois and (y) any real property owned by Company or its Restricted Subsidiaries and located in Sleaford, England, in each case, so long as the Net Asset Sale Proceeds resulting therefrom are applied to prepay the Loans and/or reduce permanently the Revolving Loan Commitment Amount in an amount equal to such proceeds.

Section 7.11.                                            Conduct of Business.  From and after the Closing Date, Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business other than (i) the businesses engaged in by Company and its Restricted Subsidiaries on the Closing Date and reasonably ancillary, complementary, similar or related businesses and (ii) such other lines of business as may be consented to by Requisite Lenders.

Section 7.12.                                            Fiscal Year.  Company shall not change its Fiscal Year-end from December 31.

SECTION 8.                                                 EVENTS OF DEFAULT.

If, following the Closing Date, any of the following conditions or events (“Events of Default”) shall occur:

141

Section 8.1.                                           Failure to Make Payments When Due.  (a) Failure by Company to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or (b) failure by Company to pay when due any amount payable to an Issuing Lender in reimbursement of any drawing under a Letter of Credit; or failure by Company to pay any interest on any Loan or any fee or any other amount due under this Agreement within five days after the date due; or

Section 8.2.                                           Default in Other Agreements.  (i) Failure of Holdings, Company or any of its Restricted Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in subsection 8.1),  Contingent Obligations in respect of Indebtedness, Hedging Obligations or letters of credit in an aggregate principal amount of $12,500,000 or more, in each case beyond the end of any grace period provided therefor (provided that, in the case of any Hedging Obligation, the amount counted for this purpose shall be the amount payable by Holdings, Company or any of its Restricted Subsidiaries if such Hedging Obligation were terminated at such time); or

(ii)                                       breach or default by Holdings, Company or any of its Restricted Subsidiaries with respect to any other material term of (a) one or more items of Indebtedness (or Contingent Obligations in respect of Indebtedness, Hedging Obligations or letters of credit) in the aggregate principal amount referred to in clause (i) above or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (provided such breach or default has not been cured or waived or ceased to be continuing); or

Section 8.3.                                           Breach of Certain Covenants.  Failure of Company to perform or comply with any term or condition contained in subsection 2.5 or 6.2 (as to Company’s existence) or Section 7 of this Agreement; or

Section 8.4.                                           Breach of Warranty.  Any representation, warranty, certification or other statement made by Company or any of its Restricted Subsidiaries in any Loan Document or in any statement or certificate at any time given by Company or any of its Restricted Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

Section 8.5.                                           Other Defaults Under Loan Documents.  Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 8, and such default shall not have been remedied or waived within 30 days after the earlier of (i) a Responsible Officer of Company or such Loan Party becoming aware of such default or (ii) receipt by Company and such Loan Party of notice from Administrative Agent or any Lender of such default; or

142

Section 8.6.                                           Involuntary Bankruptcy; Appointment of Receiver, Etc.  (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Holdings, Company or any of its Significant Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or

(ii)                                       an involuntary case shall be commenced against Holdings, Company or any of its Significant Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Holdings, Company or any of its Significant Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Holdings, Company or any of its Significant Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Holdings, Company or any of its Significant Subsidiaries, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

Section 8.7.                                           Voluntary Bankruptcy; Appointment of Receiver, Etc.  (i) Holdings, Company or any of its Significant Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Holdings, Company or any of its Significant Subsidiaries shall make any assignment for the benefit of creditors; or

(ii)                                       Holdings, Company or any of its Significant Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or

Section 8.8.                                           Judgments and Attachments.  Any money judgment, writ or warrant of attachment or similar process involving in the aggregate at any time an amount in excess of $15,000,000, in any case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage, shall be entered or filed against Company or any of its Restricted Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 consecutive days (in any event later than five days prior to the date of any action to foreclose or collect upon its judgment); or

Section 8.9.                                           Dissolution.  Except as permitted under subsection 7.7, any order, judgment or decree shall be entered against Holdings, Company or any of its Significant Subsidiaries decreeing the dissolution or split up of Holdings, Company or that Significant Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

143

Section 8.10.                                            Employee Benefit Plans.  There shall occur one or more ERISA Events or similar events in respect of any Foreign Plans, that individually or in the aggregate result in or could reasonably be expected to result in a Material Adverse Effect; or

Section 8.11.                                            Change in Control.  A Change in Control shall have occurred; or

Section 8.12.                                            Invalidity of Loan Documents; Failure of Security; Repudiation of Obligations.  At any time after the execution and delivery thereof, (i) any Loan Document or any material provision thereof, for any reason other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) in any material respect or shall be declared to be null and void, (ii) Administrative Agent shall not have or shall cease to have a valid and perfected First Priority Lien in any material portion of the Collateral purported to be covered by the Collateral Documents, in each case for any reason other than the failure of Administrative Agent or any Lender to take any action within its control, or (iii) any Loan Party shall contest the validity or enforceability of any Loan Document or any provision thereof in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document or any provision thereof to which it is a party; or

Section 8.13.                                            Conduct of Business By Holdings.  Holdings shall (i) engage in any business other than entering into and performing its obligations incidental to, under and in accordance with the Loan Documents to which it is a party (which, for the avoidance of doubt, shall include the ability to make Restricted Junior Payments to the extent permitted by this Agreement) or related to or incidental to its ownership of Company or (ii) own any assets other than (a) the Capital Stock of Company, (b) Cash and Cash Equivalents and (c) assets incidental or related to its ownership of Company;

THEN (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7 with respect to Holdings or Company, each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company, and the obligation of each Lender to make any Loan, the obligation of Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Administrative Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Company, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan, the obligation of Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate; provided that the foregoing shall not affect in any way the

144

obligations of Revolving Lenders under subsection 3.3C(i) or the obligations of Revolving Lenders to purchase assignments of any unpaid Swing Line Loans as provided in subsection 2.1A(iii).

Any amounts described in clause (b) above, when received by Administrative Agent, shall be held by Administrative Agent pursuant to the terms of the Security Agreement and shall be applied as therein provided.

SECTION 9.                                                 ADMINISTRATIVE AGENT.

Section 9.1.                                           Appointment.

A.                                      Appointment of Administrative Agent.  Wells Fargo is hereby appointed Administrative Agent hereunder and under the other Loan Documents.  Each Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents.  Wells Fargo agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable.  The provisions of this Section 9 (other than subsection 9.5) are solely for the benefit of Agents and Lenders and no Loan Party shall have rights as a third party beneficiary of any of the provisions thereof.  In performing its functions and duties under this Agreement, Administrative Agent (other than as provided in subsection 2.1D) shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any other Loan Party.

Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact appointed by Administrative Agent in its sole discretion.  Administrative Agent and any such sub-agent may perform any and all of the duties of Administrative Agent and exercise the rights and powers of Administrative Agent by or through their respective Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates (“Related Parties”).  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of Administrative Agent and any such sub-agent.

B.                                      Appointment of Supplemental Collateral Agents.  It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction.  It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case Administrative Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that Administrative Agent appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent or collateral co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Collateral Agent” and collectively as “Supplemental Collateral Agents”).

145

In the event that Administrative Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either Administrative Agent or such Supplemental Collateral Agent, and (ii) the provisions of this Section 9 and of subsections 10.2 and 10.3 that refer to Administrative Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to Administrative Agent shall be deemed to be references to Administrative Agent and/or such Supplemental Collateral Agent, as the context may require.

Should any instrument in writing from Company or any other Loan Party be required by any Supplemental Collateral Agent so appointed by Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, Company shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by Administrative Agent.  In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by Administrative Agent until the appointment of a new Supplemental Collateral Agent.

C.                                      Control.  Each Lender and Administrative Agent hereby appoint each other Lender as agent for the purpose of perfecting Administrative Agent’s security interest in assets that, in accordance with the UCC, can be perfected by possession or control.

Section 9.2.                                           Powers and Duties; General Immunity.

A.                                      Powers; Duties Specified.  Each Lender irrevocably authorizes Administrative Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to Administrative Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto.  Administrative Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents.  Administrative Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees.  Administrative Agent shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender or Company; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Administrative Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

146

B.                                      Notice of Default.  If any Lender has given any notice to Company or taken any other action with respect to a claimed Event of Default or Potential Event of Default, it shall promptly provide a copy of such notice to Administrative Agent.

C.                                      No Responsibility for Certain Matters.  No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by such Agent to Lenders or by or on behalf of Company to such Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall such Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default.  Anything contained in this Agreement to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

D.                                       Exculpatory Provisions.  No Agent or any of its officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by such Agent under or in connection with any of the Loan Documents except to the extent caused by such Agent’s gross negligence or willful misconduct.  An Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions; provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law.  Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication (including any electronic message, Internet or intranet website posting or other distribution), instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Restricted Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against an Agent as a result of such Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6).

147

E.                                      Agents Entitled to Act as Lender.  The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, an Agent in its individual capacity as a Lender hereunder.  With respect to its participation in the Loans and the Letters of Credit, an Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term “Lender” or “Lenders” or any similar term shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity.  An Agent and its Affiliates may accept deposits from, lend money to, acquire equity interests in and generally engage in any kind of commercial banking, investment banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

Section 9.3.                                           Independent Investigation by Lenders; No Responsibility For Appraisal of Creditworthiness.  Each Lender agrees that it has made its own independent investigation of the financial condition and affairs of Company and its Restricted Subsidiaries in connection with the making of the Loans and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Restricted Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

Section 9.4.                                           Right to Indemnity.  Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent and its officers, directors, employees, agents, attorneys, professional advisors and Affiliates to the extent that any such Person shall not have been reimbursed by Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements and fees and disbursements of any financial advisor engaged by Agents) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against an Agent or such other Person in exercising the powers, rights and remedies of an Agent or performing duties of an Agent hereunder or under the other Loan Documents or otherwise in its capacity as Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of an Agent resulting solely from such Agent’s gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.  If any indemnity furnished to an Agent or any other such Person for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

Section 9.5.                                           Resignation of Agents; Successor Administrative Agent and Swing Line Lender.

148

A.                                      Resignation; Successor Administrative Agent.  Any Agent may resign at any time by giving 30 days’ prior written notice thereof to Lenders and Company.  Upon any such notice of resignation by Administrative Agent, Requisite Lenders shall have the right, upon five Business Days’ notice to, and, so long as no Event of Default has occurred and is continuing, the consent of, Company (which consent shall not be unreasonably withheld), to appoint a successor Administrative Agent.  If no such successor shall have been so appointed by Requisite Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, the retiring Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent.  If Administrative Agent shall notify Lenders and Company that no Person has accepted such appointment as successor Administrative Agent, such resignation shall nonetheless become effective in accordance with Administrative Agent’s notice and (i) the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents, except that any Collateral held by Administrative Agent will continue to be held by it until a Person shall have accepted the appointment of successor Administrative Agent, and (ii) all payments, communications and determinations provided to be made by, to or through Administrative Agent shall instead be made by, to or through each Lender directly, until such time as Requisite Lenders appoint a successor Administrative Agent in accordance with this subsection 9.5A.  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement (if not already discharged as set forth above).  After any retiring Agent’s resignation hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.

B.                                      Successor Swing Line Lender.  Any resignation of Administrative Agent pursuant to subsection 9.5A shall also constitute the resignation of Wells Fargo or its successor as Swing Line Lender, and any successor Administrative Agent appointed pursuant to subsection 9.5A shall, upon its acceptance of such appointment, become the successor Swing Line Lender for all purposes hereunder.  In such event (i) Company shall prepay any outstanding Swing Line Loans made by the retiring Administrative Agent in its capacity as Swing Line Lender, (ii) upon such prepayment, the retiring Administrative Agent and Swing Line Lender shall surrender any Swing Line Note held by it to Company for cancellation, and (iii) if so requested by the successor Administrative Agent and Swing Line Lender in accordance with subsection 2.1E, Company shall issue a Swing Line Note to the successor Administrative Agent and Swing Line Lender substantially in the form of Exhibit VII annexed hereto, in the amount of the Swing Line Loan Commitment then in effect and with other appropriate insertions.

Section 9.6.                                           Collateral Documents and Guaranties.  Each Lender (which terms shall include, for purposes of this subsection 9.6 any Swap Counterparty) hereby further authorizes Administrative Agent, on behalf of and for the benefit of Lenders, to enter into each Collateral Document as secured party and to be the agent for and representative of Lenders under the Guaranty, and each Lender agrees to be bound by the terms of each Collateral Document and the Guaranty; provided that Administrative Agent shall not (i) enter into or consent to any material amendment, modification, termination or waiver of any provision contained in any Collateral

149

Document or the Guaranty or (ii) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Collateral Document), in each case without the prior consent of Requisite Lenders (or, if required pursuant to subsection 10.6, all Lenders); provided further, however, that, without further written consent or authorization from Lenders, Administrative Agent may execute any documents or instruments necessary to (a) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or to which Requisite Lenders have otherwise consented, (b) release any Subsidiary Guarantor from the Guaranty and all other Loan Documents such Subsidiary is a party to if all of the Capital Stock of such Subsidiary Guarantor is sold to any Person (other than an Affiliate of Company) pursuant to a sale or other disposition permitted hereunder or to which Requisite Lenders have otherwise consented and to release all Liens granted in such Subsidiary Guarantor, (c) to release any Subsidiary Guarantor from the Guaranty and all other Loan Documents such Subsidiary Guarantor is a party to and to release all Liens as granted by such Subsidiary Guarantor, if such Subsidiary Guarantor is designated as an Unrestricted Subsidiary, (d) to release all Liens on Capital Stock of any Subsidiary Guarantor that is designated as an Unrestricted Subsidiary or (e) subordinate the Liens of Administrative Agent, on behalf of Lenders, to any Liens permitted by clauses (ii) and (iii) of subsection 7.2A; provided that, in the case of a sale of such item of Collateral or stock referred to in clause (a) or (b), the requirements of subsection 10.14 are satisfied.  Anything contained in any of the Loan Documents to the contrary notwithstanding, Company, Administrative Agent and each Lender hereby agree that (1) no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies under the Collateral Documents and the Guaranty may be exercised solely by Administrative Agent for the benefit of Lenders in accordance with the terms thereof, and (2) in the event of a foreclosure by Administrative Agent on any of the Collateral pursuant to a public or private sale, Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Administrative Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by Administrative Agent at such sale.

Without derogating from any other authority granted to Administrative Agent herein or in the Collateral Documents or any other document relating thereto, each Lender hereby specifically (i) authorizes Administrative Agent to enter into pledge agreements pursuant to this subsection 9.6 with respect to the Capital Stock of all existing and future first-tier Foreign Subsidiaries, which pledge agreements may be governed by the laws of each of the jurisdictions of formation of such Foreign Subsidiaries, as agent on behalf of each of Lenders, with the effect that Lenders each become a secured party thereunder and (ii) appoints Administrative Agent as its attorney-in-fact granting it the powers to execute each such pledge agreement in its name and on its behalf, with the effect that Lenders each become a secured party thereunder.  With respect to each such pledge agreement, Administrative Agent has the power to sub-delegate to third parties its powers as attorney-in-fact of each Lender.

150

Section 9.7.                                           Duties of Other Agents.  To the extent that any Lender is identified in this Agreement as a co-agent, documentation agent or syndication agent, such Lender shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such.  Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender.

Section 9.8.                                           Administrative Agent May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to Holdings, Company or any of the Restricted Subsidiaries of Holdings or Company, Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Company) shall be entitled and empowered, by intervention in such proceeding or otherwise

(i)                            to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Loans and any other Obligations that are owing and unpaid and to file such other papers or documents as may be necessary or advisable in order to have the claims of Lenders and Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders and Agents and their agents and counsel and all other amounts due Lenders and Agents under subsections 2.3 and 10.2) allowed in such judicial proceeding, and

(ii)                              to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agents and their agents and counsel, and any other amounts due Agents under subsections 2.3 and 10.2.

Nothing herein contained shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lenders or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 9.9.                                Credit Bidding.

A.                                      Lenders hereby irrevocably authorize Administrative Agent, based upon the instruction of Requisite Lenders, to credit bid and purchase (either directly or through one or more acquisition vehicles) or to sell or otherwise dispose of (or to consent to any such sale or other disposition of) all or any portion of the Collateral at any sale thereof conducted by Administrative Agent under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, at any sale thereof conducted under the provisions of the Bankruptcy Code, including Section 363 thereof, or a sale under a plan of reorganization, or at any other sale or

151

foreclosure conducted by Administrative Agent (whether by judicial action or otherwise) in accordance with applicable law.

B.                                      Each Lender hereby agrees that, except as otherwise provided in any Loan Documents or with the written consent of Administrative Agent and the Requisite Lenders, it will not take any enforcement action, accelerate obligations under any Loan Documents, or exercise any right that it might otherwise have under applicable law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral.

SECTION 10.                                           MISCELLANEOUS.

Section 10.1.                                            Successors and Assigns; Assignments and Participations in Loans and Letters of Credit.

A.                                      General.  This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders’ rights of assignment are subject to the further provisions of this subsection 10.1).  Neither Company’s rights nor obligations hereunder nor any interest therein may be assigned or delegated by Company without the prior written consent of all Lenders (and any attempted assignment or transfer by Company without such consent shall be null and void).  No sale, assignment or transfer or participation of any Letter of Credit or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Revolving Loan Commitment and the Revolving Loans of the Revolving Lender effecting such sale, assignment, transfer or participation.  Anything contained herein to the contrary notwithstanding, except as provided in subsection 2.1A(iii) and subsection 10.5, the Swing Line Loan Commitment and the Swing Line Loans of Swing Line Lender may not be sold, assigned or transferred as described below to any Person other than a successor Administrative Agent and Swing Line Lender to the extent contemplated by subsection 9.5.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Affiliates of each of Administrative Agent and Lenders and Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

B.                                      Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Loan Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)                                      Minimum Amounts.

(a)               in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Loan Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

152

(b)              in any case not described in subsection 10.1B(i)(a), the aggregate amount of the Revolving Loan Commitment (which for this purpose includes Revolving Loans outstanding thereunder) and the outstanding principal balance of the Term Loans of the assigning Lender, as applicable, subject to each such assignment (determined as of the date the Assignment Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment Agreement, as of the Trade Date) shall not be less than $1,000,000, respectively, unless each of Administrative Agent and, so long as no Event of Default under subsection 8.1, 8.6 or 8.7 has occurred and is continuing, Company otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that Company shall be deemed to have given its consent five Business Days after the date written notice thereof has been delivered by the assigning Lender (through Administrative Agent) unless such consent is expressly refused by Company prior to such fifth Business Day;

(ii)                                       Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Revolving Loan Commitments assigned, except that this subsection 10.1B(ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Classes on a non-pro rata basis;

(iii)                                          Required Consents.  No consent shall be required for any assignment except to the extent required by subsection 10.1B(i)(b) and, in addition:

(a)               the consent of Company (such consent not to be unreasonably withheld) shall be required unless (x) an Event of Default under subsections 8.1, 8.6 or 8.7 has occurred and is continuing at the time of such assignment, (y) such assignment of a Term Loan Commitment or Term Loan is to a Lender, an Affiliate of a Lender or an Approved Fund or (z) such assignment of a Revolving Loan Commitment or Revolving Loan is to a Revolving Lender; provided, that Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to Administrative Agent within five Business Days after having received notice thereof;

(b)              the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (x) the Revolving Loan Commitments and the Revolving Loans if such assignment is to a Person that is not a Lender with a Revolving Loan Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (y) the Term Loan Commitments or the Term Loans to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(c)               the consents of the Issuing Lender and the Swing Line Lender (such consents not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding) or for any assignment in respect of the Revolving Loan Commitments or the Revolving Loans.

153

(iv)             Assignment and Assumption.  The parties to each assignment shall execute and deliver to Administrative Agent an Assignment Agreement, together with a processing and recordation fee of $3,500 for each assignment (provided, that only one such fee will be payable in connection with simultaneous assignments to two or more Approved Funds by a Lender), and the assignee, if it is not a Lender, shall deliver to Administrative Agent an Administrative Questionnaire.

(v)             No Assignment to Certain Persons.  No such assignment shall be made to Holdings, Company or any of their respective Subsidiaries or Affiliates; provided that Holdings, Company and their respective Subsidiaries and Affiliates may purchase Term Loans pursuant to subsection 2.4B(iv), subject to the terms and conditions of subsections 2.4B(iv) and 10.1F (and not to the other provisions of subsection 10.1).

(vi)             No Assignment to Natural Persons or Competitors.  No such assignment shall be made to a natural person or a Competitor.

Subject to acceptance and recording thereof by Administrative Agent pursuant to subsection 2.1D, from and after the effective date specified in each Assignment Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of subsections 2.6, 2.7, 10.2 and 10.3 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection 10.1C.

C.             Participations.  Any Lender may at any time, without the consent of, or notice to, Company or Administrative Agent, sell participations to any Person (other than a natural person, a Competitor or Holdings, Company or any of their respective Subsidiaries or Affiliates) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Loan Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Company, Administrative Agent, Issuing Lender, Swing Line Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant (other than any Participant that is an Affiliated Lender), agree to any amendment,

154

modification or waiver or modification described in subsection 10.6 that directly affects such Participant and could not be affected by a vote of the Requisite Lenders.  Subject to subsection 10.1D, Company agrees that each Participant shall be entitled to the benefits of subsections 2.6 and 2.7 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection 10.1B.  To the extent permitted by law, each Participant also shall be entitled to the benefits of subsection 10.4 as though it were a Lender, provided such Participant agrees to be subject to subsection 10.5 as though it were a Lender.

D.             Limitation on Participant Rights.  A Participant shall not be entitled to receive any greater payment under subsections 2.6 and 2.7 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Company’s prior written consent.  No Participant shall be entitled to the benefits of subsection 2.7 unless Administrative Agent and Company are notified of the participation sold to such Participant and such Participant agrees, for the benefit of Company, to comply with subsection 2.7B(iv) as though it were a Lender.

E.             Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

F.            Affiliated Lenders.  Notwithstanding anything to the contrary contained herein, any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Term Loans to an Affiliated Lender pursuant to this subsection 10.1; provided that:  (i) by its acquisition of Term Loans (whether pursuant to subsection 2.4D(vi), this subsection 10.1 or otherwise), an Affiliated Lender shall be deemed to have acknowledged and agreed that:  (a) it shall not have any right to (v) attend (including by telephone) any meeting or discussions (or portion thereof) among Administrative Agent or any Lender to which representatives of Company are not then present, (w) receive any information or material prepared by Administrative Agent or any Lender or any communication by or among Administrative Agent and one or more Lenders, except to the extent such information or materials have been made available to Company or its representatives (and in any case, other than the right to receive notices of prepayments and other administrative notices in respect of its Term Loans required to be delivered to Lenders pursuant to Section 2), (x) make or bring (or participate in, other than as a passive participant in or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against Administrative Agent or any other Lender with respect to any duties or obligations or alleged duties or obligations of Administrative Agent or any other such Lender under the Loan Administrative Documents, other than a claim for payments in respect of its Term Loans owing to such Affiliated Lender under the Loan Documents, (y) may not direct Administrative Agent to take or refrain from taking any action under the Loan Documents, and (x) will not be entitled to advice of counsel to the Lenders and may not challenge attorney-client privilege between Administrative Agent, the other Lenders and such counsel; (b) the Term Loans held by an Affiliated Lender shall be disregarded in both the numerator and denominator in the calculation of any Lender vote; provided that an Affiliated

155

Lender will be permitted to vote in any matter which would result in an Affiliated Lender or the Obligations held by an Affiliated Lender being treated differently than other Lenders or Obligations held by other Lenders; and (c) if a case under Title 11 of the United States Code is commenced against any Loan Party, such Loan Party shall seek (and each Affiliated Lender shall consent) to provide that the vote of any Affiliated Lender (in its capacity as a Lender) with respect to any plan of reorganization of such Loan Party shall not be counted except that such Affiliated Lender’s vote (in its capacity as a Lender) may be counted to the extent any such plan or reorganization proposes to treat the Obligations held by such Affiliated Lender in a manner that is less favorable to such Affiliated Lender than the proposed treatment of similar Obligations held by Lenders that are not Affiliates of Company; (ii) each Affiliated Lender hereby irrevocably appoints Administrative Agent (such appointment being coupled with an interest) as such Affiliated Lender’s attorney-in-fact, with full authority in the place and stead of such Affiliated Lender and in the name of such Affiliated Lender (solely in respect of Loans and participations therein and not in respect of any other claim or status such Affiliated Lender may otherwise have), from time to time in Administrative Agent’s discretion to take any action and to execute any instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this subsection 10.1F; (iii) the aggregate amount of Term Loans held at any time by Affiliated Lenders shall not exceed 25% of all outstanding Term Loans at such time; and (iv) the aggregate amount of Term Loans held by Affiliated Lender shall not constitute more than 50% of the Lenders at any time.

Section 10.2.               Expenses.  Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly:  (i) all reasonable and documented costs and expenses of the Administrative Agent and the Lead Arranger in the negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (ii) all costs and expenses of furnishing all opinions by counsel for Company (including any opinions reasonably requested by Administrative Agent or Lenders as to any legal matters arising hereunder (and customarily provided in such situations by nationally recognized law firms) and of Company’s performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents; (iii) all reasonable and documented fees, expenses and disbursements of one primary counsel and any applicable special, local or conflict counsel to Lead Arranger and Administrative Agent (but excluding costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (iv) all costs and expenses of creating and perfecting Liens in favor of Administrative Agent on behalf of Lenders pursuant to any Collateral Document, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums, and reasonable and documented fees, expenses and disbursements of counsel to Administrative Agent and of counsel providing any opinions that Administrative Agent or Requisite Lenders may request in respect of the Collateral Documents or the Liens created pursuant thereto; (v) all costs and expenses (including the reasonable and documented fees, expenses and disbursements of any auditors, accountants or appraisers and any environmental or other consultants, advisors and agents employed or retained by Administrative Agent or its counsel) of obtaining and reviewing any appraisals provided for under subsection 4.1 or 6.9B and any environmental audits or reports provided for under subsection 6.9A; (vi) all costs and expenses incurred by Administrative Agent

156

in connection with the custody or preservation of any of the Collateral following the occurrence and during the continuance of an Event of Default; (vii) all costs and expenses, including reasonable attorneys’ fees (but excluding costs of internal counsel) and fees, costs and expenses of accountants, advisors and consultants, incurred by Administrative Agent and its counsel relating to efforts to (a) evaluate or assess any Loan Party, its business or financial condition and (b) protect, evaluate, assess or dispose of any of the Collateral and (viii) following the occurrence and during the continuance of an Event of Default, all costs and expenses, including attorneys’ fees for counsel to Administrative Agent (but excluding costs of internal counsel), fees, costs and expenses of accountants, advisors and consultants retained by Administrative Agent and costs of settlement, incurred by Administrative Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Loan Documents) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or pursuant to any insolvency or bankruptcy proceedings (it being understood that any such costs and expenses consisting of attorneys’ fees and fees, costs and expenses of accountants, advisors and consultants will be limited to those retained by Administrative Agent (and, in the case of attorneys, one primary firm and any applicable local, special or conflict counsel).

Section 10.3.               Indemnity.  In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, Company agrees to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless Agents and Lenders (including Issuing Lenders), and the officers, directors, trustees, employees, agents, advisors and Affiliates of Agents and Lenders (collectively called the “Indemnitees”), from and against any and all Indemnified Liabilities (as hereinafter defined); provided that Company shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence, bad faith or willful misconduct of, or material breach of any Loan Document by, that Indemnitee  or its directors, officers, employees or Affiliates as determined by a final judgment of a court of competent jurisdiction.

As used herein, “Indemnified Liabilities” means, collectively, any and all liabilities, obligations, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable documented fees and disbursements of counsel for Indemnitees  in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the

157

other Loan Documents or the transactions contemplated hereby or thereby (including Lenders’ agreement to make the Loans hereunder or the use or intended use of the proceeds thereof or the issuance of Letters of Credit hereunder or the use or intended use of any thereof, the failure of an Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Government Authority, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)) or (ii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Company or any of its Restricted Subsidiaries.

To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this subsection 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

Section 10.4.               Set-Off.  In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuation of any Event of Default each of the Lenders is hereby authorized by Company at any time or from time to time, without notice to Company or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, provisional or final, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender or any Affiliate of that Lender to or for the credit or the account of Company and each other Loan Party against and on account of the Obligations of Company or any other Loan Party due and payable to that Lender or to any other Lender under this Agreement, the Letters of Credit and participations therein and the other Loan Documents, including all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit and participations therein or any other Loan Document, irrespective of whether or not that Lender shall have made any demand hereunder.

Section 10.5.               Ratable Sharing.  Lenders hereby agree among themselves that if any of them shall, whether by voluntary or mandatory payment (other than a payment or prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as Cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the “Aggregate Amounts Due” to such Lender) that is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall, unless such proportionately greater payment is required by the terms of this Agreement, (i) notify Administrative Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase assignments (which it shall be deemed to

158

have purchased from each seller of an assignment simultaneously upon the receipt by such seller of its portion of such payment) of the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that (a) if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such assignments shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest and (b) the foregoing provisions shall not apply to (1) any payment made by Company pursuant to and in accordance with the express terms of this Agreement (as it may be amended from time to time) or (2) any payment obtained by a Lender as consideration for the assignment (other than an assignment pursuant to this subsection 10.5) of or the sale of a participation in any of its Obligations to any assignee or Participant pursuant to subsection 10.1B.  Company expressly consents to the foregoing arrangement and agrees that any purchaser of an assignment so purchased may exercise any and all rights of a Lender as to such assignment as fully as if that Lender had complied with the provisions of subsection 10.1B with respect to such assignment.  In order to further evidence such assignment (and without prejudice to the effectiveness of the assignment provisions set forth above), each purchasing Lender and each selling Lender agree to enter into an Assignment Agreement at the request of a selling Lender or a purchasing Lender, as the case may be, in form and substance reasonably satisfactory to each such Lender.

Section 10.6.               Amendments and Waivers.  No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, and no consent to any departure by Company therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided, that no such amendment, modification, termination, waiver or consent shall, without the consent of:

(a)          each Lender with Obligations directly affected (whose consent shall be sufficient for any such amendment, modification, termination or waiver without the consent of Requisite Lenders) (1) reduce the principal amount of any Loan, (2) postpone the scheduled final maturity date of any Loan, or postpone the date or reduce the amount of any scheduled payment (but not prepayment) of principal of any Loan, (3) postpone the date on which any interest or any fees are payable, (4) decrease the interest rate borne by any Loan (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E) or the amount of any fees payable hereunder (other than any waiver of any increase in the fees applicable to Letters of Credit pursuant to subsection 3.2 following an Event of Default) excluding any decrease resulting from a change in the manner in which any financial ratio used in determining any interest rate or fee is calculated that would result in a reduction of any such rate or fee, (5) reduce the amount or postpone the due date of any amount payable in respect of any Letter of Credit (other than any waiver of any increase in the fees applicable to any Letter of Credit pursuant to subsection 3.2 but excluding any decrease resulting from a change in the manner in which any financial ratio used in determining any such fee is calculated), (6) extend the expiration date of any Letter of Credit beyond the Revolving Loan Commitment Termination Date (unless all unfunded risk participations with respect to any Letter of Credit are released by the Issuing Lender (in its sole discretion) or are

159

required to be cash collateralized prior to the Revolving Commitment Termination Date, in which case, the Issuing Lender may extend the stated expiration date of such Letter of Credit beyond the Revolving Commitment Termination Date), (7) extend the Revolving Commitment Termination Date or (8) change in any manner the obligations of Revolving Lenders relating to the purchase of participations in Letters of Credit;

(b)         each Lender, (1) change in any manner the definition of “Class” or the definition of “Pro Rata Share” or the definition of “Requisite Class Lenders” or the definition of “Requisite Lenders” (except for any changes resulting from an increase in the aggregate amount of the Commitments or Loans pursuant to subsection 2.10 or new Commitments or Loans being advanced pursuant to subsection 2.12 or approved by Requisite Lenders), (2) change in any manner any provision of this Agreement that, by its terms, expressly requires the approval or concurrence of all Lenders, (3) increase the maximum duration of Interest Periods permitted hereunder, (4) release any Lien granted in favor of Administrative Agent with respect to all or substantially all of the Collateral or release Holdings from its obligations under the Guaranty or release all or substantially all of the Subsidiary Guarantors from their obligations under the Guaranty, in each case other than in accordance with the terms of the Loan Documents, or (5) change in any manner or waive the provisions contained in subsection 2.4D, subsection 8.1, subsection 10.5 or this subsection 10.6.

In addition, no amendment, modification, termination or waiver of any provision (i) of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note, (ii) of subsection 2.1A(iii) or of any other provision of this Agreement relating to the Swing Line Loan Commitment or the Swing Line Loans shall be effective without the written concurrence of Swing Line Lender, (iii) of Section 3 shall be effective without the written concurrence of Administrative Agent and, with respect to the purchase of participations in Letters of Credit, without the written concurrence of each Issuing Lender that has issued an outstanding Letter of Credit or has not been reimbursed for a payment under a Letter of Credit, (iv) of Section 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of Administrative Agent shall be effective without the written concurrence of Administrative Agent, (v) of subsection 2.4 that alters the application of any mandatory or voluntary prepayment as between Classes without the written concurrence of Requisite Class Lenders of each Class that is being allocated a lesser amount of any such prepayment as a result thereof (except as permitted in the remaining provisions of this subsection 10.6), provided that Requisite Lenders may waive, in whole or in part, any mandatory prepayment and Requisite Lenders (in addition to each Lender that thereby increases its Commitment) may increase the aggregate amount of the Commitments or Loans, in each case so long as the application, as between Classes, of any portion of such prepayment which is still required to be made is not altered, and (vi) that increases the amount of a Commitment of a Lender shall be effective without the consent of such Lender.

Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender.  Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.  No notice to or demand on Company in any case shall entitle Company to

160

any other or further notice or demand in similar or other circumstances.  Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Company, on Company.

In addition to the foregoing, Company may supplement the Schedules hereto as contemplated by this Agreement.

Notwithstanding anything in this Agreement to the contrary, (a) each Lender hereby irrevocably authorizes Administrative Agent on its behalf, and without further consent, to enter into amendments or modifications to this Agreement (including, without limitation, amendments to this subsection 10.6) or any of the other Loan Documents or to enter into additional Loan Documents as Administrative Agent reasonably deems appropriate in order to effectuate the terms of subsection 2.10 and subsection 2.12 (including, without limitation, as applicable, (1) to permit the Incremental Term Loans, the Incremental Revolving Loan Increases, the Other Term Loans and the Other Revolving Loans to share ratably in the benefits of this Agreement and the other Loan Documents and to permit any Incremental Term Loan to share ratably in prepayments with the Term Loans or to be allocated prepayments after such prepayments are applied to existing Term Loans and to permit Incremental Revolving Loan Increases and Incremental Revolving Loan Commitments to share ratably in prepayments and commitment reductions with the Revolving Loans and Revolving Loan Commitments or to be allocated prepayments and commitment reductions after such prepayments and commitment reductions are applied to existing Revolving Loans and Revolving Loan Commitments and (2) to include the Incremental Term Loan Commitments, the Incremental Revolving Loan Increase, the Other Term Loan Commitments and the Other Revolving Loan Commitments, as applicable, or outstanding Incremental Term Loans, outstanding Incremental Revolving Loan Increase, outstanding Other Term Loans and outstanding Other Revolving Loans, as applicable, in any determination of (i) Requisite Lenders or (ii) similar required lender terms applicable thereto); provided that no amendment or modification shall result in any increase in the amount of any Lender’s Commitment or any increase in any Lender’s Commitment Percentage, in each case, without the written consent of such affected Lender and (b) each Lender hereby irrevocably authorizes Administrative Agent on its behalf, and without further consent, to enter into amendments or modifications to this Agreement (including, without limitation, amendments to this subsection 10.6) or any of the other Loan Documents or to enter into additional Loan Documents as Administrative Agent reasonably deems appropriate in order to effectuate the terms of subsection 2.13.

Notwithstanding anything in this Agreement to the contrary, each Lender hereby irrevocably authorizes Administrative Agent on its behalf, and without further consent, to enter into intercreditor agreements with respect to any Permitted First Lien Notes, Permitted Second Lien Notes and Permitted Refinancing Indebtedness (and joinder agreements thereto for the purpose of adding new holders or representatives therefor of Permitted First Lien Notes, Permitted Second Lien Notes or Permitted Refinancing Indebtedness) and, subject to the approval of Requisite Lenders, to enter into any amendments or modifications thereto.

161

Notwithstanding anything in this Agreement to the contrary, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, provided that, without the consent of such Lender, (i) the Revolving Loan Commitment of such Lender may not be increased or extended, (ii) the principal amount of any Loan of such Lender may not be reduced, and (iii) the scheduled final maturity date of any Term Loan of such Lender may not be postponed.

Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Requisite Lenders, the Administrative Agent and Company (i) to add one or more additional credit facilities to this Agreement or to increase the amount of the existing facilities under this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Loans and the accrued interest and fees in respect thereof, (ii) to permit any such additional credit facility which is a term loan facility or any such increase in the Term Loans to share ratably in prepayments with the Term Loans plus accrued interest thereon and fees and other amounts related thereto or payable in connection with the Replacement Term Loans, (iii) to permit any such additional credit facility which is a revolving loan facility or any such increase in the Revolving Loan Commitments to share ratably in prepayments with the Revolving Loans and (iv) to include appropriately the Lenders holding such credit facilities in any determination of the Requisite Lenders.

Notwithstanding anything in this Agreement or any other Loan Document to the contrary, this Agreement or any other Loan Document may be amended by an agreement in writing entered into by Company and Administrative Agent to cure any ambiguity, omission, defect or inconsistency so long as, in each case, Lenders shall have received at least five Business Days’ prior written notice thereof and Administrative Agent shall not have received, within five Business Days of the date of such notice to Lenders, a written notice from the Requisite Lenders stating that the Requisite Lenders object to such amendment.

Section 10.7.               Independence of Covenants.  All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

Section 10.8.               Notices; Effectiveness of Signatures.  Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile in complete and legible form, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Administrative Agent, Swing Line Lender and any Issuing Lender shall not be effective until received.  For the purposes hereof, the address of each party hereto shall be as set forth under such party’s name on the signature pages hereof or (i) as to Company and Administrative Agent, such other address as shall be designated by such Person in a written

162

notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Administrative Agent.  Electronic mail and Internet and intranet websites may be used to distribute routine communications, such as financial statements and other information as provided in subsection 6.1.  Administrative Agent or Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Loan Documents and notices under the Loan Documents may be transmitted and/or signed by telefacsimile and by signatures delivered in ‘PDF’ format by electronic mail; provided, however, that no signature with respect to any notice, request, agreement, waiver, amendment or other document that is intended to have binding effect may be sent by electronic mail.  The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as an original copy with manual signatures and shall be binding on all Loan Parties, Agents and Lenders.  Administrative Agent may also require that any such documents and signature be confirmed by a manually-signed copy thereof; provided, however, that the failure to request or deliver any such manually-signed copy shall not affect the effectiveness of any facsimile or electronic mail document or signature.

Notwithstanding the foregoing, Company agrees that (i) Administrative Agent may make any written material delivered by Company to Administrative Agent, as well as any amendments, waivers, consents and other written information, documents, instruments and other materials relating to Company, any of their respective Restricted Subsidiaries, or any other materials or matters relating to the Loan Documents or any of the transactions contemplated hereby that Administrative Agent is required or authorized pursuant to the terms hereof or of any Loan Document to provide to Lenders (collectively, the “Communications”) available to Lenders by posting such notices on a Platform and (ii) certain Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to Company or its securities) (each, a “Public Lender”).  Company hereby agrees that it will use commercially reasonable efforts to identify that portion of the Communications that may be distributed to the Public Lenders and that (w) it will use commercially reasonable efforts to ensure that all such Communications shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean the word “PUBLIC shall appear prominently on the first page thereof; (x) by marking Communications “PUBLIC,” Company shall be deemed to have authorized Administrative Agent, Lead Arranger and Lenders to treat such Communications as not containing any material non-public information (although it may be sensitive and proprietary) with respect to Company or its securities for purposes of the United States Federal and state securities laws; (y) all Communications marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) Administrative Agent and Lead Arranger shall be entitled to treat any Communications that are not marked “PUBLIC” as being suitable for posting on a portion of the Platform not designated “Public Side Information.”  Company acknowledges that (a) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (b) a Platform is provided “as is” and “as available” and (c) neither Administrative Agent nor any of its Affiliates warrants the accuracy, completeness, timeliness, sufficiency, or

163

sequencing of the Communications posted on a Platform.  Administrative Agent and its Affiliates expressly disclaim with respect to a Platform any liability for errors in transmission, incorrect or incomplete downloading, delays in posting or delivery, or problems accessing the Communications posted on such Platform and any liability for any losses, costs, expenses or liabilities that may be suffered or incurred in connection with such Platform (other than losses, costs, expenses or liabilities resulting from Administrative Agent’s gross negligence, willful misconduct or breach of the Loan Documents).  No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by Administrative Agent or any of its Affiliates in connection with any Platform.

Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to Company or its securities for purposes of United States Federal or state securities laws.

Each Lender agrees that notice to it (as provided in the next sentence) specifying that any Communication has been posted to a Platform shall for purposes of this Agreement constitute effective delivery to such Lender of such information, documents or other materials comprising such Communication.  Each Lender agrees (1) to notify, on or before the date such Lender becomes a party to this Agreement, Administrative Agent in writing of such Lender’s e-mail address to which a notice may be sent (and from time to time thereafter to ensure that Administrative Agent has on record an effective e-mail address for such Lender) and (2) that any notice may be sent to such e-mail address.

Section 10.9.               Survival of Representations, Warranties and Agreements.  A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

B.             Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Company set forth in subsections 2.6D, 2.7, 10.2, 10.3, 10.17 and 10.18 and the agreements of Lenders set forth in subsections 9.2C, 9.4, 10.5, 10.18 and 10.19 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement.

Section 10.10.               Failure or Indulgence Not Waiver; Remedies Cumulative.  No failure or delay on the part of an Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege.  All rights and remedies existing under this Agreement and the

164

other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 10.11.               Marshalling; Payments Set Aside.  Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of Company or any other party or against or in payment of any or all of the Obligations.  To the extent that Company makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent for the benefit of Lenders), or Agents or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

Section 10.12.               Severability.  In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 10.13.               Obligations Several; Independent Nature of Lenders’ Rights; Damage Waiver.  The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder.  Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders, or Lenders and Company, as a partnership, an association, a Joint Venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and, subject to subsection 9.6 and subsection 9.9, each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

To the extent permitted by law, Company shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect or consequential damages (as opposed to direct or actual damages) arising out of, in connection with or as a result of this Agreement (including, without limitation, subsection 2.1C hereof), any other Loan Document, any transaction contemplated by the Loan Documents, any Loan or the use of proceeds thereof.  No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with the Loan Documents or the transactions contemplated thereby except as a result of the Indemnitee’s gross negligence or willful misconduct or breach of any Loan Document.

Section 10.14.               Release of Security Interest or Guaranty.  Upon the sale or other disposition of any Collateral to any Person (other than a Loan Party) that is permitted by this Agreement or to which Requisite Lenders have otherwise consented, or the sale or other disposition of all of the

165

Capital Stock of a Subsidiary Guarantor to any Person (other than a Loan Party) that is permitted by this Agreement or to which Requisite Lenders have otherwise consented or the designation of any Subsidiary Guarantor or Restricted Subsidiary as an Unrestricted Subsidiary, Administrative Agent’s security interest in such Collateral or the Guaranty of such Subsidiary Guarantor and all Liens granted by such Subsidiary Guarantor and Liens on the Capital Stock of such Subsidiary Guarantor or Restricted Subsidiary, as applicable, shall be automatically released without any further act or action by Administrative Agent or the Lenders simultaneously with the consummation of such sale or other disposition.  Upon the sale or other disposition of any Collateral to any Person (other than a Loan Party) that is permitted by subsection 7.7(iv) or (v) or for which Requisite Lender consent is required, Company shall deliver to Administrative Agent an Officer’s Certificate (i) specifying the Collateral or Capital Stock to be sold or otherwise disposed of in the proposed transaction and (ii) stating that the Collateral or the Capital Stock subject to such disposition is being sold or otherwise disposed of in compliance with such subsections or requesting the consent of Requisite Lenders to such sale.  If a Loan Party desires additional evidence of the release referenced in this subsection 10.14, upon delivery to Administrative of the Officer’s Certificate referenced in the preceding sentence, Administrative Agent shall, at such Loan Party’s expense, so long as Administrative Agent (a) has no reason to believe that the facts stated in such Officer’s Certificate are not true and correct and (b), if the sale or other disposition of such item of Collateral or Capital Stock constitutes an Asset Sale, shall have received evidence satisfactory to it that arrangements satisfactory to it have been made for delivery of the Net Asset Sale Proceeds if and as required by subsection 2.4, execute and deliver such releases of its security interest in such Collateral or such Guaranty as may be reasonably requested by such Loan Party.

Section 10.15.               Applicable Law.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN ANY SUCH LOAN DOCUMENT), AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SUBSECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW.

Section 10.16.               Construction of Agreement; Nature of Relationship.  Each of the parties hereto acknowledges that (i) it has been represented by counsel in the negotiation and documentation of the terms of this Agreement, (ii) it has had full and fair opportunity to review and revise the terms of this Agreement, (iii) this Agreement has been drafted jointly by all of the parties hereto, and (iv) neither Administrative Agent nor any Lender or other Agent has any fiduciary relationship with or duty to Company arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent, the other Agents and Lenders, on one hand, and Company, on the other hand, in connection herewith or therewith is solely that of debtor and creditor.  Accordingly, each of the parties hereto acknowledges and agrees that the terms of this Agreement shall not be construed against or in favor of another party.

Section 10.17.               Consent to Jurisdiction and Service of Process.  ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST COMPANY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER

166

LOAN DOCUMENT, OR ANY OBLIGATIONS HEREUNDER AND THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS AGREEMENT, COMPANY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

(I)         ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

(II)          WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(III)          AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO COMPANY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 10.8;

(IV)           AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER COMPANY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

(V)          AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST COMPANY IN THE COURTS OF ANY OTHER JURISDICTION; AND

(VI)           AGREES THAT THE PROVISIONS OF THIS SUBSECTION 10.17 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SUBSECTION 5-1402 OR OTHERWISE.

Section 10.18.               Waiver of Jury Trial.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED.  The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims.  Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings.  Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 10.18 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE

167

LOANS MADE HEREUNDER.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

Section 10.19.               Confidentiality.  Each Lender shall hold all non-public information obtained pursuant to this Agreement confidential and will not disclose any such information to any other Person, it being understood and agreed by Company that in any event a Lender may make disclosures (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and agree to keep such information confidential), (b) to the extent requested by any Government Authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this subsection 10.19, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any credit derivative transaction relating to obligations of Company, (g) with the consent of Company, (h) to the extent such information (i) becomes publicly available other than as a result of a breach of this subsection 10.19 or (ii) becomes available to Administrative Agent or any Lender on a nonconfidential basis from a source other than Company or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender’s or its Affiliates’ investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates and that no written or oral communications from counsel to an Agent and no information that is or is designated as privileged or as attorney work product may be disclosed to any Person unless such Person is a Lender or a Participant hereunder; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify Company in writing of any request by any Government Authority or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such Government Authority) for disclosure of any such non-public information prior to disclosure of such information; and provided, further that in no event shall any Lender be obligated or required to return any materials furnished by Company or any of its Restricted Subsidiaries.  In addition, from and after the Closing Date or the public disclosure of this Agreement by Company, Administrative Agent may disclose the existence of this Agreement and general information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to Administrative Agent and Lenders, and Administrative Agent or any of its Affiliates may place customary “tombstone” advertisements relating hereto in publications (including publications circulated or otherwise made available in electronic form) of its choice at its own expense.

Section 10.20.               Counterparts; Effectiveness.  This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple

168

separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.  This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

Section 10.21.               USA Patriot Act.  Each Lender hereby notifies Company that pursuant to the requirements of the Patriot Act , it is required to obtain, verify and record information that identifies Loan Parties, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Patriot Act.

[Remainder of page intentionally left blank]

169

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

COMPANY:

FTD GROUP, INC.

By:	/s/ Robert S. Apatoff
	Name:	Robert S. Apatoff
	Title:	President

Notice Address:

FTD Group, Inc.
3113 Woodcreek Drive
Downers Grove, IL 60515

Signature Page to Credit Agreement

LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, individually and as Administrative Agent

By:	/s/ Maribelle Villasenor
	Name:	Maribelle Villasenor
	Title:	Assistant Vice President

Notice Address:

Wells Fargo Bank, National Association
333 South Grand Avenue, 9th Floor
Los Angeles, CA 90071

Signature Page to Credit Agreement

BANK OF AMERICA, N.A.

By:	/s/ Erin M. Frey
	Name:	Erin M. Frey
	Title:	Vice President

Notice Address:

135 S. La Salle Street
IL4-135-04-26
Chicago, Illinois 60603

Signature Page to Credit Agreement

ING CAPITAL LLC.

By:	/s/ John F. King
	Name:	John F. King
	Title:	Director

Notice Address:

1325 Avenue of the Americas
New York, NY 10019

Signature Page to Credit Agreement

EXECUTION VERSION

EXHIBITS

I               FORM OF NOTICE OF BORROWING

II             FORM OF NOTICE OF CONVERSION/CONTINUATION

III            FORM OF NOTICE OF REQUEST FOR ISSUANCE OF LETTER OF CREDIT

IV            FORM OF TERM NOTE

V             FORM OF REVOLVING NOTE

VI            FORM OF SWING LINE NOTE

VII           FORM OF COMPLIANCE CERTIFICATE

VIII         FORM OF ASSIGNMENT AGREEMENT

IX            FORM OF FINANCIAL CONDITION CERTIFICATE

X             FORM OF GUARANTY

XI            FORM OF SECURITY AGREEMENT

XII          FORM OF MORTGAGE

XIII         FORM OF NOTICE OF PREPAYMENT

XIV         FORM OF COMPETITIVE BID REQUEST

XV          FORM OF COMPETITIVE BID

EXHIBIT I

[FORM OF] NOTICE OF BORROWING

Pursuant to that certain Credit Agreement dated as of June 10, 2011 (said Credit Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time, being referred to as the “Credit Agreement,” the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among FTD Group, Inc., a Delaware corporation (“Company”), the financial institutions party thereto from time to time (collectively, “Lenders”) and Wells Fargo Bank, National Association, as administrative agent for Lenders (in such capacity, “Administrative Agent”), this represents Company’s request to borrow as follows:

1.            Date of borrowing:                                                 ,

2.            Lender(s):

☐ a.        Lenders, in accordance with their applicable Pro Rata Shares

☐ b.        Swing Line Lender

3.            Type of Loans / Amount / Interest Rate Option:

☐ A.       Term Loan: $

☐ a.          Base Rate Loan(s)

☐ b.         LIBOR Rate Loans with an initial Interest Period of                          month(s)

☐ B.       Revolving Loans: $

☐ a.          Base Rate Loan(s)

☐ b.         LIBOR Rate Loans with an initial Interest Period of                          month(s)

☐ C.       Swing Line Loan: $

The proceeds of such Loans are to be deposited in account no.                       .

I-1

The undersigned officer, to the best of his or her knowledge, certifies on behalf of Company that:

(i)         The representations and warranties contained in the Credit Agreement and in the other Loan Documents are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects on and as of such earlier date; provided that, if a representation and warranty is qualified as to materiality, the materiality qualifier set forth above shall be disregarded with respect to such representation and warranty for purposes of this condition; and

(ii)          No event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Potential Event of Default.

DATED:
FTD GROUP, INC.

By:

Title:

I-2

EXHIBIT II

[FORM OF] NOTICE OF CONVERSION/CONTINUATION

Pursuant to that certain Credit Agreement dated as of June 10, 2011 (said Credit Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time, being referred to as the “Credit Agreement,” the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among FTD Group, Inc., a Delaware corporation (“Company”), the financial institutions party thereto from time to time (collectively, “Lenders”) and Wells Fargo Bank, National Association, as administrative agent for Lenders (in such capacity, “Administrative Agent”), this represents Company’s request to convert or continue Loans as follows:

1.            Date of conversion/continuation:                                     ,

2.            Type of Loans; Amounts of Loans being converted/continued; Nature of conversion/continuation:

☐ A.       Term Loan: $

☐ a.          Conversion of Base Rate Loans to LIBOR Rate Loans

☐ b.         Conversion of LIBOR Rate Loans to Base Rate Loans

☐ c.          Continuation of LIBOR Rate Loans as such

☐ B.       Revolving Loans: $

☐ a.          Conversion of Base Rate Loans to LIBOR Rate Loans

☐ b.         Conversion of LIBOR Rate Loans to Base Rate Loans

☐ c.          Continuation of LIBOR Rate Loans as such

3.            Duration of the new Interest Period that commences on the conversion/continuation date*:                         month(s)

In the case of a conversion to or continuation of LIBOR Rate Loans, the undersigned officer, to the best of his or her knowledge, certifies on behalf of Company that no Event of Default or Potential Event of Default has occurred and is continuing under the Credit Agreement.

DATED:

* If Loans are being continued as or converted to LIBOR Rate Loans.

II-1

FTD GROUP, INC.

By:

Title:

II-2

EXHIBIT III

[FORM OF] REQUEST FOR ISSUANCE OF LETTER OF CREDIT

Pursuant to that certain Credit Agreement dated as of June 10, 2011 (said Credit Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time, being referred to as the “Credit Agreement,” the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among FTD Group, Inc., a Delaware corporation (“Company”), the financial institutions party thereto from time to time (collectively, “Lenders”) and Wells Fargo Bank, National Association, as administrative agent for Lenders (in such capacity, “Administrative Agent”), this represents Company’s request for the issuance of a Letter of Credit by [Administrative Agent][name of other Lender] as follows:

1.            Issuing Lender:    [Administrative Agent]

[                                                                  ]

2.            Date of issuance of Letter of Credit:                                 ,

3.            Type of Letter of Credit:

☐ a.        Commercial Letter of Credit

☐ b.        Standby Letter of Credit

4.            Face amount of Letter of Credit: $

5.            Expiration date of Letter of Credit:                                 ,

6.            Currency in which Letter of Credit is to be denominated (if other than U.S. dollars):

7.            Name and address of beneficiary:

8.            Attached hereto is:

☐      the verbatim text of such proposed Letter of Credit

☐      a description of the proposed terms and conditions of such Letter of Credit, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of such

III-1

Letter of Credit, would require the Issuing Lender to make payment under such Letter of Credit.

The undersigned officer, to the best of his or her knowledge, certifies on behalf of Company that:

(i)         The representations and warranties contained in the Credit Agreement and in the other Loan Documents are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects on and as of such earlier date; provided that, if a representation and warranty is qualified as to materiality, the materiality qualifier set forth above shall be disregarded with respect to such representation and warranty for purposes of this condition; and

(ii)          No event has occurred and is continuing or would result from the issuance of the Letter of Credit contemplated hereby that would constitute an Event of Default or a Potential Event of Default.

DATED:

FTD GROUP, INC.

By:

Title:

III-2

EXHIBIT IV

[FORM OF] TERM NOTE

FTD GROUP, INC.

$[ ]	[City, State]
[Date, Year]

FOR VALUE RECEIVED, FTD GROUP, INC., a Delaware corporation (“Company”), promises to pay to [                    ] (“Payee”) or its registered assigns the principal amount of [                    ] ($[                    ]). The principal amount of this Note shall be payable on the dates and in the amounts specified in the Credit Agreement referred to below; provided that the last such installment shall be in an amount sufficient to repay the entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon.

Company also promises to pay interest on the unpaid principal amount hereof, until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement dated as of June 10, 2011 (said Credit Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time, being referred to as the “Credit Agreement,” the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Company, the financial institutions party thereto from time to time (collectively, “Lenders”) and Wells Fargo Bank, National Association, as administrative agent for Lenders (in such capacity, “Administrative Agent”).

This Note is one of Company’s “Term Notes” and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Term Loan evidenced hereby was made and is to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent and recorded in the Register as provided in the Credit Agreement, Company and Administrative Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loan evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

This Note is subject to mandatory prepayment as provided in the Credit Agreement and to prepayment at the option of Company as provided in the Credit Agreement.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. THIS NOTE INCORPORATES BY REFERENCE THE PROVISIONS SET FORTH IN SUBSECTION 10.17 OF THE CREDIT AGREEMENT.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

This Note is subject to restrictions on transfer or assignment as provided in the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency prescribed herein and in the Credit Agreement.

Company promises to pay all costs and expenses, including reasonable attorneys’ fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note. Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

FTD GROUP, INC.

By:

Title:

EXHIBIT V

[FORM OF] REVOLVING NOTE

FTD GROUP, INC.

$[ ]	[City, State]
[Date, Year]

FOR VALUE RECEIVED, FTD GROUP, INC., a Delaware corporation (“Company”), promises to pay to  [                    ] (“Payee”) or its registered assigns, the lesser of (x) [                    ] ($[                    ]) and (y) the unpaid principal amount of all advances made by Payee to Company as Revolving Loans under the Credit Agreement referred to below.  The principal amount of this Note shall be payable on the dates and in the amounts  specified in the Credit Agreement.

Company also promises to pay interest on the unpaid principal amount hereof, until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement dated as of June 10, 2011 (said Credit Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time, being referred to as the “Credit Agreement,” the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Company, the financial institutions party thereto from time to time (collectively, “Lenders”) and Wells Fargo Bank, National Association, as administrative agent for Lenders (in such capacity, “Administrative Agent”).

This Note is one of Company’s “Revolving Notes” and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Loans evidenced hereby were made and are to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.  Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent and recorded in the Register as provided in the Credit Agreement, Company and Administrative Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loans evidenced hereby.  Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

This Note is subject to mandatory prepayment as provided in the Credit Agreement and to prepayment at the option of Company as provided in the Credit Agreement.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.  THIS NOTE INCORPORATES BY REFERENCE THE PROVISIONS SET FORTH IN SUBSECTION 10.17 OF THE CREDIT AGREEMENT.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

This Note is subject to restrictions on transfer or assignment as provided in the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency prescribed herein and in the Credit Agreement.

Company promises to pay all costs and expenses, including reasonable attorneys’ fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note.  Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

FTD GROUP, INC.

By:

Title:

TRANSACTIONS
ON
REVOLVING NOTE

DATE	TYPE OF LOAN MADE THIS DATE	AMOUNT OF LOAN MADE THIS DATE	AMOUNT OF PRINCIPAL PAID THIS DATE	OUTSTANDING PRINCIPAL BALANCE THIS DATE	NOTATION MADE BY

EXHIBIT VI

[FORM OF] SWING LINE NOTE

FTD GROUP, INC.

$[ ]	[City, State]
[Date, Year]

FOR VALUE RECEIVED, FTD GROUP, INC., a Delaware corporation (“Company”), promises to pay to [                    ] (“Payee”) or its registered assigns, the lesser of (x) [                    ] ($[                    ]) and (y) the unpaid principal amount of all advances made by Payee to Company as Swing Line Loans under the Credit Agreement referred to below.  The principal amount of this Note shall be payable on the dates and in the amounts specified in the Credit Agreement.

Company also promises to pay interest on the unpaid principal amount hereof, until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement dated as of June 10, 2011 (said Credit Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time, being referred to as the “Credit Agreement,” the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Company, the financial institutions party thereto from time to time (collectively, “Lenders”) and Wells Fargo Bank, National Association, as administrative agent for Lenders (in such capacity, “Administrative Agent”).

This Note is Company’s “Swing Line Note” and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Swing Line Loans evidenced hereby were made and are to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

This Note is subject to mandatory prepayment as provided in the Credit Agreement and to prepayment at the option of Company as provided in the Credit Agreement.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH,

THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.  THIS NOTE INCORPORATES BY REFERENCE THE PROVISIONS SET FORTH IN SUBSECTION 10.17 OF THE CREDIT AGREEMENT.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

This Note is subject to restrictions on transfer or assignment as provided in the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency prescribed herein and in the Credit Agreement.

Company promises to pay all costs and expenses, including reasonable attorneys’ fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note.  Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

FTD GROUP, INC.

By:

Title:

TRANSACTIONS
ON
SWING LINE NOTE

DATE	AMOUNT OF LOAN MADE THIS DATE	AMOUNT OF PRINCIPAL PAID THIS DATE	OUTSTANDING PRINCIPAL BALANCE THIS DATE	NOTATION MADE BY

EXHIBIT VII

[FORM OF] COMPLIANCE CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFY THAT:

(1)             We are the duly elected [Title] and [Title] of FTD Group, Inc., a Delaware corporation (“Company”);

(2)             We have reviewed the terms of that certain Credit Agreement dated as of June 10, 2011 (said Credit Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time, being referred to as the “Credit Agreement,” the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Company, the financial institutions party thereto from time to time (collectively, “Lenders”) and Wells Fargo Bank, National Association, as administrative agent for Lenders (in such capacity, “Administrative Agent”), and the terms of the other Loan Documents, and we have made, or have caused to be made under our supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by the attached financial statements; and

(3)             The examination described in paragraph (2) above did not disclose, and we have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Potential Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate[, except as set forth below]

[Set forth [below] [in a separate attachment to this Certificate] are all exceptions to paragraph (3) above specifying the nature of the condition or event, the period during which it has existed and the action which Company has taken, is taking, or proposes to take with respect to each such condition or event:

                                                                                                                    ].

VII-1

The foregoing certifications, together with the computations set forth in Attachment No. 1 annexed hereto and made a part hereof and the financial statements delivered with this Certificate in support hereof, are made and delivered by the undersigned in their official (and not individual) capacities this        day of         , 20     pursuant to subsection 6.1(iv) of the Credit Agreement.

FTD GROUP, INC.

By:

Title:

By:

Title:

VII-2

ATTACHMENT NO. 1
TO COMPLIANCE CERTIFICATE

This Attachment No. 1 is attached to and made a part of a Compliance Certificate dated as of                         ,          and pertains to the period from                         ,          to                         ,         .  Subsection references herein relate to subsections of the Credit Agreement.

A.	Annual Basket Amount (for the Fiscal Year ended December 31, )(1)

	1. Cumulative amount of all Investments made with amounts available under Annual Basket Amount from the Closing Date to the date hereof:	$

	2. Cumulative amount of all Consolidated Capital Expenditures made with amounts available under Annual Basket Amount from the Closing Date to the date hereof:	$

	3. Cumulative amount of all Contingent Obligations made with amounts available under Annual Basket Amount from the Closing Date to the date hereof:	$

	4. Cumulative amount of all Restricted Junior Payments made with amounts available under Annual Basket Amount from the Closing Date to the date hereof:	$

	5. $15,000,000 for the period commencing on the Closing Date and ending on December 31, 2011 and $15,000,000 for each Fiscal Year thereafter to the date hereof:	$

	6. Annual Basket Amount (A.5 - A.4 - A.3 - A.2 - A.1):	$

(1)                                  To be delivered only in connection with annual audited financial statements.

VII-3

B.	Available Basket Amount (for the Fiscal Year ended December 31, ) (2)

1.                                     Cumulative amount of all Consolidated Excess Cash Flow for all Fiscal Years (commencing with Fiscal Year 2012) prior to the date hereof not required to prepay or repay the Loans pursuant to subsection 2.4B(iv)(d) of the Credit Agreement:

$

2.                                     Cumulative amount of all Net Asset Sale Proceeds received by Company from any Investments made with amounts available under the Annual Basket Amount or Available Basket Amount from the Closing Date to the date hereof:

$

3.                                     Cumulative amount of all returns, profits, distributions, payments and any similar amounts received in Cash and Cash Equivalents from any Investments made with amounts available under the Annual Basket Amount or Available Basket Amount from the Closing Date to the date hereof:

$

4.                                     Cumulative amount of all Investments of Company or any of its Restricted Subsidiaries in any Unrestricted Subsidiary that has been redesignated a Restricted Subsidiary or has been merged into or consolidated with Company or any of its Restricted Subsidiaries so long as such Investments were originally made or deemed made with amounts available under the Annual Basket Amount or Available Basket Amount from the Closing Date to the date hereof:

$

5.                                     Cumulative amount of the fair market value of all  assets of any Unrestricted Subsidiary that have been transferred to Company or any of its Restricted Subsidiaries so long as, and to the extent of the amount of, Investments relating to such Unrestricted Subsidiary made or deemed made with amounts available under the Annual Basket Amount or Available Basket Amount from the Closing Date to the date hereof:

$

(2)                                To be delivered only in connection with annual audited financial statements.

VII-4

6.                                     Cumulative amount of all Contingent Obligations made under subsection 7.4(xii) of the Credit Agreement with amounts available under the Annual Basket Amount or Available Basket Amount to the extent the liability with respect thereto was terminated without payment by Company or any of its Restricted Subsidiaries from the Closing Date to the date hereof:

$

7. Cumulative amount of all Investments made with amounts available under the Annual Basket Amount from the Closing Date to the date hereof:	$

8. Cumulative amount of all Consolidated Capital Expenditures made with amounts available under the Annual Basket Amount from the Closing Date to the date hereof:	$

9. Cumulative amount of all Contingent Obligations made with amounts available under the Annual Basket Amount from the Closing Date to the date hereof:	$

10. Cumulative amount of all Restricted Junior Payments made with amounts available under the Annual Basket Amount from the Closing Date to the date hereof:	$

11. Cumulative amount of all Investments made under subsection 7.3(xi) of the Credit Agreement with amounts available under the Available Basket Amount from the Closing Date to the date hereof:	$

12.                               Cumulative amount of all Consolidated Capital Expenditures made under subsection 7.8(ii) of the Credit Agreement with amounts available under the Available Basket Amount from the Closing Date to the date hereof:

$

13.                               Cumulative amount of all Contingent Obligations made under subsection 7.4(xii) of the Credit Agreement with amounts available under the Available Basket Amount from the Closing Date to the date hereof:

$

14.                               Cumulative amount of all Restricted Junior Payments made under subsection 7.5(iii) of the Credit Agreement with amounts available under the Available Basket Amount from the Closing Date to the date hereof:

$

VII-5

	15. Available Basket Amount (B.1 + B.2 + B.3 + B.4 + B.5 + B.6 - B.7 - B.8 - B.9 - B.10 - B.11 - B.12 - B.13 - B.14):	$

C.	Available Equity Amount (for the Fiscal Year ended December 31, )(3)

1.                                     Cumulative amount of all Net Securities Proceeds received by Company from the issuance of Capital Stock (other than Disqualified Equity or Specified Equity Contributions) of Company or capital contributions made to Company by Holdings (other than Specified Equity Contributions) from the Closing Date to the date hereof:

$

2.                                     Cumulative amount of all Net Securities Proceeds received by Company from the issuance of any Indebtedness or Disqualified Equity of Company which has been issued after the Closing Date and exchanged for or converted into Qualified Equity of Company from the Closing Date to the date hereof:

$

	3. Cumulative amount of all Net Asset Sale Proceeds received by Company from any Investments made with amounts available under the Available Equity Amount from the Closing Date to the date hereof:	$

4.                                     Cumulative amount of all returns, profits, distributions, payments and any similar amounts received in Cash or Cash Equivalents from any Investments made with amounts available under the Available Equity Amount from the Closing Date to the date hereof:

$

5.                                     Cumulative amount of all Investments of Company or any of its Restricted Subsidiaries in any Unrestricted Subsidiary that has been redesignated a Restricted Subsidiary or has been merged into or consolidated with Company or any of its Restricted Subsidiaries so long as such Investments were originally made or deemed made with amounts available under the Available Equity Amount from the Closing Date to the date hereof:

$

(3)                                To be delivered only in connection with annual audited financial statements.

VII-6

6.                                     Cumulative amount of the fair market value of all assets of any Unrestricted Subsidiary that have been transferred to Company or any of its Restricted Subsidiaries so long as, and to the extent of the amount of, Investments relating to such Unrestricted Subsidiary made or deemed made with amounts available under the Available Equity Amount from the Closing Date to the date hereof:

$

7.                                     Cumulative amount of all Contingent Obligations made under subsection 7.4(xii) of the Credit Agreement with amounts available under the Available Equity Amount to the extent the liability with respect thereto was terminated without payment by Company or any of its Restricted Subsidiaries from the Closing Date to the date hereof:

$

	8. Cumulative amount of all Investments made under subsection 7.3(xi) of the Credit Agreement with amounts available under the Available Equity Amount from the Closing Date to the date hereof:	$

9.                                     Cumulative amount of all Consolidated Capital Expenditures made under subsection 7.8(ii) of the Credit Agreement with amounts available under the Available Equity Amount from the Closing Date to the date hereof:

$

10.                               Cumulative amount of all Contingent Obligations made under subsection 7.4(xii) of the Credit Agreement with amounts available under the Available Equity Amount from the Closing Date to the date hereof:

$

11.                               Cumulative amount of all Restricted Junior Payments made under subsection 7.5(iii) of the Credit Agreement with amounts available under the Available Equity Amount from the Closing Date to the date hereof:

$

	12. Available Equity Amount (C.1 + C.2 + C.3 + C.4 + C.5 + C.6 + C.7 - C.8 - C.9 - C.10 - C.11):	$

D.	Minimum Consolidated Fixed Charge Coverage Ratio (for the Fiscal Quarter ended , )
	1. Consolidated Net Income:	$

VII-7

2. Consolidated Interest Expense and any amounts referred to in subsection 2.3 of the Credit Agreement payable on or before the Closing Date:(4)	$

3.                         Provisions for Taxes based on income (including provisions recorded to the extent necessary to permit any corporate parent (or any Affiliate of such corporate parent) to discharge the consolidated, combined or other group Tax liabilities of such corporate parent and its Restricted Subsidiaries):

$
4. Total depreciation expense:	$
5. Total amortization expense:	$
6. Management or employee retention or incentive expenses under any Loan Party’s cliff bonus plan or any other bonus or incentive plan:	$
7. Foreign currency translation or transaction gains or losses (including gains or losses related to currency remeasurements of indebtedness):	$

8.                         All extraordinary, unusual or non-recurring losses, charges or expenses, including, without limitation, expenses resulting from actual or potential transactions such as business combinations, mergers, acquisitions, and financing transactions (including compensation expense and expense for advisors and representatives such as investment bankers, consultants, attorneys and accounting firms), severance expenses, facility closure expenses, relocation costs, and charges (including fees, expenses, damages and settlement costs) related to litigation, arbitration, investigations, disputes or similar matters (minus any extraordinary, unusual or non-recurring gains (other than the proceeds of business interruption insurance)) (it being understood and agreed that Item 10(e) of Regulation S-K shall not constitute a limitation on any such determination and unusual or non-recurring losses, charges, expenses or gains shall be determined by Company in good faith):

$

9.                         All other non-Cash items, including, without limitation, non-Cash stock compensation expenses for officers, directors, employees and consultants (other than any such non-Cash item to the extent it represents an accrual of or reserve for Cash expenditures in any future period):

$
10. All Equity-Related Compensation Payments:	$

(4)                                The amounts referenced in items D.2 through D.13 should only be included to the extent deducted in the calculation of Consolidated Net Income.

VII-8

11. All expenses incurred in connection with the prepayment, amendment or refinancing of Indebtedness:	$

12.                   (A) Any impairment charge or asset write-off or write-down, in each case relating to an intangible asset, pursuant to FASB ASC 360-10-20 and FASB ASC 350, (B) the amortization of intangible assets arising pursuant to FASB ASC 805, (C) the amortization or write-off of deferred financing fees and (D) the amortization of other intangible assets:

$
13. Corporate expenses and overhead funded or provided by the corporate parent of Holdings and not paid in Cash by Holdings, Company or any of their Restricted Subsidiaries:	$

14.                   Specified Equity Contributions, to the extent that Company requests their inclusion for purposes of calculating Consolidated Adjusted EBITDA, all of the foregoing as determined on a consolidated basis for Company and its Restricted Subsidiaries(5):

$
15. Non-Cash items added in the calculation of Consolidated Net Income (other than any such non-Cash items to the extent expected to result in the receipt of Cash payments in any future period):	$
16. Consolidated Adjusted EBITDA (D.1 + D.2 + D.3 + D.4 + D.5 + D.6 + D.7 + D.8 + D.9 + D.10 + D.11 + D.12 + D.13 + D.14 - D.15):	$
17. Current taxes based on income of Company and its Restricted Subsidiaries and paid in cash:	$
18. The greater of Maintenance Consolidated Capital Expenditures (net of any proceeds of any related financings with respect to such expenditures) and $8,000,000:	$
19. D.17 + D.18:	$
20. Consolidated Adjusted EBITDA (D.16) - D.19:	$
21. Interest expense not payable in Cash (including amortization of discount and amortization of debt issuance costs) and original issue discount, financing fees, redemption premiums and agent fees:	$
22. Consolidated Cash Interest Expense (Consolidated Interest Expense - D.21):	$
23. Scheduled payments of Indebtedness for such period(6):	$

(5)                                No more than two Specified Equity Contributions may be made in any four consecutive Fiscal Quarter Period.

(6)                                As such scheduled payments of Indebtedness may be reduced from time to time by voluntary and mandatory prepayments.

VII-9

	24. Consolidated Fixed Charges (D.22+D.23):	$
	25. Consolidated Fixed Charge Coverage Ratio (D.20):(D.24):	:1.00
	26. Minimum ratio required under subsection 7.6A:	1.70:1.00

E.	Consolidated Net Leverage Ratio (for the Fiscal Quarter ended , )
	1. All Indebtedness of Company and its Restricted Subsidiaries for borrowed money(7):	$

2.                         All unrestricted Cash and Cash Equivalents of Company and its Restricted Subsidiaries (including all Cash and Cash Equivalents subject to the Liens created under the Credit Agreement and the Loan Documents, but no other Liens other than Permitted Encumbrances):

$
	3. Lesser of E.2 and $15,000,000:	$
	4. E.1 - E.3:	$
	5. Consolidated Adjusted EBITDA (D.16) for the consecutive four Fiscal Quarters ended , :	$
	6. Consolidated Net Leverage Ratio (E.4):(E.5):	:1.00
	7. Maximum ratio permitted under subsection 7.6B:	[ ]:1.00

F.	Maximum Consolidated Capital Expenditures (for the Fiscal Year ended December 31, )
	1. Consolidated Capital Expenditures made in such Fiscal Year:	$
	2. Maximum Consolidated Capital Expenditures permitted under subsection 7.8(i) as set forth in the table:	$
	3. 125% of capital expenditures made in the most recent 12-month period for which financial results are available by a Person acquired in a Permitted Acquisition:	$

(7)                                Including, but not limited to (1) senior bank Indebtedness, senior notes, and Subordinated Indebtedness, (2) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (3) issued and outstanding letters of credit, (4) guarantees in respect of borrowed money, (5) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA and any such obligations subject to the satisfaction of a condition or contingency but only to the extent of the portion of such obligations subject to such condition or contingency and only as long as such condition or contingency has not been satisfied), which purchase price is (A) due more than six months from the date of incurrence of the obligation in respect thereof or (B) evidenced by a note or similar written instrument, and (6) all Indebtedness secured by any Lien on any property or asset owned or held by Company or any of its Restricted Subsidiaries regardless of whether the Indebtedness secured thereby shall have been assumed by Company or such Restricted Subsidiary or is nonrecourse to the credit of Company or such Restricted Subsidiary (excluding insurance premium financing).

VII-10

4.                         Maximum Consolidated Capital Expenditures Amount for the previous two Fiscal Years minus the actual amount of Consolidated Capital Expenditures for such previous two Fiscal Years (excluding any period prior to Fiscal Year 2011)(8):

$
	5. Consolidated Capital Expenditures funded with Net Securities Proceeds:	$
	6. Maximum Consolidated Capital Expenditures permitted under subsection 7.8(i) (F.2 + F.3 + F.4 + F.5):	$
	7. Annual Basket Amount (A.6)(9):	$
	8. Available Basket Amount (B.15)(10):	$
	9. Available Equity Amount (C.12)(11):	$
	10. Maximum Consolidated Capital Expenditures permitted under subsection 7.8(ii) (F.7 + F.8 + F.9):	$
	11. Maximum Consolidated Capital Expenditures permitted under subsection 7.8 (F.6 + F.10):	$

G.	Consolidated Excess Cash Flow (for the Fiscal Year ended December 31, )
	1. Consolidated Adjusted EBITDA (D.16):	$
	2. Consolidated Current Assets at beginning of Fiscal Year:	$
	3. Consolidated Current Liabilities at beginning of Fiscal Year:	$
	4. Consolidated Working Capital at beginning of Fiscal Year (G.2 - G.3) (may be negative number):	$
	5. Consolidated Current Assets at end of Fiscal Year:	$
	6. Consolidated Current Liabilities at end of Fiscal Year:	$
	7. Consolidated Working Capital at end of Fiscal Year (G.5 - G.6) (may be a negative number):	$
	8. Consolidated Working Capital Adjustment (G.4 - G.7) (may be a negative number):(12)	$

(8)                                Consolidated Capital Expenditures in any year are to be applied first to such unused amount from the Fiscal Year commenced at least two years prior to the current year (but no earlier than Fiscal Year 2011), and second to such unused amount from the Fiscal Year most recently completed.  In no event shall the amount in this F.4 exceed 50% of the Maximum Consolidated Capital Expenditures Amount for such previous Fiscal Years (after any such adjustments, in accordance with this F.4) and in no event shall the unused amount in any Fiscal Year be carried forward for more than two Fiscal Years.

(9)                                If no Consolidated Capital Expenditures have been made with this basket, insert “0”.

(10)                          If no Consolidated Capital Expenditures have been made with this basket, insert “0”.

(11)                          If no Consolidated Capital Expenditures have been made with this basket, insert “0”.

(12)                          For purposes of calculating the Consolidated Working Capital Adjustment for any Fiscal Year during which a Permitted Acquisition occurs, the current assets and current liabilities of the Person or business acquired as of the date that such Permitted Acquisition is consummated shall be added to Consolidated Current Assets and Consolidated Current Liabilities as of January 1 of such Fiscal Year.

VII-11

9. Consolidated Cash Interest Expense (D.22):	$
10. Scheduled repayments of the Term Loan:	$

11.                   Current taxes based on income of Company and its Restricted Subsidiaries and paid in Cash (including payments under a tax sharing agreement entered into with an Affiliate of Company permitted by subsection 7.9 of the Credit Agreement):

$
12. Consolidated Capital Expenditures (net of any proceeds of any related financings with respect to such expenditure):	$
13. Cash payments made in respect of Permitted Acquisitions and other Investments permitted under subsection 7.3 of the Credit Agreement:	$
14. Extraordinary Cash losses added in the calculations of Consolidated Adjusted EBITDA:	$
15. To the extent expensed in a prior Fiscal Year, the amount, if any, of cliff bonus payments made during such Fiscal Year:	$
16. Other Cash expenses added in calculating Consolidated Adjusted EBITDA or excluded from Consolidated Net Income:	$
17. Cash payments made in respect of Equity Related Compensation Payments:	$
18. Consolidated Excess Cash Flow (G.1 + G.8 -(G.9 + G.10 + G.11 + G.12 + G.13 + G.14 + G.15 + G.16 + G.17)):	$

VII-12

EXHIBIT VIII
[FORM OF] ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and the Assignee identified in item 2 below (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  [The non-Affiliated Lender Terms and Conditions set forth in Annex 1-A attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.][The Affiliated Lender Terms and Conditions set forth in Annex 1-B attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.]

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any participations in any letters of credit, guarantees, and swing line loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[indicate [Affiliate] [Approved Fund] of [identify Lender]]

3.	Company:	FTD Group, Inc., a Delaware corporation

4.	Administrative Agent:	Wells Fargo Bank, National Association, as the administrative agent under the Credit Agreement

VIII-1

5.	Credit Agreement:

The $315,000,000 Senior Secured Credit Agreement dated as of June 10, 2011, by and among Company, the financial institutions party thereto from time to time and Wells Fargo Bank, National Association, as administrative agent for Lenders.

6.	Assigned Interest:

FACILITY ASSIGNED	AGGREGATE AMOUNT OF COMMITMENT/LOANS FOR ALL LENDERS	AMOUNT OF COMMITMENT/LOANS ASSIGNED	PERCENTAGE ASSIGNED OF COMMITMENT/LOANS		CUSIP NUMBER
Revolving Loan Commitment	$	$		%
Term Loan	$	$		%

7.	Effective Date:	, 20 *

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

*            TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.

VIII-2

[Consented to and Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION,

  as Administrative Agent

By:
Title:

Consented to:

FTD GROUP, INC.

By:
	Title:	](1)

(1) To the extent required by Subsection 10.1B of the Credit Agreement.

VIII-3

ANNEX 1-A

NON-AFFILIATED LENDER TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.                  Representations and Warranties.

1.1                    Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.                 Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements of subsection 10.1B of the Credit Agreement (subject to such consents, if any, as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to subsection 6.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (viii) it does not qualify as a Competitor under the Credit Agreement; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the

VIII-ANNEX 1-A-1

obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.                          Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.                          General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  THIS ASSIGNMENT AND ASSUMPTION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW.

VIII-ANNEX 1-A-2

ANNEX 1-B

AFFILIATED LENDER TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.                  Representations and Warranties.

1.1                    Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.                 Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iii) it has received a copy of the Credit Agreement and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to subsection 6.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (iv) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.(1)

(1)                                  Section 1.2(a)(ii), Section 1.2(a)(iv) and Section 1.2(a)(viii) of Annex 1-A are not included in Annex 1-B.

VIII-ANNEX 1-B-1

2.                          Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.                          Material Non-Public Information.  The Assignor further acknowledges and agrees that (i) the Assignee currently may have, and later may come into possession of, information regarding the Assignee and its Affiliates, or the Obligations, that is not known to the Assignor and that may be material to a decision to enter into the transactions contemplated hereby (any such information, “Excluded Information”), (ii) it has determined to enter into such transactions notwithstanding its lack of knowledge of the Excluded Information, and (iii) none of the Assignee nor any of its Affiliates shall have any liability to the Assignor or its successors or assigns, and the undersigned Lender hereby, to the extent permitted by law, waive and release any claims it may have against the Assignee and its Affiliates with respect to the nondisclosure of the Excluded Information, now or in the future.

4.                          General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  THIS ASSIGNMENT AND ASSUMPTION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW.

VIII-ANNEX 1-B-2

EXHIBIT IX

[FORM OF] FINANCIAL CONDITION CERTIFICATE

This FINANCIAL CONDITION CERTIFICATE (this “Certificate”) is delivered in connection with that certain Credit Agreement dated as of June 10, 2011 (said Credit Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time, being referred to as the “Credit Agreement,” the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among FTD Group, Inc., a Delaware corporation (“Company”), the financial institutions party thereto from time to time as Lenders and Wells Fargo Bank, National Association, as administrative agent for Lenders (in such capacity, “Administrative Agent”).

This Certificate is being delivered pursuant to subsection 4.1F of the Credit Agreement.  The undersigned is the Executive Vice President and Chief Financial Officer of Company and hereby further certifies as of the date hereof, in her capacity as an officer of Company, and not individually, as follows:

1.                          I have responsibility for (a) the management of the financial affairs of Company and its Subsidiaries and the preparation of financial statements of Company, and (b) reviewing the financial and other aspects of the transactions contemplated by the Credit Agreement.

2.                          I have carefully reviewed the contents of this Certificate.

3.                          I have prepared and/or reviewed such financial statements, projections and other information as I deemed necessary to deliver this Certificate.

4.                          Based upon the foregoing and to the best of my knowledge after reasonable due inquiry, I hereby certify as follows:

a.                         The “fair saleable value” of the property of the Loan Parties on a consolidated basis is both (A) greater than the total amount of liabilities (including contingent liabilities) of the Loan Parties on a consolidated basis, and (B) not less than the amount that will be required to pay the probable liabilities on the Loan Parties’ existing debts as they become absolute and due considering all financing alternatives and potential asset sales reasonably available to the Loan Parties.

b.                        The Loan Parties do not intend to incur (nor do they reasonably believe that they will incur) debts beyond their ability to pay such debts as they become due.

c.                         The Loan Parties do not have an unreasonably small amount of capital in relation to their business or any contemplated or undertaken transaction.

IX-1

For the purpose of the above analysis, the values of the Loan Parties’ assets have been computed by considering each Loan Party as a going concern entity.

I understand that Administrative Agent and Lenders are relying on this Certificate.

[Remainder of page intentionally left blank]

IX-2

The undersigned has executed this Certificate, in her capacity as an officer of Company and not individually, as of the        day of June, 2011.

FTD GROUP, INC.

By:
Executive Vice President and Chief Financial Officer

IX-1

EXHIBIT X

[FORM OF] GUARANTY

This GUARANTY is entered into as of June 10, 2011 by UNOL INTERMEDIATE, INC., a Delaware corporation (“Holdings” or a “Guarantor”), each of the UNDERSIGNED SUBSIDIARIES OF COMPANY (each a “Subsidiary Guarantor” and, together with Holdings and any future Subsidiaries of Company executing this Guaranty, being collectively referred to herein as the “Guarantors”) in favor of and for the benefit of WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, “Administrative Agent” and referred to herein as “Guarantied Party”) for the financial institutions party to the Credit Agreement (as hereinafter defined) from time to time (collectively, “Lenders”) and representative of Lenders and Swap Counterparties (as hereinafter defined).

RECITALS.

A.                      FTD Group, Inc., a Delaware corporation (“Company”), has entered into that certain Credit Agreement dated as of June 10, 2011 (said Credit Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time, being referred to as the “Credit Agreement,” the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Company, Lenders and Guarantied Party, as Administrative Agent.

B.                        Company may from time to time enter, or may from time to time have entered, into one or more Interest Rate Agreements, Currency Agreements or other swap agreements (collectively, the “Lender Swap Agreements”) with one or more Persons that are Lenders or Affiliates of Lenders at the time such Lender Swap Agreements are entered into (in such capacity, collectively, “Swap Counterparties”) in accordance with the terms of the Credit Agreement, and it is desired that the obligations of Company under the Lender Swap Agreements, including without limitation the obligation of Company to make payments thereunder in the event of early termination thereof, together with all obligations of Company under the Credit Agreement and the other Loan Documents, be guarantied hereunder.

C.                        Guarantied Party, Lenders and each Swap Counterparty for which Guarantied Party has received the notice required by Section 18 hereof are sometimes referred to herein as “Beneficiaries.”

D.                       The Guarantied Obligations (as hereinafter defined) are being incurred for and will inure to the benefit of Guarantors (which benefits are hereby acknowledged).

E.                         It is a condition precedent to the making of the initial Loans under the Credit Agreement that Company’s obligations thereunder be guarantied by Guarantors.

F.                         Guarantors are willing irrevocably and unconditionally to guaranty such obligations of Company.

NOW, THEREFORE, based upon the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Lenders and Guarantied Party to enter into the Credit Agreement and to make Loans and other extensions of credit thereunder and to induce Swap Counterparties to enter into the Lender Swap Agreements, Guarantors hereby agree as follows:

1.                          Guaranty.  (a) Guarantors jointly and severally irrevocably and unconditionally guaranty, as primary obligors and not merely as sureties, the due and punctual payment in full of all Guarantied Obligations (as hereinafter defined) when the same shall become due, whether at stated maturity, by acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code).  The term “Guarantied Obligations” is used herein in its most comprehensive sense and includes any and all Obligations of Company and all obligations of Company under Lender Swap Agreements, now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with the Credit Agreement, the Lender Swap Agreements, this Guaranty and the other Loan Documents, including those arising under successive borrowing transactions under the Credit Agreement which shall either continue such obligations of Company or from time to time renew them after they have been satisfied.

Each Subsidiary Guarantor acknowledges that the Loans and Letters of Credit may benefit its business and that the Guarantied Obligations are being incurred for and will inure to its benefit.

Any interest on any portion of the Guarantied Obligations that accrues after the commencement of any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Company (or, if interest on any portion of the Guarantied Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceeding had not been commenced) shall be included in the Guarantied Obligations because it is the intention of each Guarantor and Guarantied Party that the Guarantied Obligations should be determined without regard to any rule of law or order that may relieve Company of any portion of such Guarantied Obligations.

In the event that all or any portion of the Guarantied Obligations is paid by Company or any Guarantor, the obligations of each Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) is rescinded or recovered directly or indirectly from Guarantied Party or any other Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments that are so rescinded or recovered shall constitute Guarantied Obligations.

Subject to the other provisions of this Section 1, upon the failure of Company to pay any of the Guarantied Obligations when and as the same shall become due, each Guarantor will upon demand pay, or cause to be paid, in cash, to Guarantied Party for the ratable benefit of Beneficiaries, an amount equal to the aggregate of the unpaid Guarantied Obligations.

(b)                    Anything contained in this Guaranty to the contrary notwithstanding, the obligations of each Subsidiary Guarantor under this Guaranty and the other Loan Documents shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the “Fraudulent Transfer Laws”), in each case, after giving effect to all other liabilities of such Subsidiary Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Subsidiary Guarantor (x) in respect of intercompany indebtedness to Company or other affiliates of Company to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Subsidiary Guarantor hereunder and (y) under any guaranty of Subordinated Indebtedness which guaranty contains a limitation as to maximum amount similar to that set forth in this Section 1(b), pursuant to which the liability of such Subsidiary Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Subsidiary Guarantor pursuant to applicable law or pursuant to the terms of any agreement.

(c)                     Each Subsidiary Guarantor desires to allocate among all Subsidiary Guarantors (collectively, the “Contributing Subsidiary Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty.  Accordingly, in the event any payment or distribution is made on any date by a Subsidiary Guarantor under this Guaranty, each such Subsidiary Guarantor shall be entitled to a contribution from each of the other Contributing Subsidiary Guarantors in the maximum amount permitted by law so as to maximize the aggregate amount of the Guarantied Obligations paid to Beneficiaries.

2.                          Guaranty Absolute; Continuing Guaranty.  The obligations of each Guarantor hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guarantied Obligations.  In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees that:  (a) this Guaranty is a guaranty of payment when due and not of collectibility; (b) Guarantied Party may enforce this Guaranty upon the occurrence and during the continuance of an Event of Default or the occurrence of an early termination date or similar event under any Lender Swap Agreements notwithstanding the existence of any dispute between Company and any Beneficiary with respect to the existence of such event (other than the defense of payment or performance); (c) the obligations of each Guarantor hereunder are independent of the obligations of Company under the Loan Documents or the Lender Swap Agreements and the obligations of any other guarantor of obligations of Company and a separate action or actions may be brought and prosecuted against each Guarantor whether or not any action is brought against Company or any of such other guarantors and whether or not Company is joined in any such action or actions; and (d) a payment of a portion, but not all, of the Guarantied Obligations by one or more Guarantors shall in no way limit, affect, modify or abridge the liability of such or any other Guarantor for any portion of the Guarantied Obligations that has not been paid.  This Guaranty is a continuing guaranty and shall be binding upon each Guarantor and its successors and assigns, and each Guarantor irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guarantied Obligations.

3.                          Actions by Beneficiaries.  Any Beneficiary may from time to time without notice or demand to any Guarantor and without affecting the validity or enforceability of this Guaranty or giving rise to any limitation, impairment or discharge of any Guarantor’s liability hereunder, (a) renew, extend, accelerate or otherwise change the time, place, manner or terms of payment of the Guarantied Obligations, (b) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guarantied Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations, (c) request and accept other guaranties of the Guarantied Obligations and take and hold security for the payment of this Guaranty or the Guarantied Obligations, (d) release, exchange, compromise, subordinate or modify, with or without consideration, any security for payment of the Guarantied Obligations, any other guaranties of the Guarantied Obligations, or any other obligation of any Person with respect to the Guarantied Obligations, (e) enforce and apply any security now or hereafter held by or for the benefit of any Beneficiary in respect of this Guaranty or the Guarantied Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that Guarantied Party or the other Beneficiaries, or any of them, may have against any such security, as Guarantied Party in its discretion may determine consistent with the Credit Agreement, the Lender Swap Agreements and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and (f) exercise any other rights available to Guarantied Party or the other Beneficiaries, or any of them, under the Loan Documents or the Lender Swap Agreements.

4.                          No Discharge.  This Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than payment in full of the Guarantied Obligations), including without limitation the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them:  (a) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Guarantied Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guarantied Obligations, (b) any waiver or modification of, or any consent to departure from, any of the terms or provisions of the Credit Agreement, any of the other Loan Documents, the Lender Swap Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guarantied Obligations, (c) the Guarantied Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect, (d) the application of payments received from any source to the payment of indebtedness other than the Guarantied Obligations, even though Guarantied Party or the other Beneficiaries, or any of them, might have elected to apply such payment to any part or all of the Guarantied Obligations, (e) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guarantied Obligations, (f) any defenses (other than the defense of payment or performance), set-offs or counterclaims which Company may assert against Guarantied Party or any Beneficiary in respect of the Guarantied Obligations, including but not limited to failure of consideration, breach of warranty, statute of frauds, statute of limitations, accord and satisfaction and usury, and (g) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of a Guarantor as an obligor in respect of the Guarantied Obligations.

5.                          Waivers.  Each Guarantor waives, for the benefit of Beneficiaries:  (a) any right to require Guarantied Party or the other Beneficiaries, as a condition of payment or performance by such Guarantor, to (i) proceed against Company, any other guarantor of the Guarantied Obligations or any other Person, (ii) proceed against or exhaust any security held from Company, any other guarantor of the Guarantied Obligations or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Beneficiary in favor of Company or any other Person, or (iv) pursue any other remedy in the power of  any Beneficiary; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company from any cause other than payment in full of the Guarantied Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon Guarantied Party’s or any other Beneficiary’s errors or omissions in the administration of the Guarantied Obligations, except behavior that amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, that are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any Lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under the Credit Agreement, notices of default or early termination under any Lender Swap Agreement or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guarantied Obligations or any agreement related thereto, notices of any extension of credit to Company and notices of any of the matters referred to in Sections 3 and 4 and any right to consent to any thereof; and (g) to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.

6.                          Guarantors’ Rights of Subrogation, Contribution, Etc.; Subordination of Other Obligations.  Until the Guarantied Obligations (other than Unasserted Obligations and obligations under the Lender Swap Agreements) shall have been paid in full and the Commitments shall have terminated, all Letters of Credit shall have expired or been cancelled (or the reimbursement Obligations in respect thereof have been secured with cash collateral or letters of credit in a manner reasonably satisfactory to the applicable Issuing Lender) and the Lender Swap Agreements have been paid in full (or the obligations thereunder have been secured by a collateral arrangement reasonably satisfactory to the Swap Counterparty), each Guarantor shall withhold exercise of (a) any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Company or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case, whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (i) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Company, (ii) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Company, and (iii) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary and (b) any right of contribution such Guarantor now has or may hereafter have against any other guarantor of any of the Guarantied Obligations.  Each Guarantor further agrees that, to the extent the agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Company or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights Guarantied Party or the other Beneficiaries may have against Company, to all right, title and interest Guarantied Party or the other Beneficiaries may have in any such collateral or security, and to any right Guarantied Party or the other Beneficiaries may have against such other guarantor.

Any indebtedness of Company now or hereafter held by any Guarantor is subordinated in right of payment to the Guarantied Obligations, and any such indebtedness of Company to a Guarantor collected or received by such Guarantor after an Event of Default has occurred and is continuing and any amount paid to a Guarantor on account of any subrogation, reimbursement, indemnification or contribution rights referred to in the preceding paragraph when all Guarantied Obligations have not been paid in full, shall be held in trust for Guarantied Party on behalf of  Beneficiaries and shall forthwith be paid over to Guarantied Party for the benefit of  Beneficiaries to be credited and applied against the Guarantied Obligations.

7.                          Expenses.  Guarantors jointly and severally agree to pay, or cause to be paid, on demand, and to save Guarantied Party and the other Beneficiaries harmless against liability for, (i) all costs and expenses, including attorneys’ fees (but excluding costs of internal counsel), fees, costs and expenses of accountants, advisors and consultants and costs of settlement, incurred or expended by Guarantied Party or any other Beneficiary in connection with the enforcement of or preservation of any rights under this Guaranty, and (ii) any and all costs and expenses (including those arising from rights of indemnification) required to be paid by Guarantors under the provisions of any other Loan Document.

8.                          Financial Condition of Company.  No Beneficiary shall have any obligation, and each Guarantor waives any duty on the part of any Beneficiary, to disclose or discuss with such Guarantor its assessment, or such Guarantor’s assessment, of the financial condition of Company or any matter or fact relating to the business, operations or condition of Company.  Each Guarantor has adequate means to obtain information from Company on a continuing basis concerning the financial condition of Company and its ability to perform its obligations under the

Loan Documents and the Lender Swap Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Company and of all circumstances bearing upon the risk of nonpayment of the Guarantied Obligations.

9.                          Representations and Warranties.  Each Guarantor represents for itself that each of the representations and warranties made in the Credit Agreement by Company as to such Guarantor, its assets, financial condition, operations, organization, legal status, business and the Loan Documents to which it is a party are true and correct in all material respects; provided that, if a representation and warranty is qualified as to materiality, the materiality qualifier set forth above shall be disregarded with respect to such representation and warranty for purposes of this condition.

10.                    Covenants.  Each Subsidiary Guarantor agrees that, so long as any part of the Guarantied Obligations (other than Unasserted Obligations and obligations under the Lender Swap Agreements) shall remain unpaid, any Letter of Credit shall be outstanding (unless the reimbursement Obligations in respect thereof have been secured with cash collateral or letters of credit in a manner reasonably satisfactory to the applicable Issuing Lender), any Lender shall have any Commitment or any Swap Counterparty shall have any obligation under any Lender Swap Agreement (unless the obligations thereunder have been secured by a collateral arrangement reasonably satisfactory to the applicable Swap Counterparty), such Subsidiary Guarantor will, unless Requisite Obligees (as such term is defined in Section 17(a)) shall otherwise consent in writing, perform or observe, and cause its Subsidiaries, if any, to perform or observe, all of the terms, covenants and agreements that the Loan Documents state that Company is to cause a Subsidiary Guarantor and such Subsidiaries to perform or observe.

11.                    Set Off.  In addition to any other rights any Beneficiary may have under law or in equity, if any amount shall at any time be due and owing by a Guarantor to any Beneficiary under this Guaranty, such Beneficiary is authorized at any time or from time to time upon the occurrence and during the continuation of any Event of Default, without notice (any such notice being expressly waived), to set off and to appropriate and to apply any and all deposits (general or special, including but not limited to indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness of such Beneficiary owing to a Guarantor and any other property of such Guarantor held by a Beneficiary to or for the credit or the account of such Guarantor against and on account of the Guarantied Obligations and liabilities of such Guarantor to any Beneficiary under this Guaranty.

12.                    Discharge of Guaranty Upon Sale of Subsidiary Guarantor or Designation as an Unrestricted Subsidiary.  Notwithstanding anything to the contrary contained herein, if (x) all of the stock of a Subsidiary Guarantor or any of its successors in interest under this Guaranty shall be sold or otherwise disposed of (including by merger or consolidation) in a sale or other disposition not prohibited by the Credit Agreement or otherwise consented to by Requisite Obligees (as such term is defined in Section 17(a)) or (y) any Guarantor is designated as an Unrestricted Subsidiary as permitted under the Credit Agreement, the Guaranty of such Subsidiary Guarantor shall be automatically released without any further act or action by the Guarantied Party simultaneously with such sale or other disposition.  Such Subsidiary Guarantor or such successor in interest, as the case may be, may request Guarantied Party to execute and deliver documents or instruments necessary to evidence the release and discharge of this Guaranty as provided in subsection 10.14 of the Credit Agreement.

13.                    Amendments and Waivers.  No amendment, modification, termination or waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor therefrom, shall in any event be effective without the written concurrence of Guarantied Party and, in the case of any such amendment or modification, Guarantors.  Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

14.                    Miscellaneous.  It is not necessary for Beneficiaries to inquire into the capacity or powers of any Guarantor or Company or the officers, directors or any agents acting or purporting to act on behalf of any of them.

The rights, powers and remedies given to Beneficiaries by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to Beneficiaries by virtue of any statute or rule of law or in any of the Loan Documents or the Lender Swap Agreements or any agreement between one or more Guarantors and one or more Beneficiaries or between Company and one or more Beneficiaries.  Any forbearance or failure to exercise, and any delay by any Beneficiary in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

In case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF GUARANTORS, GUARANTIED PARTY AND THE OTHER BENEFICIARIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

This Guaranty shall inure to the benefit of Beneficiaries and their respective successors and assigns.

ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY EACH GUARANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS GUARANTY.  Each Guarantor agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such Guarantor at its address set forth below its signature hereto, such service being acknowledged by such Guarantor to be sufficient for personal jurisdiction in any action against such Guarantor in any such court and to be otherwise effective and binding service in every respect.  Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Guarantied Party or any Beneficiary to bring proceedings against such Guarantor in the courts of any other jurisdiction.

EACH GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, GUARANTIED PARTY EACH AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, GUARANTIED PARTY EACH (I) ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR SUCH GUARANTOR AND GUARANTIED PARTY TO ENTER INTO A BUSINESS RELATIONSHIP, THAT SUCH GUARANTOR AND GUARANTIED PARTY HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS GUARANTY OR ACCEPTING THE BENEFITS THEREOF, AS THE CASE MAY BE, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS, AND (II) FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF THIS GUARANTY.  In the event of litigation, this Guaranty may be filed as a written consent to a trial by the court.

15.                    Additional Guarantors.  The initial Guarantor(s) hereunder shall be Holdings and such of the Subsidiaries of Company as are signatories hereto on the date hereof.  From time to time subsequent to the date hereof, Subsidiaries of Company may become parties hereto, as additional Guarantors (each an “Additional Guarantor”), as required under subsection 6.8 of the Credit Agreement, by executing a counterpart of this Guaranty.  A form of such a counterpart is attached as Exhibit A.  Upon delivery of any such counterpart to Guarantied Party, notice of which is hereby waived by Guarantors, each such Additional Guarantor shall be a Guarantor and shall be as fully a party hereto as if such Additional Guarantor were an original signatory hereof.  Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, nor by any election of the Guarantied Party not to cause any Subsidiary of Company to become an Additional Guarantor hereunder.  This Guaranty shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Guarantor hereunder.

16.                    Counterparts; Effectiveness.  This Guaranty may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes; but all such counterparts together shall constitute but one and the same instrument.  This Guaranty shall become effective as to each Guarantor upon the execution of a counterpart hereof by such Guarantor (whether or not a counterpart hereof shall have been executed by any other Guarantor) and receipt by the Guarantied Party of written or telephonic notification of such execution and authorization of delivery thereof.

17.                    Guarantied Party as Agent.  (a)  Guarantied Party has been appointed to act as Guarantied Party hereunder by Lenders.  Guarantied Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action, solely in accordance with this Guaranty and the Credit Agreement; provided that Guarantied Party shall exercise, or refrain from exercising, any remedies under or with respect to this Guaranty in accordance with the instructions of (i) Requisite Lenders, or (ii) after payment in full of all Obligations under the Credit Agreement and the other Loan Documents (other than Unasserted Obligations and obligations under the Lender Swap Agreements), the cancellation or expiration of all Letters of Credit (or the securing of reimbursement Obligations in respect thereof with cash collateral or letters of credit in a manner reasonably satisfactory to the applicable Issuing Lender) and the termination of the Commitments, the holders of a majority of (A) the aggregate notional amount under all Lender Swap Agreements (including Lender Swap Agreements that have been terminated) or (B) if all Lender Swap Agreements have been terminated in accordance with their terms, the aggregate amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Lender Swap Agreements (Requisite Lenders or, if applicable, such holders being referred to herein as “Requisite Obligees”).

(b)                    Guarantied Party shall at all times be the same Person that is Administrative Agent under the Credit Agreement.  Written notice of resignation by Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute notice of resignation as Guarantied Party under this Guaranty; and appointment of a successor Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute appointment of a successor Guarantied Party under this Guaranty.  Upon the acceptance of any appointment as Administrative Agent under subsection 9.5 of the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Guarantied Party under this Guaranty, and the retiring Guarantied Party under this Guaranty shall promptly (i) transfer to such successor Guarantied Party all sums held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Guarantied Party under this Guaranty, and (ii) take such other actions as may be necessary or appropriate in connection with the assignment to such successor Guarantied Party of the rights created hereunder, whereupon such retiring Guarantied Party shall be discharged from its duties and obligations under this Guaranty.  After any retiring Guarantied Party’s resignation hereunder as Guarantied Party, the provisions of this Guaranty shall inure to its benefit as to any actions taken or omitted to be taken by it under this Guaranty while it was Guarantied Party hereunder.

18.                    Notice of Lender Swap Agreements.  Guarantied Party shall not be deemed to have any duty whatsoever with respect to any Swap Counterparty until it shall have received written notice in form and substance satisfactory to Guarantied Party from Company, a Guarantor or the Swap Counterparty as to the existence and terms of the applicable Lender Swap Agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, each Guarantor and Guarantied Party, solely for the purposes of the waiver of the right to jury trial contained in Section 14, have caused this Guaranty to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

UNOL INTERMEDIATE, INC., as Guarantor

By:
Title:
Address:

FTD, INC., as Guarantor

By:
Title:
Address:

FTD.COM INC., as Guarantor

By:
Title:
Address:

FLORISTS’ TRANSWORLD DELIVERY, INC., as Guarantor

By:
Title:
Address:

X-S-1

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, as Guarantied Party

By:
Title:
Address:

X-S-2

EXHIBIT A

[FORM OF] COUNTERPART FOR ADDITIONAL GUARANTORS

This COUNTERPART (this “Counterpart”), dated               , 20    , is delivered pursuant to Section 15 of the Guaranty referred to below.  The undersigned hereby agrees that this Counterpart may be attached to the Guaranty, dated as of June 10, 2011 (as it may be from time to time amended, modified or supplemented, the “Guaranty”; capitalized terms used herein not otherwise defined herein shall have the meanings ascribed therein), among the Guarantors named therein and Wells Fargo Bank, National Association, as Administrative Agent, as Guarantied Party.  The undersigned, by executing and delivering this Counterpart, hereby becomes an Additional Guarantor under the Guaranty in accordance with Section 15 thereof and agrees to be bound by all of the terms thereof.

IN WITNESS WHEREOF, the undersigned has caused this Counterpart to be duly executed and delivered by its officer thereunto duly authorized as of                             , 20    .

[NAME OF ADDITIONAL GUARANTOR]

By:
Title:
Address:

X-A-1

EXHIBIT XI

[FORM OF] SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”) is dated as of June 10, 2011 and entered into by and among UNOL INTERMEDIATE, INC., a Delaware corporation (“Holdings”), FTD GROUP, INC., a Delaware corporation (“Company”), each of THE UNDERSIGNED DIRECT AND INDIRECT SUBSIDIARIES of Company (each of such undersigned Subsidiaries being a “Subsidiary Grantor” and collectively “Subsidiary Grantors”) and each ADDITIONAL GRANTOR that may become a party hereto after the date hereof in accordance with Section 21 hereof (each of Company, Holdings, each Subsidiary Grantor, and each Additional Grantor being a “Grantor” and collectively the “Grantors”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, “Administrative Agent” and referred to herein as “Secured Party”) for the financial institutions party to the Credit Agreement (as hereinafter defined) from time to time (collectively, “Lenders”) and representative of Lenders and Swap Counterparties (as hereinafter defined).

PRELIMINARY STATEMENTS

A.                         Pursuant to the Credit Agreement dated as of June 10, 2011 (said Credit Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time, being referred to as the “Credit Agreement,” the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Company, Lenders and Wells Fargo Bank, National Association, as Administrative Agent for Lenders, Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Company.

B.                         Company may from time to time enter, or may from time to time have entered, into one or more Lender Swap Agreements (as hereinafter defined) with one or more Swap Counterparties in accordance with the terms of the Credit Agreement, and it is desired that the obligations of Company under the Lender Swap Agreements, including, without limitation, the obligation of Company to make payments thereunder in the event of early termination thereof, together with all obligations of Company under the Credit Agreement and the other Loan Documents, be secured hereunder.

C.                         Holdings and Subsidiary Grantors have executed and delivered the Guaranty in favor of Secured Party for the benefit of Lenders and any Swap Counterparties, pursuant to which Holdings and each Subsidiary Grantor have guarantied the prompt payment and performance when due of all obligations of Company under the Credit Agreement and all obligations of Company under the Lender Swap Agreements.

D.                          It is a condition precedent to the initial extensions of credit by Lenders under the Credit Agreement that Grantors listed on the signature pages hereof shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

NOW, THEREFORE, in consideration of the agreements set forth herein and in the Credit Agreement and in order to induce Lenders to make Loans and other extensions of credit under the Credit Agreement and to induce Swap Counterparties to enter into the Lender Swap Agreements, each Grantor hereby agrees with Secured Party as follows:

Section 1.                                       Grant of Security.  Each Grantor hereby grants to Secured Party for the benefit of the Beneficiaries a security interest in, all of such Grantor’s right, title and interest in and to all of the personal property of such Grantor, in each case, whether now or hereafter existing, whether tangible or intangible, whether now owned or hereafter acquired, wherever the same may be located and whether or not subject to the Uniform Commercial Code as it exists on the date of this Agreement, or as it may hereafter be amended in the State of New York (the “UCC”), including the following (the “Collateral”):

(a)                             all Accounts;

(b)                            all Chattel Paper;

(c)                             all Money and all Deposit Accounts, together with all amounts on deposit from time to time in such Deposit Accounts;

(d)                            all Documents;

(e)                             all General Intangibles, Payment Intangibles and Software and other Intellectual Property;

(f)                            all Goods, including Inventory, Equipment, Farm Products and Fixtures;

(g)                            all Instruments;

(h)                            all Investment Property;

(i)                            all Letter-of-Credit Rights and other Supporting Obligations;

(j)                            all Records;

(k)                             all Commercial Tort Claims, including those set forth on Schedule 1 annexed hereto; and

(l)                            all Proceeds and Accessions with respect to any of the foregoing Collateral.

Each category of Collateral set forth above shall have the meaning set forth in the UCC (to the extent such term is defined in the UCC), it being the intention of Grantors that the description of the Collateral set forth above be construed to include the broadest possible range of assets.

Notwithstanding anything herein to the contrary, in no event shall the term “Collateral” include, and no Grantor shall be deemed to have granted a security interest in, any of such Grantor’s rights or interests in or under, (a) any license, contract, permit, Instrument, Security or General Intangible to which such Grantor is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract, permit, Instrument, Security or General Intangible, result in a breach of the terms of, or constitute a default under, such license, contract, permit, Instrument, Security or General Intangible (other than to the extent that any such term would be rendered ineffective pursuant to the UCC or any other applicable law (including the Bankruptcy Code) or principles of equity); provided that, immediately upon the ineffectiveness, lapse or termination of any such provision the term “Collateral” shall include, and such Grantor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect, (b) any property or asset owned or hereafter acquired by any Grantor that is subject to a Lien permitted to be incurred pursuant to the Credit Agreement to the extent that the documents evidencing such Lien prohibit the grant of a security interest in or Lien on such property or asset; provided that, upon such property or asset no longer being subject to such Lien or prohibition, such property or asset shall (without any act or delivery by any Person) constitute Collateral hereunder or (c) any United States intent-to-use trademark or service mark application to the extent that, and solely during the period prior to the filing of evidence of use of such trademark or service mark, the grant of a security interest therein would invalidate such intent-to-use trademark or service mark application under Federal law; provided, however, notwithstanding the foregoing, “Collateral” shall include the certificates and shares represented thereby described on Schedule 6 annexed hereto and the instrument described on Schedule 7 annexed hereto.

Notwithstanding the foregoing, the term “Collateral” shall not include, and no Grantor shall be deemed to have granted a security interest in, any Equity Interests issued by a Foreign Subsidiary exceeding 66% of the voting power of all classes of the Equity Interests of such Foreign Subsidiary entitled to vote.

Section 2.                                       Security for Obligations.  This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Secured Obligations of each Grantor.  “Secured Obligations” means:

(a)                             with respect to Company, all obligations and liabilities of every nature of Company now or hereafter existing under or arising out of or in connection with the Credit Agreement and the other Loan Documents and any Lender Swap Agreement;

(b)                            with respect to each Subsidiary Grantor and Additional Grantor, all obligations and liabilities of every nature of such Subsidiary Grantor now or hereafter existing under or arising out of or in connection with the Guaranty; and

(c)                             with respect to Holdings, all obligations and liabilities of every nature of Holdings now or hereafter existing under or arising out of or in connection with the Guaranty;

in each case, together with all extensions or renewals thereof, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, payments for early termination of Lender Swap Agreements, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party or any Lender or Swap Counterparty as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Grantors now or hereafter existing under this Agreement (including, without limitation, interest and other amounts that, but for the filing of a petition in bankruptcy with respect to Company or any other Grantor, would accrue on such obligations, whether or not a claim is allowed against Company or such Grantor for such amounts in the related bankruptcy proceeding).

Section 3.                                       Grantors Remain Liable.  Anything contained herein to the contrary notwithstanding, Secured Party shall not have any obligation or liability under any contracts, licenses, and agreements included in the Collateral by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 4.                                       Representations and Warranties.  Each Grantor represents and warrants as follows:

(a)                             Ownership of Collateral.  Such Grantor owns its interests in the Collateral free and clear of any Lien (other than Liens permitted pursuant to subsection 7.2A of the Credit Agreement (“Permitted Liens”)).

(b)                            Perfection.  The execution and delivery of the Collateral Documents by such Grantor, together with (i) the actions taken to date pursuant to subsections 4.1, 6.8 and 6.9 of the Credit Agreement and (ii) the delivery to Secured Party of any Securities Collateral not delivered to Secured Party at the time of execution and delivery of this Agreement (all of which Securities Collateral has been so delivered) are effective to create in favor of Secured Party for the benefit of the Beneficiaries, as security for the Secured Obligations, a valid First Priority Lien on all of its interests in the Collateral (other than Excluded Assets), and all filings of UCC financing statements necessary to perfect and maintain the perfection and First Priority status of such Liens that can be perfected by filing UCC financing statements have been duly made or taken and remain in full force and effect (or will be duly made or taken within applicable time periods), other than the filing of any UCC financing statements delivered to Secured Party for filing (but not yet filed) and the periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of Secured Party.

(c)                             Office Locations; Type and Jurisdiction of Organization; Locations of Equipment and Inventory.  As of the Closing Date or, in the case of an Additional Grantor, the date of the applicable Counterpart, such Grantor’s name as it appears in official filings in the jurisdiction of its organization, type of organization (i.e., corporation, limited partnership, etc.), jurisdiction of organization, chief executive office, office where such Grantor keeps its Records regarding the Accounts, Intellectual Property and originals of Chattel Paper and organization number provided by the applicable Government Authority of the jurisdiction of organization are set forth on Schedule 3 annexed hereto.  All of the Equipment and Inventory with a fair market value in excess of $500,000 is, as of the Closing Date, or in the case of an Additional Grantor, the date of the applicable Counterpart, located at the places set forth on Schedule 4 annexed hereto, except for Equipment that is leased to florists and other customers and Inventory which, in the ordinary course of business, is in transit either (i) from a supplier to a Grantor, (ii) between the locations set forth on Schedule 4 annexed hereto, or (iii) to customers of a Grantor.

(d)                            Names.  As of the Closing Date, no Grantor (or predecessor by merger or otherwise of such Grantor) has, within the five year period preceding the date hereof, or, in the case of an Additional Grantor, the date of the applicable Counterpart, had a different name from the name of such Grantor listed on the signature pages hereof, except the names set forth on Schedule 5 annexed hereto.

(e)                             Delivery of Certain Collateral.  Each certificate or Instrument (excluding checks), owned or held by such Grantor, as of the Closing Date or, in the case of an Additional Grantor, the date of the applicable Counterpart, evidencing, comprising or representing Collateral with, in the case of any Instrument, a stated value in excess of $1,000,000 has been delivered to Secured Party duly endorsed or accompanied by duly executed instruments of transfer or assignment in blank.

(f)                            Securities Collateral.  All of the Pledged Subsidiary Equity set forth on Schedule 6 annexed hereto is duly authorized and validly issued and, except as set forth in Schedule 6 annexed hereto, is fully paid and nonassessable; as of the Closing Date, all of the Pledged Subsidiary Debt set forth on Schedule 7 annexed hereto has been duly authorized and is the legally valid and binding obligation of the issuers thereof and is not in default; there are no outstanding warrants, options or other rights to purchase, or other agreements outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any Pledged Subsidiary Equity; Schedule 6 annexed hereto sets forth all of the Equity Interests and the Pledged Equity owned by each Grantor, and the percentage ownership in each issuer thereof, in each case, as of the Closing Date or, in the case of an Additional Grantor, the date of the applicable Counterpart; and Schedule 7 annexed hereto sets forth all of the Pledged Debt owned by such Grantor as of the Closing Date or, in the case of an Additional Grantor, the date of the applicable Counterpart.

(g)                            Intellectual Property Collateral.  A true and complete list of all (i) Trademark Registrations and applications for any Trademark owned by such Grantor, in whole or in part, is set forth on Schedule 8 annexed hereto; (ii) Patents owned by such Grantor, in whole or in part, is set forth on Schedule 9 annexed hereto and (iii) Copyright Registrations and applications for Copyright Registrations owned by such Grantor, in whole or in part, is set forth on Schedule 10 annexed hereto; and such Grantor is not aware of any pending or threatened written claim by any third party against such Grantor that any of the material Intellectual Property owned, held or used by such Grantor is invalid or unenforceable except for such claims that in the aggregate could not reasonably be expected to result in a Material Adverse Effect.

(h)                            Deposit Accounts, Securities Accounts, Commodity Accounts.  Schedule 11 annexed hereto lists all Deposit Accounts, Securities Accounts and Commodity Accounts owned by each Grantor as of the Closing Date or, in the case of an Additional Grantor, the date of the applicable Counterpart, and indicates the institution or intermediary at which the account is held and the account number.

(i)                            Chattel Paper.  As of the Closing Date or, in the case of an Additional Grantor, the date of the applicable Counterpart, such Grantor has no interest in any Chattel Paper, except as set forth in Schedule 12 annexed hereto.

(j)                            Letter-of-Credit Rights.  As of the Closing Date or, in the case of an Additional Grantor, the date of the applicable Counterpart, such Grantor has no interest in any Letter-of-Credit Rights, except as set forth on Schedule 13 annexed hereto.

(k)                             Documents.  As of the Closing Date or, in the case of an Additional Grantor, the date of the applicable Counterpart, no negotiable Documents are outstanding with respect to any of the Inventory, except as set forth on Schedule 14 annexed hereto.

The representations and warranties as to the information set forth in Schedules referred to herein are made as to each Grantor (other than Additional Grantors) as of the Closing Date and as to each Additional Grantor as of the date of the applicable Counterpart, except that, in the case of a Pledge Supplement, Grant or notice delivered pursuant to Section 5(b) or (c) hereof, such representations and warranties are made as of the date of such supplement or notice.

Section 5.                                       Further Assurances.

(a)                                      Generally.  Each Grantor agrees that from time to time, at the expense of Grantors, such Grantor will promptly execute and deliver any further instruments and documents, and take all further actions, that Secured Party may reasonably request such Grantor to take, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  Without limiting the generality of the foregoing, Grantor will: (i) notify Secured Party in writing of receipt by such Grantor of any interest in Chattel Paper with a value in excess of $500,000 (other than Chattel Paper received by such Grantor in connection with the making of loans (financing equipment sold) or equipment leases to customers permitted by subsection 7.3(ix) of the Credit Agreement), (ii) notify Secured Party in writing of the establishment by such Grantor of any Deposit Account, Securities Account, Commodity Contract or and Commodity Account with a principal balance of $3,000,000 or more individually or $5,000,000 with any single financial institution, in each case, for a continuous period greater than five Business Days, (iii) notify Secured Party in writing of the creation in favor of such Grantor of any Letter-of-Credit Rights with a value in excess of $1,000,000,

(iv) upon the reasonable request of Secured Party, execute and deliver, and cause to be executed and delivered, agreements establishing, and take, or cause to be taken, such other actions, as may be necessary to establish, that Secured Party has control of Deposit Accounts held in the United States, Investment Property, electronic Chattel Paper, Chattel Paper and Letter-of-Credit Rights of such Grantor (in each case, other than any Excluded Assets), (v) furnish to Secured Party, upon the reasonable request of Secured Party, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail; provided that unless an Event of Default shall have occurred and be continuing, Secured Party shall be entitled to no more than one such request each Fiscal Year, (viii) at any reasonable time, following prior written request by Secured Party, exhibit the Collateral (that is suitable for exhibition) to and allow inspection of the Collateral (that is suitable for inspection) by Secured Party, or persons designated by Secured Party; provided that unless an Event of Default shall have occurred and be continuing, such exhibition or inspection shall be limited to no more than once each Fiscal Year and (ix) if an Event of Default has occurred and is continuing, upon the request of Secured Party, appear in and defend any action or proceeding that may affect such Grantor’s title to or Secured Party’s security interest in all or any material part of the Collateral.  Each Grantor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral (including any financing statement indicating that it covers “all assets” or “all personal property” of such Grantor or using words of similar import) without the signature of any Grantor, in each case, whether now owned or hereafter acquired.

(b)                    Securities Collateral.  Without limiting the generality of the foregoing Section 5(a), each Grantor agrees that (i) all Instruments with a principal amount in excess of $1,000,000 and all certificates representing or evidencing the Securities Collateral shall be delivered to and held by or on behalf of Secured Party pursuant hereto and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by such Grantor’s endorsement, where necessary, or duly executed instruments of transfer or assignments in blank, all in form and substance reasonably satisfactory to Secured Party and (ii) it will, upon obtaining any additional Pledged Equity or Pledged Debt, promptly (and in any event within 30 days after the end of the Fiscal Quarter in which any such Pledged Equity or Pledged Debt is obtained), deliver to Secured Party a Pledge Supplement, duly executed by such Grantor, in respect of any additional Pledged Equity or Pledged Debt obtained; provided that the failure of any Grantor to execute a Pledge Supplement with respect to any additional Pledged Equity or Pledged Debt shall not impair the security interest of Secured Party therein or otherwise adversely affect the rights and remedies of Secured Party hereunder with respect thereto.  The representations and warranties contained in Section 4(f) hereof shall be deemed to have been made by such Grantor as to such Pledged Equity or Pledged Debt when such Pledge Supplement is delivered.

(c)                     Intellectual Property Collateral.  At least quarterly, within 30 days after the end of each Fiscal Quarter, each Grantor shall notify Secured Party in writing of any applications or registrations for Intellectual Property acquired or filed by such Grantor since the last update provided to Secured Party.  Such notice shall be accompanied by the delivery to Secured Party of a Grant (solely with respect to such additional Intellectual Property) executed by each Grantor that has acquired Intellectual Property set forth in the notice, for submission by Secured Party for recordation with respect thereto in the applicable IP Filing Office; provided that the parties agree that the failure of any Grantor to execute a Grant with respect to any additional Intellectual Property shall not impair the security interest of Secured Party therein or otherwise adversely affect the rights and remedies of Secured Party hereunder with respect thereto.  Upon delivery to Secured Party of a Grant, Schedules 8, 9 and 10 annexed hereto shall be deemed modified to include a reference to any right, title or interest in any Intellectual Property set forth on Schedule A to such Grant.  Upon each such acquisition, the representations and warranties contained in Section 4(g) hereof shall be deemed to have been made by such Grantor as to such Intellectual Property, whether or not such Grant is delivered.

(d)                    Commercial Tort Claims.  Grantors have no Commercial Tort Claims as of the date hereof, except as set forth on Schedule 1 annexed hereto.  In the event that a Grantor shall at any time after the date hereof have any Commercial Tort Claims in excess of $2,000,000, such Grantor shall promptly (and in any event within 20 Business Days of a Responsible Officer obtaining knowledge thereof) notify Secured Party thereof in writing, which notice shall (i) set forth in reasonable detail the basis for and nature of such Commercial Tort Claim and (ii) constitute an amendment to this Agreement by which such Commercial Tort Claim shall constitute part of the Collateral.

Section 6.                                Certain Changes.  Each Grantor shall:

(a)                                  give Secured Party written notice promptly (and in no event more than 30 days following any such event) of:  (i) any change in such Grantor’s name, identity or corporate structure or (ii) any reincorporation, reorganization or other action that results in a change of the jurisdiction of organization of such Grantor; and

(b)                                 if Secured Party gives value to enable such Grantor to acquire rights in or the use of any Collateral, use such value for such purposes.

Section 7.                                Special Covenants with Respect to Equipment and Inventory.  Each Grantor shall:

(a)                                  if any Inventory is in possession or control of any of such Grantor’s agents or processors, if the aggregate fair market value of all such Inventory exceeds $1,000,000, upon the occurrence and during the continuation of an Event of Default, instruct such agent or processor to hold all such Inventory for the account of Secured Party and subject to the instructions of Secured Party;

(b)                                 if any Inventory or Equipment with a stated value in excess of $2,500,000 is located on premises leased by such Grantor, upon the written request of Secured Party, use commercially reasonably efforts (which efforts shall not be required to include the payment of any additional amounts or the making of any concessions in respect of the lease) to deliver to Secured Party a fully executed Collateral Access Agreement; and

(c)                                  upon the issuance and delivery to such Grantor of any negotiable Document with a stated value in excess of $1,000,000, promptly deliver such Document to Secured Party.

Section 8.                                Special Covenants with Respect to Accounts and Assigned Agreements.  Secured Party shall have the right at any time, upon the occurrence and during the continuation of an Event of Default and upon written notice to such Grantor of its intention to do so, to (i) notify the account debtors or obligors under any Accounts of the assignment of such Accounts to Secured Party and to direct such account debtors or obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to Secured Party, (ii) notify each Person maintaining a lockbox or similar arrangement to which account debtors or obligors under any Accounts have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to Secured Party, (iii) enforce collection of any such Accounts at the expense of Grantors, and (iv) adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done.  After receipt by such Grantor of the notice from Secured Party referred to in the preceding sentence, (A) all amounts and proceeds (including checks and other Instruments) received by such Grantor in respect of the Accounts shall be received in trust for the benefit of Secured Party hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to Secured Party in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 17 hereof, and (B) such Grantor shall not, without the written consent of Secured Party, adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

Section 9.                                Special Covenants with Respect to the Securities Collateral.

(a)                     Form of Securities Collateral.  Secured Party shall have the right at any time upon prior written request to exchange certificates or instruments representing or evidencing Securities Collateral for certificates or instruments of smaller or larger denominations.  If any Securities Collateral is not a security pursuant to Section 8-103 of the UCC, no Grantor shall take any action that, under such Section, converts such Securities Collateral into a security without causing the issuer thereof to issue to it certificates or instruments evidencing such Securities Collateral, which it shall promptly deliver to Secured Party as provided in this Section 9(a).

(b)                    Covenants.  Each Grantor shall, upon the request of Secured Party, use commercially reasonable efforts to promptly execute and deliver to Secured Party an agreement providing for control by Secured Party of all Deposit Accounts held in the United States, Security Entitlements, Securities Accounts, Commodity Contracts and Commodity Accounts of such Grantor containing a principal balance of $3,000,000 or more individually or $5,000,000 in the aggregate for any financial institution, in each case, for a continuous period greater than five Business Days.

(c)                     Voting and Distributions.  So long as no Event of Default shall have occurred and be continuing, (i) each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not prohibited by the terms of this Agreement or the Credit Agreement; and (ii) each Grantor shall be entitled to receive and retain any and all dividends, other distributions, principal and interest paid in respect of the Securities Collateral.

Upon the occurrence and during the continuation of an Event of Default, upon written notice from Secured Party to any Grantor, (x) all rights of such Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease (until such Event of Default ceases to be continuing), and all such rights shall thereupon become vested in Secured Party (until such Event of Default ceases to be continuing) who shall thereupon have the sole right to exercise such voting and other consensual rights; (y) except as otherwise specified in the Credit Agreement and upon written notice from the Secured Party, all rights of such Grantor to receive the dividends, other distributions, principal and interest payments which it would otherwise be authorized to receive and retain pursuant hereto shall cease (until such Event of Default ceases to be continuing), and all such rights shall thereupon become vested in Secured Party (until such Event of Default ceases to be continuing) who shall thereupon have the sole right to receive and hold as Collateral such dividends, other distributions, principal and interest payments; and (z) all dividends, principal, interest payments and other distributions which are received by such Grantor contrary to the provisions of clause (y) above shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of such Grantor and shall forthwith be paid over to Secured Party as Collateral in the same form as so received (with any necessary endorsements).

In order to permit Secured Party to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, (I) each Grantor shall during the continuation of an Event of Default promptly upon the request of Secured Party execute and deliver (or cause to be executed and delivered) to Secured Party all such proxies, dividend payment orders and other instruments as Secured Party may from time to time reasonably request, and (II) without limiting the effect of clause (I) above, each Grantor hereby grants to Secured Party an irrevocable proxy to vote the Pledged Equity and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Equity would be entitled (including giving or withholding written consents of holders of Equity Interests, calling special meetings of holders of Equity Interests and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Equity on the record books of the issuer thereof) by any other Person (including the issuer of the Pledged Equity or any officer or agent thereof), upon the occurrence and during the continuation of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations (other than Unasserted Obligations), such Event of Default having ceased to be continuing or having been waived with such waiver being evidenced by a writing executed by Secured Party.

Section 10.                         Special Covenants with Respect to the Intellectual Property Collateral.  (a) Each Grantor shall have the duty diligently to prosecute, file and/or make, unless such Grantor, in its commercially reasonable judgment, decides otherwise, (i) any pending application for registration relating to any of the Intellectual Property filed in the name of such Grantor, (ii) any fees or documents necessary to maintain or renew Trademark Registrations, Copyright Registrations, and issued Patents included in the Intellectual Property, and (iii) any Trademark opposition or cancellation proceedings relating to Trademarks included in the Intellectual Property.  Except as otherwise provided herein, each Grantor shall have the right to commence and prosecute in its own name, as real party in interest, for its own benefit and at its own expense, such suits, proceedings or other actions for infringement, unfair competition, dilution, misappropriation or other damage, or reexamination or reissue proceedings as are necessary to protect the Intellectual Property.  Each Grantor shall promptly, following its becoming aware thereof, notify Secured Party of the institution of, or of any adverse determination in, any proceeding (whether in an IP Filing Office or any federal, state, local or foreign court) regarding such Grantor’s ownership, right to use, or interest in any material Intellectual Property (other than routine office actions in the course of prosecution).  Each Grantor shall provide to Secured Party any further information with respect thereto reasonably requested by Secured Party.

(b)                    In addition to, and not by way of limitation of, the granting of a security interest in the Collateral pursuant hereto, each Grantor, effective upon the occurrence and during the continuation of an Event of Default, hereby grants to Secured Party, to the extent that such license can be granted without violating exclusive licenses in effect on the Closing Date, the nonexclusive, non-terminable (until the payment in full of the Secured Obligations) right and license to use all Trademarks, Copyrights, Patents or technical processes (including, without limitation, the Intellectual Property) owned or used (to the extent sublicensing is permissible) by such Grantor that relate to the Collateral, together with any goodwill connected with the use of and symbolized by any Trademarks included in the foregoing grant, all to the extent necessary to enable Secured Party to realize on the Collateral in accordance with this Agreement and to enable any transferee or assignee of the Collateral to enjoy the benefits of the Collateral.  The foregoing right and license granted is subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of such Trademarks.  This right shall inure to the benefit of all successors, assigns and transferees of Secured Party and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise.  Such right and license shall be granted free of charge, without requirement that any monetary payment whatsoever be made to such Grantor.  To the extent that any Grantor is permitted to license the Intellectual Property after the Closing Date and with respect to pre-existing licenses which may be included in the Collateral, Secured Party shall promptly enter into a non-disturbance agreement or other similar arrangement, at such Grantor’s request, with such Grantor and any licensee of any Intellectual Property permitted hereunder (or pre-existing) in form and substance reasonably satisfactory to Secured Party pursuant to which Secured Party shall agree not to disturb or interfere with such licensee’s rights under its license agreement with such Grantor, so long as such licensee is not in default thereunder.

(c)                     Secured Party shall have the right at any time, upon the occurrence and during the continuation of an Event of Default and upon written notice to such Grantor of its intention to do so, to notify the obligors with respect to any such amounts of the existence of the security interest created hereby and to direct such obligors to make payment of all such amounts directly to Secured Party, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done.  After receipt by any Grantor of the notice from Secured Party referred to in the preceding sentence and upon the occurrence and during the continuation of any Event of Default, (i) all amounts and proceeds (including checks and Instruments) received by each Grantor in respect of amounts due to such Grantor in respect of the Intellectual Property or any portion thereof shall be received in trust for the benefit of Secured Party hereunder, shall be segregated from other funds of such

Grantor and shall be forthwith paid over or delivered to Secured Party in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 17 hereof, and (ii) such Grantor shall not, without the prior written consent of Secured Party, adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

Section 11.                         Collateral Account.  (a) Secured Party is hereby authorized to establish and maintain as a blocked account under the sole dominion and control of Secured Party, a restricted Deposit Account designated as “FTD Group, Inc. Collateral Account” (the “Collateral Account”).  All amounts at any time held in the Collateral Account shall be beneficially owned by Grantors but shall be held in the name of Secured Party hereunder, for the benefit of Beneficiaries, as collateral security for the Secured Obligations upon the terms and conditions set forth herein.  Grantors shall have no right to withdraw, transfer or, except as expressly set forth herein or in the Credit Agreement, otherwise receive any funds deposited into the Collateral Account.  Anything contained herein to the contrary notwithstanding, the Collateral Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or Government Authority, as may now or hereafter be in effect.  All deposits of funds in the Collateral Account shall be made by wire transfer (or, if applicable, by intra-bank transfer from another account of a Grantor) of immediately available funds, in each case, addressed in accordance with instructions of Secured Party.  Each Grantor shall, promptly after initiating a transfer of funds to the Collateral Account, give notice to Secured Party by telefacsimile of the date, amount and method of delivery of such deposit.  Cash held by Secured Party in the Collateral Account shall not be invested by Secured Party but instead shall be maintained as a cash deposit in the Collateral Account pending application thereof as elsewhere provided in this Agreement or in the Credit Agreement.  To the extent permitted under Regulation Q of the Board of Governors of the Federal Reserve System, any cash held in the Collateral Account shall bear interest at the standard rate paid by Secured Party to its customers for deposits of like amounts and terms.  Subject to Secured Party’s rights hereunder, any interest earned on deposits of cash in the Collateral Account shall be deposited directly in, and held in, the Collateral Account.

(b)                    In the event that Company is required to cash collateralize any Letter of Credit or Letters of Credit pursuant to the Credit Agreement, other than pursuant to Section 8 of the Credit Agreement, in which case the provisions of Section 15(c) hereof shall apply, subject to the provisions of the Credit Agreement, such cash collateral shall be retained by Secured Party until such time as such Letter of Credit or Letters of Credit shall have expired or been surrendered and any drawings under such Letter of Credit or Letters of Credit paid in full, whether by reason of application of funds in the Collateral Account or otherwise.  Secured Party is authorized to apply any amount in the Collateral Account to pay any drawing on a Letter of Credit.  Subject to the provisions of Section 15(c) hereof and the Credit Agreement, if any such cash collateral is no longer required to be retained in the Collateral Account, it shall be paid by Secured Party to Company or at Company’s direction.

Section 12.                         Secured Party Appointed Attorney-in-Fact.  Each Grantor hereby irrevocably appoints Secured Party as such Grantor’s attorney-in-fact, and Secured Party is hereby authorized, with full authority in the place and stead of such Grantor and in the name of such Grantor, Secured Party or otherwise, from time to time, in each case, upon the occurrence and during the continuation of an Event of Default in Secured Party’s reasonable discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(a)                                  to obtain and adjust insurance required to be maintained by such Grantor or paid to Secured Party pursuant to the Credit Agreement;

(b)                                 to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c)                                  to receive, endorse and collect any drafts or other Instruments, Documents, Chattel Paper and other documents in connection with clauses (a) and (b) above;

(d)                                 to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce or protect the rights of Secured Party with respect to any of the Collateral;

(e)                                  to pay or discharge taxes or Liens (other than taxes not required to be discharged pursuant to the Credit Agreement and Liens permitted under this Agreement or the Credit Agreement) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Secured Party in its sole discretion, any such payments made by Secured Party to become obligations of such Grantor to Secured Party, due and payable immediately without demand;

(f)                                    to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral; and

(g)                                 generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party’s option and Grantors’ expense, at any time or from time to time, all acts and things that Secured Party deems necessary to protect, preserve or realize upon the Collateral and Secured Party’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Section 13.                         Secured Party May Perform.  Upon the occurrence and during the continuation of an Event of Default, if any Grantor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Grantors in accordance with Section 18(b) hereof.

Section 14.                         Standard of Care.  The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.  Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property.

Section 15.                         Remedies.

(a)                     Generally.  If any Event of Default shall have occurred and be continuing, Secured Party may, subject to Section 20 hereof, exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral), and also may (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon the request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to both parties, (ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process, (iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Secured Party deems appropriate, (iv) take possession of any Grantor’s premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of such Grantor’s equipment for the purpose of completing any work in process, taking any actions described in the preceding clause (iii) and collecting any Secured Obligation, (v) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable, (vi) exercise dominion and control over and refuse to permit further withdrawals from any Deposit Account maintained with Secured Party or any Lender and provide instructions directing the disposition of funds in Deposit Accounts not maintained with Secured Party or any Lender and (vii) provide entitlement orders with respect to Security Entitlements and other Investment Property constituting a part of the Collateral and, without notice to any Grantor, transfer to or register in the name of Secured Party or any of its nominees any or all of the Securities Collateral.  Secured Party or any Lender or Swap Counterparty may be the purchaser of any or all of the Collateral at any such sale and Secured Party, as agent for and representative of Lenders and Swap Counterparties (but not any Lender or Swap Counterparty in its individual capacity unless Requisite Obligees shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Secured Party at such sale.  Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Each Grantor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree.  If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be jointly and severally liable for the deficiency and the fees of any attorneys employed by Secured Party to collect such deficiency.  Each Grantor further agrees that a breach of any of the covenants contained in this Section 15 will cause irreparable injury to Secured Party, that Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and each Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities.

(b)                    Securities Collateral.  Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, Secured Party may be compelled, with respect to any sale of all or any part of the Securities Collateral conducted without prior registration or qualification of such Securities Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Securities Collateral for their own account, for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges that any such private placement may be at prices and on terms less favorable than those obtainable through a sale without such restrictions (including an offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private placement shall not be deemed, in and of itself, to be commercially unreasonable and that Secured Party shall have no obligation to delay the sale of any Securities Collateral for the period of time necessary to permit the issuer thereof to register it for a form of sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it.  If Secured Party determines to exercise its right to sell any or all of the Securities Collateral, upon the written request of Secured Party, each Grantor shall and shall cause each issuer of any Securities Collateral to be sold hereunder from time to time to furnish to Secured Party all such information as Secured Party may request in order to determine the amount of Securities Collateral which may be sold by Secured Party in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

(c)                     Collateral Account.  If an Event of Default has occurred and is continuing, any amounts on deposit in the Collateral Account, except for funds deposited in the Collateral

Account as described in the next sentence, shall be held by Secured Party and applied as Obligations become due or, if applicable, pursuant to subsection 2.4D of the Credit Agreement.  If, in accordance with Section 8 of the Credit Agreement, Company is required to pay to Secured Party an amount (the “Aggregate Available Amount”) equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding under the Credit Agreement, Company shall deliver funds in such an amount for deposit in the Collateral Account.  Following such deposit in the Collateral Account, (i) upon any drawing under any outstanding Letter of Credit, Secured Party shall apply any amount in the Collateral Account to reimburse the Issuing Lender for the amount of such drawing and (ii) in the event of cancellation or expiration of any Letter of Credit, or in the event of any reduction in the maximum available amount under any Letter of Credit, Secured Party shall apply the amount then on deposit in the Collateral Account in excess of the Aggregate Available Amount (calculated giving effect to such cancellation, expiration or reduction) as provided in Section 17 hereof.

Section 16.                         Additional Remedies for Intellectual Property Collateral.  (a) Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default, (i) Secured Party shall have the right (but not the obligation) to bring suit, in the name of any Grantor, Secured Party or otherwise, to enforce any Intellectual Property, in which event each Grantor shall, upon the request of Secured Party, do any and all lawful acts and execute any and all documents required or reasonably requested by Secured Party in aid of such enforcement and each Grantor shall promptly, upon demand, reimburse and indemnify Secured Party as provided in subsections 10.2 and 10.3 of the Credit Agreement and Section 18 hereof, as applicable, in connection with the exercise of its rights under this Section 16, and, to the extent that Secured Party shall elect not to bring suit to enforce any Intellectual Property as provided in this Section, each Grantor agrees to use all commercially reasonable measures, whether by action, suit, proceeding or otherwise, which, in such Grantor’s reasonable judgment are necessary to prevent the infringement of any of the Intellectual Property material to such Grantor’s business by others and for that purpose agrees to use its commercially reasonable judgment in maintaining any action, suit or proceeding against any Person so infringing reasonably necessary to prevent such infringement; (ii) upon written demand from Secured Party, each Grantor shall execute and deliver to Secured Party an assignment or assignments of the Intellectual Property owned by such Grantor and such other documents as are necessary or reasonably appropriate to carry out the intent and purposes of this Agreement, provided, however, that, upon the occurrence and during the continuation of an Event of Default, Secured Party shall not require Grantor to execute and deliver to Secured Party an assignment of any application for a Trademark which then-current filing basis is Section 1(b) of the Lanham Act (an “ITU Application”) where such assignment could, in Grantor’s reasonable business judgment, violate the prohibition against assignment of ITU Applications contained in Section 10 of the Lanham Act; (iii) each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that Secured Party (or any Lender) receives cash proceeds in respect of the sale of, or other realization upon, the Intellectual Property; and (iv) within five Business Days after written notice from Secured Party, each Grantor shall use reasonable efforts to make available to Secured Party, to the extent within such Grantor’s power and authority, such personnel in such Grantor’s employ as Secured Party may reasonably designate, by name, title or job responsibility, to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by such Grantor under or in connection with the Trademarks and Trademark Rights, such persons to be available to perform their prior functions on Secured Party’s behalf and to be compensated by Secured Party at such Grantor’s expense on a basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default.

(b)             If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment to Secured Party of any rights, title and interests in and to the Intellectual Property shall have been previously made, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of any Grantor, Secured Party shall promptly execute and deliver to such Grantor such assignments as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to Secured Party as aforesaid, subject to any disposition thereof that may have been made by Secured Party; provided that, after giving effect to such reassignment, Secured Party’s security interest granted pursuant hereto, as well as all other rights and remedies of Secured Party granted hereunder, shall continue to be in full force and effect; and provided further that the rights, title and interests so reassigned shall be free and clear of all Liens other than Liens (if any) encumbering such rights, title and interest at the time of their assignment to Secured Party and Permitted Liens.

Section 17.             Application of Proceeds.  Except as expressly provided elsewhere in this Agreement, all proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied as provided in the Credit Agreement.

Section 18.             Indemnity and Expenses.  (a) Grantors jointly and severally agree to indemnify Secured Party, each Lender and each Swap Counterparty from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including, without limitation, enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Secured Party’s or such Lender’s or Swap Counterparty’s gross negligence, bad faith or willful misconduct as finally determined by a court of competent jurisdiction.

(b)             Grantors jointly and severally agree to pay to Secured Party upon demand the amount of any and all costs and expenses in accordance with subsection 10.2 of the Credit Agreement.

(c)             The obligations of Grantors in this Section 18 shall (i) survive the termination of this Agreement and the discharge of Grantors’ other obligations under this Agreement, the Lender Swap Agreements, the Credit Agreement and the other Loan Documents and (ii) as to any Grantor that is a party to a Guaranty, be subject to the provisions of Section 1(b) thereof.

Section 19.             Continuing Security Interest; Transfer of Loans; Termination and Release.  (a) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the payment in full of the Secured Obligations (other than Unasserted Obligations and obligations under the Lender Swap Agreements), the cancellation or termination of the Commitments, the cancellation or expiration of all outstanding Letters of Credit (or the securing of reimbursement Obligations in respect thereof with cash collateral or letters of credit in a manner reasonably satisfactory to the applicable Issuing Lender) and the payment in full of the Lender Swap Agreements (or the securing of obligations thereunder by a collateral arrangement reasonably satisfactory to the applicable Swap Counterparty), (ii) be binding upon Grantors and their respective successors and assigns, and (iii) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns.  Without limiting the generality of the foregoing clause (iii), (A) but subject to the provisions of subsection 10.1 of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise and (B) any Swap Counterparty may assign or otherwise transfer any Lender Swap Agreement to which it is a party to any other Person in accordance with the terms of such Lender Swap Agreement, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Swap Counterparties herein or otherwise.

(b)             Upon the payment in full of all Secured Obligations (other than Unasserted Obligations and obligations under the Lender Swap Agreements), the cancellation or termination of the Commitments, the cancellation or expiration of all outstanding Letters of Credit (or the securing of reimbursement Obligations in respect thereof with cash collateral or letters of credit in a manner reasonably satisfactory to the applicable Issuing Lender) and the payment in full of the Lender Swap Agreements (or the securing of obligations thereunder by a collateral arrangement satisfactory to the Swap Counterparty in its sole discretion), the security interest granted hereby (other than with respect to any cash collateral in respect of Letters of Credit) shall automatically terminate without any further act or action by the Secured Party, and all rights to the Collateral, including any Intellectual Property assigned to Secured Party, shall revert to the applicable Grantors, all without delivery of any instrument or performance of any by any Person.  To the extent that any assets now owned or hereafter acquired, or to be acquired, of a Grantor are subject to, or secured by, a Capital Lease obligation or purchase money security interest which is permitted under the Credit Agreement and the financing provider or prospective financing provider in respect thereof reasonably requests in writing that Secured Party release or subordinate its Liens hereunder on such assets or consent to the first priority Lien of such financing provider, Secured Party shall, upon Grantor’s reasonable request in writing, release or subordinate its Lien hereunder on such assets or consent to the first priority Lien of such financing provider and shall at Grantor’s sole expense deliver written evidence of such release or subordination or consent to the first priority Lien of such financing provider, as applicable to Grantor.  Upon any such termination Secured Party will, at Grantors’ expense, execute and deliver to Grantors such documents as Grantors shall reasonably request to evidence such termination.  In addition, upon the sale or other disposition of any Collateral by a Grantor in accordance with the Credit Agreement or the sale or other disposition of all of the Capital Stock of a Subsidiary Guarantor in accordance with the Credit Agreement or to which Requisite Lenders have otherwise consented or the designation of any Subsidiary Guarantor or Restricted Subsidiary as an Unrestricted Subsidiary, such a release may be obtained pursuant to the provisions of subsection 10.14 of the Credit Agreement.

Section 20.             Secured Party as Agent.  (a) Secured Party has been appointed to act as Secured Party hereunder by Lenders and, by their acceptance of the benefits hereof, Swap Counterparties.  Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement; provided that Secured Party shall exercise, or refrain from exercising, any remedies provided for in Section 15 hereof in accordance with the instructions of Requisite Obligees.  In furtherance of the foregoing provisions of this Section 20(a), each Swap Counterparty, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Swap Counterparty that all rights and remedies hereunder may be exercised solely by Secured Party for the benefit of Lenders and Swap Counterparties in accordance with the terms of this Section 20(a).

(b)             Secured Party shall at all times be the same Person that is Administrative Agent under the Credit Agreement.  Written notice of resignation by Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute notice of resignation as Secured Party under this Agreement; and appointment of a successor Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute appointment of a successor Secured Party under this Agreement.  Upon the acceptance of any appointment as Administrative Agent under subsection 9.5 of the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Secured Party under this Agreement, and the retiring Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (ii) execute (if necessary) and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring Secured Party shall be discharged from its duties and obligations under this Agreement.  After any retiring Administrative Agent’s resignation hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.

(c)             Secured Party shall not be deemed to have any duty whatsoever with respect to any Swap Counterparty until it shall have received written notice in form and substance satisfactory to Secured Party from a Grantor or the Swap Counterparty as to the existence and terms of the applicable Lender Swap Agreement.

Section 21.             Additional Grantors.  The initial Grantors hereunder shall be Company, Holdings and such of the Subsidiaries of Company as are signatories hereto on the date hereof.  From time to time subsequent to the date hereof, additional Subsidiaries of Company may become Additional Grantors by executing a Counterpart.  Upon delivery of any such Counterpart to Secured Party, notice of which is hereby waived by Grantors, each such Additional Grantor shall be a Grantor and shall be as fully a party hereto as if such Additional Grantor were an original signatory hereto.  Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Secured Party not to cause any Subsidiary of Company to become an Additional Grantor hereunder.  This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

Section 22.             Amendments; Etc.  No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by any Grantor therefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and, in the case of any such amendment or modification, by Grantors; provided that this Agreement may be modified by the execution of a Counterpart by an Additional Grantor in accordance with Section 21 hereof and Grantors hereby waive any requirement of notice of or consent to any such amendment.  Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

Section 23.             Notices.  Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Secured Party shall not be effective until received.  For the purposes hereof, the address of each party hereto shall be as provided in subsection 10.8 of the Credit Agreement or as set forth under such party’s name on the signature pages hereof or such other address as shall be designated by such party in a written notice delivered to the other parties hereto.

Section 24.             Failure or Indulgence Not Waiver; Remedies Cumulative.  No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege.  All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 25.             Severability.  In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 26.             Headings.  Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

Section 27.             Governing Law; Rules of Construction.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW

YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE UCC PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK, IN WHICH CASE THE LAWS OF SUCH JURISDICTION SHALL GOVERN WITH RESPECT TO THE PERFECTION OF THE SECURITY INTEREST IN, OR THE REMEDIES WITH RESPECT TO, SUCH PARTICULAR COLLATERAL.  The rules of construction set forth in subsection 1.3 of the Credit Agreement shall be applicable to this Agreement mutatis mutandis.

Section 28.             Consent to Jurisdiction and Service of Process.  ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GRANTOR ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH GRANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH GRANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 23 HEREOF; (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH GRANTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; (V) AGREES THAT SECURED PARTY RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST SUCH GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION; AND (VI) AGREES THAT THE PROVISIONS OF THIS SECTION 28 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

Section 29.             Waiver of Jury Trial.  GRANTORS AND SECURED PARTY HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH GRANTOR AND SECURED PARTY ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR GRANTORS AND SECURED PARTY TO ENTER INTO A BUSINESS RELATIONSHIP, THAT GRANTORS AND SECURED PARTY HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS.  EACH GRANTOR AND SECURED PARTY FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 29 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS

AGREEMENT.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

Section 30.             Counterparts.  This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

Section 31.             Definitions.  (a) Each capitalized term utilized in this Agreement that is not defined in the Credit Agreement or in this Agreement, but that is defined in the UCC, including the categories of Collateral listed in Section 1 hereof, shall have the meaning set forth in Article 1, 8 or 9 of the UCC, as applicable.

(b)             In addition, the following terms used in this Agreement shall have the following meanings:

“Additional Grantor” means a Subsidiary of Company that becomes a party hereto after the date hereof as an additional Grantor by executing a Counterpart.

“Beneficiary” means Administrative Agent, each Lender and each Swap Counterparty.

“Collateral” has the meaning set forth in Section 1 hereof.

“Collateral Access Agreement” means any landlord waiver, mortgagee waiver, bailee letter or similar acknowledgment or agreement of a landlord or mortgagee in respect of any real property where any Collateral is located.

“Collateral Account” means the “FTD Group, Inc. Collateral Account” established pursuant to Section 11 hereof.

“Copyright Registrations” means all copyright registrations issued to any Grantor and applications for copyright registration that have been or may hereafter be filed in the United States and in foreign countries (including, without limitation, the registrations set forth on Schedule 10 annexed hereto, as the same may be amended pursuant hereto from time to time).

“Copyright Rights” means all common law and other rights in and to Copyrights in the United States and in foreign countries including all copyright licenses (but with respect to such copyright licenses, only to the extent permitted by such licensing arrangements), the right (but not the obligation) to renew and extend Copyright Registrations and any such rights and to register works protectable by copyright and the right (but not the obligation) to sue in the name of any Grantor or in the name of Secured Party or Lenders for past, present and future infringements of the Copyrights and any such rights.

“Copyrights” means all items under copyright in various published and unpublished works of authorship (including, without limitation, copyrights, if any, in computer programs, computer data bases, other computer software layouts, trade dress, drawings, designs, writings, and formulas), including, without limitation, each of the copyrights, all derivative works and other works protectable by copyright, which are presently, or in the future may be, owned, created (as a work for hire for the benefit of such Grantor), authored (as a work for hire for the benefit of such Grantor), or acquired by such Grantor, in whole or in part, and all Copyright Rights with respect thereto and all Copyright Registrations therefor, heretofore or hereafter granted or applied for, and all renewals and extensions thereof, throughout the world (including, without limitation, in any works which are the subject of the Copyright Registrations set forth on Schedule 10 annexed hereto, as the same may be amended pursuant hereto from time to time).

“Counterpart” means a counterpart to this Agreement entered into by a Subsidiary of Company pursuant to Section 21 hereof.

“Credit Agreement” has the meaning set forth in the Preliminary Statements of this Agreement.

“Equity Interests” means all shares of stock, partnership interests, limited liability company interests and all other equity interests in a Person, whether such stock or interests are classified as Investment Property or General Intangibles under the UCC.

“Event of Default” means any Event of Default as defined in the Credit Agreement or, after payment in full of all Obligations under the Credit Agreement and the other Loan Documents, the cancellation or expiration of all Letters of Credit and the termination of the Commitments, the occurrence of an Early Termination Date (as defined in a Master Agreement in the form prepared by the International Swap and Derivatives Association, Inc. or a similar event under any similar swap agreement) under any Lender Swap Agreement.

“Foreign Subsidiary” means any entity organized under the laws of a jurisdiction other than the United States, the District of Columbia or a State of the United States.

“Grant” means a Grant of Trademark Security Interest, substantially in the form of Exhibit I annexed hereto, and a Grant of Patent Security Interest, substantially in the form of Exhibit II annexed hereto, and a Grant of Copyright Security Interest, substantially in the form of Exhibit III annexed hereto.

“Intellectual Property” means, with respect to any Grantor all right, title and interest (including rights acquired pursuant to a license or otherwise but only to the extent permitted by agreements governing such license or other use) in and to all intellectual property, including, without limitation, all:

(a)          Copyrights, Copyright Registrations and Copyright Rights;

(b)         Patents;

(c)          Trademarks, Trademark Registrations, the Trademark Rights and goodwill of such Grantor’s business connected with the use of and symbolized by the Trademarks;

(d)         all trade secrets, trade secret rights, know-how, customer lists, processes of production, ideas, confidential business information, techniques, processes and formulas, and all other proprietary information; and

(e)          all proceeds thereof (such as, by way of example and not by limitation, license royalties and proceeds of infringement suits).

“ITU Application” has the meaning assigned to such term in Section 16(a) hereof.

“Lanham Act” means 15 U.S.C. § 1051 et seq., as amended.

“Lender Swap Agreement” means an Interest Rate Agreement, Currency Agreement or other swap agreement between Company or a Subsidiary of Company and a Swap Counterparty.

“Patents” means all patents and patent applications and rights and interests in patents and patent applications under any domestic or foreign law that are presently, or in the future may be, owned or held by a Grantor and all patents and patent applications and rights, title and interests in patents and patent applications under any domestic or foreign law that are presently, or in the future may be, owned by such Grantor in whole or in part (including, without limitation, the patents and patent applications set forth on Schedule 9 annexed hereto), all re-issues, re-examinations, divisions, continuations, renewals, extensions and continuations-in-part thereof, and all rights (but not obligations) corresponding thereto to sue for past, present and future infringements.

“Permitted Liens” has the meaning assigned to such term in Section 4(a) hereof.

“Pledged Debt” means the Indebtedness from time to time owed to a Grantor, including the Indebtedness set forth on Schedule 7 annexed hereto and issued by the obligors named therein, the Instruments and certificates evidencing such Indebtedness and all interest, cash or other property received, receivable or otherwise distributed in respect of or exchanged therefor.

“Pledged Equity” means all Equity Interests now or hereafter owned by a Grantor, including all securities convertible into, and rights, warrants, options and other rights to purchase or otherwise acquire, any of the foregoing, including those owned on the date hereof and set forth on Schedule 6 annexed hereto, the certificates or other instruments representing any of the foregoing and any interest of such Grantor in the entries on the books of any securities intermediary pertaining thereto and all distributions, dividends and other property received, receivable or otherwise distributed in respect of or exchanged therefor.

“Pledged Subsidiary Debt” means Pledged Debt owed to a Grantor by any obligor that is, or becomes, a direct or indirect Subsidiary of such Grantor, of which such Grantor is a direct or indirect Subsidiary or that controls, is controlled by or under common control with such Grantor.

“Pledged Subsidiary Equity” means Pledged Equity in a Person that is, or becomes, a direct Subsidiary of a Grantor.

“Pledge Supplement” means a Pledge Supplement, in substantially the form of Exhibit IV annexed hereto, in respect of the additional Pledged Equity or Pledged Debt pledged pursuant to this Agreement.

“Requisite Obligees” means either (i) Requisite Lenders or (ii) after payment in full of all Obligations under the Credit Agreement and the other Loan Documents, the cancellation or expiration of all Letters of Credit (or the securing of reimbursement Obligations in respect thereof with cash collateral or letters of credit in a manner reasonably satisfactory to the applicable Issuing Lender) and the termination of the Commitments, the holders of a majority of (A) the aggregate notional amount under all Lender Swap Agreements (including Lender Swap Agreements that have been terminated) or (B) if all Lender Swap Agreements have been terminated in accordance with their terms, the aggregate amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Lender Swap Agreements.

“Secured Obligations” has the meaning set forth in Section 2 hereof.

“Securities Collateral” means, with respect to any Grantor, the Pledged Equity, the Pledged Debt and any other Investment Property in which such Grantor has an interest.

“Swap Counterparty” means a Person that enters into a swap agreement with Company or a Subsidiary and is a Lender or an Affiliate of a Lender at the time such agreement is entered into.

“Trademark Registrations” means all registrations that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in foreign countries (including, without limitation, the registrations set forth on Schedule 8 annexed hereto).

“Trademark Rights” means all common law and other rights (but in no event any of the obligations) in and to the Trademarks in the United States and any state thereof and in foreign countries.

“Trademarks” means all trademarks, service marks, designs, logos, indicia, trade names, trade dress, corporate names, company names, business names, fictitious business names, trade styles and/or other source and/or business identifiers and applications pertaining thereto, owned by a Grantor, or hereafter adopted and used, in its business (including, without limitation, the trademarks specifically set forth on Schedule 8 annexed hereto).

“UCC” means the Uniform Commercial Code, as it exists on the date of this Agreement or as it may hereafter be amended, in the State of New York.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, Grantors and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

UNOL INTERMEDIATE, INC.

By:
Name:
Title:

FTD GROUP, INC., as Grantor

By:
Name:
Title:

FTD, INC., as Grantor

By:
Name:
Title:

FLORISTS’ TRANSWORLD DELIVERY, INC., as Grantor

By:
Name:
Title:

FTD.COM INC., as Grantor

By:
Name:
Title:

Notice Address for each entity listed on Schedule A annexed hereto.

XI-S-1

WELLS FARGO BANK, NATIONAL ASSOCIATION as Administrative Agent, as Secured Party

By:
Name:
Title:

Notice Address:

Wells Fargo Bank, National Association
333 S. Grand Avenue, 9th Floor
Los Angeles, California 90071

XI-S-2

EXHIBIT I TO
SECURITY AGREEMENT

[FORM OF] GRANT OF TRADEMARK SECURITY INTEREST

This GRANT OF TRADEMARK SECURITY INTEREST (this “Grant”), dated [                    ] is by and among, [                    ] (located at [                    ], “Grantor”) and Wells Fargo Bank, National Association, as administrative agent (in such capacity, “Administrative Agent” and referred to herein as “Secured Party”) for the financial institutions party to the Credit Agreement (as hereinafter defined) from time to time (collectively, “Lenders”) and representative of Lenders and Swap Counterparties (as hereinafter defined).  Each capitalized term utilized in this Grant that is not defined in the Security Agreement, the Credit Agreement or this Grant, but is defined in the UCC, shall have the meaning set forth in Article 1, 8 or 9 of the UCC, as applicable.

WHEREAS, Grantor owns and uses in its business, and will, in the future adopt and so use, various intangible assets, including the Trademark Collateral (as defined below);

WHEREAS, FTD Group, Inc., a Delaware corporation (“Company”), has entered into a Credit Agreement dated as of June 10, 2011 (said Credit Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time, being referred to as the “Credit Agreement,” the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Company, Lenders and Administrative Agent, pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Company;

WHEREAS, Company may from time to time enter, or may from time to time have entered, into one or more swap agreements (collectively, the “Lender Swap Agreements”) with one or more Persons that are Lenders or Affiliates of Lenders at the time such Lender Swap Agreements are entered into (in such capacity, collectively, “Swap Counterparties”); and

WHEREAS, Grantor has executed and delivered that certain Guaranty dated as of June 10, 2011 (said Guaranty, as it may heretofore have been and as it may hereafter be further amended, restated, supplemented, amended and restated or otherwise modified from time to time, being referred to as the “Guaranty”), in favor of Secured Party for the benefit of Lenders and any Swap Counterparties, pursuant to which Grantor has guarantied the prompt payment and performance when due of all obligations of Company under the Credit Agreement and the other Loan Documents and all obligations of Company under the Lender Swap Agreements, including, without limitation, the obligation of Company to make payments thereunder in the event of early termination thereof; and

WHEREAS, pursuant to the terms of a Security Agreement dated as of June 10, 2011 (said Security Agreement, as it may heretofore have been and as it may hereafter be further amended, restated, supplemented, amended and restated or otherwise modified from time to time, being referred to as the “Security Agreement”), among Grantor, Secured Party and the other grantors named therein, Grantor has granted to Secured Party a security interest in, and Secured Party has

XI-I-1

become a secured creditor with respect to, the Collateral specified therein, including the Trademark Collateral (as defined below);

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, subject to the terms and conditions of the Security Agreement, to evidence further the security interest granted by Grantor to Secured Party pursuant to the Security Agreement, Grantor hereby grants to Secured Party a security interest in all of Grantor’s right, title and interest in and to the following, in each case, whether now or hereafter existing or whether now owned or hereafter acquired and wherever the same may be located (the “Trademark Collateral”):

(i)         all trademarks, service marks, designs, logos, indicia, trade names, trade dress, corporate names, company names, business names, fictitious business names, trade styles and/or other source and/or business identifiers and applications pertaining thereto, owned by Grantor, or hereafter adopted and used, in its business (including, without limitation, the trademarks set forth on Schedule A annexed hereto) (collectively, the “Trademarks”), all registrations that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in foreign countries (including, without limitation, the registrations and applications set forth on Schedule A annexed hereto), all common law and other rights (but in no event any of the obligations) in and to the Trademarks in the United States and any state thereof and in foreign countries, and all goodwill of Grantor’s business connected with the use of and symbolized by the Trademarks; and

(ii)          all Proceeds and Accessions with respect to any of the foregoing.

Notwithstanding anything herein to the contrary, in no event shall the “Collateral” include, and Grantor shall not be deemed to have granted a security interest in any of Grantor’s rights in or under, any United States intent-to-use trademark or service mark application to the extent that, and solely during the period prior to the filing of evidence of use of such trademark or service mark, the grant of a security interest therein would invalidate such intent-to-use trademark or service mark application under Federal law.

Grantor does hereby further acknowledge and affirm that this Grant is made in connection with, and subject to the terms of, the Security Agreement and that the rights and remedies of Secured Party with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.  In the event of an irreconcilable conflict between the terms of this Grant and the terms of the Security Agreement, the Security Agreement shall control.

THIS GRANT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE UCC PROVIDES THAT THE PERFECTION OF THE

XI-I-2

SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK, IN WHICH CASE THE LAWS OF SUCH JURISDICTION SHALL GOVERN WITH RESPECT TO THE PERFECTION OF THE SECURITY INTEREST IN, OR THE REMEDIES WITH RESPECT TO, SUCH PARTICULAR COLLATERAL.

[The remainder of this page is intentionally left blank.]

XI-I-3

IN WITNESS WHEREOF, Grantor has caused this GRANT OF TRADEMARK SECURITY INTEREST to be duly executed and delivered by its officer thereunto duly authorized as of the          day of         , 20    .

GRANTOR:

[ ]

By:
Name:
Title:

XI-I-S-4

ACKNOWLEDGED AND AGREED:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Title:
Address:

XI-I-S-5

SCHEDULE A
TO
[FORM OF ] GRANT OF TRADEMARK SECURITY INTEREST

OWNER	TRADEMARK	REGISTRATION/ APPLICATION NUMBER	REGISTRATION/ APPLICATION DATE

XI-I-A-1

EXHIBIT II TO
SECURITY AGREEMENT

[FORM OF] GRANT OF PATENT SECURITY INTEREST

This GRANT OF PATENT SECURITY INTEREST (this “Grant”), dated [                    ] is by and among, [                    ] (located at [                    ], “Grantor”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, “Administrative Agent” and referred to herein as “Secured Party”) for the financial institutions party to the Credit Agreement (as hereinafter defined) from time to time (collectively, “Lenders”) and representative of Lenders and Swap Counterparties (as hereinafter defined).  Each capitalized term utilized in this Grant that is not defined in the Security Agreement, the Credit Agreement or this Grant, but is defined in the UCC, shall have the meaning set forth in Article 1, 8 or 9 of the UCC, as applicable.

WHEREAS, Grantor owns and uses in its business, and will, in the future adopt and so use, various intangible assets, including the Patent Collateral (as defined below);

WHEREAS, FTD Group, Inc., a Delaware corporation (“Company”), has entered into a Credit Agreement dated as of June 10, 2011 (said Credit Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time, being referred to as the “Credit Agreement,” the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Company, Lenders and Administrative Agent, pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Company;

WHEREAS, Company may from time to time enter, or may from time to time have entered, into one or more swap agreements (collectively, the “Lender Swap Agreements”) with one or more Persons that are Lenders or Affiliates of Lenders at the time such Lender Swap Agreements are entered into (in such capacity, collectively, “Swap Counterparties”); and

WHEREAS, Grantor has executed and delivered that certain Guaranty dated as of June 10, 2011 (said Guaranty, as it may heretofore have been and as it may hereafter be further amended, restated, supplemented, amended and restated or otherwise modified from time to time, being referred to as the “Guaranty”), in favor of Secured Party for the benefit of Lenders and any Swap Counterparties, pursuant to which Grantor has guarantied the prompt payment and performance when due of all obligations of Company under the Credit Agreement and the other Loan Documents and all obligations of Company under the Lender Swap Agreements, including, without limitation, the obligation of Company to make payments thereunder in the event of early termination thereof; and

WHEREAS, pursuant to the terms of a Security Agreement dated as of June 10, 2011 (said Security Agreement, as it may heretofore have been and as it may hereafter be further amended, restated, supplemented, amended and restated or otherwise modified from time to time, being referred to as the “Security Agreement”), among Grantor, Secured Party and the other grantors named therein, Grantor has granted to Secured Party a security interest in, and Secured Party has

XI-II-S-2

become a secured creditor with respect to, the Collateral specified therein, including the Patent Collateral (as defined below);

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, subject to the terms and conditions of the Security Agreement, to evidence further the security interest granted by Grantor to Secured Party pursuant to the Security Agreement, Grantor hereby grants to Secured Party a security interest in all of  Grantor’s right, title and interest in and to the following, in each case, whether now or hereafter existing or whether now owned or hereafter acquired and wherever the same may be located (the “Patent Collateral”):

(i)         all patents and patent applications and rights and interests in patents and patent applications under any domestic or foreign law that are presently, or in the future may be, owned or held by Grantor and all patents and patent applications and rights, title and interests in patents and patent applications under any domestic or foreign law that are presently, or in the future may be, owned by Grantor in whole or in part (including, without limitation, the patents and patent applications set forth on Schedule A annexed hereto), all re-issues, re-examinations, divisions, continuations, renewals, extensions and continuations-in-part thereof and all rights (but not obligations) corresponding thereto to sue for past, present and future infringements; and

(ii)          all Proceeds and Accessions with respect to any of the foregoing.

Grantor does hereby further acknowledge and affirm that this Grant is made in connection with, and subject to the terms of, the Security Agreement and that the rights and remedies of Secured Party with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.  In the event of an irreconcilable conflict between the terms of this Grant and the terms of the Security Agreement, the Security Agreement shall control.

THIS GRANT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE UCC PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK, IN WHICH CASE THE LAWS OF SUCH JURISDICTION SHALL GOVERN WITH RESPECT TO THE PERFECTION OF THE SECURITY INTEREST IN, OR THE REMEDIES WITH RESPECT TO, SUCH PARTICULAR COLLATERAL.

[The remainder of this page is intentionally left blank.]

XI-II-S-3

IN WITNESS WHEREOF, Grantor has caused this GRANT OF PATENT SECURITY INTEREST to be duly executed and delivered by its officer thereunto duly authorized as of the          day of         , 20    .

GRANTOR:

[ ]

By:
Name:
Title:

XI-II-S-4

ACKNOWLEDGED AND AGREED:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent
By:
Title:
Address:

XI-II-S-1

SCHEDULE A
TO
[FORM OF] GRANT OF PATENT SECURITY INTEREST

PATENTS ISSUED:

PATENT NO.	ISSUE DATE	TITLE

PATENTS PENDING:

APPLICANT(S’) NAME	DATE FILED	APPLICATION NUMBER	TITLE

XI-II-A-1

EXHIBIT III TO
SECURITY AGREEMENT

[FORM OF] GRANT OF COPYRIGHT SECURITY INTEREST

This GRANT OF COPYRIGHT SECURITY INTEREST (this “Grant”), dated [                    ] is by and among, [                    ] (located at [                    ], “Grantor”), and Wells Fargo Bank, National Association, as administrative agent (in such capacity, “Administrative Agent” and referred to herein as “Secured Party”) for the financial institutions party to the Credit Agreement (as hereinafter defined) from time to time (collectively, “Lenders”) and representative of Lenders and Swap Counterparties (as hereinafter defined).  Each capitalized term utilized in this Grant that is not defined in the Security Agreement, the Credit Agreement or this Grant, but is defined in the UCC, shall have the meaning set forth in Article 1, 8 or 9 of the UCC, as applicable.

WHEREAS, Grantor owns and uses in its business, and will, in the future adopt and so use, various intangible assets, including the Copyright Collateral (as defined below);

WHEREAS, FTD Group, Inc., a Delaware corporation (“Company”), has entered into a Credit Agreement dated as of June 10, 2011 (said Credit Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time, being referred to as the “Credit Agreement,” the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Company, Lenders and Administrative Agent, pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Company;

WHEREAS, Company may from time to time enter, or may from time to time have entered, into one or more swap agreements (collectively, the “Lender Swap Agreements”) with one or more Persons that are Lenders or Affiliates of Lenders at the time such Lender Swap Agreements are entered into (in such capacity, collectively, “Swap Counterparties”); and

WHEREAS, Grantor has executed and delivered that certain Guaranty dated as of June 10, 2011 (said Guaranty, as it may heretofore have been and as it may hereafter be further amended, restated, supplemented, amended and restated or otherwise modified from time to time, being referred to as the “Guaranty”), in favor of Secured Party for the benefit of Lenders and any Swap Counterparties, pursuant to which Grantor has guarantied the prompt payment and performance when due of all obligations of Company under the Credit Agreement and the other Loan Documents and all obligations of Company under the Lender Swap Agreements, including, without limitation, the obligation of Company to make payments thereunder in the event of early termination thereof; and

WHEREAS, pursuant to the terms of a Security Agreement dated as of June 10, 2011 (said Security Agreement, as it may heretofore have been and as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time, being referred to as the “Security Agreement”), among Grantor, Secured Party and the other grantors named therein, Grantor has granted to Secured Party a security interest in, and Secured Party has become a

XI-I-S-1

secured creditor with respect to, the Copyright specified therein, including the Copyright Collateral (as defined below);

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, subject to the terms and conditions of the Security Agreement, to evidence further the security interest granted by Grantor to Secured Party pursuant to the Security Agreement, Grantor hereby grants to Secured Party a security interest in all of Grantor’s right, title and interest in and to the following, in each case, whether now or hereafter existing or whether now owned or hereafter acquired and wherever the same may be located (the “Copyright Collateral”):

(i)         all copyright registrations issued to Grantor and applications for copyright registration that have been or may hereafter be filed in the United States and in foreign countries (including, without limitation, the registrations set forth on Schedule A annexed hereto, as the same may be amended pursuant hereto from time to time) (collectively, the “Copyright Registrations”);

(ii)          all items under copyright in various published and unpublished works of authorship (including, without limitation, copyrights, if any, in computer programs, computer data bases, other computer software layouts, trade dress, drawings, designs, writings, and formulas), including, without limitation, each of the copyrights, all derivative works and other works protectable by copyright, which are presently, or in the future may be, owned, created (as a work for hire for the benefit of Grantor), or acquired by Grantor, in whole or in part, and all Copyright Rights (as defined below) with respect thereto and all Copyright Registrations therefor, heretofore or hereafter granted or applied for, and all renewals and extensions thereof, throughout the world (including, without limitation, in any works which are the subject of the Copyright Registrations set forth on Schedule A annexed hereto, as the same may be amended pursuant hereto from time to time) (collectively, the “Copyrights”);

(iii)          all common law and other rights in and to Copyrights in the United States and in foreign countries including all copyright licenses (but with respect to such copyright licenses, only to the extent permitted by such licensing arrangements), the right (but not the obligation) to renew and extend Copyright Registrations and any such rights and to register works protectable by copyright and the right (but not the obligation) to sue in the name of Grantor or in the name of Secured Party or Lenders for past, present and future infringements of the Copyrights and any such rights (collectively, the “Copyright Rights”); and

(iv)          all Proceeds, and Accessions with respect to any of the foregoing.

Grantor does hereby further acknowledge and affirm that this Grant is made in connection with, and subject to the terms of, the Security Agreement and that the rights and remedies of Secured Party with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are

XI-III-2

incorporated by reference herein as if fully set forth herein.  In the event of an irreconcilable conflict between the terms of this Grant and the terms of the Security Agreement, the Security Agreement shall control.

THIS GRANT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE UCC PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK, IN WHICH CASE THE LAWS OF SUCH JURISDICTION SHALL GOVERN WITH RESPECT TO THE PERFECTION OF THE SECURITY INTEREST IN, OR THE REMEDIES WITH RESPECT TO, SUCH PARTICULAR COLLATERAL.

XI-III-3

IN WITNESS WHEREOF, Grantor has caused this GRANT OF COPYRIGHT SECURITY INTEREST to be duly executed and delivered by its officer thereunto duly authorized as of the          day of         , 20    .

GRANTOR:

[ ]

By:
Name:
Title:

XI-III-S-4

ACKNOWLEDGED AND AGREED:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent
By:
Title:
Address:

XI-III-S-1

SCHEDULE A
TO
[FORM OF] GRANT OF COPYRIGHT SECURITY INTEREST

U.S. COPYRIGHT REGISTRATIONS:

TITLE	REGISTRATION NO.	DATE OF ISSUE	REGISTERED OWNER

PENDING U.S. COPYRIGHT APPLICATIONS:

TITLE	DATE FILED	COPYRIGHT CLAIMANT

XI-III-A-1

EXHIBIT IV TO
SECURITY AGREEMENT

PLEDGE SUPPLEMENT

This Pledge Supplement, dated as of [                                    ], is delivered pursuant to the Security Agreement, dated as of June 10, 2011 between [                                        ], a [                              ] (“Grantor”), the other Grantors named therein, and Wells Fargo Bank, National Association, as Administrative Agent, as Secured Party (said Security Agreement, as it may heretofore have been and as it may hereafter be further amended, restated, supplemented, amended and restated or otherwise modified from time to time, being referred to as the “Security Agreement”).  Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

Grantor hereby agrees that the [Pledged Equity] [Pledged Debt] set forth on Schedule A annexed hereto shall be deemed to be part of the [Pledged Equity] [Pledged Debt] and shall become part of the Securities Collateral and shall secure all Secured Obligations.

IN WITNESS WHEREOF, Grantor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of [                              ].

[GRANTOR]

By:
Title:

XI-IV-1

SCHEDULE A
TO
PLEDGE SUPPLEMENT

XI-IV-A-1

EXHIBIT V TO
SECURITY AGREEMENT

[FORM OF] COUNTERPART

COUNTERPART (this “Counterpart”), dated as of [              ], is delivered pursuant to Section 21 of the Security Agreement referred to below.  The undersigned hereby agrees that this Counterpart may be attached to the Security Agreement dated as of June 10, 2011 (said Security Agreement, as it may heretofore have been and as it may hereafter be further amended, restated, supplemented, amended and restated or otherwise modified from time to time being referred to as the “Security Agreement”; capitalized terms used herein not otherwise defined herein shall have the meanings ascribed therein), among FTD Group, Inc., the other Grantors named therein, and Wells Fargo Bank, National Association, as Administrative Agent, as Secured Party.  The undersigned by executing and delivering this Counterpart hereby becomes a Grantor under the Security Agreement in accordance with Section 21 thereof and agrees to be bound by all of the terms thereof.  Without limiting the generality of the foregoing, the undersigned hereby:

(i)                            authorizes the Secured Party to add the information set forth on the Schedules to this Agreement to the correlative Schedules attached to the Security Agreement;

(ii)                              grants a security interest in favor of the Secured Party in all Collateral of the undersigned, including the items of property described on the Schedules annexed hereto to secure all Secured Obligations; and

(iii)                               makes the representations and warranties set forth in the Security Agreement, as amended hereby, to the extent relating to the undersigned.

[NAME OF ADDITIONAL GRANTOR]

By:
Name:

XI-V-1

EXHIBIT XII

[FORM OF] MORTGAGE

This space reserved for Recorder’s use only

MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS

AND LEASES AND FIXTURE FILING (ILLINOIS)

by and from

FLORISTS’ TRANSWORLD DELIVERY, INC.

“Mortgagor”

to

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

“Mortgagee”

Dated as of June 10, 2011

Location:	3113 Woodcreek Drive
Municipality:	Downers Grove
County:	DuPage
State:	Illinois
Tax Id Nos.:	05-36-202-011 (Lot 1), 05-36-202-012 (Lot 2)

THE SECURED PARTY (MORTGAGEE) DESIRES THIS FIXTURE FILING TO BE

INDEXED AGAINST THE RECORD OWNER OF THE REAL ESTATE DESCRIBED HEREIN.

PREPARED BY, RECORDING REQUESTED BY,

AND WHEN RECORDED MAIL TO:

Chapman and Cutler LLP

111 West Monroe Street

Chicago, Illinois 60603

Attention:  Philip M. J. Edison

MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS
AND LEASES AND FIXTURE FILING (ILLINOIS)

THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING (ILLINOIS) (this “Mortgage”) is dated as of June 10, 2011 and from FLORISTS’ TRANSWORLD DELIVERY, INC., a Michigan corporation (“Mortgagor”), whose address is 3113 Woodcreek Drive, Downers Grove, DuPage County, Illinois 60515 to WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent (“Mortgagee”), having an address at 333 S. Grand Avenue, 9th Floor, Los Angeles, California 90071, as administrative agent for Lenders.

RECITALS

A.                                    Mortgagee and Lenders have entered into a certain Credit Agreement dated as of June 10, 2011 (said Credit Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time, being referred to as the “Credit Agreement,” the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among FTD Group, Inc., a Delaware corporation (“Company”), the financial institutions party thereto from time to time (collectively, “Lenders”) and Mortgagee, as administrative agent for Lenders, pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Company.

B.                                      Company may from time to time enter, or may from time to time have entered, into one or more Lender Swap Agreements (as defined below) with one or more Swap Counterparties in accordance with the Credit Agreement.

C.                                      Mortgagor has executed and delivered that certain Guaranty dated of even date herewith (as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) in favor of Mortgagee and Lenders, pursuant to which Mortgagor has guaranteed the prompt payment and performance when due of all of the obligations of Company under the Credit Agreement, the other Loan Documents and the Lender Swap Agreements, including the obligation of Company to make payments thereunder in the event of early termination thereof.

D.                                     Pursuant to the Credit Agreement, in order to induce Mortgagee and Lenders to make Loans and other extensions of credit under the Credit Agreement and the Swap Counterparties to enter into the Lender Swap Agreements, Mortgagor has agreed to execute and deliver this Mortgage.

XII-1

ARTICLE 1

DEFINITIONS

Section 1.1.                                           Definitions.  All capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Credit Agreement.  As used herein, the following terms shall have the following meanings:

(a)                                      “Indebtedness”: (1) All indebtedness of Company to Mortgagee and Lenders, the full and prompt payment of which has been guaranteed by Mortgagor, including, without limitation, the sum of all (a) principal, interest and other amounts evidenced or secured by the Loan Documents or any Lender Swap Agreements and (b) principal, interest and other amounts which may hereafter be loaned under or in connection with the Credit Agreement, any of the other Loan Documents or any Lender Swap Agreements, whether evidenced by a promissory note or other instrument which, by its terms, is secured hereby, and (2) all other indebtedness, obligations and liabilities now or hereafter existing of any kind of Mortgagor or Company to Mortgagee under the Guaranty and all other documents which recite that they are intended to be secured by this Mortgage.  Pursuant to the Credit Agreement, Lenders have agreed to provide Company with a Term Loan and a Revolving Loan which permits Company to borrow certain principal amounts, repay all or a portion of such principal amounts, and reborrow the amounts previously paid to Lenders, all upon satisfaction of certain conditions stated in the Credit Agreement.  The amount of such Revolving Loan facility may increase and decrease from time to time as Lenders advance, Company repays, and Lenders re-advance sums on account of the Revolving Loans, all as more fully described in the Credit Agreement.  In addition, Lenders may provide Company with Incremental Term Loans and/or Incremental Revolving Loan Increases pursuant to the Credit Agreement.  Additionally, pursuant to the Credit Agreement, Company may enter into the Lender Swap Agreements.  The term “Indebtedness” includes without limitation all advances and re-advances under the Revolving Loan facility of the Credit Agreement and all amounts under the Lender Swap Agreements.

(b)                                      “Lender Swap Agreement” means an Interest Rate Agreement, Currency Agreement or other swap agreement between Company or a Subsidiary of Company and a Swap Counterparty.

(c)                                      “Mortgaged Property”: All of Mortgagor’s right, title and interest in and to (1) the fee interest in the real property described in Exhibit A attached hereto and incorporated herein by this reference, together with any greater estate therein as hereafter may be acquired by Mortgagor (the “Land”), (2) all improvements now owned or hereafter acquired by Mortgagor, now or at any time situated, placed or constructed upon the Land (the “Improvements”; the Land and Improvements are collectively referred to as the “Premises”), (3) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Mortgagor and now or hereafter attached to, installed in or used in connection with any of the Improvements or the Land, and water, gas, electrical, telephone, storm and sanitary sewer facilities and all other utilities used in connection with the Premises whether or not situated in easements (the “Fixtures”), (4) all reserves, escrows or impounds required under the Credit Agreement and all deposit accounts maintained by Mortgagor with respect to the Mortgaged

XII-2

Property (the “Deposit Accounts”), (5) all leases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant to any Person a possessory interest in, or the right to use, all or any part of the Mortgaged Property, together with all related security and other deposits (the “Leases”), (6) all of the rents, revenues, royalties, income, proceeds, profits, security and other types of deposits, and other benefits paid or payable by parties to the Leases for using, leasing, licensing possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property (the “Rents”), (7) all other agreements, such as construction contracts, architects’ agreements, engineers’ contracts, utility contracts, maintenance agreements, management agreements, service contracts, listing agreements, guaranties, warranties, permits, licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Mortgaged Property (the “Property Agreements”), (8) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing, (9) all property tax refunds pertaining to the Premises (the “Tax Refunds”), (10) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof (the “Proceeds”), (11) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Mortgagor (the “Insurance”), and (12) all awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Land, Improvements, or Fixtures (the “Condemnation Awards”).  As used in this Mortgage, the term “Mortgaged Property” shall mean all or, where the context permits or requires, any portion of the above or any interest therein.

(d)                                      “Obligations”: All of the agreements, covenants, conditions, warranties, representations and other obligations of Mortgagor or Company under the Credit Agreement, the other Loan Documents and any Lender Swap Agreements.

(e)                                      “UCC”: The Uniform Commercial Code of Illinois or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than Illinois, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

ARTICLE 2

MORTGAGE OF MORTGAGED PROPERTY

Section 2.1.                                           Mortgage of Mortgaged Property.  To secure the full and timely payment of the Indebtedness and the full and timely performance of the Obligations, Mortgagor mortgages, grants, bargains, assigns, sells and conveys, to Mortgagee the Mortgaged Property, subject, however, to the Permitted Encumbrances, to have and to hold the Mortgaged Property to Mortgagee, and Mortgagor does hereby bind itself, its successors and assigns to warrant and forever defend the title to the Mortgaged Property unto Mortgagee.

XII-3

ARTICLE 3

WARRANTIES, REPRESENTATIONS AND COVENANTS

Mortgagor warrants, represents and covenants to Mortgagee as follows:

Section 3.1.                                           Title to Mortgaged Property and Lien of this Instrument.  Mortgagor owns the Mortgaged Property free and clear of any liens, claims or interests, except the Permitted Encumbrances.  This Mortgage creates a valid, enforceable First Priority Lien and security interest against the Mortgaged Property.

Section 3.2.                                           First Lien Status.  Mortgagor shall preserve and protect the first lien and security interest status of this Mortgage and the other Loan Documents.  If any lien or security interest other than the Permitted Encumbrances is asserted against the Mortgaged Property, Mortgagor shall promptly, and at its expense, (a) give Mortgagee a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released or contest the same in compliance with the requirements of the Credit Agreement (including the requirement of providing a bond or other security satisfactory to Mortgagee).

Section 3.3.                                           Payment and Performance.  Mortgagor shall pay the Indebtedness when due and shall perform the Obligations in full when they are required to be performed.

Section 3.4.                                           Replacement of Fixtures.  Mortgagor shall not, without the prior written consent of Mortgagee, permit any of the Fixtures owned or leased by Mortgagor to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is permitted to be removed by the Credit Agreement, or is obsolete and is replaced by an article of equal or better suitability and value, owned by Mortgagor subject to the liens and security interests of this Mortgage and the other Loan Documents, and free and clear of any other lien or security interest except such as may be permitted under the Credit Agreement or first approved in writing by Mortgagee.

Section 3.5.                                           Inspection.  Mortgagor shall permit Mortgagee, and Mortgagee’s agents, representatives and employees, upon reasonable prior notice to Mortgagor, to inspect the Mortgaged Property and all books and records of Mortgagor located thereon, and to conduct such environmental and engineering studies as Mortgagee may reasonably require, provided that such inspections and studies shall not materially interfere with the use and operation of the Mortgaged Property.

Section 3.6.                                           Other Covenants.  All of the covenants of Company (and, if a party thereto, Mortgagor) in the Credit Agreement are incorporated herein by reference and, together with covenants in this Article 3, shall be covenants running with the Land.

Section 3.7.                                           Peaceable Possession.  Mortgagor’s possession of the Mortgaged Property has been peaceable and undisturbed and, to Mortgagor’s actual knowledge, there are no facts by

XII-4

reason of which any adverse claim to any part of the Mortgaged Property or to any undivided interest therein might reasonably be expected to be made.

Section 3.8.                                           Condemnation Awards and Insurance Proceeds.

(a)                                      Condemnation Awards.  Mortgagor assigns all awards and compensation to which it is entitled for any condemnation or other taking, or any purchase in lieu thereof, to Mortgagee and authorizes Mortgagee to collect and receive such awards and compensation and to give proper receipts and acquittances therefor, subject to the terms of the Credit Agreement.

(b)                                      Insurance Proceeds.  Mortgagor assigns to Mortgagee all proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property subject to the terms of the Credit Agreement.  Mortgagor authorizes Mortgagee to collect and receive such proceeds and authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Mortgagee, instead of to Mortgagor and Mortgagee jointly, subject to the terms of the Credit Agreement.

(c)                                      Collateral Protection Act.  Pursuant to the terms of the Collateral Protection Act (815 ILCS 180/1 et seq.), Mortgagor is hereby notified that unless Mortgagor provides Mortgagee with evidence of the insurance coverage required by this Mortgage, Mortgagee may purchase insurance at Mortgagee’s expense to protect Mortgagor’s interests in the Premises, which insurance may, but need not, protect the interests of Mortgagor in the Premises.  The coverage purchased by Mortgagee may not pay any claim made by Mortgagor or any claim made against Mortgagor in connection with the Premises.  Mortgagor may later cancel any insurance purchased by Mortgagee, but only after providing Mortgagee with evidence that Mortgagor has obtained the insurance as required hereunder.  If Mortgagee purchases insurance, the Mortgagor will be responsible for the costs of such insurance, including interest and any other charges imposed in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance.  The costs of the insurance may be added to the total obligation secured by this Mortgage.  The costs of such insurance may be greater than the cost of insurance Mortgagor may be able to obtain for itself.

Section 3.9.                                           Taxes.  Mortgagor shall pay, when due and prior to delinquency, all Taxes imposed or levied by any Government Authority which create a lien upon the Mortgaged Property or any part thereof (all of which Taxes are hereinafter referred to as “Impositions”).  If by law any such Imposition is payable, or may at the option of the taxpayer be paid, in installments, Mortgagor may pay the same, together with any accrued interest on the unpaid balance of such Imposition, in installments as the same become due and before any fine, penalty, interest or cost may be added thereto for the nonpayment of any such installment and interest.  If at any time after the date hereof there shall be assessed or imposed a license fee, tax or assessment on Mortgagee which is measured by or based in whole or in part upon the amount of the outstanding Obligations, then all such Taxes shall be deemed to be included within the term “Impositions” as defined herein, and Mortgagor shall pay and discharge the same as herein provided (to the fullest extent permitted by law) with respect to the payment of Impositions.

XII-5

(b)                                      Mortgagor has the right, before any delinquency occurs, to contest or object to the amount or validity of any Imposition by appropriate legal proceedings, but this right shall not be deemed or construed in any way as relieving, modifying or postponing Mortgagor’s obligation to pay any such Imposition at the time and in the manner provided herein, unless (i) Mortgagor has given prior written notice to Mortgagee of Mortgagor’s intent so to contest or object to an Imposition; (ii) Mortgagor has demonstrated to Mortgagee’s satisfaction that the legal proceedings shall conclusively operate to prevent the sale of the Mortgaged Property, or any part thereof, to satisfy such Imposition prior to a final determination of such proceedings; and (iii) Mortgagor has, or has caused to be, provided such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP or by the appropriate taxing authority, in accordance with the terms of the Credit Agreement.

Section 3.10.                                            Utilities. Mortgagor shall pay, when due, all utility charges incurred by Mortgagor for the benefit of the Mortgaged Property, or which may become a charge or lien against the Mortgaged Property, for gas, electricity, water, sewer and all other utility services furnished to the Mortgaged Property, and all other assessments or charges of a similar nature, whether public or private, affecting the Mortgaged Property or any portion thereof, whether or not such assessments or charges are liens thereon.

ARTICLE 4

DEFAULT AND FORECLOSURE

Section 4.1.                                           Remedies.  If an Event of Default exists, Mortgagee may, at Mortgagee’s election, exercise any or all of the following rights, remedies and recourses:

(a)                                      Acceleration.  Declare the Indebtedness to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Mortgagor), whereupon the same shall become immediately due and payable.

(b)                                      Entry on Mortgaged Property.  Enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto or located thereon.  If Mortgagor remains in possession of the Mortgaged Property after an Event of Default and without Mortgagee’s prior written consent, Mortgagee may invoke any legal remedies to dispossess Mortgagor.

(c)                                      Operation of Mortgaged Property.  Hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Mortgagee may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Mortgagee deems necessary or desirable), and apply all Rents and other amounts collected by Mortgagee in connection therewith in accordance with the provisions of Section 4.7.

(d)                                      Foreclosure and Sale.  Institute proceedings for the complete foreclosure of this Mortgage by judicial action, in which case the Mortgaged Property may be sold for cash or credit

XII-6

in one or more parcels.  With respect to any notices required or permitted under the UCC, Mortgagor agrees that ten (10) days’ prior written notice shall be deemed commercially reasonable.  At any such sale by virtue of any judicial proceedings or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Mortgagor, and against all other Persons claiming or to claim the property sold or any part thereof, by, through or under Mortgagor.  Mortgagee may be a purchaser at such sale and, if Mortgagee is the highest bidder, Mortgagee may credit the portion of the purchase price that would be distributed to Mortgagee against the Indebtedness in lieu of paying cash.  In the event this Mortgage is foreclosed by judicial action, appraisement of the Mortgaged Property is waived.

(e)                                      Receiver.  Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Mortgagor or regard to the adequacy of the Mortgaged Property for the repayment of the Indebtedness, the appointment of a receiver of the Mortgaged Property, and Mortgagor irrevocably consents to such appointment.  Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Section 4.7.

(f)                                       Other.  Exercise all other rights, remedies and recourses granted under the Loan Documents, any Lender Swap Agreements or otherwise available at law or in equity.

Section 4.2.                                           Separate Sales.  The Mortgaged Property may be sold in one or more parcels and in such manner and order as Mortgagee in its sole discretion may elect; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

Section 4.3.                                           Remedies Cumulative, Concurrent and Nonexclusive.  Mortgagee shall have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including the UCC), which rights (a) shall be cumulated and concurrent, (b) may be pursued separately, successively or concurrently against Mortgagor or others obligated under the Loan Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Mortgagee, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive.  No action by Mortgagee in the enforcement of any rights, remedies or recourses under the Loan Documents or any Lender Swap Agreements or otherwise at law or equity shall be deemed to cure any Event of Default.

Section 4.4.                                           Release of and Resort to Collateral.  Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security

XII-7

interest created in or evidenced by the Loan Documents or their status as a first and prior lien and security interest in and to the Mortgaged Property.  For payment of the Indebtedness, Mortgagee may resort to any other security in such order and manner as Mortgagee may elect.

Section 4.5.                                           Waiver of Redemption, Notice and Marshalling of Assets.  To the fullest extent permitted by law, Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Mortgagor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment, (b) except as required by the terms of any Loan Document, all notices of any Event of Default or of Mortgagee’s election to exercise or the actual exercise of any right, remedy or recourse, and (c) any right to a marshalling of assets or a sale in inverse order of alienation.

Section 4.6.                                           Discontinuance of Proceedings.  If Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon it for any reason, Mortgagee shall have the unqualified right to do so and, in such an event, Mortgagor and Mortgagee shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Loan Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Mortgagee thereafter to exercise any right, remedy or recourse under the Loan Documents for such Event of Default.

Section 4.7.                                           Application of Proceeds.  The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, shall be applied by Mortgagee (or the receiver, if one is appointed) in the following order unless otherwise required by applicable law:

(a)                             to the payment of the costs and expenses of taking possession of the Mortgaged Property and of holding, using, leasing, repairing, improving and selling the same, including, without limitation, (1) receiver’s fees and expenses, including the repayment of the amounts evidenced by any receiver’s certificates, (2) court costs, (3) reasonable attorneys’ and accountants’ fees and expenses, and (4) costs of advertisement;

(b)                            to the payment of the Indebtedness and performance of the Obligations in accordance with the Credit Agreement; and

(c)                             the balance, if any, to the payment of the Person or Persons legally entitled thereto.

Section 4.8.                                           Occupancy After Foreclosure.  Any sale of the Mortgaged Property or any part thereof in accordance with Section 4.1(d) will divest all right, title and interest of Mortgagor in and to the property sold.  Subject to applicable law, any purchaser at a foreclosure sale will

XII-8

receive immediate possession of the property purchased.  If Mortgagor retains possession of such property or any part thereof subsequent to such sale, Mortgagor will be considered a tenant at sufferance of the purchaser and will, if Mortgagor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or without process of law.

Section 4.9.                                           Additional Advances and Disbursements; Costs of Enforcement.  (a) If any Event of Default exists, Mortgagee shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Mortgagor.  All sums advanced and expenses incurred at any time by Mortgagee under this Section 4.9, or otherwise under this Mortgage, any of the other Loan Documents, any Lender Swap Agreements or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the rate or rates at which interest is then computed on the Indebtedness, and all such sums, together with interest thereon, shall be secured by this Mortgage.

(b)                                      Mortgagor shall pay all expenses (including reasonable attorneys’ fees and expenses) of or incidental to the perfection and enforcement of this Mortgage, the other Loan Documents and any Lender Swap Agreements, or the enforcement, compromise or settlement of the Indebtedness or any claim under this Mortgage, the other Loan Documents and any Lender Swap Agreements and for the curing thereof, or for defending or asserting the rights and claims of Mortgagee in respect thereof, by litigation or otherwise.

Section 4.10.                                            No Mortgagee in Possession.  Neither the enforcement of any of the remedies under this Article 4, the assignment of the Rents and Leases under Article 5, the security interests under Article 6, nor any other remedies afforded to Mortgagee under the Loan Documents, at law or in equity, shall cause Mortgagee to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Mortgagee to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

Section 4.11.                                            Actions by Mortgagee to Preserve the Mortgaged Property.  If Mortgagor fails to make any payment or do any act as and in the manner provided in this Mortgage, in any of the other Loan Documents or in any of the Lender Swap Agreements, Mortgagee, in its sole and absolute discretion, without obligation so to do and without notice to or demand upon Mortgagor and without releasing Mortgagor from any obligation, may make such payment or do such act in such manner and to such extent as Mortgagee may deem necessary to protect the security hereof.  In connection therewith (without limiting Mortgagee’s general powers), Mortgagee shall have and is hereby given the right, but not the obligation, (i) to enter upon and take possession of the Mortgaged Property; (ii) to make additions, alterations, repairs and Improvements to the Mortgaged Property which it may consider necessary to keep the Mortgaged Property in good condition and repair; (iii) to appear and participate in any action or proceeding which affects or may affect the security hereof or the rights or powers of Mortgagee; (iv) to pay, purchase, contest or compromise any encumbrance, claim, charge, lien or debt which, in Mortgagee’s judgment, may affect the security of this Mortgage; and (v) in exercising such powers, to employ counsel or other necessary or desirable experts or consultants.  Mortgagor shall, immediately upon demand therefor by Mortgagee, pay all reasonable costs and expenses incurred by Mortgagee in connection with the exercise by Mortgagee of the foregoing rights,

XII-9

including cost of evidence of title, court costs, appraisals, surveys, and reasonable attorneys’ fees, together with interest thereon from the date incurred at the interest rate then in effect under any Note.  All such costs and expenses together with interest thereon shall be secured by this Mortgage.

Section 4.12.                                            Due On Sale.  In order to induce Mortgagee and Lenders to make the Loans and other extensions of credit under the Credit Agreement and the Swap Counterparties to enter into the Lender Swap Agreements, Mortgagor agrees that, except as otherwise expressly permitted pursuant to the Credit Agreement, in the event of any “transfer” of the Mortgaged Property without the prior written consent of Mortgagee, Mortgagee has the absolute right at its option, without prior demand or notice, to declare all sums secured by this Mortgage immediately due and payable.  Consent to one such transaction will not be deemed to be a waiver of the right to require consent to future or successive transactions.  Mortgagee may grant or deny such consent in its sole discretion and, if consent is given, any such transfer will be subject to this Mortgage, and any such transferee shall assume all obligations hereunder and agree to be bound by all provisions contained herein.  Such assumption will not, however, release Mortgagor, Company or any other maker or guarantor of the Obligations from any liability thereunder without the prior written consent of Mortgagee and Lenders.  As used herein, “transfer” includes the direct or indirect sale, agreement to sell, transfer, conveyance, pledge, collateral assignment or hypothecation of the Mortgaged Property, or any portion thereof or interest therein, whether voluntary, involuntary, by operation of law or otherwise, the execution of any installment land sale contract or similar instrument affecting all or a portion of the Mortgaged Property, or the lease of all or substantially all of the Mortgaged Property.  The term “transfer” also includes a Change in Control in Mortgagor.

ARTICLE 5

ASSIGNMENT OF RENTS AND LEASES

Section 5.1.                                           Assignment.  In furtherance of and in addition to the assignment made by Mortgagor in Section 2.1 of this Mortgage, Mortgagor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Mortgagee all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents.  This assignment is an absolute assignment and not an assignment for additional security only.  So long as no Event of Default shall have occurred and be continuing, Mortgagor shall have a revocable license from Mortgagee to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to hold the Rents in trust for use in the payment of the Indebtedness and performance of the Obligations and to otherwise use the same.  The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing.  Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Indebtedness or the Obligations or solvency of Mortgagor, the license herein granted shall automatically expire and terminate, without notice to Mortgagor by Mortgagee (any such notice being hereby expressly waived by Mortgagor to the extent permitted by applicable law).

XII-10

Section 5.2.                                           Perfection Upon Recordation.  Mortgagor covenants that upon recordation of this Mortgage Mortgagee shall have, to the extent permitted under applicable law, a valid and fully perfected, First Priority, present assignment of the Rents arising out of the Leases and all security for such Leases.  Mortgagor acknowledges and agrees that upon recordation of this Mortgage Mortgagee’s interest in the Rents shall be deemed to be fully perfected, “choate” and enforced as to Mortgagor and all third parties following recovery of possession of the Mortgaged Property by Mortgagee.  For purposes of this Section 5.2, “possession” shall mean any one of the following to the extent permitted by applicable law:  (a) actual possession of the Mortgaged Property or (b) taking affirmative actions to gain possession of the Mortgaged Property that would constitute constructive possession of the Mortgaged Property such as court authorization to collect Rents or appointment of a receiver.  To the extent permitted by applicable law, Mortgagee shall have the right to collect Rents without taking possession of the Mortgaged Property.

Section 5.3.                                           Bankruptcy Provisions.  Without limitation of the absolute nature of the assignment of the Rents hereunder, Mortgagor and Mortgagee agree that (a) this Mortgage shall constitute a “security agreement” for purposes of Section 552(b) of Title 11 of the United States Code (the “Bankruptcy Code”), (b) the security interest created by this Mortgage extends to property of Mortgagor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

Section 5.4.                                           No Merger of Estates.  So long as part of the Indebtedness and the Obligations secured hereby remain unpaid and undischarged, the fee and leasehold estates to the Mortgaged Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Mortgagor, Mortgagee, any tenant or any third party by purchase or otherwise.

ARTICLE 6

SECURITY AGREEMENT

Section 6.1.                                           Security Interest.  This Mortgage constitutes a “security agreement” on personal property within the meaning of the UCC and other applicable law and with respect to the Fixtures, Deposit Accounts, Leases, Rents, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards.  To this end, Mortgagor grants to Mortgagee a First Priority security interest in the Fixtures, Deposit Accounts, Leases, Rents, Property Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards and all other Mortgaged Property which is personal property to secure the payment of the Indebtedness and performance of the Obligations, and agrees that Mortgagee shall have all the rights and remedies of a secured party under the UCC with respect to such property.  Any notice of sale, disposition or other intended action by Mortgagee with respect to the Fixtures, Deposit Accounts, Leases, Rents, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards sent to Mortgagor at least ten (10) days prior to any action under the UCC shall constitute reasonable notice to Mortgagor.

XII-11

Section 6.2.                                           Financing Statements.  Mortgagor shall execute (if applicable) and deliver to Mortgagee, in form and substance satisfactory to Mortgagee, such financing statements and such further assurances as Mortgagee may, from time to time, reasonably consider necessary to create, perfect and preserve Mortgagee’s security interest hereunder, and Mortgagee may cause such statements and assurances to be recorded and filed at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest.  Mortgagor is a corporation duly organized under the laws of the State of Michigan and except as otherwise expressly provided in the Credit Agreement, shall not change the state of its organization without less than twenty (20) days prior written notice to Mortgagee.

Section 6.3.                                           Fixture Filing.  This Mortgage shall also constitute a “fixture filing” for the purposes of the UCC against all of the Mortgaged Property which is or is to become fixtures.  Mortgagor grants to Mortgagee a security interest in all existing and future goods which are now or in the future become fixtures relating to the Mortgaged Property and the proceeds thereof.  For purposes of the UCC, the following information concerning the security interest herein granted is furnished:

(a)                             The name of the Debtor (Mortgagor) is:  Florists’ Transworld Delivery, Inc., a Michigan corporation, having an address as set forth in the first paragraph of this Mortgage, whose corporate organizational number is 195-978.

(b)                            The name of the Secured Party (Mortgagee) is: Wells Fargo Bank, National Association, having an address as set forth in the first paragraph of this Mortgage.

(c)                             Information concerning the security interest evidenced by this instrument may be obtained from the Secured Party at its address above.

(d)                            Mortgagor is the record owner of the real estate described in this Security Instrument.

(e)                             This document is to be filed in the real estate records.  A description of the real estate is attached hereto as Exhibit A.

ARTICLE 7

MISCELLANEOUS

Section 7.1.                                           Notices.  Any notice required or permitted to be given under this Mortgage shall be given in accordance with Section 10.8 of the Credit Agreement.

Section 7.2.                                           Covenants Running with the Land.  All Obligations contained in this Mortgage are intended by Mortgagor and Mortgagee to be, and shall be construed as, covenants running with the Mortgaged Property.  As used herein, “Mortgagor” shall refer to the party named in the first paragraph of this Mortgage and to any subsequent owner of all or any portion of the Mortgaged Property.  All Persons who may have or acquire an interest in the Mortgaged

XII-12

Property shall be deemed to have notice of, and be bound by, the terms of the Credit Agreement and the other Loan Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Mortgagee.

Section 7.3.                                           Attorney-in-Fact.  Mortgagor hereby irrevocably appoints Mortgagee and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest and with full power of substitution, (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Mortgagee deems appropriate to protect Mortgagee’s interest, if Mortgagor shall fail to do so within ten (10) days after written request by Mortgagee, (b) upon the issuance of a deed pursuant to the foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Mortgagee’s security interests and rights in or to any of the Mortgaged Property, and (d) while any Event of Default exists, to perform any obligation of Mortgagor hereunder; however: (1) Mortgagee shall not under any circumstances be obligated to perform any obligation of Mortgagor; (2) any sums advanced by Mortgagee in such performance shall be added to and included in the Indebtedness and shall bear interest at the rate or rates at which interest is then computed on the Indebtedness; (3) Mortgagee as such attorney-in-fact shall only be accountable for such funds as are actually received by Mortgagee; and (4) Mortgagee shall not be liable to Mortgagor or any other person or entity for any failure to take any action which it is empowered to take under this Section 7.3.

Section 7.4.                                           Successors and Assigns.  This Mortgage shall be binding upon and inure to the benefit of Mortgagee and Mortgagor and their respective successors and assigns.  Mortgagor shall not, without the prior written consent of Mortgagee, assign any rights, duties or obligations hereunder.

Section 7.5.                                           No Waiver.  Any failure by Mortgagee to insist upon strict performance of any of the terms, provisions or conditions of the Loan Documents shall not be deemed to be a waiver of same, and Mortgagee shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

Section 7.6.                                           Credit Agreement.  If any conflict or inconsistency exists between this Mortgage and the Credit Agreement, the Credit Agreement shall govern.

Section 7.7.                                           Release or Reconveyance.  Upon payment in full of the Indebtedness and performance in full of the Obligations or upon a sale or other disposition of the Mortgaged Property in accordance with the Credit Agreement, Mortgagee, at Mortgagor’s expense, shall release the liens and security interests created by this Mortgage or reconvey the Mortgaged Property to Mortgagor.

Section 7.8.                                           Waiver of Stay, Moratorium and Similar Rights.  Mortgagor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any

XII-13

way take advantage of any stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Mortgage or the Indebtedness or Obligations secured hereby, or any agreement between Mortgagor and Mortgagee or any rights or remedies of Mortgagee.

Section 7.9.                                           Applicable Law.  The provisions of this Mortgage regarding the creation, perfection and enforcement of the liens and security interests herein granted shall be governed by and construed under the laws of the state in which the Mortgaged Property is located.  All other provisions of this Mortgage shall be governed by the laws of the State of New York (including, without limitation, Section 5-1401 of the General Obligations Law of the State of New York), without regard to conflicts of laws principles.

Section 7.10.                                            Headings.  The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

Section 7.11.                                            Entire Agreement.  This Mortgage, the other Loan Documents and the Lender Swap Agreements embody the entire agreement and understanding between Mortgagee and Mortgagor and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof.  Accordingly, the Loan Documents and the Lender Swap Agreements may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties.

Section 7.12.                                            Mortgagee as Administrative Agent; Successor Agents.  (a) Mortgagee has been appointed to act as Administrative Agent hereunder by the Lenders and, by acceptance of any of the benefits hereunder, each Counterparty under a Lender Swap Agreement.  Mortgagee shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of the Mortgaged Property) in accordance with the terms of the Credit Agreement, any related agency agreement among Mortgagee and the Lenders or any such Counterparty (collectively, as amended, supplemented or otherwise modified or replaced from time to time, the “Agency Documents”) and this Mortgage.  Mortgagor and all other persons shall be entitled to rely on releases, waivers, consents, approvals, notifications and other acts of Mortgagee without inquiry into the existence of required consents or approvals of the Lenders or any such Counterparty therefor.

(b)                                      Mortgagee shall at all times be the same Person that is Administrative Agent under the Agency Documents.  Written notice of resignation by Administrative Agent pursuant to the Agency Documents shall also constitute notice of resignation as Mortgagee under this Mortgage.  Removal of Administrative Agent pursuant to any provision of the Agency Documents shall also constitute removal as Mortgagee under this Mortgage.  Appointment of a successor Administrative Agent pursuant to the Agency Documents shall also constitute appointment of a successor Mortgagee under this Mortgage.  Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent under the Agency Documents, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights,

XII-14

powers, privileges and duties of the retiring or removed Mortgagee under this Mortgage, and the retiring or removed Mortgagee shall promptly (i) assign and transfer to such successor Mortgagee all of its right, title and interest in and to this Mortgage and the Mortgaged Property, and (ii) execute and deliver to such successor Mortgagee such assignments and amendments and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Mortgagee of the liens and security interests created under this Mortgage. After any retired or removed Administrative Agent’s resignation or removal hereunder as Mortgagee, the provisions of this Mortgage and the Agency Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Mortgage while it was the Mortgagee hereunder.

Section 7.13.                                            Severability.  If any provision of this Mortgage is or becomes invalid, illegal or unenforceable, such provision shall be deemed amended to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the parties, it shall be stricken and the remainder of this Mortgage shall remain in full force and effect.

ARTICLE 8

LOCAL LAW PROVISIONS

Section 8.1.                                           Inconsistencies.  In the event of any inconsistencies between the terms and conditions of this Article 8 and the other provisions of this Mortgage, the terms and conditions of this Article 8 shall control and be binding.

Section 8.2.                                           Maximum Principal Sum.  The Indebtedness and Obligations may be secured by other mortgages and deeds of trust on other real estate in other counties and other states.  Each and all of such mortgages and deeds of trust are intended to and shall constitute security for the entire Indebtedness and all of the Obligations without allocation.  Notwithstanding anything herein to the contrary, it is agreed that the maximum amount of Indebtedness secured by this Mortgage, including all advancements, at any one time shall not exceed Eight Hundred and Fifty Million Dollars ($850,000,000.00).

Section 8.3.                                           In Rem Proceedings.  Supplementing Section 4.1 hereof, mortgage foreclosures and other In Rem proceedings against Mortgagor may be brought in DuPage County, Illinois or any federal court of competent jurisdiction in Illinois.

Section 8.4.                                           Future Advances; Revolving Credit.  In accordance with the terms and provisions of 205 ILCS 5/5(d), this Mortgage secures, among other things, “revolving credit” as that term is defined in 815 ILCS 205/4.1, and will secure not only existing indebtedness, but also future advances, whether such advances are obligatory or to be made at the option of the Mortgagor or the Lenders, or otherwise, as are made within twenty (20) years from the date hereof, to the same extent as if such future advances were made on the date of execution of this Mortgage, although there may be no advance made at the time of execution hereof, and although there may be no indebtedness outstanding at the time any advance is made.  The lien of this Mortgage shall be valid as to all Indebtedness and Obligations, including any future advances,

XII-15

any Incremental Loans and any Other Loans, from the time this Mortgage is recorded in the office of the Recorder of Deeds of DuPage County, Illinois, as provided in Section 15-1302(b)(1) of the Illinois Mortgage Foreclosure Law (as amended from time to time, the “Act”), 735 ILCS 5/15-1101, et seq.  This Mortgage shall be valid and shall have priority over all subsequent liens and encumbrances, including all statutory liens, except taxes and assessments levied on the Mortgaged Property, to the extent of the maximum amount secured hereby.  The total amount of the Indebtedness and Obligations may increase or decrease from time to time, but the total unpaid principal balance of the Indebtedness and Obligations at any time outstanding shall not exceed the amount referred to in Section 8.2 above.

Section 8.5.                                           Use of Proceeds.  The proceeds of the indebtedness secured hereby referred to herein shall be used solely for business purposes (subject to subsection 2.5 of the Credit Agreement), and the entire principal obligation secured by this Mortgage constitutes (i) a “business loan” which comes within the purview and operation of 815 ILCS 205/4 (1)(c), and (ii) a “loan secured by a mortgage on real estate” within the purview and operation of 815 ILCS 205/4(1)(l).

Section 8.6.                                           Illinois Mortgage Foreclosure Law.  It is the intention of Mortgagor and Mortgagee that the enforcement of the terms and provisions of this Mortgage shall be accomplished in accordance with the Act, and with respect to such Act Mortgagor agrees and covenants that:

(a)                             Mortgagor and Mortgagee shall have the benefit of all of the provisions of the Act, including all amendments thereto which may become effective from time to time after the date hereof.  In the event any provision of the Act which is specifically referred to herein may be repealed, Mortgagee shall have the benefit of such provision as most recently existing prior to such repeal, as though the same were incorporated herein by express reference;

(b)                            Wherever provision is made in this Mortgage or the Credit Agreement for insurance policies to bear mortgage clauses or other loss payable clauses or endorsements in favor of Mortgagee, or to confer authority upon Mortgagee to settle or participate in the settlement of losses under policies of insurance or to hold and disburse or otherwise control use of insurance proceeds, from and after the entry of judgment of foreclosure, all such rights and powers of Mortgagee shall continue in Mortgagee as judgment creditor or mortgagee until confirmation of sale;

(c)                             All advances, disbursements and expenditures made or incurred by Mortgagee before and during a foreclosure, and before and after judgment of foreclosure, and at any time prior to sale, and, where applicable, after sale, and during the pendency of any related proceedings, for the following purposes, in addition to those purposes otherwise authorized by this Mortgage or the Credit Agreement or by the Act (collectively “Protective Advances”), shall have the benefit of all applicable provisions of the Act:

XII-16

(1)                             (i) preserve, maintain, repair, restore or rebuild the improvements upon the Mortgaged Property; (ii) preserve the lien of this Mortgage or the priority thereof; (iii) enforce this Mortgage, as referred to in Subsection (b)(5) of Section 5/15-1302 of the Act;

(2)                             (i) principal, interest or other obligations in accordance with the terms of any senior mortgage or other prior lien or encumbrances; (ii) real estate taxes and assessments, general and special, and all other taxes and assessments of any kind or nature whatsoever which are assessed or imposed upon the Mortgaged Property or any part thereof; (iii) other obligations authorized by the Mortgagee; (iv) with court approval, any other amounts in connection with other liens, encumbrances or interests reasonably necessary to preserve the status of title, as referred to in Section 5/15-1505 of the Act;

(3)                             settlement or compromise of any claims asserted by claimants under senior mortgages or any other prior liens;

(4)                             reasonable attorneys’ fees and other costs incurred: (i) in connection with the foreclosure of this Mortgage as referred to in Section 5/15-1504(d)(2) and 5/15-1510 of the Act; (ii) in connection with any action, suit, or proceeding brought by or against the Mortgagee for the enforcement of this Mortgage or arising from the interest of the Mortgagee hereunder; or (iii) in preparation for or in connection with the commencement, prosecution or defense of any other action related to this Mortgage or the Mortgaged Property;

(5)                             Mortgagee’s fees and costs, including reasonable attorneys’ fees, arising between the entry of judgment of foreclosure and the confirmation hearings as referred to in Section 5/15-1508(b)(1) of the Act;

(6)                             expenses deductible from the proceeds of sale as referred to in Section 5/15-1512(a) and (b) of the Act; and

(7)                             expenses incurred and expenditures made by Mortgagee for any one or more of the following:  (i) if the Mortgaged Property or any portion thereof constitutes one or more units under a condominium declaration, assessments imposed on the unit owner thereof; (ii) if Mortgagor’s interest in the Mortgaged Property is a leasehold estate under a lease or sublease, rentals or other payments required to be made by the lessee under the terms of the lease or sublease; (iii) premiums for casualty and liability insurance paid by Mortgagee whether or not Mortgagee or a receiver is in possession, if reasonably required in reasonable amounts, and all renewals thereof, without regard to the limitation to maintaining of existing insurance in effect at the time any receiver or mortgagee takes possession of the Mortgaged Property imposed by Section 5/15-1704(c)(1) of Act; (iv) repair or restoration of damage or destruction in excess of available insurance proceeds or condemnation awards; (v) payments deemed by Mortgagee to be

XII-17

required for the benefit of the Mortgaged Property or required to be made by the owner of the Mortgaged Property under any grant or declaration of easement, easement agreement, agreement with any adjoining land owners or instruments creating covenants or restrictions for the benefit of or affecting the Mortgaged Property; (vi) shared or common expense assessments payable to any association or corporation in which the owner of the Mortgaged Property is a member in any way affecting the Mortgaged Property; (vii) if the loan secured hereby is a construction loan, as may be authorized by the applicable commitment, loan agreement or other agreement; (viii) payments required to be paid by Mortgagor or Mortgagee pursuant to any lease or other agreement for occupancy of the Mortgaged Property; and (ix) if this Mortgage is insured, payment of FHA or private mortgage insurance required to keep such insurance in force.

All Protective Advances shall be so much additional indebtedness secured by this Mortgage and shall become immediately due and payable without notice and with interest thereon from the date of the advance until paid at the rate of interest payable after default under the terms of the Credit Agreement.

This Mortgage shall be a lien for all Protective Advances as to subsequent purchasers and judgment creditors from the time this Mortgage is recorded pursuant to Subsection (b)(5) of Section 15-1302 of the Act.

(d)                                 In addition to any provision of this Mortgage authorizing the Mortgagee to take or be placed in possession of the Mortgaged Property, or for the appointment of a receiver, Mortgagee shall have the right, in accordance with Sections 15-1701 and 15-1702 of the Act, to be placed in possession of the Mortgaged Property or at its request to have a receiver appointed, and such receiver, or Mortgagee, if and when placed in possession, shall have, in addition to any other powers provided in this Mortgage, all rights, powers, immunities, and duties as provided for in Sections 15-1701, 15-1703 and 15-1704 of the Act; and

(e)                                  Mortgagor acknowledges that the Mortgaged Property does not constitute agricultural real estate, as said term is defined in Section 15-1201 of the Act or residential real estate as defined in Section 15-1219 of the Act.  Pursuant to Section 15-1601(b) of the Act, Mortgagor hereby waives any and all right of reinstatement or redemption.

[The remainder of this page is intentionally left blank.]

XII-18

IN WITNESS WHEREOF, Mortgagor has on the date set forth in the acknowledgement hereto, effective as of the date first above written, caused this instrument to be duly executed and delivered by authority duly given.

MORTGAGOR:	FLORISTS’ TRANSWORLD DELIVERY, INC., a Michigan corporation

By:
Name:
Title:

XII-19

STATE OF	)
) ss.:
COUNTY OF	)

I,                                                         , a Notary Public in and for said County and State, do hereby certify, that on the          day of             , 2011,                                                 , personally known to me to be the                                              of                                                                                , a                                                 , appeared before me and first being duly sworn by me acknowledged that he/she signed the foregoing instrument in the capacity therein set forth and acknowledged that he/she signed and delivered the said instrument as his/her free and voluntary act and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth and that the statements therein contained are true.

IN WITNESS WHEREOF, I have hereunto set my hand and Notarial Seal, this          day of June, 2011.

Notary Public

My Commission Expires:

XII-20

EXHIBIT A

The permanent tax index numbers for the Land are 05-36-202-011 (Lot 1) and 05-36-202-012 (Lot 2).

Legal Description of premises located at 3113 Woodcreek Drive, Downers Grove, Illinois:

LOTS 1 AND 2 IN ESCHEM SUBDIVISION OF LOT 7 IN THE WOODCREEK BUSINESS PARK, BEING A SUBDIVISION OF LOT 7 IN WOODCREEK BUSINESS PARK RESUBDIVISION OF LOTS 1 THROUGH 14 AND VACATED EDGEBROOK PLACE, ALL IN WOODCREEK BUSINESS PARK, BEING A SUBDIVISION OF PARTS OF SECTIONS 25 AND 36, TOWNSHIP 35 NORTH, RANGE 10, EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT OF SAID ESCHEM SUBDIVISION RECORDED OCTOBER 22, 1985 AS DOCUMENT R85-91342 AND CERTIFICATE OF CORRECTION RECORDED DECEMBER 2, 1985 AS DOCUMENT R85-105018, IN DUPAGE COUNTY, ILLINOIS.

XII-A-1

EXHIBIT XIII

[FORM OF] NOTICE OF PREPAYMENT

Pursuant to that certain Credit Agreement dated as of June 10, 2011 (said Credit Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time, being referred to as the “Credit Agreement,” the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among FTD Group, Inc., a Delaware corporation (“Company”), the financial institutions party thereto from time to time (collectively, “Lenders”) and Wells Fargo Bank, National Association, as administrative agent for Lenders (in such capacity, “Administrative Agent”), this represents Company’s notice of prepayment as follows:

1.                                    Date of Notice:                                  , 20

2.                                    Type of Prepayment/Reduction/Termination:

☐ a.                        Voluntary Prepayment of:

☐ i.                           Swing Line Loan

☐ ii.                        Term Loan

☐ iii.                     Revolving Loan

☐ b.                       Voluntary Reduction/Termination of Revolving Loan Commitments

☐ c.                        Mandatory Prepayment and/or Reduction of Revolving Loan Commitments(1) (specify the circumstance requiring said prepayment and/or reduction by checking the appropriate box below):

☐ i.                           Receipt of Net Asset Sale Proceeds (check one of the options below)

☐ 1.                        Prepayment/Reduction of Revolving Loan Commitments with Net Asset Sale Proceeds that will not be reinvested

☐ 2.                        Prepayment of Revolving Loans pending reinvestment of Net Asset Sale Proceeds

☐ ii.                        Receipt of Net Insurance/Condemnation Proceeds

(1)                                  Mandatory prepayments or reductions in Revolving Loan Commitments shall be applied as specified in subsections 2.4B(v) and 2.4D of the Credit Agreement.

XIII-1

☐ iii.                     Receipt of Net Securities Proceeds from the issuance of indebtedness

☐ iv.                    Consolidated Excess Cash Flow

3.                                    Amount of prepayment/reduction of Revolving Loan Commitments (as applicable):

☐ a. Voluntary/Mandatory Prepayment:(2)	$

☐ b. Reduction/Termination of Revolving Loan Commitments:(3)	$

4.                                    If applicable, specify desired application of voluntary prepayment:(4)

5.                                    Date of prepayment or date voluntary reduction/termination of Revolving Loan Commitments will take effect:                      , 20

6.                                    Attached hereto is (if applicable):

☐ a.                        Officer’s Certificate setting forth the portion of any Net Asset Sale Proceeds that Company or any Subsidiary intends to reinvest in equipment or other assets related to the business conducted by Company and its Restricted Subsidiaries.

☐ b.                       Officer’s Certificate demonstrating the calculation of the amount of the applicable Net Asset Sale Proceeds, Net Insurance/Condemnation Proceeds, Net Securities Proceeds or Consolidated Excess Cash Flow, as the case may be, that gave rise to a mandatory prepayment and/or reduction in Revolving Loan Commitments.

(2)                                  This option should be selected for all voluntary and mandatory prepayments of the Loans.

(3)                                  This option should be selected only if a voluntary termination or reduction of the Revolving Loan Commitments is the subject of this notice.

(4)                                  Applications specified by Company shall be subject to subsection 2.4B(v)(a) of the Credit Agreement.

XIII-2

IN WITNESS WHEREOF, the undersigned authorized officer of Company has executed this notice as of the date set forth above.

FTD GROUP, INC.

By:
Name:
Title:

XIII-3

EXHIBIT XIV

[FORM OF] REQUEST FOR COMPETITIVE BIDS

[Insert Date]

Wells Fargo Bank, National Association,

as Administrative Agent under the Credit

Agreement referred to below

The Lenders party to the Credit Agreement

Re: Request for Competitive Bids

Ladies and Gentlemen:

Reference is made to the certain Credit Agreement dated as of June 10, 2011 (said Credit Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time, being referred to as the “Credit Agreement,” the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among FTD Group, Inc., a Delaware corporation (“Company”), the financial institutions party thereto from time to time (collectively, “Lenders”) and Wells Fargo Bank, National Association, as administrative agent for Lenders (in such capacity, “Administrative Agent”).

Pursuant to subsection 2.4B(vi) of the Credit Agreement, Company hereby gives notice to Administrative Agent and Lenders that it desires to request Competitive Bids from Lenders.  All Lenders who would like to submit a Competitive Bid should complete the form of Competitive Bid attached as Exhibit XV to the Credit Agreement and deliver such completed form to Administrative Agent.  All Competitive Bids with respect to this Competitive Bid Request must be received by Administrative Agent on or prior to                                  , 20     in order to be eligible for acceptance by Company.

Company hereby certifies that on the date hereof, the total amount of all Competitive Bids accepted by Company does not and, following its acceptance of any additional Competitive Bids, will not exceed 25% of the aggregate amount of all Term Loans advanced under the Credit Agreement.

Very truly yours,

FTD GROUP, INC.

By:
Name:
Title:

XIV-1

EXHIBIT XV

[FORM OF] COMPETITIVE BID

[Insert Date]

Wells Fargo Bank, National Association,

as Administrative Agent under the Credit

Agreement referred to below

FTD Group, Inc.

Re: Competitive Bid

Ladies and Gentlemen:

Reference is made to (i) that certain Credit Agreement dated as of June 10, 2011 (said Credit Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time, being referred to as the “Credit Agreement,” the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among FTD Group, Inc., a Delaware corporation (“Company”), the financial institutions party thereto from time to time (collectively, “Lenders”) and Wells Fargo Bank, National Association, as administrative agent for Lenders (in such capacity, “Administrative Agent”), and (ii) the Request for Competitive Bids, dated as of                          , 20    (the “Competitive Bid Request”), submitted by the Company to Administrative Agent and Lenders.

Pursuant to subsection 2.4B(vi) of the Credit Agreement, the undersigned Lender hereby submits the following Competitive Bid in response to the Competitive Bid Request:

The undersigned Lender hereby irrevocably offers to sell $                                 in aggregate principal amount of its Term Loans to you at a discount to par equal to           % (i.e., a purchase price of $                     per $1,000 of Term Loans being offered).  This offer is not conditioned on your purchase of the entire amount of Term Loans offered to be sold hereunder.

The undersigned Lender hereby acknowledges that (a) once submitted, this Competitive Bid may not be revoked and (b) if Company accepts all or any portion of this Competitive Bid, the undersigned Lender is obligated to sell all or such portion of the Term Loans offered hereby that are accepted by Company at the discount to par specified herein.

The undersigned Lender further acknowledges and agrees that (i) Company currently may have, and later may come into possession of, information regarding Company and its Affiliates, or the Obligations, that is not known to the undersigned Lender and that may be material to a decision to enter into the transactions contemplated hereby (any such information, “Excluded Information”), (ii) it has determined to enter into such transactions notwithstanding its lack of knowledge of the Excluded Information, and (iii) none of Company nor any of its

XV-1

Affiliates shall have any liability to the undersigned Lender or its successors or assigns, and the undersigned Lender hereby, to the extent permitted by law, waives and releases any claims it may have against Company and its Affiliates with respect to the nondisclosure of the Excluded Information, now or in the future.  The undersigned Lender agrees to include the foregoing acknowledgment and agreement in the definitive documentation for the purchase and sale of Term Loans contemplated by this letter.

Very truly yours,

[Name of Lender]

By:
Name:
Title:

Schedule 2.1

Lenders’ Commitments and Pro Rata Shares

Lender	Revolver($)	Term Loan($)	Total($)	% of Total Facility
Wells Fargo Bank, National Association	20,000,000.00	240,000,000.00	260,000,000.00	82.53968254%
ING Capital LLC	15,000,000.00	25,000,000.00	40,000,000.00	12.69841270%
Bank of America, N.A.	15,000,000.00	—	15,000,000.00	4.76190476%
TOTAL:	50,000,000.00	265,000,000.00	315,000,000.00	100%

Schedule 3.1

Existing Letters of Credit

1.             Letter of Credit #3096781 issued by Bank of America, N.A. on August 20, 2008 for $1,000,000.00.

Beneficiary: Toronto Dominion Bank Windsor Branch, Ontario Canada

2.             Letter of Credit #64634952 issued by Bank of America, N.A. on April 21, 2011 for $183,750.00.

Beneficiary: EAST WEST BASICS (HK) LTD.

3.             Letter of Credit #64514246 issued by Bank of America, N.A. on May 31, 2011 for $986,166.00.

Beneficiary: EAST WEST BASICS (HK) LTD.

Schedule 4.1I

Closing Date Mortgaged Properties

3113 Woodcreek Drive

Downers Grove, IL  60515

Schedule 5.1

Corporate Structure

Entity	Jurisdiction of Organization	Direct Parent(s)	Ownership By (Each) Direct Parent
UNOL Intermediate, Inc.	Delaware	N/A	N/A

FTD Group, Inc.	Delaware	UNOL Intermediate, Inc.	100%

FTD, Inc.	Delaware	FTD Group, Inc.	100%

Value Network Service, Inc.	Delaware	FTD, Inc.	100%

Florists’ Transworld Delivery, Inc.	Michigan	FTD, Inc.	100%

FTD International Corporation	Delaware	FTD, Inc.	100%

FTD UK Holdings Limited	United Kingdom	FTD, Inc.	100%

FTD Holdings, Incorporated	Delaware	Florists’ Transworld Delivery, Inc.	100%

FTD Canada, Inc.	Canada	Florists’ Transworld Delivery, Inc.	100%

FTD.COM INC.	Delaware	Florists’ Transworld Delivery, Inc.	100%

		Florists’ Transworld Delivery, Inc.	33.33%

Interflora, Inc.	Michigan	Interflora British Unit	33.33%

		Fleurop-Interflora*	33.33%

Renaissance Greeting Cards, Inc.	Maine	FTD Holdings, Incorporated	100%

Flowers USA, Inc.	Connecticut	FTD.COM INC.	100%

Interflora Holdings Limited	United Kingdom	FTD UK Holdings Limited	100%

Interflora Group Limited	United Kingdom	Interflora Holdings Limited	100%

Interflora Investments Limited	United Kingdom	Interflora Group Limited	100%

Interflora British Unit	United Kingdom	Interflora Group Limited	50%

		Interflora Investments Limited	50%

*33.33% of Interflora, Inc. is held by Fleurop-Interflora, a non-affiliated third party.

Schedule 5.5B

Real Property

3113 Woodcreek Drive

Downers Grove, IL  60515

Schedule 5.5C

Intellectual Property

Florists’ Transworld Delivery, Inc.

Patents:

Description	Filed	Registration Date	Registration/ Application #	Status	Type	Jurisdiction
Compact Disc Pic	05/04/1999	9/19/2000	D431,036	REGISTERED	DESIGN	United States
Combined Tea Cup Holder & Pic	10/15/1997	3/14/2000	D421,630	REGISTERED	DESIGN	United States
Cardholder	10/15/1997	11/3/1998	D400,595	REGISTERED	DESIGN	United States
Quality Assurance in a Delivery	10/10/2006	11/3/2009	7,613,618	REGISTERED	UTILITY	United States
Button Cover	12/12/2008	6/8/2010	D617,377	REGISTERED	DESIGN	United States
Button Cover	1/26/2009		App. 29/331,412	PENDING	DESIGN	United States

Trademarks: see attached Annex A

Copyrights: see attached Annex B

FTD.COM INC.

Trademarks:

Mark	Country/State	Application # / Application Date	Registration # / Reg. Date	Status	TM Class

FLOWERS USA	U.S.	76/457,905	2,962,760	Registered	35,39
		10/7/2002	6/21/2005

FLOWERS U.S.A. & Design	U.S.	76/149,481	2,619,889	Registered	35,39
		10/18/2000	9/17/2002

FLOWERS DIRECT	U.S.	74/177,408	1,779,145	Registered	35
		6/18/1991	6/29/1993

7

Schedule 5.6

Litigation

None.

8

Schedule 5.11

Certain Employee Benefit Plans

Florists’ Transworld Delivery, Inc. has a post-retirement health care benefit plan, which was terminated in fiscal year 1997, and a frozen pension plan.

9

Schedule 7.1

Certain Existing Indebtedness

Extensions of credit on corporate credit cards related to business travel and other corporate expenses incurred in the ordinary course of business of the Company and its Subsidiaries.  The total outstanding amount as of May 31, 2011 was $71,115.

Indebtedness incurred in connection with the equipment lien listed on Schedule 7.2.

Indebtedness evidenced by that certain Amended and Restated Promissory Note dated April 22, 2009, made by FTD UK Holdings Limited in favor of FTD, Inc. in the principal amount of $48,000,000.

Intercompany receivable in the ordinary course of business from FTD UK Holdings Limited.  The total outstanding amount as of May 31, 2011 was $68,205.

Intercompany receivables between certain Restricted Subsidiaries in the ordinary course of business.

10

Schedule 7.2

Certain Existing Liens

Debtor	Secured Party	Filing Office	Filing Number	Filing Date	Collateral Description
Florists’ Transworld Delivery, Inc.	Wells Fargo Financial Leasing, Inc.	Michigan Department of State	2009135947-8	09/22/2009	Specified Equipment

11

Schedule 7.3

Certain Existing Investments

Interflora British Unit (UK) owns an approximately 20% equity interest in I.S. Group Limited (UK).

Investments in Subsidiaries listed on Schedule 5.1.

Indebtedness evidenced by that certain Amended and Restated Promissory Note dated April 22, 2009, made by FTD UK Holdings Limited in favor of FTD, Inc. in the principal amount of $48,000,000.

Intercompany receivable in the ordinary course of business from FTD UK Holdings Limited.  The total outstanding amount as of May 31, 2011 was approximately $68,205.

Intercompany receivables between the Restricted Subsidiaries in the ordinary course of business.

Loans and equipment leases made to customers of Florists’ Transworld Delivery, Inc. to finance the purchases of equipment sold by Florists’ Transworld Delivery, Inc.  The total amount outstanding as of March 31, 2011 was $14,978,824.

Loans in settlement of accounts receivable.  The outstanding amount as of May 31, 2011 was $4,810.

12

Schedule 7.4

Certain Existing Contingent Obligations

None.

13

ANNEX A

Florists’ Transworld Delivery, Inc. Trademarks

[See Attached]

		Application #/	Registration # /
Mark	Country	Application Date	Reg. Date	Status	TM Class(es)

1-800-SEND-FTD	United States of America	74/429,231 8/27/1993	1,848,732 8/9/1994	Registered	38

12 DEALS OF CHRISTMAS	United States of America	85/156,842 10/20/2010		Pending	35

1800FTDFLOWERS.COM	United States of America	76/108,927 8/11/2000	2,933,470 3/15/2005	Registered	39

AUTUMN SPLENDOR	United States of America	76/151,041 10/20/2000	2,560,342 4/9/2002	Registered	31

BASKET OF CHEER	United States of America	76/331,033 10/30/2001	2,803,066 1/6/2004	Registered	31

BE GOLD. SEND FTD.	United States of America	78/750,334 11/9/2005	3,426,821 5/13/2008	Registered	35,36,38,39

BEST BOSS	United States of America	76/151,040 10/20/2000	2,568,404 5/7/2002	Registered	31

BIG HUG	United States of America	74/223,214 11/19/1991	1,712,040 9/1/1992	Registered	31

BIG HUG	United States of America	73/197,039 12/15/1978	1,147,784 2/24/1981	Registered	31

BIRTHDAY PARTY	United States of America	73/062,460 9/8/1975	1,040,212 5/25/1976	Registered	31

BLACK BOX DESIGN	United States of America	77/590,475 10/10/2008		Pending	31

BOO-QUET	United States of America	74/130,512 1/15/1991	1,754, 588 2/23/1993	Registered	31

		Application #/	Registration #1
Mark	Country	Application Date	Reg. Date	Status	TM Class(es)

BUTTERFIELD BLOOMS	United States of America	78/332,932 11/25/2003	3,216,226 3/6/2007	Registered	35

BYOB	United States of America	85/121,334 9/1/2010		Pending	31

CANDY CANE LANE	United States of America	76/360,979 1/22/2002	2,639,421 10/22/2002	Registered	31

CASHFLO FTD	United States of America	76/006,211 3/21/2000	2,478,657 8/14/2001	Registered	36

CHICKEN SOUP	United States of America	73/829,160 10/3/1989	1,601,243 6/12/1990	Registered	31

DESIGN	United States of America	75/161,459 9/5/1996	2,173,656 7/14/1998	Registered	35

DIRECTORY SERVICES FTD	United States of America	76/006,214 3/21/2000	2,534,819 1/29/2002	Registered	16,42

ESPECIALLY FOR YOU	United States of America	75/126,966 6/28/1996	2,168,194 6/23/1998	Registered	31

FLORAL JEWELS	United States of America	77/630,805 12/10/2008		Allowed	31

		Application #/	Registration #1
Mark	Country	Application Date	Reg. Date	Status	TM Class(es)

FLORAL QUALITY YOU CAN SEE	United States of America	77/833,871 9/24/2009		Allowed	9, 35, 38

FLORISTS’TRANSWORLD DELIVERY	United States of America	73/711,904 2/18/1988	1,523,748 2/7/1989	Registered	35,42

FLORISTS’TRANSWORLD DELIVERY FTD SINCE 1910 &	United States of America	74/214,796 10/23/1991	1,729,683 11/3/1992	Registered	42

FLOWERS AFTER HOURS	United States of America	74/082,434 7/27/1990	1,693,488 6/9/1992	Registered	35

FLOWERS ALL HOURS	United States of America	76/423,694 6/21/2002	2,757,371 8/26/2003	Registered	35

FLOWERS DIRECT	United States of America	78/771,768 12/12/2005	3,232,754 4/24/2007	Registered	35,39

FLOWERS DIRECT	United States of America	74/177,408 6/18/1991	1,779,145 6/29/1993	Registered	35

FLOWERS SAY IT BETTER, FTD SAYS IT BEST	United States of America	85/216,877 1/13/2011		Pending	35

FLOWERS U.S.A. & Design	United States of America	76/149,481 10/18/2000	2,619,889 9/17/2002	Registered	35,39

FLOWERS USA	United States of America	76/457,905 10/7/2002	2,962,760 6/21/2005	Registered	35,39

FOL	United States of America	76/200,104 1/26/2001	2,729,940 6/24/2003	Registered	38,42

FORALLYOU DO	United States of America	76/389,147 4/1/2002	2,669,047 12/31/2002	Registered	31

		Application #/	Registration #1
Mark	Country	Application Date	Reg. Date	Status	TM Class(es)

FTD	United States of America	73/796,730 5/1/1989	1,576,429 1/9/1990	Registered	21,22,25,28,38,42

FTD	United States of America	77/685,621 3/6/2009	3,890,732 12/14/2010	Registered	35

FTD	United States of America	78/813,337 2/13/2006	3,795,054 5/25/2010	Registered	35

FTD	United States of America	77/642,260 12/31/2008	3,830,102 8/10/2010	Registered	8, 14.16,18,21,25

FTD	United States of America	77/647,282 1/11/2009		Pending	35,36,38,39,41,42

FTD	United States of America	76/109,308 8/15/2000	2,672,801 1/7/2003	Registered	35

FTD	United States of America	75/793,297 9/7/1999	2,385,454 9/12/2000	Registered	35

FTD	United States of America	75/185,738 10/22/1996	2,219,418 1/19/1999	Registered	35

FTD	United States of America	72/238,070 2/4/1966	844,748 2/20/1968	Registered	35

FTD	United States of America	73/146,031 12/19/1977	1,108,614 12/12/1978	Registered	16

FTD & Design	United States of America	72/236,983 1/21/1966	821,318 12/27/1966	Registered	35

FTD & Design	United States of America	73/261,130 5/7/1980	1,226,443 2/8/1983	Registered	16, 25,,27

		Application #/	Registration #1
Mark	Country	Application Date	Reg. Date	Status	TM Class(es)

FTD & Design	United States of America	73/265,622 6/9/1980	1,231,300 3/15/1983	Registered	35,42

FTD & Design	United States of America	78/225,933 3/14/2003	3,006,400 10/11/2005	Registered	1,31

FTD (stylized and/or with design)	United States of America	78/704,511 8/31/2005		Allowed	16

FTD BUILD YOUR OWN BOUQUET	United States of America	85/121,666 9/2/2010		Pending	31

FTD COLLECTIONS	United States of America	76/416,794 6/4/2002	2,813,816 2/10/2004	Registered	4

FTD FLOWERCAM	United States of America	85/070,261 6/23/2010		Published	9,35,38

FTD FLOWERS AFTER HOURS & Design	United States of America	76/006,207 3/21/2000	2,447,791 5/1/2001	Registered	35

FTD FLOWERS ALL HOURS & Design	United States of America	76/423,692 6/21/2002	2,754,301 8/19/2003	Registered	35

FTD FRESH FLOWERS	United States of America	76/006,215 3/21/2000	2,478,658 8/14/2001	Registered	35

FTD MARKETPLACE & Design	United States of America	74/167,562 5/17/1991	1,679,759 3/17/1992	Registered	42

FTD MEMBER SERVICES	United States of America	76/188,279 12/29/2000	2,731,148 7/1/2003	Registered	35,36

FTD MERCURY	United States of America	78/237,331 4/14/2003	3,088,277 5/2/2006	Registered	9,35,38,42

		Application #/	Registration # /
Mark	Country	Application Date	Reg. Date	Status	TM Class(es)

FTD MERCURY X	United States of America	77/549,996 8/18/2008		Allowed	9,36,38,42

FTDSUNBURST	United States of America	75/098,294 5/3/1996	2,170,061 6/30/1998	Registered	31

FTD.COM	United States of America	75/820,658 10/12/1999	2,403,957 11/14/2000	Registered	36,38,39

FTD.COM	United States of America	75/827,340 10/20/1999	2,450,168 5/8/2001	Registered	36,38,39

FTDI.COM	United States of America	76/299,109 8/15/2001	2,845,495 5/25/2004	Registered	35,36

FTDI.COM & Design	United States of America	76/485,872 1/28/2003	2,992,853 9/6/2005	Registered	35,36,38,39,42

FTDIMAIL	United States of America	76/443,002 8/22/2002	2,713,449 5/6/2003	Registered	38

FUNINTHESUN	United States of America	74/324,864 10/23/1992	1,850,397 8/16/1994	Registered	31

GIFTSENSE	United States of America	78/320,488 10/29/2003	2,953,675 5/17/2005	Registered	35

GOOD NEIGHBOR DAY	United States of America	75/134,299 7/15/1996	2,055,537 4/22/1997	Registered	42

HOLIDAY CELEBRATIONS	United States of America	75/270,138 417/1997	2,179,618 8/4/1998	Registered	31

IFTD SHOW & Design	United States of America	75/394,137 11/21/1997	2,275,503 9/7/1999	Registered	35

		Application #/	Registration # 1
Mark	Country	Application Date	Reg. Date	Status	TM Class(es)

INTERNATIONAL RETRANS BY FTD	United States of America	76/006,209 3/21/2000	2,493,561 9/25/2001	Registered	38

LASTING ROMANCE	United States of America	76/389,172 4/1/2002	2,706,666 4/15/2003	Registered	31

LOVINGTHOUGHTS	United States of America	74/694,192 6/26/1995	1,988,401 7/23/1996	Registered	31

MERCURY	United States of America	73/708,271 1/29/1988	1,503,001 9/6/1988	Registered	16,35,42

MERCURY	United States of America	75/304,956 6/6/1997	2,437,785 3/27/2001	Registered	38

MERCURY	United States of America	75/210,036 12/9/1996	2,346,281 5/2/2000	Registered	9

MERCURY ADVANTAGE	United States of America	76/171,627 11/27/2000	2,712,593 5/6/2003	Registered	9

MERCURY ADVANTAGE & Design	United States of America	76/566, 577 12/23/2003	3,265,468 7/17/2007	Registered	9,35,36,38

MERCURY CONNECT	United States of America	77/912,763 1/15/2010		Pending	9,36,42

MERCURY DIRECT	United States of America	76/006,208 3/21/2000	2,531,418 1/22/2002	Registered	38

MERCURY DIRECT	United States of America	75/894,192 1/9/2000	2,494,001 10/2/2001	Registered	38

MERCURY MAN FIGURE	United States of America	75/209,464 12/6/1996	2,194,180 10/6/1998	Registered	38

		Application #/	Registration #/
Mark	Country	Application Date	Reg. Date	Status	TM Class(es)

MERCURY NETWORK	United States of America	73/175,706 6/23/1978	1,116,187 4/3/1979	Registered	38

MERCURY TECHNOLOGY & Design	United States of America	76/523,291 5/12/2003	3,122,333 8/1/2006	Registered	9,35,36,38,42

MERCURY WINGS	United States of America	75/818,921 10/8/1999	2,970,872 7/19/2005	Registered	9

MISCELLANEOUS DESIGN	United States of America	73/175,705 6/23/1978	1,142,116 12/2/1980	Registered	38

REMEMBRANCE BOUQUET	United States of America	73/010,814 1/14/1974	1,011,660 5/27/1975	Registered	31

RETRANS	United States of America	73/367,314 6/1/1982	1,269,424 3/6/1984	Registered	35

ROSES WITH HUGS	United States of America	78/291,306 8/22/2003	2,953,583 5/17/2005	Registered	31

SAY IT YOUR WAY	United States of America	85/164,876 10/29/2010		Pending	35

SAY ITYOUR WAY	United States of America	77/664,678 2/5/2009	3,669,210 8/18/2009	Registered	31

SIMPLY EASIER. SIMPLY BETTER. SIMPLY MERCURY	United States of America	77/421,202 3/13/2008	3,848,243 9/14/2010	Registered	9,35

SINCE 1910 FTD FLORISTS’ TRANSWORLD DELIVERY &	United States of America	74/720,920 8/25/1995	2,130,968 1/20/1998	Registered	35,36,38,39,41,42

		Application #1	Registration # /
Mark	Country	Application Date	Reg. Date	Status	TM Class(es)

SINCE 1910 FTD FLORISTS’ TRANSWORLD DELIVERY &	United States of America	74/720,919 8/25/1995	2,053,519 4/15/1997	Registered	31,42

SPRING GARDEN	United States of America	74/702,378 7/14/1995	2,044,937 3/11/1997	Registered	31

SWEETDREAMS	United States of America	75/166,673 9/16/1996	2,173,677 7/14/1998	Registered	31

SWEET DREAMS	United States of America	75/193,339 11/5/1996	2,171,870 7/7/1998	Registered	21

SWEET SURPRISE	United States of America	74/436,242 9/16/1993	1,888,010 4/4/1995	Registered	31

SWEETHEARTS	United States of America	76/389,148 4/1/2002	2,669,048 12/31/2002	Registered	31

THANKS A BUNCH	United States of America	74/375,967 4/6/1993	1,823,059 2/22/1994	Registered	31

THE FLOWER EXPERTS	United States of America	77/647,928 1/12/2009		Pending	31

THE FTD BELOVED BOUQUET	United States of America	76/441,203 8/13/2002	2,693,320 3/4/2003	Registered	31

THE FTD CARNIVAL BOUQUET	United States of America	76/441,202 8/13/2002	2,693,319 3/4/2003	Registered	31

THE FTD MY ONE AND ONLY BOUQUET	United States of America	76/441,204 8/13/2002	2,693,321 3/4/2003	Registered	31

THE ORCHID EXPERTS	United States of America	77/647,930 1/1212009		Pending	31

		Application #/	Registration # /
Mark	Country	Application Date	Reg. Date	Status	TM Class(es)

THE ROSE EXPERTS	United States of America	77/647,931 1/12/2009		Pending	31

THE TULIP EXPERTS	United States of America	77/647,932 1/12/2009		Pending	31

THE WEDDING EXPERTS	United States of America	85/160,867 10/26/2010		Pending	31

TIMELESS TRIBUTE	United States of America	78/364,973 2/9/2004	2,946,070 5/3/2005	Registered	31

TOUCH OF SPRING	United States of America	76/180,706 12/14/2000	2,767,362 9/23/2003	Registered	31

WEBGIFTS	United States of America	761531,464 7/22/2003	2,962,815 6/21/2005	Registered	35,36,42

WEBGIFTS & Design	United States of America	76/531,463 7/22/2003	2,959,048 6/7/2005	Registered	35,36,42

ANNEX B

COPYRIGHTS

Florists’ Transworld Delivery, Inc.:

Title	Reg. No. / Date	Owner
1994-1995 annual floral resource guide FTD direct 1-800-SEND-FTD.	VA696401 19950120	Florists’ Transworld Delivery, Inc.
1995 Halloween boo-quet.	VAu334361 19950419	Florists’ Transworld Delivery, Inc.
1996 pumpkin canister.	VA798560 19960717	Florists’ Transworld Delivery, Inc.
Accounts payable.	TXu494409 1991	Florists’ Transworld Delivery, Inc.
Accounts receivables/sales analysis.	TXu494414 1991	Florists’ Transworld Delivery, Inc.
Animal head pic number 1.	VAu21791 19800908	Florists’ Transworld Delivery, Inc.
Autumn harvest.	VA648760 19940516	Florists’ Transworld Delivery, Inc.
Autumn harvest.	VAu334357 19950419	Florists’ Transworld Delivery, Inc.
Base of the Little snowflower bouquet.	VA802660 19960206	Florists’ Transworld Delivery, Inc.
Base of the Tender touch bouquet.	VA802659 19960404	Florists’ Transworld Delivery, Inc.
Bassinet.	VAu41763 19821223	Florists’ Transworld Delivery, Inc.
Bear.	VAu304775 19940711	Florists’ Transworld Delivery, Inc.
Bear.	VAu41761 12/23/82	Florists’ Transworld Delivery, Inc.
Best boss bouquet.	VAu337217 19950419	Florists’ Transworld Delivery, Inc.
Best boss.	VA677709 19940920	Florists’ Transworld Delivery, Inc.
Bird.	VAu21790 19800908	Florists’ Transworld Delivery, Inc.
Block.	VAu41767 19821223	Florists’ Transworld Delivery, Inc.
Bloom pen.	VAu500563 20000712	Florists’ Transworld Delivery, Inc.
Bookends.	VAu41762 19821223	Florists’ Transworld Delivery, Inc.
Boo-quet.	VA669143 19940609	Florists’ Transworld Delivery, Inc.
Bouquet of love.	VAu298155 19940609	Florists’ Transworld Delivery, Inc.
Bowl with floral pattern.	N/A	Assignment by Pinto Ribeiro to 10/2/79.
Bowl with floral pattern.	VAu9961 19790827	Florists’ Transworld Delivery, Inc.

Title	Reg. No. / Date	Owner
Bucky beaver number 1.	VAu36299 19811208	Florists’ Transworld Delivery, Inc.
Bucky beaver number 2.	VAu36300 19811208	Florists’ Transworld Delivery, Inc.
Bucky beaver number 3.	VAu36301 19811208	Florists’ Transworld Delivery, Inc.
Bucky beaver number 4.	VAu36302 19811208	Florists’ Transworld Delivery, Inc.
Bud vase number 1.	VAu12003 19790827	Florists’ Transworld Delivery, Inc.
Bud vase number 1.	VAu30482 19811102	Florists’ Transworld Delivery, Inc.
Bud vase number 2.	VAu30483 19811102	Florists’ Transworld Delivery, Inc.
Bud vase number 3.	VAu30484 19811102	Florists’ Transworld Delivery, Inc.
Bundle of joy.	VA582854 19930913	Florists’ Transworld Delivery, Inc.
Bunny basket, 1996.	VA753270 19951201	Florists’ Transworld Delivery, Inc.
Bunny basket.	VA624056 19931102	Florists’ Transworld Delivery, Inc.
Celebrate bouquet!	VA279000 19870804	Florists’ Transworld Delivery, Inc.
Chicken soup bowl.	VA253664 19870122	Florists’ Transworld Delivery, Inc.
Chicken soup bowl.	VA798567 19960717	Florists’ Transworld Delivery, Inc.
Christmas ‘93 white sleigh.	VA582852 19930913	Florists’ Transworld Delivery, Inc.
Clown.	VAu21792 19800908	Florists’ Transworld Delivery, Inc.
Cookie jar with floral pattern	VAu-5-011 19781124	Florists’ Transworld Delivery, Inc.
Cookie jar with floral pattern number 1.	VAu4651 19790205	Florists’ Transworld Delivery, Inc.
Cookie jar with floral pattern number 2.	VAu4649 19790205	Florists’ Transworld Delivery, Inc.
Cookie jar with floral pattern number 3.	VAu4650 19790205	Florists’ Transworld Delivery, Inc.
Cup.	N/A	Assignment by Rein Mozer to Florist’s Transworld Delivery Association signed 1/31/82.
Decoy duck number 1.	VAu16106 19800411	Florists’ Transworld Delivery, Inc.
Decoy duck number 2.	VAu16107 19800411	Florists’ Transworld Delivery, Inc.
Designer’s workbook	VA 1-400-214 20050322	Florists’ Transworld Delivery, Inc.
Drum.	VAu41764 19821223	Florists’ Transworld Delivery, Inc.
Duck.	VAu21788 19800908	Florists’ Transworld Delivery, Inc.

Title	Reg. No. / Date	Owner
Egg pic.	VAu9964 19790827	Florists’ Transworld Delivery, Inc.
Electronic credit card interface.	TXu494406 1991	Florists’ Transworld Delivery, Inc.
Elements of design.	VA657233 19921214	Florists’ Transworld Delivery, Inc.
Elephant.	VAu304774 19940711	Florists’ Transworld Delivery, Inc.
Eskimo doll.	VAu334030 19950419	Florists’ Transworld Delivery, Inc.
F T D Bunny Basket.	VA335539 19890316	Florists’ Transworld Delivery, Inc.
F T D family.	TX1183656 19830906	Florists’ Transworld Delivery, Inc.
F T D family.	TX1183657 19830906	Florists’ Transworld Delivery, Inc.
F T D family.	TX1183658 19830906	Florists’ Transworld Delivery, Inc.
F T D family.	TX1183659 19830906	Florists’ Transworld Delivery, Inc.
F T D family.	TX1183660 19830906	Florists’ Transworld Delivery, Inc.
F T D family.	TX1183661 19830906	Florists’ Transworld Delivery, Inc.
F T D family.	TX1183662 19830906	Florists’ Transworld Delivery, Inc.
F T D family.	TX1183663 19830906	Florists’ Transworld Delivery, Inc.
F T D family.	TX1183664 19830906	Florists’ Transworld Delivery, Inc.
F T D family.	TX1183665 19830906	Florists’ Transworld Delivery, Inc.
F T D family.	TX1183666 19830906	Florists’ Transworld Delivery, Inc.
F T D family.	TX1183667 19830906	Florists’ Transworld Delivery, Inc.
F T D family.	TX1183668 19830906	Florists’ Transworld Delivery, Inc.
F T D family.	TX1183669 19830906	Florists’ Transworld Delivery, Inc.
F T D family.	TX1216696 19831103	Florists’ Transworld Delivery, Inc.
F T D family.	TX1216697 19831103	Florists’ Transworld Delivery, Inc.
F T D family.	TX1395976 19840726	Florists’ Transworld Delivery, Inc.
F T D family.	TX1395977 19840726	Florists’ Transworld Delivery, Inc.
F T D family.	TX1395978 19840726	Florists’ Transworld Delivery, Inc.
F T D family.	TX1395979 19840726	Florists’ Transworld Delivery, Inc.
F T D family.	TX1395980 19840726	Florists’ Transworld Delivery, Inc.

Title	Reg. No. / Date	Owner
F T D family.	TX1395981 19840726	Florists’ Transworld Delivery, Inc.
F T D family.	TX1395982 19840726	Florists’ Transworld Delivery, Inc.
F T D family.	TX1395983 19840726	Florists’ Transworld Delivery, Inc.
F T D family.	TX1522121 19850215	Florists’ Transworld Delivery, Inc.
F T D family.	TX1522122 19850215	Florists’ Transworld Delivery, Inc.
F T D family.	TX1522123 19850215	Florists’ Transworld Delivery, Inc.
F T D family.	TX1522125 19850215	Florists’ Transworld Delivery, Inc.
F T D family.	TX1522126 19850215	Florists’ Transworld Delivery, Inc.
F T D family.	TX1522127 19850215	Florists’ Transworld Delivery, Inc.
F T D family.	TX1579148 19850513	Florists’ Transworld Delivery, Inc.
F T D family.	TX1579149 19850513	Florists’ Transworld Delivery, Inc.
F T D family.	TX1579150 19850513	Florists’ Transworld Delivery, Inc.
F T D family.	TX1579151 19850513	Florists’ Transworld Delivery, Inc.
F T D family.	TX1628860 19850731	Florists’ Transworld Delivery, Inc.
F T D family.	TX1628861 19850731	Florists’ Transworld Delivery, Inc.
F T D family.	TX1676889 19851023	Florists’ Transworld Delivery, Inc.
F T D family.	TX1676890 19851023	Florists’ Transworld Delivery, Inc.
F T D family.	TX1676891 19851023	Florists’ Transworld Delivery, Inc.
F T D family.	TX1747254 19860129	Florists’ Transworld Delivery, Inc.
F T D family.	TX1747255 19860129	Florists’ Transworld Delivery, Inc.
F T D family.	TX1834553 19860610	Florists’ Transworld Delivery, Inc.
F T D family.	TX1834554 19860610	Florists’ Transworld Delivery, Inc.
F T D family.	TX1834555 19860610	Florists’ Transworld Delivery, Inc.
F T D family.	TX1834556 19860610	Florists’ Transworld Delivery, Inc.
F T D family.	TX1834557 19860610	Florists’ Transworld Delivery, Inc.
F T D family.	TX1859654 19860129	Florists’ Transworld Delivery, Inc.
F T D family.	TX1933160 19861028	Florists’ Transworld Delivery, Inc.

Title	Reg. No. / Date	Owner
F T D family.	TX1942310 19870330	Florists’ Transworld Delivery, Inc.
F T D family.	TX1944925 19861028	Florists’ Transworld Delivery, Inc.
F T D family.	TX1990353 19870109	Florists’ Transworld Delivery, Inc.
F T D family.	TX2014162 19870109	Florists’ Transworld Delivery, Inc.
F T D family.	TX2028699 19870109	Florists’ Transworld Delivery, Inc.
F T D family.	TX2048502 19870414	Florists’ Transworld Delivery, Inc.
F T D family.	TX2048503 19870414	Florists’ Transworld Delivery, Inc.
F T D family.	TX2048504 19870414	Florists’ Transworld Delivery, Inc.
F T D family.	TX2048505 19870414	Florists’ Transworld Delivery, Inc.
F T D family.	TX2124381 19870813	Florists’ Transworld Delivery, Inc.
F T D family.	TX2126791 19870813	Florists’ Transworld Delivery, Inc.
F T D family.	TX2126792 19870813	Florists’ Transworld Delivery, Inc.
F T D family.	TX2203041 19871217	Florists’ Transworld Delivery, Inc.
F T D family.	TX2203042 19871217	Florists’ Transworld Delivery, Inc.
F T D family.	TX2203043 19871217	Florists’ Transworld Delivery, Inc.
F T D family.	TX2203044 19871217	Florists’ Transworld Delivery, Inc.
F T D family.	TX2203045 19871217	Florists’ Transworld Delivery, Inc.
F T D family.	TX2304179 19880512	Florists’ Transworld Delivery, Inc.
F T D family.	TX2304180 19880512	Florists’ Transworld Delivery, Inc.
F T D family.	TX2304181 19880512	Florists’ Transworld Delivery, Inc.
F T D family.	TX2304182 19880512	Florists’ Transworld Delivery, Inc.
F T D family.	TX2304183 19880512	Florists’ Transworld Delivery, Inc.
F T D family.	TX2372694 19880815	Florists’ Transworld Delivery, Inc.
F T D family.	TX2391588 19880815	Florists’ Transworld Delivery, Inc.
F T D family.	TX2441458 19881117	Florists’ Transworld Delivery, Inc.
F T D family.	TX2441459 19881117	Florists’ Transworld Delivery, Inc.
F T D family.	TX2441460 19881117	Florists’ Transworld Delivery, Inc.

Title	Reg. No. / Date	Owner
F T D family.	TX2441461 19881117	Florists’ Transworld Delivery, Inc.
F T D family.	TX2553625 19890411	Florists’ Transworld Delivery, Inc.
F T D family.	TX2553672 19890411	Florists’ Transworld Delivery, Inc.
F T D family.	TX2553673 19890411	Florists’ Transworld Delivery, Inc.
F T D family.	TX2553674 19890411	Florists’ Transworld Delivery, Inc.
F T D family.	TX2626907 19890905	Florists’ Transworld Delivery, Inc.
F T D family.	TX2629857 19890905	Florists’ Transworld Delivery, Inc.
F T D family.	TX2630860 19890905	Florists’ Transworld Delivery, Inc.
F T D family.	TX2630865 19890905	Florists’ Transworld Delivery, Inc.
F T D family.	TX2695846 19891215	Florists’ Transworld Delivery, Inc.
F T D family.	TX2695847 19891215	Florists’ Transworld Delivery, Inc.
F T D family.	TX2695848 19891215	Florists’ Transworld Delivery, Inc.
F T D family.	TX2695849 19891215	Florists’ Transworld Delivery, Inc.
F T D family.	TX2858116 19900713	Florists’ Transworld Delivery, Inc.
F T D family.	TX2858117 19900713	Florists’ Transworld Delivery, Inc.
F T D family.	TX2858118 19900713	Florists’ Transworld Delivery, Inc.
F T D family.	TX2858119 19900713	Florists’ Transworld Delivery, Inc.
F T D family.	TX2968946 19901231	Florists’ Transworld Delivery, Inc.
F T D family.	TX2968947 19901231	Florists’ Transworld Delivery, Inc.
F T D family.	TX2968948 19901231	Florists’ Transworld Delivery, Inc.
F T D family.	TX2968993 19901231	Florists’ Transworld Delivery, Inc.
F T D family.	TX3388902 19920915	Florists’ Transworld Delivery, Inc.
F T D family.	TX3388903 19920915	Florists’ Transworld Delivery, Inc.
F T D family.	TX3388904 19920915	Florists’ Transworld Delivery, Inc.
F T D family.	TX3388914 19920915	Florists’ Transworld Delivery, Inc.
F T D family.	TX3388915 19920915	Florists’ Transworld Delivery, Inc.
F T D family.	TX3418812 19921103	Florists’ Transworld Delivery, Inc.

Title	Reg. No. / Date	Owner
F T D family.	TX3418813 19921103	Florists’ Transworld Delivery, Inc.
F T D family.	TX3418814 19921103	Florists’ Transworld Delivery, Inc.
F T D family.	TX3419171 19921103	Florists’ Transworld Delivery, Inc.
F T D family.	TX3419172 19921103	Florists’ Transworld Delivery, Inc.
F T D family.	TX3419173 19921103	Florists’ Transworld Delivery, Inc.
F T D family.	TX3421309 19921103	Florists’ Transworld Delivery, Inc.
F T D family.	TX3421310 19921103	Florists’ Transworld Delivery, Inc.
F T D family.	TX3421311 19921103	Florists’ Transworld Delivery, Inc.
F T D family.	TX3421312 19921103	Florists’ Transworld Delivery, Inc.
F T D family.	TX3455759 19930730	Florists’ Transworld Delivery, Inc.
F T D family.	TX3455760 19931103	Florists’ Transworld Delivery, Inc.
F T D family.	TX3530640 19930329	Florists’ Transworld Delivery, Inc.
F T D family.	TX3530641 19930329	Florists’ Transworld Delivery, Inc.
F T D family.	TX3530642 19930329	Florists’ Transworld Delivery, Inc.
F T D family.	TX3530643 19930329	Florists’ Transworld Delivery, Inc.
F T D family.	TX3530644 19930329	Florists’ Transworld Delivery, Inc.
F T D family.	TX3530645 19930329	Florists’ Transworld Delivery, Inc.
F T D family.	TX3530646 19930329	Florists’ Transworld Delivery, Inc.
F T D family.	TX3530647 19930329	Florists’ Transworld Delivery, Inc.
F T D family.	TX3530648 19930329	Florists’ Transworld Delivery, Inc.
F T D family.	TX3530649 19930329	Florists’ Transworld Delivery, Inc.
F T D family.	TX3530650 19930329	Florists’ Transworld Delivery, Inc.
F T D family.	TX3530651 19930730	Florists’ Transworld Delivery, Inc.
F T D family.	TX3597593 19930730	Florists’ Transworld Delivery, Inc.
F T D family.	TX3597594 19930730	Florists’ Transworld Delivery, Inc.
F T D family.	TX3597595 19930730	Florists’ Transworld Delivery, Inc.
F T D family.	TX3597596 19930730	Florists’ Transworld Delivery, Inc.

Title	Reg. No. / Date	Owner
F T D family.	TX3597597 19930730	Florists’ Transworld Delivery, Inc.
F T D family.	TX3610727 19930730	Florists’ Transworld Delivery, Inc.
F T D family.	TX3786841 19940309	Florists’ Transworld Delivery, Inc.
F T D family.	TX3786842 19940309	Florists’ Transworld Delivery, Inc.
F T D family.	TX3786843 19940309	Florists’ Transworld Delivery, Inc.
F T D family.	TX3786844 19940309	Florists’ Transworld Delivery, Inc.
F T D family.	TX3786845 19940309	Florists’ Transworld Delivery, Inc.
F T D family.	TX3786846 19940309	Florists’ Transworld Delivery, Inc.
F T D family.	TX3889837 19940907	Florists’ Transworld Delivery, Inc.
F T D family.	TX3889838 19940907	Florists’ Transworld Delivery, Inc.
F T D family.	TX3900494 19940907	Florists’ Transworld Delivery, Inc.
F T D family.	TX3900495 19940907	Florists’ Transworld Delivery, Inc.
F T D family.	TX3900496 19940907	Florists’ Transworld Delivery, Inc.
F T D family.	TX3900497 19940907	Florists’ Transworld Delivery, Inc.
F T D family.	TX3900498 19940907	Florists’ Transworld Delivery, Inc.
F T D family.	TX3900499 19940907	Florists’ Transworld Delivery, Inc.
F T D family.	TX3953667 19940907	Florists’ Transworld Delivery, Inc.
F T D family.	TX3965958 19941222	Florists’ Transworld Delivery, Inc.
F T D family.	TX3965960 19941222	Florists’ Transworld Delivery, Inc.
F T D family.	TX3965961 19941222	Florists’ Transworld Delivery, Inc.
F T D family.	TX3966300 19941222	Florists’ Transworld Delivery, Inc.
F T D family.	TX4089330 19951009	Florists’ Transworld Delivery, Inc.
F T D family.	TX4089331 19951009	Florists’ Transworld Delivery, Inc.
F T D family.	TX4089332 19951009	Florists’ Transworld Delivery, Inc.
F T D news.	TX1061554 19820820	Florists’ Transworld Delivery, Inc.
F T D news.	TX1166223 19830728	Florists’ Transworld Delivery, Inc.
F T D news.	TX1166224 19830728	Florists’ Transworld Delivery, Inc.

Title	Reg. No. / Date	Owner
F T D news.	TX1166225 19830728	Florists’ Transworld Delivery, Inc.
F T D news.	TX1166233 19830728	Florists’ Transworld Delivery, Inc.
F T D news.	TX1166234 19830728	Florists’ Transworld Delivery, Inc.
F T D news.	TX1166237 19830728	Florists’ Transworld Delivery, Inc.
F T D news.	TX1166241 19830728	Florists’ Transworld Delivery, Inc.
F T D news.	TX1216700 19831103	Florists’ Transworld Delivery, Inc.
F T D news.	TX1395993 19840726	Florists’ Transworld Delivery, Inc.
F T D news.	TX1395994 19840726	Florists’ Transworld Delivery, Inc.
F T D news.	TX1395995 19840726	Florists’ Transworld Delivery, Inc.
F T D news.	TX1395996 19840726	Florists’ Transworld Delivery, Inc.
F T D news.	TX1522129 19850215	Florists’ Transworld Delivery, Inc.
F T D news.	TX1522130 19850215	Florists’ Transworld Delivery, Inc.
F T D news.	TX1522131 19850215	Florists’ Transworld Delivery, Inc.
F T D news.	TX1522132 19850215	Florists’ Transworld Delivery, Inc.
F T D news.	TX1522133 19850215	Florists’ Transworld Delivery, Inc.
F T D news.	TX155469 19780918	Florists’ Transworld Delivery, Inc.
F T D news.	TX1569323 19850226	Florists’ Transworld Delivery, Inc.
F T D news.	TX1579152 19850513	Florists’ Transworld Delivery, Inc.
F T D news.	TX1579153 19850513	Florists’ Transworld Delivery, Inc.
F T D news.	TX1628862 19850731	Florists’ Transworld Delivery, Inc.
F T D news.	TX1689885 19851023	Florists’ Transworld Delivery, Inc.
F T D news.	TX1689886 19851023	Florists’ Transworld Delivery, Inc.
F T D news.	TX1767580 19860129	Florists’ Transworld Delivery, Inc.
F T D news.	TX1767581 19860129	Florists’ Transworld Delivery, Inc.
F T D news.	TX1842243 19860610	Florists’ Transworld Delivery, Inc.
F T D news.	TX1842244 19860610	Florists’ Transworld Delivery, Inc.
F T D news.	TX1842245 19860610	Florists’ Transworld Delivery, Inc.

Title	Reg. No. / Date	Owner
F T D news.	TX1945000 19861028	Florists’ Transworld Delivery, Inc.
F T D news.	TX1998534 19870109	Florists’ Transworld Delivery, Inc.
F T D news.	TX1998535 19870109	Florists’ Transworld Delivery, Inc.
F T D news.	TX203116 19790306	Florists’ Transworld Delivery, Inc.
F T D news.	TX203119 19790306	Florists’ Transworld Delivery, Inc.
F T D news.	TX2058394 19870414	Florists’ Transworld Delivery, Inc.
F T D news.	TX2058426 19870414	Florists’ Transworld Delivery, Inc.
F T D news.	TX2125518 19870813	Florists’ Transworld Delivery, Inc.
F T D news.	TX2125519 19870813	Florists’ Transworld Delivery, Inc.
F T D news.	TX2208611 19871217	Florists’ Transworld Delivery, Inc.
F T D news.	TX2241007 19871217	Florists’ Transworld Delivery, Inc.
F T D news.	TX2433492 19881117	Florists’ Transworld Delivery, Inc.
F T D news.	TX2433620 19881117	Florists’ Transworld Delivery, Inc.
F T D news.	TX2455239 19880815	Florists’ Transworld Delivery, Inc.
F T D news.	TX2455786 19880815	Florists’ Transworld Delivery, Inc.
F T D news.	TX2455787 19880815	Florists’ Transworld Delivery, Inc.
F T D news.	TX2455788 19880815	Florists’ Transworld Delivery, Inc.
F T D news.	TX2558082 19890411	Florists’ Transworld Delivery, Inc.
F T D news.	TX2558083 19890411	Florists’ Transworld Delivery, Inc.
F T D news.	TX2626879 19890905	Florists’ Transworld Delivery, Inc.
F T D news.	TX2626880 19890905	Florists’ Transworld Delivery, Inc.
F T D news.	TX2699906 19891215	Florists’ Transworld Delivery, Inc.
F T D news.	TX2701850 19891215	Florists’ Transworld Delivery, Inc.
F T D news.	TX271304 19790615	Florists’ Transworld Delivery, Inc.
F T D news.	TX27398 19780313	Florists’ Transworld Delivery, Inc.
F T D news.	TX27399 19780313	Florists’ Transworld Delivery, Inc.
F T D news.	TX2874648 19900713	Florists’ Transworld Delivery, Inc.

Title	Reg. No. / Date	Owner
F T D news.	TX2874651 19900713	Florists’ Transworld Delivery, Inc.
F T D news.	TX2976188 19901231	Florists’ Transworld Delivery, Inc.
F T D news.	TX2976189 19901231	Florists’ Transworld Delivery, Inc.
F T D news.	TX307246 19790529	Florists’ Transworld Delivery, Inc.
F T D news.	TX307247 19790529	Florists’ Transworld Delivery, Inc.
F T D news.	TX327970 19790913	Florists’ Transworld Delivery, Inc.
F T D news.	TX343682 19791012	Florists’ Transworld Delivery, Inc.
F T D news.	TX3496933 19921124	Florists’ Transworld Delivery, Inc.
F T D news.	TX3497074 19921124	Florists’ Transworld Delivery, Inc.
F T D news.	TX3530909 19921124	Florists’ Transworld Delivery, Inc.
F T D news.	TX3530910 19921124	Florists’ Transworld Delivery, Inc.
F T D news.	TX3530911 19921124	Florists’ Transworld Delivery, Inc.
F T D news.	TX3530912 19921124	Florists’ Transworld Delivery, Inc.
F T D news.	TX3534018 19921124	Florists’ Transworld Delivery, Inc.
F T D news.	TX3534019 19921124	Florists’ Transworld Delivery, Inc.
F T D news.	TX3574644 19930709	Florists’ Transworld Delivery, Inc.
F T D news.	TX3574645 19930709	Florists’ Transworld Delivery, Inc.
F T D news.	TX3574647 19930709	Florists’ Transworld Delivery, Inc.
F T D news.	TX3585530 19930622	Florists’ Transworld Delivery, Inc.
F T D news.	TX3585533 19930622	Florists’ Transworld Delivery, Inc.
F T D news.	TX3603228 19930709	Florists’ Transworld Delivery, Inc.
F T D news.	TX3603420 19930709	Florists’ Transworld Delivery, Inc.
F T D news.	TX3603421 19930709	Florists’ Transworld Delivery, Inc.
F T D news.	TX3656586 19930622	Florists’ Transworld Delivery, Inc.
F T D news.	TX3811765 19940309	Florists’ Transworld Delivery, Inc.
F T D news.	TX382277 19791218	Florists’ Transworld Delivery, Inc.
F T D news.	TX3824229 19940309	Florists’ Transworld Delivery, Inc.

Title	Reg. No. / Date	Owner
F T D news.	TX3824789 19940309	Florists’ Transworld Delivery, Inc.
F T D news.	TX3857721 19940502	Florists’ Transworld Delivery, Inc.
F T D news.	TX3857722 19940523	Florists’ Transworld Delivery, Inc.
F T D news.	TX3877554 19940907	Florists’ Transworld Delivery, Inc.
F T D news.	TX3877555 19940907	Florists’ Transworld Delivery, Inc.
F T D news.	TX3881266 19940523	Florists’ Transworld Delivery, Inc.
F T D news.	TX3966969 19941222	Florists’ Transworld Delivery, Inc.
F T D news.	TX426390 19800303	Florists’ Transworld Delivery, Inc.
F T D news.	TX486288 19800605	Florists’ Transworld Delivery, Inc.
F T D news.	TX512230 19800501	Florists’ Transworld Delivery, Inc.
F T D news.	TX54687 19780419	Florists’ Transworld Delivery, Inc.
F T D news.	TX55913 19780619	Florists’ Transworld Delivery, Inc.
F T D news.	TX55914 19780619	Florists’ Transworld Delivery, Inc.
F T D news.	TX562221 19801007	Florists’ Transworld Delivery, Inc.
F T D news.	TX562222 19801007	Florists’ Transworld Delivery, Inc.
F T D news.	TX655249 19810225	Florists’ Transworld Delivery, Inc.
F T D news.	TX655250 19810225	Florists’ Transworld Delivery, Inc.
F T D news.	TX767545 19810917	Florists’ Transworld Delivery, Inc.
F T D news.	TX767546 19810917	Florists’ Transworld Delivery, Inc.
F T D news.	TX767547 19810917	Florists’ Transworld Delivery, Inc.
F T D news.	TX767548 19810917	Florists’ Transworld Delivery, Inc.
F T D news.	TX860359 19820125	Florists’ Transworld Delivery, Inc.
F T D news.	TX860360 19820125	Florists’ Transworld Delivery, Inc.
F T D news.	TX882450 19820125	Florists’ Transworld Delivery, Inc.
F T D news.	TX963277 19820820	Florists’ Transworld Delivery, Inc.
F T D news.	TX963278 19820820	Florists’ Transworld Delivery, Inc.
F T D news.	TX963279 19820820	Florists’ Transworld Delivery, Inc.

Title	Reg. No. / Date	Owner
F T D Spectrum.	TX192654 19790221	Florists’ Transworld Delivery, Inc.
F T D Spectrum.	TX192655 19790221	Florists’ Transworld Delivery, Inc.
F T D Spectrum.	TX192656 19790221	Florists’ Transworld Delivery, Inc.
F T D Spectrum.	TX192657 19790221	Florists’ Transworld Delivery, Inc.
Father’s cabin.	VA677277 19940920	Florists’ Transworld Delivery, Inc.
Floating pic with bell design.	VAu9965 19790827	Florists’ Transworld Delivery, Inc.
Floating pic with cherubs.	VAu9963 19790827	Florists’ Transworld Delivery, Inc.
Floating pic with man design.	VAu10170 19790830	Florists’ Transworld Delivery, Inc.
Floral selections.	VA 1-401-598 20050322	Florists’ Transworld Delivery, Inc.
Floral selections.	VA1123408 20020311	Florists’ Transworld Delivery, Inc.
Florist	TX4411808 19960903	Florists’ Transworld Delivery Association
Florist	TX4411809 19960903	Florists’ Transworld Delivery Association
Florist	TX4411810 19960903	Florists’ Transworld Delivery Association
Florist	TX4411811 19960903	Florists’ Transworld Delivery Association
Florist	TX4411812 19960903	Florists’ Transworld Delivery Association
Florist	TX4411813 19970122	Florists’ Transworld Delivery Association
Florist.	TX108909 19780918	Florists’ Transworld Delivery, Inc.
Florist.	TX1166226 19830728	Florists’ Transworld Delivery, Inc.
Florist.	TX1166227 19830728	Florists’ Transworld Delivery, Inc.
Florist.	TX1166228 19830728	Florists’ Transworld Delivery, Inc.
Florist.	TX1166229 19830728	Florists’ Transworld Delivery, Inc.
Florist.	TX1166230 19830728	Florists’ Transworld Delivery, Inc.
Florist.	TX1166231 19830728	Florists’ Transworld Delivery, Inc.
Florist.	TX1166232 19830728	Florists’ Transworld Delivery, Inc.
Florist.	TX1166235 19830728	Florists’ Transworld Delivery, Inc.
Florist.	TX1166236 19830728	Florists’ Transworld Delivery, Inc.
Florist.	TX1166238 19830728	Florists’ Transworld Delivery, Inc.

Title	Reg. No. / Date	Owner
Florist.	TX1166239 19830728	Florists’ Transworld Delivery, Inc.
Florist.	TX1166240 19830728	Florists’ Transworld Delivery, Inc.
Florist.	TX1216698 19831103	Florists’ Transworld Delivery, Inc.
Florist.	TX1216699 19831103	Florists’ Transworld Delivery, Inc.
Florist.	TX1246270 19831103	Florists’ Transworld Delivery, Inc.
Florist.	TX1395984 19840726	Florists’ Transworld Delivery, Inc.
Florist.	TX1395985 19840726	Florists’ Transworld Delivery, Inc.
Florist.	TX1395986 19840726	Florists’ Transworld Delivery, Inc.
Florist.	TX1395987 19840726	Florists’ Transworld Delivery, Inc.
Florist.	TX1395988 19840726	Florists’ Transworld Delivery, Inc.
Florist.	TX1395989 19840726	Florists’ Transworld Delivery, Inc.
Florist.	TX1395990 19840726	Florists’ Transworld Delivery, Inc.
Florist.	TX1395991 19840726	Florists’ Transworld Delivery, Inc.
Florist.	TX1395992 19840726	Florists’ Transworld Delivery, Inc.
Florist.	TX140111 19781113	Florists’ Transworld Delivery, Inc.
Florist.	TX140112 19781113	Florists’ Transworld Delivery, Inc.
Florist.	TX1522118 19850215	Florists’ Transworld Delivery, Inc.
Florist.	TX1522119 19850215	Florists’ Transworld Delivery, Inc.
Florist.	TX1522120 19850215	Florists’ Transworld Delivery, Inc.
Florist.	TX1522124 19850215	Florists’ Transworld Delivery, Inc.
Florist.	TX1522128 19850215	Florists’ Transworld Delivery, Inc.
Florist.	TX1579143 19850513	Florists’ Transworld Delivery, Inc.
Florist.	TX1579144 19850513	Florists’ Transworld Delivery, Inc.
Florist.	TX1579145 19850513	Florists’ Transworld Delivery, Inc.
Florist.	TX1579146 19850513	Florists’ Transworld Delivery, Inc.
Florist.	TX1579147 19850513	Florists’ Transworld Delivery, Inc.
Florist.	TX1628863 19850731	Florists’ Transworld Delivery, Inc.

Title	Reg. No. / Date	Owner
Florist.	TX1628864 19850731	Florists’ Transworld Delivery, Inc.
Florist.	TX1676892 19851023	Florists’ Transworld Delivery, Inc.
Florist.	TX1676895 19851023	Florists’ Transworld Delivery, Inc.
Florist.	TX1676896 19851023	Florists’ Transworld Delivery, Inc.
Florist.	TX1746137 19860129	Florists’ Transworld Delivery, Inc.
Florist.	TX1750188 19860129	Florists’ Transworld Delivery, Inc.
Florist.	TX1750189 19860129	Florists’ Transworld Delivery, Inc.
Florist.	TX1824973 19860610	Florists’ Transworld Delivery, Inc.
Florist.	TX1824974 19860610	Florists’ Transworld Delivery, Inc.
Florist.	TX1824975 19860610	Florists’ Transworld Delivery, Inc.
Florist.	TX1825439 19860610	Florists’ Transworld Delivery, Inc.
Florist.	TX1825437 19860610	Florists’ Transworld Delivery, Inc.
Florist.	TX1932891 19861028	Florists’ Transworld Delivery, Inc.
Florist.	TX1932892 19861028	Florists’ Transworld Delivery, Inc.
Florist.	TX1932896 19861028	Florists’ Transworld Delivery, Inc.
Florist.	TX1969395 19870109	Florists’ Transworld Delivery, Inc.
Florist.	TX1969396 19870109	Florists’ Transworld Delivery, Inc.
Florist.	TX1973104 19870109	Florists’ Transworld Delivery, Inc.
Florist.	TX203115 19790306	Florists’ Transworld Delivery, Inc.
Florist.	TX203117 19790306	Florists’ Transworld Delivery, Inc.
Florist.	TX203118 19790306	Florists’ Transworld Delivery, Inc.
Florist.	TX2048447 19870414	Florists’ Transworld Delivery, Inc.
Florist.	TX2048500 19870414	Florists’ Transworld Delivery, Inc.
Florist.	TX2048501 19870414	Florists’ Transworld Delivery, Inc.
Florist.	TX2048518 19870414	Florists’ Transworld Delivery, Inc.
Florist.	TX2125517 19870813	Florists’ Transworld Delivery, Inc.
Florist.	TX2126353 19870813	Florists’ Transworld Delivery, Inc.

Title	Reg. No. / Date	Owner
Florist.	TX2126354 19870813	Florists’ Transworld Delivery, Inc.
Florist.	TX2202387 19871217	Florists’ Transworld Delivery, Inc.
Florist.	TX2202391 19871217	Florists’ Transworld Delivery, Inc.
Florist.	TX2202392 19871217	Florists’ Transworld Delivery, Inc.
Florist.	TX2202393 19871217	Florists’ Transworld Delivery, Inc.
Florist.	TX2202394 19871217	Florists’ Transworld Delivery, Inc.
Florist.	TX2303501 19880512	Florists’ Transworld Delivery, Inc.
Florist.	TX2303500 19880512	Florists’ Transworld Delivery, Inc.
Florist.	TX2303502 19880512	Florists’ Transworld Delivery, Inc.
Florist.	TX2303787 19880512	Florists’ Transworld Delivery, Inc.
Florist.	TX2371215 19880815	Florists’ Transworld Delivery, Inc.
Florist.	TX2371216 19880815	Florists’ Transworld Delivery, Inc.
Florist.	TX2371218 19880815	Florists’ Transworld Delivery, Inc.
Florist.	TX2433600 19881117	Florists’ Transworld Delivery, Inc.
Florist.	TX2433601 19881117	Florists’ Transworld Delivery, Inc.
Florist.	TX2433602 19881117	Florists’ Transworld Delivery, Inc.
Florist.	TX2433616 19881117	Florists’ Transworld Delivery, Inc.
Florist.	TX3476371 19930211	Florists’ Transworld Delivery, Inc.
Florist.	TX3476372 19930211	Florists’ Transworld Delivery, Inc.
Florist.	TX3479324 19930211	Florists’ Transworld Delivery, Inc.
Florist.	TX2526928 19890411	Florists’ Transworld Delivery, Inc.
Florist.	TX2526929 19890411	Florists’ Transworld Delivery, Inc.
Florist.	TX2526930 19890411	Florists’ Transworld Delivery, Inc.
Florist.	TX2526931 19890411	Florists’ Transworld Delivery, Inc.
Florist.	TX2629881 19890905	Florists’ Transworld Delivery, Inc.
Florist.	TX2629882 19890905	Florists’ Transworld Delivery, Inc.
Florist.	TX2629883 19890905	Florists’ Transworld Delivery, Inc.

Title	Reg. No. / Date	Owner
Florist.	TX2629885 19890905	Florists’ Transworld Delivery, Inc.
Florist.	TX2702166 19891215	Florists’ Transworld Delivery, Inc.
Florist.	TX2702279 19891215	Florists’ Transworld Delivery, Inc.
Florist.	TX2702280 19891215	Florists’ Transworld Delivery, Inc.
Florist.	TX2702281 19891215	Florists’ Transworld Delivery, Inc.
Florist.	TX271303 19790615	Florists’ Transworld Delivery, Inc.
Florist.	TX2843465 19900713	Florists’ Transworld Delivery, Inc.
Florist.	TX2843468 19900713	Florists’ Transworld Delivery, Inc.
Florist.	TX2843469 19900713	Florists’ Transworld Delivery, Inc.
Florist.	TX2843470 19900713	Florists’ Transworld Delivery, Inc.
Florist.	TX287152 19790712	Florists’ Transworld Delivery, Inc.
Florist.	TX2970907 19901231	Florists’ Transworld Delivery, Inc.
Florist.	TX2970908 19901231	Florists’ Transworld Delivery, Inc.
Florist.	TX2970909 19901231	Florists’ Transworld Delivery, Inc.
Florist.	TX307244 19790529	Florists’ Transworld Delivery, Inc.
Florist.	TX307245 19790529	Florists’ Transworld Delivery, Inc.
Florist.	TX327971 19790913	Florists’ Transworld Delivery, Inc.
Florist.	TX327972 19790913	Florists’ Transworld Delivery, Inc.
Florist.	TX3360951 19920804	Florists’ Transworld Delivery, Inc.
Florist.	TX3360952 19920804	Florists’ Transworld Delivery, Inc.
Florist.	TX3360953 19920804	Florists’ Transworld Delivery, Inc.
Florist.	TX3360954 19920804	Florists’ Transworld Delivery, Inc.
Florist.	TX3360955 19920804	Florists’ Transworld Delivery, Inc.
Florist.	TX3425520 19921113	Florists’ Transworld Delivery, Inc.
Florist.	TX3425521 19921113	Florists’ Transworld Delivery, Inc.
Florist.	TX3425522 19921113	Florists’ Transworld Delivery, Inc.
Florist.	TX3425523 19921113	Florists’ Transworld Delivery, Inc.

Title	Reg. No. / Date	Owner
Florist.	TX3425524 19921113	Florists’ Transworld Delivery, Inc.
Florist.	TX3425525 19921113	Florists’ Transworld Delivery, Inc.
Florist.	TX3425526 19921113	Florists’ Transworld Delivery, Inc.
Florist.	TX3425527 19921113	Florists’ Transworld Delivery, Inc.
Florist.	TX3425528 19921113	Florists’ Transworld Delivery, Inc.
Florist.	TX3430863 19921113	Florists’ Transworld Delivery, Inc.
Florist.	TX3430864 19921113	Florists’ Transworld Delivery, Inc.
Florist.	TX343681 19791012	Florists’ Transworld Delivery, Inc.
Florist.	TX3465086 19921113	Florists’ Transworld Delivery, Inc.
Florist.	TX3476368 19930211	Florists’ Transworld Delivery, Inc.
Florist.	TX3476369 19930211	Florists’ Transworld Delivery, Inc.
Florist.	TX3476370 19930211	Florists’ Transworld Delivery, Inc.
Florist.	TX3479323 19930211	Florists’ Transworld Delivery, Inc.
Florist.	TX3479325 19930211	Florists’ Transworld Delivery, Inc.
Florist.	TX3479426 19930211	Florists’ Transworld Delivery, Inc.
Florist.	TX3479427 19930211	Florists’ Transworld Delivery, Inc.
Florist.	TX3479428 19930211	Florists’ Transworld Delivery, Inc.
Florist.	TX3479429 19930211	Florists’ Transworld Delivery, Inc.
Florist.	TX3597438 19930730	Florists’ Transworld Delivery, Inc.
Florist.	TX3597439 19930730	Florists’ Transworld Delivery, Inc.
Florist.	TX3597440 19930730	Florists’ Transworld Delivery, Inc.
Florist.	TX3597441 19930730	Florists’ Transworld Delivery, Inc.
Florist.	TX3597442 19930730	Florists’ Transworld Delivery, Inc.
Florist.	TX3597443 19930730	Florists’ Transworld Delivery, Inc.
Florist.	TX3791402 19940509	Florists’ Transworld Delivery, Inc.
Florist.	TX3791403 19940509	Florists’ Transworld Delivery, Inc.
Florist.	TX3791404 19940509	Florists’ Transworld Delivery, Inc.

Title	Reg. No. / Date	Owner
Florist.	TX3791405 19940509	Florists’ Transworld Delivery, Inc.
Florist.	TX3791406 19940509	Florists’ Transworld Delivery, Inc.
Florist.	TX3791407 19940509	Florists’ Transworld Delivery, Inc.
Florist.	TX382275 19791218	Florists’ Transworld Delivery, Inc.
Florist.	TX382276 19791218	Florists’ Transworld Delivery, Inc.
Florist.	TX38872 19780314	Florists’ Transworld Delivery, Inc.
Florist.	TX3911473 19940907	Florists’ Transworld Delivery, Inc.
Florist.	TX3911474 19940907	Florists’ Transworld Delivery, Inc.
Florist.	TX3911475 19940907	Florists’ Transworld Delivery, Inc.
Florist.	TX3911476 19940907	Florists’ Transworld Delivery, Inc.
Florist.	TX3911477 19940907	Florists’ Transworld Delivery, Inc.
Florist.	TX3911478 19940907	Florists’ Transworld Delivery, Inc.
Florist.	TX3911479 19940907	Florists’ Transworld Delivery, Inc.
Florist.	TX3911480 19940907	Florists’ Transworld Delivery, Inc.
Florist.	TX3966799 19941222	Florists’ Transworld Delivery, Inc.
Florist.	TX3966800 19941222	Florists’ Transworld Delivery, Inc.
Florist.	TX3966801 19941222	Florists’ Transworld Delivery, Inc.
Florist.	TX3966802 19941222	Florists’ Transworld Delivery, Inc.
Florist.	TX2970910 19901231	Florists’ Transworld Delivery, Inc.
Florist.	TX4110224 19950828	Florists’ Transworld Delivery, Inc.
Florist.	TX4110225 19950828	Florists’ Transworld Delivery, Inc.
Florist.	TX4110226 19950828	Florists’ Transworld Delivery, Inc.
Florist.	TX4110227 19950828	Florists’ Transworld Delivery, Inc.
Florist.	TX4110228 19950828	Florists’ Transworld Delivery, Inc.
Florist.	TX4110229 19950828	Florists’ Transworld Delivery, Inc.
Florist.	TX4110230 19950828	Florists’ Transworld Delivery, Inc.
Florist.	TX4110231 19950828	Florists’ Transworld Delivery, Inc.

Title	Reg. No. / Date	Owner
Florist.	TX426388 19800303	Florists’ Transworld Delivery, Inc.
Florist.	TX426389 19800303	Florists’ Transworld Delivery, Inc.
Florist.	TX486286 19800605	Florists’ Transworld Delivery, Inc.
Florist.	TX486287 19800605	Florists’ Transworld Delivery, Inc.
Florist.	TX512229 19800501	Florists’ Transworld Delivery, Inc.
Florist.	TX55085 19780314	Florists’ Transworld Delivery, Inc.
Florist.	TX557036 19800702	Florists’ Transworld Delivery, Inc.
Florist.	TX55851 19780619	Florists’ Transworld Delivery, Inc.
Florist.	TX55852 19780619	Florists’ Transworld Delivery, Inc.
Florist.	TX562217 19801007	Florists’ Transworld Delivery, Inc.
Florist.	TX562218 19801007	Florists’ Transworld Delivery, Inc.
Florist.	TX562219 19801007	Florists’ Transworld Delivery, Inc.
Florist.	TX562220 19801007	Florists’ Transworld Delivery, Inc.
Florist.	TX655244 19810225	Florists’ Transworld Delivery, Inc.
Florist.	TX655245 19810225	Florists’ Transworld Delivery, Inc.
Florist.	TX655246 19810225	Florists’ Transworld Delivery, Inc.
Florist.	TX655247 19810225	Florists’ Transworld Delivery, Inc.
Florist.	TX655248 19810225	Florists’ Transworld Delivery, Inc.
Florist.	TX70244 19780417	Florists’ Transworld Delivery, Inc.
Florist.	TX767538 19810917	Florists’ Transworld Delivery, Inc.
Florist.	TX767539 19810917	Florists’ Transworld Delivery, Inc.
Florist.	TX767540 19810917	Florists’ Transworld Delivery, Inc.
Florist.	TX767541 19810917	Florists’ Transworld Delivery, Inc.
Florist.	TX767542 19810917	Florists’ Transworld Delivery, Inc.
Florist.	TX767543 19810917	Florists’ Transworld Delivery, Inc.
Florist.	TX767544 19810917	Florists’ Transworld Delivery, Inc.
Florist.	TX843022 19820125	Florists’ Transworld Delivery, Inc.

Title	Reg. No. / Date	Owner
Florist.	TX843023 19820125	Florists’ Transworld Delivery, Inc.
Florist.	TX843024 19820125	Florists’ Transworld Delivery, Inc.
Florist.	TX84804 19780808	Florists’ Transworld Delivery, Inc.
Florist.	TX84805 19780808	Florists’ Transworld Delivery, Inc.
Florist.	TX89892 19780714	Florists’ Transworld Delivery, Inc.
Florist.	TX963270 19820820	Florists’ Transworld Delivery, Inc.
Florist.	TX963271 19820820	Florists’ Transworld Delivery, Inc.
Florist.	TX963272 19820820	Florists’ Transworld Delivery, Inc.
Florist.	TX963273 19820820	Florists’ Transworld Delivery, Inc.
Florist.	TX963274 19820820	Florists’ Transworld Delivery, Inc.
Florist.	TX963275 19820820	Florists’ Transworld Delivery, Inc.
Florist.	TX963276 19820820	Florists’ Transworld Delivery, Inc.
Florist.	TX5282470 20010322	Florists’ Transworld Delivery, Inc.
Florist.	TX5760407 20011115	Florists’ Transworld Delivery, Inc.
Florist.	TX5760268 20011115	Florists’ Transworld Delivery, Inc.
Florist.	TX5439450 20011207	Florists’ Transworld Delivery, Inc.
Florist.	TX5115932 20000328	Florists’ Transworld Delivery, Inc.
Florist.	TX5110720 20000626	Florists’ Transworld Delivery, Inc.
Florist.	TX5171714 20001013	Florists’ Transworld Delivery, Inc.
Florist.	TX5235293 20010126	Florists’ Transworld Delivery, Inc.
Flower bowl.	VAu24997 19801112	Florists’ Transworld Delivery, Inc.
Four sided bowl with fruit and vegetable motif on each side.	VAu9868 19790529	Florists’ Transworld Delivery, Inc.
FTD designer’s workbooks; FTD floral selections.	VA948804 19981001	Florists’ Transworld Delivery, Inc.
FTD floral selections.	VA607060 19930909	Florists’ Transworld Delivery, Inc.
FTD floral selections.	VA607061 19930909	Florists’ Transworld Delivery, Inc.
FTD floral selections.	VA817002 19961125	Florists’ Transworld Delivery, Inc.
FTD floral selections guide, 1994/95; 1994/95 floral favorites — share the feeling!	VA-684-614 19941013	Florists’ Transworld Delivery, Inc.

Title	Reg. No. / Date	Owner
FTD home page.	TXu809804 19970612	Florists’ Transworld Delivery, Inc.
FTD Jewelry Guide 2011	Pending; filed 5/24/2011	Florists’ Transworld Delivery, Inc.
FTD selections guide CD version 4.0	VA 1-400-213 20050322	Florists’ Transworld Delivery, Inc.
General Ledger.	TXu494407 1991	Florists’ Transworld Delivery, Inc.
Giraffe.	VAu304773 19940711	Florists’ Transworld Delivery, Inc.
Grandparents Day.	VA798563 19960717	Florists’ Transworld Delivery, Inc.
Heart shaped bowl with birds & flowers.	VAu12004 19790827	Florists’ Transworld Delivery, Inc.
Heart shaped bowl with birds and hearts.	VAu18921 19800509	Florists’ Transworld Delivery, Inc.
Jardinere.	VAu12005 19790827	Florists’ Transworld Delivery, Inc.
Joy of Spring.	VA677710 19940920	Florists’ Transworld Delivery, Inc.
Joy to the world.	VA669142 19940609	Florists’ Transworld Delivery, Inc.
Luminary.	VA802395 19960724	Florists’ Transworld Delivery, Inc.
Mercury connect software program.	TX4082385 19950703	Florists’ Transworld Delivery, Inc.
Mercury interface.	TXu494413 1991	Florists’ Transworld Delivery, Inc.
Mercury pro software program.	TXu788467 19960801	Florists’ Transworld Delivery, Inc.
Mercury wings.	TX5026572 19990506	Florists’ Transworld Delivery, Inc.
Nutcracker and bowl.	VAu11976 19790813	Florists’ Transworld Delivery, Inc.
Old-fashioned assortment bowl.	VAu9962 19790827	Florists’ Transworld Delivery, Inc.
On-line wire service directory.	TXu494411 1991	Florists’ Transworld Delivery, Inc.
Order entry.	TXu494404 1991	Florists’ Transworld Delivery, Inc.
Oriental (ivory) container.	VAu41766 19821223	Florists’ Transworld Delivery, Inc.
Oriental (red) container.	VAu41765 19821223	Florists’ Transworld Delivery, Inc.
Pamper yourself bouquet.	VA711168 19950419	Florists’ Transworld Delivery, Inc.
Payroll.	TXu494408 1991	Florists’ Transworld Delivery, Inc.
Pedestal bowl.	VAu12006 19790827	Florists’ Transworld Delivery, Inc.
Pick me up 10th anniversary mug.	VA645803 19940609	Florists’ Transworld Delivery, Inc.
Pick me up.	VA804405 19960717	Florists’ Transworld Delivery, Inc.

Title	Reg. No. / Date	Owner
Pick me up.	VA804406 19960717	Florists’ Transworld Delivery, Inc.
Pick me up.	VA804407 19960717	Florists’ Transworld Delivery, Inc.
Planter, floral design number 1.	VAu36298 19811208	Florists’ Transworld Delivery, Inc.
Planter, floral design number 2.	N/A	Assignment by Alfted Campana to Florist’s Transworld Delivery Association signed 9/11/80.
Planter, floral design number 3.	N/A	Assignment by Alfted Campana to Florist’s Transworld Delivery Association signed 9/11/80.
Planter, floral design number 4.	N/A	Assignment by Alfted Campana to Florist’s Transworld Delivery Association signed 9/11/80.
Planter, wicker design number 1.	VAu36307 19811208	Florists’ Transworld Delivery, Inc.
Planter, wicker design number 2.	VAu36308 19811208	Florists’ Transworld Delivery, Inc.
Planter, wicker design number 3.	VAu36309 19811208	Florists’ Transworld Delivery, Inc.
Planter, wicker design number 4.	N/A	Assignment by Alfted Campana to Florist’s Transworld Delivery Association signed 9/11/80.
Planter, wood design number 1.	VAu36303 19811208	Florists’ Transworld Delivery, Inc.
Planter, wood design number 2.	VAu36304 19811208	Florists’ Transworld Delivery, Inc.
Planter, wood design number 3.	VAu36305 19811208	Florists’ Transworld Delivery, Inc.
Planter, wood design number 4.	VAu36306 19911208	Florists’ Transworld Delivery, Inc.
Point of sale/cash register.	TXu494412 1991	Florists’ Transworld Delivery, Inc.
Porcelain seal figurines.	VAu334029 19950419	Florists’ Transworld Delivery, Inc.
Posy pail number 1.	VAu9958 19790827	Florists’ Transworld Delivery, Inc.
Posy pail number 2.	VAu9959 19790827	Florists’ Transworld Delivery, Inc.
Pumpkin candle holders.	VA798565 19960717	Florists’ Transworld Delivery, Inc.
Pumpkin candy bowl.	VA798566 19960717	Florists’ Transworld Delivery, Inc.
1996 Pumpkin mugs.	VA798561 19960717	Florists’ Transworld Delivery, Inc.
Rabbit.	VAu304772 19940711	Florists’ Transworld Delivery, Inc.
Ramekin with floral pattern.	N/A	Assignment by Pinto Ribeiro to Florist’s Transworld Delivery Association signed 10/2/79.
Ramekin with floral pattern.	VAu9960 19790827	Florists’ Transworld Delivery, Inc.

Title	Reg. No. / Date	Owner
Ribbon & bell.	VA798562 19960717	Florists’ Transworld Delivery, Inc.
Santa design.	VA669141 19940609	Florists’ Transworld Delivery, Inc.
Since 1910 : a history of Florists’ Transworld Delivery Association.	TX1688585 19851010	Florists’ Transworld Delivery, Inc.
Snow pot cover.	VAu337292 19950419	Florists’ Transworld Delivery, Inc.
Songbird	VA-672-441 19940920	Florists’ Transworld Delivery, Inc.
Song of spring.	VA624055 19931102	Florists’ Transworld Delivery, Inc.
Spring gazebo.	VAu348228 19951013	Florists’ Transworld Delivery, Inc.
Spring metal window box.	VAu348230 19951013	Florists’ Transworld Delivery, Inc.
Spring trunk.	VAu348229 19951013	Florists’ Transworld Delivery, Inc.
Spring wheelbarrow.	VAu348227 19951013	Florists’ Transworld Delivery, Inc.
Stain glass pic number 1.	VAu24814 19801126	Florists’ Transworld Delivery, Inc.
Stain glass pic number 2.	VAu24815 19801126	Florists’ Transworld Delivery, Inc.
Stain glass pic number 3.	VAu24813 19801126	Florists’ Transworld Delivery, Inc.
Stain glass pic number 4.	VAu24811 19801126	Florists’ Transworld Delivery, Inc.
Stain glass pic number 5.	VAu24816 19801126	Florists’ Transworld Delivery, Inc.
Stain glass pic number 6.	VAu24812 19801126	Florists’ Transworld Delivery, Inc.
Thanks a bunch.	VA580725 19930913	Florists’ Transworld Delivery, Inc.
Thanksgiving ‘93 cornucopia.	VA582853 19930913	Florists’ Transworld Delivery, Inc.
Thanksgiving.	VA798564 19960717	Florists’ Transworld Delivery, Inc.
The customer service challenge.	VA524376 19911118	Florists’ Transworld Delivery, Inc.
The FTD anniversary bouquets.	VA732942 19931109	Florists’ Transworld Delivery, Inc.
The FTD King For A Day bouquet.	VA753269 19951201	Florists’ Transworld Delivery, Inc.
The holiday catalog FTD direct 1-800 SEND FTD.	VA696402 19950120	Florists’ Transworld Delivery, Inc.
The new FTD floral selection guide.	VA1058265 20001003	Florists’ Transworld Delivery, Inc.
Toy soldier potcover.	VAu334031 19950419	Florists’ Transworld Delivery, Inc.
Ukrainian style egg.	VAu41739 199820809	Florists’ Transworld Delivery, Inc.
Wholesale accounts receivable/sales analysis.	TXu494405 1991	Florists’ Transworld Delivery, Inc.

Title	Reg. No. / Date	Owner
Wholesale inventory control.	TXu494410 1991	Florists’ Transworld Delivery, Inc.
World class bears packaging.	VA1058015 20001003	Florists’ Transworld Delivery, Inc.
Worm.	VAu21789 19800908	Florists’ Transworld Delivery, Inc.
You’re a picture perfect secretary!	VA624054 19931102	Florists’ Transworld Delivery, Inc.